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EXHIBIT 99.2

NOTICES OF MEETINGS
AND
JOINT MANAGEMENT INFORMATION CIRCULAR
AND PROXY STATEMENT
WITH RESPECT TO

A COMBINATION INVOLVING
OPTIMAL ROBOTICS CORP.
-and-
TERRA PAYMENTS INC.
-and-

SALE BY OPTIMAL ROBOTICS CORP.
OF U-SCAN® BUSINESS

March 5, 2004

March 5, 2004

Dear Optimal Shareholder:

        You are cordially invited to attend an annual and special meeting of shareholders (the "Optimal Meeting") of Optimal Robotics Corp. ("Optimal"), a Canadian corporation, to be held at 11:00 a.m. (Eastern time) on April 6, 2004 at the Marriott Château Champlain, Salon Cartier B, 1050 de la Gauchetière Street West, Montréal, Québec, H3B 4C9, Canada.

        On January 20, 2004, Optimal and Terra Payments Inc. ("Terra") entered into a combination agreement (the "Combination Agreement") that provides for the acquisition of Terra by Optimal. At the Optimal Meeting, in addition to the routine annual business to be conducted, you will be asked to consider and if deemed advisable, to approve the issuance of up to approximately 9,059,589 Class "A" shares of Optimal in connection with the amalgamation (the "Amalgamation") of Optimal Payments Inc., a wholly-owned subsidiary of Optimal, with Terra. Under the terms of the Combination Agreement, each Terra shareholder (other than Terra shareholders who exercise their dissent rights) will receive 0.4532 of a Class "A" share of Optimal for each Terra common share held by such shareholder at the effective time of the Amalgamation. Optimal will not issue fractional shares pursuant to the Amalgamation. As a result, the number of Optimal Class "A" shares each Terra shareholder will receive will be rounded down to the nearest whole number and each Terra shareholder will receive a cash payment without interest for the remaining fraction of a Class "A" share of Optimal that the Terra shareholder would otherwise have been entitled to receive, if any, based on the closing price per Optimal Class "A" share on the business day immediately preceding the effective date of the Amalgamation. Terra shareholders will meet on the same day to consider the approval of the Amalgamation. If the Amalgamation is approved by Terra's shareholders and Optimal's shareholders approve the issuance of the Optimal Class "A" shares in connection with the Amalgamation, the shareholders of Terra will own approximately 33% of all issued and outstanding Class "A" shares of Optimal. The Class "A" shares of Optimal issuable pursuant to the Amalgamation are expected to be listed on the NASDAQ. If the requisite Optimal and Terra shareholders' approvals are not obtained, then the Combination Agreement will be terminated and the Amalgamation will not be completed.

        The Optimal Meeting is also being held to consider and, if deemed advisable, to pass, with or without amendment, a special resolution approving the sale of the assets of Optimal relating to its U-Scan® self-checkout business pursuant to the asset purchase agreement dated March 4, 2004 between Optimal and NCR Corporation (the "U-Scan Sale"). Details of each of the Amalgamation and the U-Scan Sale are contained in the accompanying Joint Management Information Circular and Proxy Statement (the "Joint Proxy Statement").

        You are urged to review the Joint Proxy Statement carefully as it has been prepared to help you make an informed decision. You should also carefully read the Risk Factors section, which begins at page 104 of the Joint Proxy Statement.

        The Amalgamation and the U-Scan Sale are distinct and unrelated matters. If the Amalgamation is approved by the shareholders of Terra and Optimal and the U-Scan Sale is not approved by the shareholders of Optimal, the Amalgamation will be completed and the U-Scan Sale will not, and vice versa.

        The board of directors of Optimal unanimously recommends that Optimal shareholders vote "FOR" the resolution approving the issuance of Class "A" shares of Optimal in connection with the Amalgamation and "FOR" the special resolution approving the U-Scan Sale.

        In view of the importance of the actions to be taken at the Optimal Meeting, you are urged to vote your shares, regardless of the number of shares you own or whether you will attend the Optimal Meeting. Even if you will not attend the Optimal Meeting, you can vote your shares by promptly completing, signing, dating and returning the enclosed form of proxy in the accompanying prepaid envelope. You may, of course, attend the Optimal Meeting and vote in person, even if you have previously returned your proxy.

Sincerely,

Holden L. Ostrin Co-Chairman

Registered Office:
4700 de la Savane, Suite 101
Montréal, Québec H4P 1T7

NOTICE OF ANNUAL AND SPECIAL MEETING OF OPTIMAL SHAREHOLDERS

To the shareholders of Optimal Robotics Corp. ("Optimal"):

        NOTICE IS HEREBY GIVEN that an annual and special meeting of the shareholders (the "Optimal Meeting") of Optimal will be held at 11:00 a.m. (Eastern Time) on April 6, 2004 at the Marriott Château Champlain, Salon Cartier B, 1050 de la Gauchetière Street West, Montréal, Québec, H3B 4C9, Canada. The purpose of the Optimal Meeting is to:

  1.
  consider and, if deemed advisable, to pass an ordinary resolution (the "Optimal Combination Resolution") approving the issuance of up to approximately 9,059,589 Class "A" shares of Optimal, pursuant to the combination agreement between Terra Payments Inc. and Optimal (the "Combination Agreement"), all as more particularly described in the accompanying joint management information circular and proxy statement (the "Joint Proxy Statement");

  2.
  consider and, if deemed advisable, to pass, with or without variation, a special resolution (the "Optimal U-Scan Sale Resolution") approving the sale of the assets of Optimal and its affiliates relating to its U-Scan self-checkout business pursuant to the asset purchase agreement (the "U-Scan Purchase Agreement") dated March 4, 2004 between Optimal, Optimal Robotics Inc., Optimal Robotics Plc., NCR Corporation, NCR Canada Ltd. and NCR Limited (UK) (the "U-Scan Sale"), all as more particularly described in the Joint Proxy Statement;

  3.
  consider and, if deemed advisable, to pass, with or without variation, a special resolution (the "Name Resolution") authorizing Optimal to change its corporate name to Optimal Group Inc. or any variation thereof;

  4.
  consider and, if deemed advisable, to pass, with or without variation, a special resolution (the "Directors Resolution") authorizing the amendment of the articles of continuance of Optimal to increase the maximum number of Optimal directors from nine (9) to thirteen (13);

  5.
  elect three (3) directors;

  6.
  re-appoint KPMG LLP, chartered accountants as the independent auditors of Optimal and to authorize the Audit Committee of the board of directors of Optimal to fix their remuneration; and

  7.
  transact such other business as may properly come before the Optimal Meeting or any postponement or adjournment thereof.

        Detailed summaries of the Combination Agreement, the U-Scan Purchase Agreement and the transactions contemplated thereby are included in the Joint Proxy Statement that accompanies this Notice of Meeting. The Joint Proxy Statement provides additional information relating to the matters to be dealt with at the Optimal Meeting and is incorporated into and forms part of this Notice of Meeting. Among other things, the Joint Proxy Statement sets forth the shareholder approvals required in connection with the Combination Agreement and the U-Scan Purchase Agreement. The full text of the Optimal U-Scan Sale Resolution, the Name Resolution and the Directors Resolution are set forth in Annexes A, B and C, respectively, to the Joint Proxy Statement.

        The Amalgamation and the U-Scan Sale are distinct and unrelated matters. If the Amalgamation is approved by the shareholders of Terra and Optimal and the U-Scan Sale is not approved by the shareholders of Optimal, the Amalgamation will be completed and the U-Scan Sale will not, and vice versa.

        The board of directors of Optimal has fixed the close of business on March 5, 2004, as the record date for the determination of shareholders entitled to vote at the Optimal Meeting and to receive notice thereof.

        Only shareholders of record at the close of business on March 5, 2004 are entitled to notice of and to vote at the Optimal Meeting and any adjournment or postponement thereof.

        Pursuant to Section 190 of the Canada Business Corporation Act, registered Class "A" shareholders have the right to dissent in respect of the U-Scan Sale. If the U-Scan Sale becomes effective, a dissenting Class "A" shareholder will be entitled to be paid the judicially determined fair value of the Class "A" shares held by such shareholder provided that Optimal or the chairman of the Optimal Meeting shall have received from such dissenting Class "A" shareholder, no later than 24 hours before the Optimal Meeting, a written objection to the resolution in respect of the U-Scan Sale and the dissenting Class "A" shareholder shall have otherwise complied with the provisions of Section 190 of the Canada Business Corporations Act. The dissent right is described in the accompanying Joint Proxy Statement, and the full text of Section 190 of the Canada Business Corporations Act is attached as Annex G to the Joint Proxy Statement. Failure to strictly comply with the requirements set forth in Section 190 of the Canada Business Corporations Act may result in the loss of any right of dissent. Persons who are beneficial owners of Class "A" shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that only the registered holders of such shares are entitled to dissent. Accordingly, if you are such a beneficial owner of Class "A" shares desiring to exercise your right of dissent, you must make arrangements for the Class "A" shares beneficially owned by you to be registered in your name prior to the time the written objection to the resolution in respect of the U-Scan Sale is required to be received by Optimal or, alternatively, make arrangements for the registered holder of your Class "A" shares to dissent on your behalf.

        Shareholders who do not expect to attend the meeting in person are urged to complete, sign, date and return the enclosed form of proxy promptly in the envelope provided or by facsmile to Optimal's transfer agent, Computershare Trust Company of Canada, Attention: Proxy Tabulation Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, facsimile number: (416) 263-9524 or 1-866-249-7775, as instructed on the form of proxy. To be effective, proxies must be received by Computershare, not later than 5:00 p.m. (Eastern time) on April 2, 2004, or, if the Optimal Meeting is adjourned or postponed, not later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the adjourned or postponed Optimal Meeting, or any further adjournment or postponement thereof.

DATED at Montréal, this 5th day of March, 2004.
By ORDER of the Board of Directors
Leon P. Garfinkle Senior Vice-President, General Counsel and Secretary

March 5, 2004

Dear Terra Payments Shareholder,

        It is with great pleasure that I take this opportunity to update you on certain recent developments at Terra Payments Inc. ("Terra"), and to discuss the important proposed combination with Optimal Robotics Corp., which will change its name to Optimal Group Inc. ("Optimal"), as is detailed in the attached Joint Management Information Circular and Proxy Statement.

        Since becoming President and C.E.O. of Terra, formerly SureFire Commerce Inc., on October 1st, 2002, the company has experienced a significant financial turnaround as a result of our focus and rationalization efforts. We are extremely pleased with this turnaround and with our financial results.

        In late calendar 2003, Terra was approached by various Canadian investment banking firms regarding the possibility of raising equity from institutional investors for the first time in a number of years. We took advantage of that opportunity in December 2003, raising the sum of Cdn.$10 million and strengthening our financial position and our shareholder base.

        Terra strives to become a world leading payments company. We have a highly respected Chairman in Mr. Steve Shaper, who built the world's largest cheque processing company, TeleCheck International Inc., of Houston Texas (a subsidiary of First Data Corporation). We have developed state-of-the-art proprietary processing technology and risk management tools and a scalable infrastructure capable of processing approximately 4 times our current volumes without adding significant costs. We have also developed unparalleled expertise in card and cheque not present transactions (those transactions where the merchant and customer are not in the same physical location, and therefore where there is no customer signature to validate the credit card or cheque transaction).

        That having been said, our business requires a strong balance sheet to grow to the size and scale and with the speed necessary to truly compete on a global stage, and return the kind of shareholder value that shareholders expect. The strong balance sheet is required for two purposes, both of which we expect will be satisfied upon the successful completion of the combination with Optimal. The first purpose is quite simply its existence on the balance sheet. As a processor of more than $1 billion in transactions and looking to grow that volume, we are required to maintain a strong cash position. The combined balance sheet of Terra and Optimal upon closing (of both this combination and the proposed sale of the U-Scan business by Optimal), is expected to be more than $100 million of cash, ranking the combined companies in the very top tier of all publicly traded payments companies in North America from a balance sheet perspective. This brings me to the second purpose, which is growth through acquisition. Terra, which will become Optimal Payments upon closing of the transaction, will aggressively pursue growth and profitability through acquisitions. The payments market is consolidating, and we fully intend to be competitive in this market.

        Our company has also been very focused on diversification. With a substantial amount of revenue coming from U.S.-based consumer deposits to licensed Internet gaming sites, we have sought to lessen our dependency on that sector organically, and have made strides in that regard. However, significant diversification will come through acquisition, and the combination with Optimal would give us that ability immediately. The lessons learned and risk management tools developed in servicing the licensed Internet gaming market will serve us well in all of our future payments endeavors.

        I am pleased to report that since January 20th 2004, the day we publicly announced the proposed combination with Optimal, the reaction has been overwhelmingly positive. Our existing bank partners have welcomed the transaction and the strong combined balance sheet, as well as our vision of growing our business through the acquisition of payment portfolios and payment companies. New bank partners have expressed interest in working with us, whereas we were previously considered too small to partner or work with. The flow of potential acquisition opportunities, through investment bankers, through the services side of Optimal Robotics, and elsewhere, has been constant, and we are being exposed to opportunities for growth through acquisition, which had previously been unavailable to us.

        In short, management and the board of directors strongly support the combination and believe that we can deliver greater shareholder value as part of the Optimal "family" than we could on a stand-alone basis. Our shareholders, both individual and institutional, are extremely important to us, now, and after we complete the combination. Our management team will remain intact to run Optimal Payments, and you will see the same level of commitment and achievements from management that you have come to expect.

        Terra's board of directors has carefully considered and has unanimously approved the terms and conditions of the combination agreement and has determined that the amalgamation is fair to holders of Terra common shares and in the best interest of Terra. In reaching this conclusion, the Terra board of directors considered a variety of factors as described in the Joint Proxy Statement. Based on the factors considered by the board of directors, the board of directors unanimously recommends that the shareholders of Terra vote "FOR" the special resolution to approve the amalgamation, included in the accompanying Joint Proxy Statement as Annex D.

        Steve Shaper will remain Chairman of Optimal Payments, and will sit on the Board of Directors of Optimal Group Inc. Tommy Boman, a senior Terra Board member will also join the Board of Directors of Optimal Group Inc. I will maintain my role as President and C.E.O. of Optimal Payments Inc, and will become Executive Vice President of Optimal Group Inc.

        I hope that you will be able to attend the special meeting of shareholders to be held at 2:30 p.m. (Eastern Time) on April 6, 2004, at the Marriott Château Champlain, Room Cartier C, 1050 de la Gauchetière Street West, Montréal, Québec, H3B 4C9, Canada. However, if you are unable to attend the meeting in person, I urge you to complete the enclosed form of proxy and return it, not later than the time specified in the Notice of Special Meeting of Shareholders, in the postage-paid envelope provided or by facsimile at (514) 871-3673 or vote via the Internet or telephone by calling at the toll-free telephone number as instructed on your form of proxy so that your shares may be voted in accordance with your wishes.

        I appreciate the confidence and patience you have shown in investing in our company, and I look forward to continuing to serve you.

Yours Very Truly,

Mitchell A. Garber President and Chief Executive Officer Terra Payments Inc.

2 Place Alexis-Nihon, Suite 700
3500 de Maisonneuve Boulevard West
Westmount, Québec, Canada
H3Z 3C1

NOTICE OF SPECIAL MEETING OF TERRA SHAREHOLDERS

To the shareholders of Terra Payments Inc. ("Terra"):

        NOTICE IS HEREBY GIVEN that a special meeting of the shareholders (the "Terra Meeting") of Terra will be held at 2:30 p.m. (Eastern Time) on April 6, 2004, at the Marriott Château Champlain, Room Cartier C, 1050 de la Gauchetière Street West, Montréal, Québec, H3B 4C9, Canada. The purpose of the Terra Meeting is to:

  1.
  consider and, if deemed advisable, to pass, with or without variation, a special resolution in the form of Annex D to the accompanying joint management information circular and proxy statement (the "Joint Proxy Statement") to approve the amalgamation of Terra with Optimal Payments Inc. ("Optimal Subco"), a wholly-owned subsidiary of Optimal Robotics Corp. ("Optimal") pursuant to an amalgamation agreement dated as of March 1, 2004 among Terra, Optimal and Optimal Subco (the "Amalgamation"), all as more fully described in the Joint Proxy Statement; and

  2.
  transact such other business as may properly come before the Terra Meeting or any postponement or adjournment thereof.

        Only shareholders of record at the close of business on February 25, 2004 (the "Terra Record Date") are entitled to notice of and to vote at, the Terra Meeting and any adjournment or postponement thereof.

        Pursuant to Section 190 of the Canada Business Corporation Act, registered common shareholders have the right to dissent in respect of the Amalgamation. If the Amalgamation becomes effective, a dissenting common shareholder will be entitled to be paid the judicially determined fair value of the common shares held by such shareholder provided that Terra or the chairman of the Terra Meeting shall have received from such dissenting common shareholder no later than 24 hours before the Terra Meeting, a written objection to the resolution in respect of the Amalgamation and the dissenting common shareholder shall have otherwise complied with the provisions of Section 190 of the Canada Business Corporations Act. The dissent right is described in the accompanying Joint Proxy Statement, and the full text of Section 190 of the Canada Business Corporations Act is attached as Annex G to the Joint Proxy Statement. Failure to strictly comply with the requirements set forth in Section 190 of the Canada Business Corporations Act may result in the loss of any right of dissent. Persons who are beneficial owners of common shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that only the registered holders of such shares are entitled to dissent. Accordingly, if you are such a beneficial owner of common shares desiring to exercise your right of dissent, you must make arrangements for the common shares beneficially owned by you to be registered in your name prior to the time the written objection to the resolution in respect of the Amalgamation is required to be received by Terra or, alternatively, make arrangements for the registered holder of your common shares to dissent on your behalf.

        Common shareholders who do not expect to attend the meeting in person are urged to complete, sign, date and return the enclosed form of proxy promptly in the envelope provided or by facsmile to Terra c/o National Bank Trust Inc., 1100 University Street, 9th Floor, Montréal, Québec, Canada, H3B 2G7, facsimile number: (514) 871-3673, or via the Internet or telephone by calling at the toll-free number, as instructed on the form of proxy. To be effective, proxies must be received by National Bank Trust Inc., not later than 5:00 p.m. (Eastern time) on April 2, 2004, or, if the Terra Meeting is adjourned or postponed, not later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the adjourned or postponed Terra Meeting, or any further adjournment or postponement thereof.

DATED at Montréal, Québec, March 5, 2004
By ORDER of the board of directors

Mitchell A. Garber President and Chief Executive Officer

JOINT MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT

        This joint management information circular and proxy statement (the "Joint Proxy Statement") is being furnished to holders of Class "A" shares of Optimal Robotics Corp. ("Optimal"), a Canadian corporation, in connection with the solicitation of proxies by management of Optimal for use at the annual and special meeting of Optimal shareholders (the "Optimal Meeting") to be held at 11:00 a.m. (Eastern time) on April 6, 2004 at the Marriott Château Champlain, Salon Cartier B, 1050 de la Gauchetière Street West, Montréal, Québec, H3B 4C9, Canada, and any adjournment or postponement thereof.

        This Joint Proxy Statement is also being furnished to holders of common shares of Terra Payments Inc. ("Terra"), a Canadian corporation, in connection with the solicitation of proxies by management of Terra for use at the special meeting of the Terra shareholders (the "Terra Meeting"), to be held at 2:30 p.m. (Eastern time) on April 6, 2004 at the Marriott Château Champlain, Room Cartier C, 1050 de la Gauchetière Street West, Montréal, Québec, H3B 4C9, Canada, and any adjournment or postponement thereof.

        Information in this Joint Proxy Statement is given as of March 5, 2004, except as otherwise indicated herein. Unless otherwise indicated, dollar amounts are expressed in U.S. dollars.

        The information concerning Optimal contained in this Joint Proxy Statement, including the annexes attached hereto, has been provided by Optimal, and the information concerning Terra contained in this Joint Proxy Statement, including the annexes attached hereto, has been provided by Terra. The information concerning Optimal and Terra after the completion of the combination of the two companies and the information used to derive the pro forma financial information have been jointly provided by Optimal and Terra.

        Please see the section entitled "Risk Factors" for certain considerations relevant to approval of the Combination and the U-Scan Sale and the transactions contemplated in connection therewith and an investment in the securities referred to in this Joint Proxy Statement. Terra shareholders and Optimal shareholders should note that the Combination is not conditional upon completion of the U-Scan Sale and vice versa, the Combination and the U-Scan Sale being distinct and unrelated matters.

        No person is authorized to give any information or to make any representation not contained in this Joint Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized. This Joint Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities, or the solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation of an offer or proxy solicitation. Neither delivery of this Joint Proxy Statement nor any distribution of the securities referred to in this Joint Proxy Statement shall, under any circumstances, create an implication that there has been no change in the information set forth herein since the date of this Joint Proxy Statement.

        The Class "A" shares of Optimal to be issued in connection with the combination have not been approved or disapproved by the U.S. Securities and Exchange Commission or any securities regulatory authority of any state of the United States or province or territory of Canada, nor has the U.S. Securities and Exchange Commission or any securities regulatory authority of any state of the United States or province or territory of Canada passed on the merits or fairness of the proposed Combination or the U-Scan Sale or the adequacy or accuracy of this Joint Proxy Statement or approved or disapproved of the securities offered by and on behalf of Optimal. Any representation to the contrary is a criminal offense.

NOTICE TO CANADIAN SHAREHOLDERS OF TERRA AND OF OPTIMAL

        Optimal is organized under the laws of Canada. Some of the directors and officers of Optimal and experts named herein are residents of the United States. In addition, certain of the assets of Optimal and of such individuals and experts are located outside of Canada. As a result, it may be difficult or impossible for persons who become securityholders of Optimal to effect service of process upon such persons within Canada with respect to matters arising under Canadian securities laws or to enforce against them in Canadian courts judgments predicated upon the civil liability provisions of Canadian securities laws. There is some doubt as to the enforceability in the United States in original actions, or in actions for enforcement of judgments of Canadian courts, of civil liabilities predicated upon the Canadian securities laws. In addition, awards of punitive damages in actions brought in Canada or elsewhere may be unenforceable in the United States.

NOTICE TO UNITED STATES SHAREHOLDERS OF TERRA

        U.S. shareholders of Terra should note that the Optimal securities received in the combination are securities of a foreign corporation. Both Terra and Optimal are Canadian issuers, subject to Canadian corporate and securities laws and the disclosure requirements of Canada. These requirements are different from those of the United States and the solicitation of proxies herein is not subject to the requirements of Section 14(a) of the United States Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") or other requirements applicable to registration statements under the United States Securities Act of 1933, as amended (the "Securities Act"), and proxy statements under the Securities Exchange Act. Financial statements and pro forma and historical financial information included in this Joint Proxy Statement have been prepared in accordance with Canadian generally accepted accounting principles and are subject, except for pro forma financial information, to Canadian auditing and auditor independence standards and may not be comparable to financial statements of United States companies.

        Enforcement by Terra shareholders of civil liabilities under U.S. securities laws may be affected adversely by the fact that Optimal is organized under the laws of a jurisdiction other than the United States, that some of Optimal's officers and directors are residents of Canada, that some of the experts named in this Joint Proxy Statement are residents of Canada, and that such persons or certain of the assets of Optimal may be located outside of the United States. Such shareholders may not be able to sue Optimal or its officers and directors in a non-U.S. court for violations of the U.S. securities laws. It may be difficult to compel a non-U.S. corporation and its affiliates to subject themselves the judgment of a United States court.

$_$_DATA_CELL,1,1,1 ANNEX A FORM OF OPTIMAL U-SCAN SALE RESOLUTION $_$_DATA_CELL,1,2,1 A-1 $_$_DATA_CELL,2,1,1 ANNEX B FORM OF NAME RESOLUTION $_$_DATA_CELL,2,2,1 B-1 $_$_DATA_CELL,3,1,1 ANNEX C FORM OF DIRECTORS RESOLUTION $_$_DATA_CELL,3,2,1 C-1 $_$_DATA_CELL,4,1,1 ANNEX D FORM OF TERRA AMALGAMATION RESOLUTION $_$_DATA_CELL,4,2,1 D-1 $_$_DATA_CELL,5,1,1 ANNEX E AMALGAMATION AGREEMENT $_$_DATA_CELL,5,2,1 E-1 $_$_DATA_CELL,6,1,1 ANNEX F OPINION OF THE FINANCIAL ADVISOR TO TERRA $_$_DATA_CELL,6,2,1 F-1 $_$_DATA_CELL,7,1,1 ANNEX G SECTION 190 OF THE CANADA BUSINESS CORPORATIONS ACT $_$_DATA_CELL,7,2,1 G-1 $_$_DATA_CELL,8,1,1 ANNEX H OPTIMAL'S AUDITED CONSOLIDATED FINANCIAL STATEMENTS AND OPTIMAL'S MANAGEMENT DISCUSSION AND ANALYSIS $_$_DATA_CELL,8,2,1 H-1 $_$_DATA_CELL,9,1,1 ANNEX I RBA'S FINANCIAL STATEMENTS $_$_DATA_CELL,9,2,1 I-1 $_$_DATA_CELL,10,1,1 ANNEX J TERRA'S UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AND TERRA'S MANAGEMENT DISCUSSION AND ANALYSIS $_$_DATA_CELL,10,2,1 J-1 $_$_DATA_CELL,11,1,1 ANNEX K OPTIMAL UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS GIVING EFFECT TO THE U-SCAN SALE AND THE ACQUISITION OF TERRA $_$_DATA_CELL,11,2,1 K-1 $_$_DATA_CELL,12,1,1 ANNEX L OPTIMAL UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS GIVING EFFECT TO THE ACQUISITION OF TERRA WITHOUT THE U-SCAN SALE $_$_DATA_CELL,12,2,1 L-1 $_$_DATA_CELL,13,1,1 ANNEX M OPTIMAL UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS GIVING EFFECT TO THE U-SCAN SALE WITHOUT THE ACQUISITION OF TERRA $_$_DATA_CELL,13,2,1 M-1 $_$_DATA_CELL,14,1,1 ANNEX N OPTIMAL UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS GIVING EFFECT TO THE ACQUISITION OF RBA WITHOUT THE U-SCAN SALE NOR THE ACQUISITION OF TERRA $_$_DATA_CELL,14,2,1 N-1 $_$_DATA_CELL,15,1,1

GLOSSARY OF TERMS

        Unless otherwise defined or the context otherwise requires, capitalized terms used in this Joint Proxy Statement shall have the following meanings:

"1933 Act" means the United States Securities Act of 1933.

"1997 Plan" means the 1997 Optimal Stock Option Plan, as amended.

"2005 Terra Warrants" means the 1,333,334 share purchase warrants to purchase an aggregate of 1,333,334 Terra Shares at an exercise price of Cdn.$4.50 per share at any time on or prior to December 19, 2005 and the 93,333 common share purchase warrants underlying the Terra Broker Warrants.

"Acquisition Proposal" means, with respect to Terra, any proposal or offer with respect to any merger, amalgamation, arrangement, business combination, liquidation, dissolution, recapitalization, take-over bid, tender offer or purchase of any assets representing greater than 25% of the fair market value of the Combination, or purchase of more than 20% of the equity (or rights thereto) of Terra or a subsidiary of Terra, or similar transactions or series of transactions involving Terra or any of its subsidiaries, excluding the Combination.

"ADP" means Independent ADP Investor Communications Corporation in Canada and ADP Proxy Services, Inc. in the United States.

"Affiliate" has the meaning ascribed to it under the CBCA.

"Amalgamation" means the amalgamation of Terra and Optimal Subco, pursuant to the Amalgamation Agreement.

"Amalgamation Agreement" means the amalgamation agreement dated as of March 1, 2004 among Optimal, Terra and Optimal Subco, a copy of which is attached as Annex E to this Joint Proxy Statement.

"AOL Warrant" means a share purchase warrant issued by Terra to AOL Canada Inc. entitling the holder thereof to purchase up to 50,000 Terra Shares at an exercise price of Cdn.$61.50 per share until October 13, 2005.

"Arm's Length" has the meaning that it has for purposes of the ITA.

"ATM" means automated teller machine.

"Beneficial Shareholders" means shareholders who do not hold their shares in their own name.

"Business Day" means any day on which commercial deposit taking banks are generally open for business in Montréal, Québec and New York, New York other than a Saturday, a Sunday or a day observed as a holiday in either of such locations under applicable Laws.

"Buyer" means, collectively, NCR, NCR Canada Ltd. and NCR Limited (UK).

"Canadian GAAP" means generally accepted accounting principles in Canada.

"Canadian Holders" means Terra Securityholders who, for the purposes of the ITA or any applicable income tax treaty or convention, and at all relevant times, are resident in Canada or deemed to be resident in Canada.

"CBCA" means the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended from time to time.

"CCRA" means the Canada Customs and Revenue Agency.

"Combination" means the transactions contemplated by the Combination Agreement, which include: (i) the acquisition of Terra by Optimal by way of the Amalgamation; (ii) the issuance to each Terra Shareholder (other than a Dissenting Shareholder) of 0.4532 of an Optimal Share in exchange for each Terra Share held by that shareholder; (iii) the assumption by Optimal of the Terra Options, which will represent New Optimal Options at the Effective Time; and (iv) the assumption by Optimal of the Terra Warrants, which will represent New Optimal Warrants at the Effective Time.

"Combination Agreement" means the combination agreement between Optimal and Terra dated January 20, 2004.

"Control Person" means a director or officer of Terra or a Terra Shareholder holding a sufficient number of securities of Terra to affect materially the control of Terra.

"Directors Resolution" means the special resolution of the Optimal Shareholders authorizing the amendment of the articles of continuance of Optimal to increase the maximum number of directors from nine (9) to thirteen (13) in the form of Annex C to this Joint Proxy Statement.

"Dissenting Shareholder" means, as the case may be, (i) each Terra Shareholder who has filed a Notice of Dissent and has not voted "FOR" the Terra Amalgamation Resolution or withdrawn his objection or (ii) each Optimal Shareholder who has filed a Notice of Dissent and has not voted "FOR" the Optimal U-Scan Sale Resolution or withdrawn his or her objection.

"EBS Billing" means ebs Electronic Billing Systems AG.

"EBS Holding" means ebs Holding AG.

"EBS Warrant" means the warrant agreement dated April 1, 2003 between Terra and EBS Holding pursuant to which EBS Holding has the non-transferable option to receive 0.21 of a Terra Share for each Terra Share issued by Terra pursuant to the exercise of Terra Options granted prior to April 1, 2003, at an exercise price of $0.01 per 0.21 of a Terra Share so issued.

"Effective Date" means the date shown on the certificate of Amalgamation to be issued under the CBCA giving effect to the Amalgamation.

"Effective Time" means 5:00 p.m. (Eastern time) on the Effective Date.

"Exchange Ratio" means 0.4532 of an Optimal Share for each Terra Share.

"Fiduciary Transaction" means a transaction entered into by Optimal further to an unsolicited proposal or offer from a Person, which proposal or offer is accepted by the Optimal Board in order to properly discharge its fiduciary duties.

"FPA" means FirePay Personal Account.

"Governmental Authority" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) self-regulatory organization or stock exchange, including NASDAQ and TSX, (c) any subdivision, agent, commission, board, or authority of any of the foregoing, or (d) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing.

"IAS" means International Automated Systems, Inc.

"ISO" means Independent Sales Organization.

"ISPs" means Internet Service Providers.

"IRS" means U.S. Internal Revenue Service.

"ITA" means the Income Tax Act (Canada) and the regulations thereto, as amended from time to time.

"Joint Proxy Statement" means this joint management information circular and proxy statement.

"Laws" means all applicable laws (including common law), statutes, regulations, statutory rules, orders, ordinances, policies and notices having the force of law, and the terms and conditions of any approvals, licences or judgments or any applicable published notes and policies of any Governmental Authority having the force of law, and the term "applicable", with respect to such Laws and in the context that refers to one or more Persons, means such Laws that apply to such Person or Persons or its or their business, undertaking, property or securities and that emanate from a Governmental Authority having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities.

"Match Period" means, in relation to a Superior Proposal, five (5) business days from the later of: (i) the date Optimal received written notice advising it that the Terra Board has resolved to accept, approve, recommend or enter into an agreement, understanding or arrangement in respect of such Superior Proposal and (ii) the date Optimal received a copy of such Superior Proposal.

"McColl Partners" means McColl Partners, LLC, financial advisor to Terra in respect of the Combination.

"MD&A" means the Management Discussion and Analysis of Financial Condition and Results of Operation of each of Optimal and Terra, attached as Annex H and J to this Joint Proxy Statement, respectively.

"MOTO" means mail-order/telephone order.

"NACHA" means the National Automated Clearing House Association.

"NASDAQ" means The NASDAQ Stock Market.

"NCR" means NCR Corporation, a Maryland corporation.

"Name Resolution" means the special resolution of the Optimal Shareholders authorizing Optimal to change its corporate name to Optimal Group Inc. or any variation thereof in the form of Annex B to this Joint Proxy Statement.

"New Optimal Option" means a Terra Option that will be assumed by Optimal and that will represent an option to acquire, subject to the terms and conditions set forth in this Joint Proxy Statement under the heading "The Combination — The Amalgamation — Terra Options", that number of Optimal Shares determined by multiplying the number of Terra Shares subject to the Terra Option by the Exchange Ratio, rounded down to the nearest whole Optimal Share, at a price per share (rounded to the nearest cent) equal to the Terra Option per share exercise price divided by the Exchange Ratio and expressed in Canadian dollars.

"New Optimal Warrant" means a Terra Warrant that will be assumed by Optimal and that will represent a warrant to acquire, subject to the terms and conditions set forth in this Joint Proxy Statement under the heading "The Combination — The Amalgamation — Terra Warrants", that number of Optimal Shares determined by multiplying the number of Terra Shares subject to the Terra Warrant by the Exchange Ratio, rounded down to the nearest whole Optimal Share at a price per Optimal Share equal to the applicable per share exercise price divided by the Exchange Ratio (rounded to the nearest cent) and expressed in Canadian dollars.

"Notice of Dissent" means a written objection to the Terra Amalgamation Resolution or to the Optimal U-Scan Sale Resolution, as the case may be, sent by a registered Terra Shareholder or a registered Optimal Shareholder, respectively, who wishes to invoke the provisions of section 190 of the CBCA.

"OEM" means end-users and original equipment manufacturers.

"Optimal" means Optimal Robotics Corp., a Canadian corporation.

"Optimal Board" means the board of directors of Optimal.

"Optimal Combination Resolution" means the resolution of the Optimal Shareholders to approve the issue of up to approximately 9,059,589 Optimal Shares in connection with the Combination.

"Optimal Meeting" means the annual and special meeting of Optimal Shareholders, to be held at 11:00 a.m. (Eastern Time) on April 6, 2004.

"Optimal Named Executive Officers" means Optimal's Chief Executive Officer and Optimal's four (4) other most highly compensated executive officers.

"Optimal Shareholder" means a holder of Optimal Shares.

"Optimal Shares" means the Class "A" shares in the capital of Optimal.

"Optimal Subco" means Optimal Payments Inc., a Canadian corporation and a wholly-owned subsidiary of Optimal.

"Optimal U-Scan Sale Resolution" means the special resolution of the Optimal Shareholders approving the U-Scan Sale in the form of Annex A to this Joint Proxy Statement.

"Optimal Warrant Shares" means the Optimal Shares issuable upon exercise of the New Optimal Warrants.

"Persons" includes any individual, sole proprietorship, partnership, firm, entity, limited partnership, limited liability company, unlimited liability company, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body, corporation, or Governmental Authority, and where the context requires any of the foregoing when they are acting as trustee, executor, administrator or other legal representative.

"Plans" means trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans and registered education savings plans within the meaning of the ITA.

"RBA" means RBA Inc., a Canadian corporation.

"SEC" means the United States Securities and Exchange Commission.

"Securities Exchange Act" means the United States Securities Exchange Act of 1934.

"Seller" means, collectively, Optimal, Optimal Robotics Inc. and Optimal Robotics Plc.

"SMEs" means small and medium-size enterprises.

"Superior Proposal" means any bona fide written Acquisition Proposal that, in the good faith determination of the Terra Board, after consultation with its financial advisors and with outside counsel, is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of such proposals and the party making such proposal, and would, if consummated in accordance with its terms, reasonably be expected to result in a transaction more favourable from a financial point of view of the Terra Shareholders than the Combination.

"Tax Proposals" means all specific proposals to amend the ITA publicly announced by or on behalf of the Canadian Minister of Finance prior to the date of this Joint Proxy Statement.

"Terra" means Terra Payments Inc., a Canadian corporation.

"Terra Amalgamation Resolution" means the special resolution of the Terra Shareholders approving the Amalgamation in the form of Annex D to this Joint Proxy Statement.

"Terra Board" means the board of directors of Terra.

"Terra Broker Warrants" means the 186,667 broker warrants to purchase an aggregate of 186,667 units at an exercise price of Cdn.$3.90 per unit at any time on or prior to December 19, 2005, each unit comprised of one Terra Share and one-half of one common share purchase warrant, each whole common share purchase warrant exercisable for one Terra Share at an exercise price of Cdn.$4.50 per share at any time on or prior to December 19, 2005.

"Terra Meeting" means the special meeting of Terra Shareholders, to be held at 2:30 p.m. (Eastern Time) on April 6, 2004.

"Terra Named Executive Officers" means Terra's Chief Executive Officer, Terra's former Chief Executive Officer and the four (4) other most highly compensated executive officers of Terra.

"Terra Options" means the outstanding options to purchase Terra Shares issued under the Terra Stock Option Plan.

"Terra Securityholders" means Terra Shareholders and holders of 2005 Terra Warrants.

"Terra Shareholder" means a holder of Terra Shares.

"Terra Shares" means the common shares in the capital of Terra.

"Terra Stock Option Plan" means the stock option plan of Terra dated December 3, 1986, as amended.

"Terra Warrants" means, collectively, the AOL Warrant, the EBS Warrant, the Terra Broker Warrant and the 2005 Terra Warrants.

"TSX" means the Toronto Stock Exchange, a division of TSX Inc. through which the senior listing operations of TSX Group Inc. are conducted.

"U-Scan Purchase Agreement" means the asset purchase and sale agreement dated March 4, 2004 between Optimal, Optimal Robotics Inc., Optimal Robotics Plc., NCR, NCR Canada Ltd. and NCR Limited (UK), pursuant to which Optimal has agreed, subject to the approval of the Optimal Shareholders and other conditions, to the U-Scan Sale.

"U-Scan Sale" means the sale of all of the assets of needed to operate the manufacturing, assembling, marketing, selling and servicing of self-checkout systems of Optimal to NCR pursuant to the U-Scan Purchase Agreement.

"U.S. GAAP" means generally accepted accounting principles in the United States of America.

"U.S. Treaty" means the Canada — United States Income Tax Convention (1980), as amended.

Word importing the singular number only include the plural and vice versa and words importing any gender include all genders.

Unless otherwise indicated, dollar amounts are expressed in U.S. dollars.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This Joint Proxy Statement (including the documents attached as annexes to this Joint Proxy Statement) contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact contained in this Joint Proxy Statement and the materials accompanying this Joint Proxy Statement are forward-looking statements, including, without limitation, statements regarding:

• asset portfolios • the timing for closing the Combination • synergies and efficiencies from the Combination • future earnings and financial position	• litigation • capital productivity • business strategy • potential acquisition • cost savings • revenue enhancements	• budgets • expected product performance • plans and objectives of management for future operations • product development

        The forward-looking statements are based on the plans, intentions, beliefs and current expectations of management of each of Terra and Optimal, as well as assumptions made by and information currently available to management of each of Terra and Optimal. Frequently, but not always, forward-looking statements are identified by the use of the future tense and by words such as "believes," "expects," "anticipates," "intends," "will," "projects," "continues," "estimates" or similar expressions, including the negative equivalent of those words or comparable terminology, and by discussions of strategies. Forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Terra's, Optimal's or their respective industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

        The forward-looking statements contained in this Joint Proxy Statement and the materials accompanying this Joint Proxy Statement are forward-looking statements within the meaning of Section 27A of the 1933 Act and Section 21E of the Securities Exchange Act and are subject to the safe harbor created by the United States Private Securities Litigation Reform Act of 1995.

        Among the important factors that could cause actual results to differ materially from those indicated by forward-looking statements are the risks and uncertainties described under "Risk Factors" and elsewhere in this Joint Proxy Statement, in Terra's other filings with Canadian securities regulators and in Optimal's other filings with Canadian securities regulatory authorities and with the SEC.

        Neither Terra nor Optimal can provide any assurance that the plans, intentions or expectations upon which forward-looking statements are based will be realized. Forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed elsewhere in this Joint Proxy Statement and the documents that are attached as annexes to this Joint Proxy Statement. Although Terra and Optimal believe that the expectations represented in forward-looking statements are reasonable, neither Terra nor Optimal can provide assurances that these expectations will prove to be correct.

        Forward-looking statements are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this Joint Proxy Statement are made as of the date of this Joint Proxy Statement and both Terra and Optimal do not intend, and disclaim any duty or obligation to publicly update any industry information or forward-looking statements to reflect new information, subsequent events or otherwise.

SUMMARY

        The following is a summary of certain information contained in this Joint Proxy Statement and may not contain all of the information that is important to Terra Shareholders and Optimal Shareholders. The summary is not intended to be complete and is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, contained elsewhere in this Joint Proxy Statement and the attached annexes, all of which are important and should be reviewed carefully. Terra Shareholders and Optimal Shareholders should carefully read the entire document and the other documents referred to herein for a more complete understanding of the Combination and the U-Scan Sale. Unless otherwise indicated, dollar amounts are expressed in U.S. dollars.

The Meetings

Date, time and place of the Meetings

        The Optimal Meeting will be held at 11:00 a.m. (Eastern time) on April 6, 2004 at the Marriott Château Champlain, Salon Cartier B, 1050 de la Gauchetière Street West, Montréal, Québec, H3B 4C9, Canada. The Terra Meeting will be held at 2:30 p.m. (Eastern time) on April 6, 2004 at the Marriott Château Champlain, Room Cartier C, 1050 de la Gauchetière Street West, Montréal, Québec, H3B 4C9, Canada

Purpose of the Meetings

  Optimal

        The purpose of the Optimal Meeting is to:

1.
consider and, if deemed advisable, to pass the Optimal Combination Resolution;

2.
consider and, if deemed advisable, to pass, with or without variation, the Optimal U-Scan Sale Resolution;

3.
consider and, if deemed advisable, to pass, with or without variation, the Name Resolution;

4.
consider and, if deemed advisable, to pass, with or without variation, the Directors Resolution;

5.
elect three (3) directors;

6.
re-appoint KPMG LLP, chartered accountants, as the independent auditors of Optimal and to authorize the Audit Committee of the Optimal Board to fix their remuneration; and

7.
transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

  Terra

        The purpose of the Terra Meeting is to:

1.
consider and, if deemed advisable, to pass, with or without variation, the Terra Amalgamation Resolution; and

2.
transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

        The Combination and the U-Scan Sale are distinct and unrelated matters. If the Combination is approved by Terra Shareholders and Optimal Shareholders and the U-Scan Sale is not approved by Optimal Shareholders, the Combination will be completed and the U-Scan Sale will not, and vice versa.

        Please see "Information Concerning Optimal Post-Combination and Post-U-Scan Sale — Pro Forma Financial Information" for selected pro forma financial information of Optimal illustrating how each scenario will impact Optimal, as well as the pro forma financial statements in Annexes K, L, M and N to this Joint Proxy Statement.

Shareholder Votes Required

  Optimal

        Approval of each of (i) the Optimal Combination Resolution, (ii) the election of three (3) directors and (iii) the re-appointment at KPMG LLP as independent auditors of Optimal requires the affirmative vote of a majority of the total votes cast by Optimal Shareholders present (in person or by proxy) and entitled to vote at the Optimal Meeting. Approval of each of (i) the Optimal U-Scan Sale Resolution, (ii) the Name Resolution and (iii) the Directors Resolution requires the affirmative vote at least 66 2/3% of the total votes cast by the Optimal Shareholders present (in person or by proxy) and entitled to vote at the Optimal Meeting.

  Terra

        Approval of the Terra Amalgamation Resolution requires the affirmative vote of at least 66 2/3% of the total votes cast by the Terra Shareholders present (in person or by proxy) and entitled to vote at the Terra Meeting.

Who Can Vote at the Meetings

  Optimal

        Only registered Optimal Shareholders at the close of business on March 5, 2004 are entitled to notice of and to vote at the Optimal Meeting. At the close of the business on March 3, 2004, there were 14,936,235 issued and outstanding Optimal Shares, and there were approximately 1,835 holders of record. Each Optimal Share entitles the holder thereof to one vote on each matter presented at the Optimal Meeting. See "The Optimal Annual and Special Meeting — Information for Optimal Shareholders".

  Terra

        Only registered Terra Shareholders at the close of business on February 25, 2004 are entitled to notice of and to vote at the Terra Meeting. On February 25, 2004, 15,980,548 Terra Shares were issued and outstanding and there were approximately 451 holders of record. Each Terra Share entitles the holder thereof to one vote on each matter presented at the Terra Meeting. See "The Terra Special Meeting — Information for Terra Shareholders".

Dissent Rights of Terra Shareholders

        Every Terra Shareholder has the right under the provisions of section 190 of the CBCA to object to the Terra Amalgamation Resolution. In order to give effect to such right the Terra Shareholder must send to Terra a written objection to the Terra Amalgamation Resolution at or before the Terra Meeting. In addition to any other right a Terra Shareholder may have, when the Amalgamation becomes effective, a registered Terra Shareholder who complies with the dissent procedure under section 190 of the CBCA is entitled to be paid the fair value of the Terra Shares held by such Dissenting Shareholder, determined as at the close of business on the day before the Terra Amalgamation Resolution is adopted.

        A Terra Shareholder may dissent only with respect to all of the Terra Shares registered in the name of the shareholder or held on behalf of any one beneficial owner and registered in the Dissenting Shareholder's name. Failure to adhere strictly to the requirements of section 190 of the CBCA may result in the loss of unavailability of rights under that section. The execution or exercise of a proxy does not constitute a written objection for the purposes of section 190 of the CBCA. For a summary of the dissent procedure provided by section 190 of the CBCA, please see "The Terra Special Meeting — Information for Terra Shareholders — Dissenting Shareholder Rights of Terra Shareholders". Terra Shareholders who may wish to dissent should also read Annex G carefully and in its entirety.

Dissent Rights of Optimal Shareholders

        Every Optimal Shareholder has the right under the provisions of section 190 of the CBCA to object to the Optimal U-Scan Resolution. In order to give effect to such right the Optimal Shareholder must send to Optimal a written objection to the Optimal U-Scan Sale Resolution at or before the Optimal Meeting. In addition to any other rights an Optimal Shareholder may have, when the U-Scan Sale becomes effective, a registered Optimal Shareholder who complies with the dissent procedure under section 190 of the CBCA is entitled to be paid the fair value of the Optimal Shares held by such Dissenting Shareholder, determined as at the close of business on the day before the Optimal U-Scan Sale Resolution is adopted.

        An Optimal Shareholder may dissent only with respect to all of the Optimal Shares registered in the name of the shareholder or held on behalf of any one beneficial owner and registered in the Dissenting Shareholder's name. Failure to adhere strictly to the requirements of section 190 of the CBCA may result in the loss or unavailability of rights under that section. The execution or exercise of a proxy does not constitute a written objection for the purposes of section 190 of the CBCA. For a summary of the dissent procedure provided by section 190 of the CBCA, please see "The Optimal Annual and Special Meeting — Information for Optimal Shareholders — Dissenting Shareholder Rights of Optimal Shareholders". Optimal Shareholders who may wish to dissent should also read Annex G carefully and in its entirety.

The Combination

Overview of the Combination

        On January 20, 2004, Terra and Optimal entered into the Combination Agreement providing for the acquisition of Terra by Optimal by way of an amalgamation of Terra with Optimal Subco, a wholly-owned subsidiary of Optimal. If all required approvals are received and the Combination is completed:

  •
  all Terra Shareholders will cease to be shareholders of Terra;

  •
  upon receipt of share certificates representing Terra Shares and properly completed letters of transmittal, each Terra Shareholder (other than Dissenting Shareholders) will receive 0.4532 of an Optimal Share for each Terra Share held by such Terra Shareholder at the Effective Time. Optimal will not issue fractional Optimal Shares pursuant to the Amalgamation. As a result, the number of Optimal Shares each Terra Shareholder will receive will be rounded down to the nearest whole number and each Terra Shareholder will receive a cash payment without interest for the remaining fraction of an Optimal Share that the Terra Shareholder would otherwise have been entitled to receive, if any, based on the closing price per Optimal Share on the business day immediately preceding the Effective Date;

  •
  each Terra Option will be assumed by Optimal and will represent a New Optimal Option;

  •
  each Terra Warrant will be assumed by Optimal and will represent a New Optimal Warrant;

  •
  the company resulting from the amalgamation of Terra and Optimal Subco will be a wholly-owned subsidiary of Optimal, will be named "Optimal Payments Inc." and will continue to operate the business of Terra; and

  •
  Terra Shareholders will own approximately 33% of all issued and outstanding Optimal Shares (assuming no exercise of outstanding options or warrants to purchase Optimal Shares).

        See "The Combination".

Parties to the Combination

  Optimal

        Optimal is a leading North American provider of self-checkout systems to retailers and depot repair and field services to retail, financial services and other third-party accounts. Optimal has approximately 1,000 employees, which includes approximately 800 software and hardware professionals. Through the Optimal Services Group, Optimal offers its customers a single-source solution for many of their computer maintenance and technology support requirements, including hardware maintenance services, software support, end-user/help desk services, network support and other technology support services. Optimal also provides multi-vendor parts repair and refurbishment and inventory management services as part of its logistics services portfolio. Optimal believes that it is a significant independent (i.e., not affiliated with OEM) provider of these services across a broad range of computing environments. Optimal delivers its services through an extensive service organization located in more than 35 service locations throughout the United States and Canada.

        Optimal has agreed to sell its assets relating to its U-Scan self-checkout business to NCR in consideration of $30 million and the assumption of certain liabilities with a view to repositioning itself as a payments and services leader. See "Description of the U-Scan Sale". Optimal is headquartered in Montréal, Québec, with facilities in Plattsburgh, New York, Santa Ana, California, and operations throughout North America. The operations and leases of the Montréal, Québec office and Plattsburgh, New York facility are part of the U-Scan Sale. See "Certain Information Concerning the Parties to the Combination — Information Concerning Optimal" and "Description of the U-Scan Sale".

  Optimal Subco

        Optimal Subco is a company incorporated under the CBCA on February 4, 2004 for the purpose of implementing the Combination. To date, Optimal Subco has not carried on any business. Optimal Subco is a wholly-owned subsidiary of Optimal and its registered office address is 4700 de la Savane, Suite 101, Montréal, Québec, Canada, H4P 1T7. At the Effective Time of the Combination, Optimal Subco will be amalgamated with Terra and the continuing corporation will be named "Optimal Payments Inc."

  Terra

        Terra is a leading provider of proprietary electronic commerce solutions in the area of secure online and retail point-of-sale payments processing by credit card and electronic cheques. Terra has developed a particular expertise in the processing of Internet and telephone purchases, enabling businesses to accept credit card and electronic cheque payments. The processing of these electronic transactions requires sophisticated risk management capabilities, but provides significantly higher margins than traditional signature present payment processing. In addition to providing services to Internet merchants, including those involved in licensed online gaming and general retail sales, Terra's strategy also includes supporting mail order/telephone order as well as brick-and-mortar merchants who wish to process payments via the Internet in an offline environment. Terra has also developed a virtual payment module that allows businesses to accept traditional over-the-counter credit card payments without the necessity of obtaining merchant credit card accounts, physical swipe machines, dedicated telephone lines and the other requirements of traditional credit card processing. Terra has approximately 3,000 merchant customers using its credit card and electronic cheque products. See "Certain Information Concerning the Parties to the Combination — Information Concerning Terra".

Structure following the Amalgamation

        The company resulting from the amalgamation of Terra and Optimal Subco will be a wholly-owned subsidiary of Optimal and will be named "Optimal Payments Inc.". The senior management team of Terra will remain in place. Mitchell A. Garber, the President and CEO of Terra will become the President and CEO of the amalgamated company and an Executive Vice-President of Optimal. Steve Shaper, the Chairman of Terra, will become Chairman of the amalgamated company and a director of Optimal. Doug Lewin, the Executive Vice-President of Terra, will become Executive Vice-President of Optimal Payments Inc. and the Senior Vice-President of Optimal. The remaining senior management team members of Terra will continue to hold their existing, respective titles in Optimal Payments Inc. Subject to obtaining Optimal Shareholder approval of the Name Resolution, Optimal will change its name to "Optimal Group Inc." or a variation thereof and remain headquartered in Montréal, Québec. Optimal will have a nine-member board of directors, which will include two designees of Terra. Neil S. Wechsler, Co-Chairman and Chief Executive Officer and Holden L. Ostrin, Co-Chairman, will continue with Optimal in those respective roles. See "Information Concerning Optimal Post-Combination and U-Scan Sale".

        Optimal's fiscal year end will remain December 31.

        Please see "Information Concerning Optimal Post-Combination and U-Scan Sale — Pro Forma Financial Information" for a summary of the unaudited pro forma consolidated financial data included herein which are presented to give effect to the Combination of Terra with Optimal and the U-Scan Sale in accordance with Canadian GAAP.

Reasons for the Combination and Recommendation to Optimal Shareholders

  Optimal

        At its meeting on January 20, 2004, the Optimal Board unanimously determined that the Combination and the other transactions contemplated by the Combination Agreement are in the best interests of Optimal. In reaching this conclusion, the Optimal Board considered, among other things, the following:

  •
  Historical Performance of Terra.  Historical information concerning Optimal's and Terra's respective businesses, financial performance and condition, operations, technology and management, including public reports of results of operations;

  •
  Combined Results of Operations.  Optimal management's view of the financial condition, results of operations and businesses of Optimal and Terra before and after giving effect to the Combination;

  •
  Market conditions.  Current financial market conditions and historical market prices, volatility and trading information with respect to the Optimal Shares and the Terra Shares;

  •
  Value of Terra.  The value of Terra, based upon private market, public market and premium paid valuation methodologies; and

  •
  Results of Due Diligence.  The results of the due diligence investigations of Terra conducted by Optimal's management and its legal and financial advisors.

        Optimal believes that the Combination is designed to provide a superior platform for enhanced growth and profitability. Terra is a growing presence in the payment processing industry and provides technology and services that businesses require to accept credit card, electronic check and direct debit payments. Optimal strongly believes that with a strong balance sheet and more balanced and stable revenue streams resulting from the combination of the two companies, the combined entity will be better positioned to achieve greater long-term financial performance. The addition of Optimal's service business will create additional stability and will lend predictability to revenues. As well, the increased financial strength of the combined entity will enable it to pursue relationships with acquiring banks that Terra may not have been able to pursue without such financial strength.

        Optimal is excited about its new platform for the future. Both the payments and services businesses are growing and consolidating. As a result of the Combination, Optimal will have greater business opportunities, a more balanced business mix and enhanced scale. Optimal believes that it will be able to leverage the operations of both its payments and services businesses with its strong balance sheet and, as a result, deliver enhanced growth and financial results.

        The payment processing industry offers exciting opportunities. According to certain publications that specialize in consumer payment systems, total expenditures for transactions using card-based payment systems by U.S. consumers grew from $0.5 trillion in 1991, or 19% of all consumer payments, to $1.8 trillion in 2001, or 32% of total payments, and is expected to grow to $4.2 trillion by 2011, or 48% of total payments, which would represent a compound annual growth rate of 9% from 2001 levels. Optimal believes that these increases are due to the benefits of card-based payment systems to both merchants and consumers. By accepting card-based payments, merchants can access a broader universe of consumers, enjoy faster settlement times and reduce transaction errors. By using credit or debit cards, consumers are able to make purchases more conveniently, whether in person, over the Internet, or by mail, fax or telephone, while gaining the benefit of loyalty programs, such as frequent flier miles or cash back, which are increasingly being offered by credit or debit card issuers. Consumers are also beginning to use card-based and other electronic payment methods for purchases at an earlier age. Given these advantages of card-based payment systems to both merchants and consumers, favorable demographic trends and the resulting proliferation of credit and debit card usage, Optimal believes businesses will increasingly seek to accept card-based payment systems in order to remain competitive.

        Optimal believes that, following the completion of the Combination, it will have businesses that are growing; a strong and quality balance sheet; recurring and predictable revenues and earnings; diverse products and distribution; potential leadership in what Optimal does; and the ability to build a powerful brand. Optimal believes that its new platform as a payment and services company will enable it to achieve each of these goals.

        Accordingly, the Optimal Board unanimously recommends that the Optimal Shareholders vote "FOR" the Optimal Combination Resolution.

        See "The Combination — Reasons for the Combination and Recommendation to Shareholders — Optimal".

        In considering the Combination, the Optimal Board recognized that there are risks associated with the acquisition of Terra, including that some of the potential benefits described above may not be realized and that there may be significant costs associated with realizing these benefits. Please see the risks set forth under "Risk Factors".

  Terra

        The Terra Board unanimously approved the terms and conditions of the Combination Agreement and unanimously determined that the Amalgamation and the other transactions contemplated by the Combination Agreement are fair to Terra Shareholders and in the best interests of Terra and Terra Shareholders. In reaching this decision, the Terra Board considered a variety of factors as described in this Joint Proxy Statement, including that:

  •
  the Amalgamation is subject to the affirmative approval of at least 66 2/3% of the votes cast by Terra Shareholders voting at the Terra Meeting (in person or by proxy);

  •
  Optimal will assume all Terra Options and Terra Warrants;

  •
  Canadian Terra Shareholders (other than Dissenting Shareholders) will realize neither a capital gain nor a capital loss upon the Amalgamation as a result of which the Terra Shares will be disposed of in exchange for Optimal Shares;

  •
  the Terra Board is entitled, subject to certain conditions, to accept an unsolicited Superior Proposal; and

  •
  Terra Shareholders may exercise the dissent rights under the CBCA.

        Accordingly, the Terra Board unanimously recommends that Terra Shareholders vote "FOR" the Terra Amalgamation Resolution.

        In considering the Combination, the Terra Board recognized that there are risks associated with the Combination, including that some of the potential benefits described under "The Combination — Reasons for the Combination and Recommendation to Shareholders — Terra" may not be realized, that there may be significant costs associated with realizing these benefits and that the fluctuation of the trading price of Optimal Shares will affect the value of the consideration to be received by Terra Shareholders. Please see the risks set forth under "Risk Factors" for a more complete description of the risks associated with the Combination and the combined operations of Optimal and Terra.

Opinion of the Financial Advisor to Terra

        On January 20, 2004, McColl Partners, financial advisor to Terra, delivered its written opinion to the Terra Board that, as of that date and based upon and subject to the various assumptions and limitations set forth therein, the Exchange Ratio for the Optimal Shares to be received by Terra Shareholders for their Terra Shares in connection with the share exchange contemplated by the Combination Agreement was fair to Terra Shareholders from a financial point of view. McColl Partners' opinion and presentation to the Terra Board were, among other factors, taken into consideration by the Terra Board in its decision to recommend that Terra Shareholders approve the Amalgamation. McColl Partners' written opinion to the Terra Board is attached as Annex F to this Joint Proxy Statement. The opinion sets forth assumptions, limitations and matters considered in the review undertaken in connection with the opinion. McColl Partners' opinion was limited solely to the fairness of the Exchange Ratio, from a financial point of view, as of the date of the opinion. Neither McColl Partners' opinion nor its presentation constituted a recommendation of the proposed Combination to the Terra Board. The opinion does not constitute a recommendation by McColl Partners to Terra Shareholders as to whether or not any Terra Shareholder should vote for the Amalgamation or as to any other matter relating to the transactions contemplated by the Amalgamation and the Combination Agreement. Terra Shareholders should read the opinion carefully and in its entirety. For additional information regarding McColl Partners' opinion, please see "The Combination — Opinion of the Financial Advisor to Terra".

Stock Exchange Listings

        Optimal Shares currently trade on the NASDAQ. Optimal has applied to list on the NASDAQ the Optimal Shares issuable in connection with the Combination. Listing will be subject to Optimal fulfilling all the listing requirements of the NASDAQ. Terra Shares are currently listed on the TSX and will be delisted following the Effective Date.

Eligibility for Investment in Canada

        In the opinion of Osler, Hoskin & Harcourt LLP, counsel for Optimal, and Stikeman Elliott LLP, counsel for Terra, provided the Optimal Shares are listed on a prescribed stock exchange outside Canada (which currently includes the NASDAQ), (i) the Optimal Shares will be qualified investments under the ITA, as in effect at the date hereof, for the purposes of the Plans, and (ii) based in part on a certificate of an officer of Optimal as to certain factual matters, the Optimal Shares, if issued on the date hereof, will not constitute "foreign property" under Part XI of the ITA for the purpose of the tax imposed on the Plans (other than registered education savings plans), registered investments and other tax exempt entities, including most registered pension plans. Registered education savings plans are not subject to the "foreign property" rules.

        The foregoing opinions assume that there would be no changes in the applicable legislation in effect prior to the date of this Joint Proxy Statement.

Risk Factors

        There are certain risks that should be considered by Optimal Shareholders and Terra Shareholders in evaluating whether to approve the Combination. Some of these risks relate directly to the Combination while others relate to the business of each of Optimal and Terra. For a description of the risk factors, please see "Risk Factors".

Covenants of Optimal and Terra

        Optimal and Terra each have agreed to certain covenants pursuant to the terms of the Combination Agreement. In addition, each of Optimal and Terra agreed to co-operate to apply for and use their commercially reasonable efforts to obtain all required regulatory and other consents and approvals, and to certain mutual covenants with respect to the conduct of their respective businesses. For more details, please see "The Combination — The Combination Agreement — Covenants of Terra and Optimal", "The Combination — The Combination Agreement — Covenants of Optimal" and "The Combination — The Combination Agreement — Covenants of Terra".

Conditions to the Completion of the Combination

        The obligations of Optimal and Terra to complete the Combination are subject to the satisfaction or mutual waiver, where permissible, of conditions set forth in the Combination Agreement, including, among others, obtaining the approval of the Terra Shareholders of the Amalgamation at the Terra Meeting, obtaining the approval of the Optimal Shareholders of the issuance of Optimal Shares in connection with the Combination at the Optimal Meeting and from the TSX. However, the completion of the Combination is not conditional upon completion of the U-Scan Sale. For a more complete list of the conditions to the completion of the Combination, please refer to "The Combination — The Combination Agreement — Conditions to Closing".

Termination of the Combination Agreement

        The Combination Agreement may be terminated prior to the Effective Time in certain circumstances, which are described under "The Combination — The Combination Agreement — Termination of the Combination Agreement".

Termination Fee and Expense Reimbursement

        Upon the termination of the Combination Agreement, depending on the termination event, Optimal or Terra, as the case may be, may be required to pay the other party, a termination fee of Cdn.$2 million or an expense reimbursement amount of Cdn.$500,000 for out-of pocket costs and expenses, or there may be no fee payable by either party. For additional information, please see "The Combination — The Combination Agreement — Termination Fee and Expense Reimbursement".

Interests of Certain Persons in the Combination

        Members of the management and board of directors of Terra have certain interests in connection with the Combination that may present them with actual or potential conflicts of interest in connection with the Combination. Please see "The Combination — Interests of Certain Persons in the Combination".

No Solicitation

        Terra and Optimal have each agreed that they will not solicit or encourage any competing acquisition proposals. However, in certain circumstances, the board of directors of Terra or Optimal, as the case may be, may enter into discussions and negotiations with, and provide information to, the party making an acquisition proposal. Optimal has the right to match any Superior Proposal made to Terra. For more details, please see "The Combination — The Combination Agreement — Covenant of Terra Regarding Non-Solicitation".

Tax Consequences of the Combination

        Certain tax considerations for Terra Shareholders are described under "Information About Tax Considerations — Canadian Federal Income Tax Considerations to Terra Shareholders" and "Information About Tax Considerations — United States Federal Tax Considerations to Terra Shareholders". Terra Shareholders should consult their own financial and tax advisors with respect to their particular circumstances.

Comparative Per Share Data

        The following tables set forth certain historical per share data for Terra and Optimal. These quotations reflect inter-dealer prices without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions.

	Optimal Class "A" Shares
	High	Low
	(U.S.$)	(U.S.$)
Fiscal Year Ended December 31, 2002
Quarter ended March 31, 2002	$36.15	$13.86
Quarter ended June 30, 2002	17.50	7.29
Quarter ended September 30, 2002	8.45	6.69
Quarter ended December 31, 2002	7.68	5.57
Fiscal Year Ended December 31, 2003
Quarter ended March 31, 2003	6.50	5.67
Quarter ended June 30, 2003	8.35	5.75
Quarter ended September 30, 2003	9.67	6.30
Quarter ended December 31, 2003	9.00	7.00
Month ended
October 31, 2003	9.00	7.50
November 30, 2003	8.35	7.00
December 31, 2003	8.93	7.34
January 31, 2004	9.20	7.67
February 29, 2004	9.10	7.20
March 1 through March 4, 2004	7.73	7.50
	Terra Common Shares
	High	Low
	(Cdn.$)	(Cdn.$)
Fiscal Year Ended March 31, 2002
Quarter ended March 31, 2002	$13.70	$6.50
Fiscal Year Ended March 31, 2003
Quarter ended June 30, 2002	6.50	1.70
Quarter ended September 30, 2002	3.50	1.10
Quarter ended December 31, 2002	2.80	1.50
Quarter ended March 31, 2003	2.80	1.40
Fiscal Year Ending March 31, 2004
Quarter ended June 30, 2003	3.30	1.80
Quarter ended September 30, 2003	5.20	2.12
Quarter ended December 31, 2003	4.51	3.35
Month ended
October 31, 2003	4.25	3.35
November 30, 2003	4.51	3.71
December 31, 2003	4.15	3.56
January 31, 2004	5.60	3.70
February 29, 2004	5.40	4.40
March 1 through March 4, 2004	4.70	4.50

The U-Scan Sale

Overview of Sale of U-Scan Business

        On March 4, 2004, Optimal, Optimal Robotics Inc., Optimal Robotics Plc., NCR, NCR Canada Ltd. and NCR Limited (UK) entered into the U-Scan Purchase Agreement pursuant to which Optimal has agreed, subject to the approval of Optimal Shareholders and other conditions, to the U-Scan Sale. See "Description of the U-Scan Sale".

Reasons for the U-Scan Sale and Recommendation to Optimal Shareholders

        The sale of the U-Scan business is consistent with Optimal management's strategy of repositioning Optimal as a payments and services leader and the Optimal Board considers that it is the best possible outcome for Optimal's self-checkout customers and employees for the business to be sold to a recognized leader in retail solutions, such as NCR.

        The Optimal Board has unanimously determined that the U-Scan Sale is in the best interests of Optimal and has unanimously approved the U-Scan Purchase Agreement. In reaching this conclusion, the Optimal Board considered, among other things, the following:

  •
  Over the last several years, Optimal has continued to confront a weak capital spending environment for retail technology. This fact, combined with a significantly more competitive landscape in the self-checkout market, negatively impacted sales of U-Scan systems, depressed gross margins and caused financial results to suffer. Despite multiple efforts to reshape the organization to deal with tougher economic realities, it remained difficult to restore self-checkout revenues to levels that would return that business to profitability.

  •
  The decision to exit the business upon which Optimal was founded was extremely difficult. However, Optimal could not ignore the new realities of the heightened competitiveness in the self-checkout marketplace. Building upon a strategic plan to reposition Optimal, Optimal chose to cut its ties to the past, further enhance its already strong balance sheet and focus on building a payments and services leader.

        Accordingly, the Optimal Board unanimously recommends that the Optimal Shareholders vote "FOR" the approval of the Optimal U-Scan Sale Resolution.

        See "Description of the U-Scan Sale — Reasons for U-Scan Sale and Recommendation to Optimal Shareholders".

The U-Scan Purchase Agreement

        The following is a summary of the material provisions of the U-Scan Purchase Agreement entered into between Seller and Buyer on March 4, 2004.

  Purchase Price

        Seller has entered into the U-Scan Purchase Agreement with Buyer pursuant to which Buyer has agreed to purchase all of the assets needed to operate the U-Scan self-checkout business for a purchase price of $30,000,000 plus the assumption of certain current liabilities, obligations to certain employees and other liabilities reflected on the closing balance sheet of the U-Scan self-checkout business.

        The purchase price is subject to adjustment post-closing and will be (i) increased by the amount by which the difference on the closing date between the book value of the purchased assets (excluding certain inventory) and the assumed liabilities exceeds $14,500,000 or (ii) decreased by the amount by which the difference on the closing date between the book value of the purchased assets (excluding certain inventory) and the assumed liabilities is less than $14,500,000. The purchase price is subject to further adjustment post-closing to the extent that the book value of certain inventory on the closing date exceeds by more than $200,000 the book value found by the Buyer during its closing date inventory.

  Conditions of Closing

        The U-Scan Sale is scheduled to close on or about April 9, 2004 after satisfaction of the conditions of closing under the U-Scan Purchase Agreement and, in any event, not later than April 30, 2004.

        The conditions of closing include the requirements that (i) Optimal Shareholders shall have approved the U-Scan Sale, (ii) there is no material breach in the representations, warranties or covenants contained in the U-Scan Purchase Agreement, (iii) Buyer has reached agreement with certain Seller employees and (iv) specified third party consents are obtained.

  Non-Competition and Non-Solicitation

        Seller has agreed that, for a period of five years following the closing of the U-Scan Sale, it will not, subject to customary exceptions, directly or indirectly, compete with the U-Scan self-checkout business anywhere in the world. Seller has also agreed that, for a period of three years following the closing of the U-Scan Sale, it will not, subject to customary exceptions, directly or indirectly, hire or attempt to hire any of Seller's employees who accept employment with Buyer on the closing of the U-Scan Sale.

  No Solicitation and Break Fee

        Seller has agreed that it will not, and will not permit any of its officers, directors, employees or agents, to solicit, initiate or encourage inquiries or proposals, or provide any information or participate in any negotiations or discussions leading to any proposal, concerning any acquisition or purchase of all of the assets or stock of Seller, any merger or consolidation of Seller or any of its subsidiaries with any third party, which might reasonably be expected to interfere with the completion of the U-Scan Sale. However, the Optimal Board may take action, including entering into a Fiduciary Transaction. Seller must immediately notify NCR regarding any contact between Seller, its subsidiaries or their respective representatives and any other person or entity regarding such offer or proposal or any related inquiry.

        Upon the closing of a Fiduciary Transaction or if Seller breaches the above described no solicitation covenant and enters into a letter of intent or other agreement to sell the U-Scan Business or its assets within a six-month period from the date of such breach, Seller has agreed to pay to NCR a break fee of $3 million.

  Termination of the U-Scan Purchase Agreement

        The U-Scan Purchase Agreement may be terminated on or prior to closing in certain circumstances, including: (i) by the mutual agreement of Buyer and Seller; (ii) by either Buyer or Seller, if the U-Scan Sale shall not have been consummated by April 30, 2004; (iii) by either Buyer or Seller, if any court of competent jurisdiction in the United States or other United States federal or state governmental entity, or in Canada, or in any other country, shall have issued an order, decree or ruling, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated by the U-Scan Purchase Agreement; (iv) by Buyer, if Seller breaches or fails to perform in any material respect any representation, warranty, covenant or other agreement set forth in the U-Scan Purchase Agreement; (v) by Seller, if Buyer breaches or fails to perform in any material respect any representation, warranty, covenant or other agreement set forth in the U-Scan Purchase Agreement; and (vi) by Optimal, if the Optimal Board shall have accepted an offer from any other person in accordance with the terms and conditions described under "No Solicitation and Break Fee".

        See "Description of The U-Scan Sale — The U-Scan Purchase Agreement".

Summary of Financial Information

        The following data should be read in conjunction with (i) the unaudited pro forma consolidated financial statements of Optimal giving effect to the acquisition of Terra and the U-Scan Sale included in Annex K to this Joint Proxy Statement, (ii) the unaudited pro forma consolidated financial statements of Optimal giving effect to the acquisition of Terra without the U-Scan Sale, included in Annex L to this Joint Proxy Statement, (iii) the unaudited pro forma consolidated financial statements of Optimal giving effect to the U-Scan Sale without the acquisition of Terra, included in Annex M to this Joint Proxy Statement, (iv) the unaudited pro forma consolidated financial statements of Optimal giving effect to the acquisition of RBA without giving effect to the U-Scan Sale nor the acquisition of Terra, included in Annex N to this Joint Proxy Statement; (v) the audited consolidated financial statements of Optimal, including the notes thereto, included in Annex H to this Joint Proxy Statement, (vi) the unaudited financial statements of RBA, including the notes thereto, included in Annex I to this Joint Proxy Statement, and (vii) the consolidated financial statements of Terra, including the notes thereto, included in Annex J to this Joint Proxy Statement. The unaudited pro forma financial data are not necessarily indicative of (a) the operating results that would have occurred had the Combination and/or the U-Scan Sale, or neither of them, as the case may be, been completed at the beginning of the earliest period presented and should not be construed as indicative of future operations or (b) the financial position of Optimal that would result had the Combination and/or the U-Scan Sale, or neither of them, as the case may be, been completed at December 31, 2003.

Summary of Unaudited Pro Forma Consolidated Financial Data of Optimal and giving effect to the Acquisition of Terra and the U-Scan Sale

        The following table sets forth a summary of unaudited pro forma consolidated financial data which is presented to give effect to the acquisition of Terra by Optimal and the U-Scan Sale in accordance with Canadian GAAP. The unaudited pro forma consolidated financial statements have been prepared using the audited consolidated financial statements of Optimal and the unaudited consolidated financial statements of Terra and the unaudited financial statements of RBA. Due to different fiscal periods, the unaudited pro forma consolidated financial information of Optimal and Terra for the twelve month period ended December 31, 2003 combines the audited results of Optimal for the year ended December 31, 2003 and the unaudited results of Terra for the twelve months ended December 31, 2003. These pro forma consolidated financial statements also include the unaudited results of RBA for the nine month period ended September 30, 2003, which is the period prior to its acquisition by Optimal.

        The unaudited pro forma consolidated financial data does not reflect any cost savings or other synergies that may result from the acquisition of Terra and are not necessarily indicative of future results of operations or financial position. The unaudited pro forma consolidated financial data is presented in accordance with Canadian GAAP in U.S. dollars. Accounting policies used in the preparation of the pro forma consolidated financial statements are in accordance with those used in the preparation of the audited financial statements of Optimal at December 31, 2003 and for the year then ended. The unaudited pro forma consolidated financial data should be read in conjunction with the unaudited pro forma consolidated financial statements included in Annex K to this Joint Proxy Statement and the audited consolidated financial statements of Optimal, the unaudited financial statements of RBA and the unaudited consolidated financial statements of Terra, including the notes thereto, in Annexes H, I and J to this Joint Proxy Statement, respectively.

Year ended December 31, 2003
Income Statement Data:
Revenues	$75,830,632
Cost of sales	46,108,471

Gross margin	29,722,161
Expenses:
Selling, general and administrative	26,864,436
Amortization	7,758,967
Operating lease	2,380,443
Other	1,163,589

38,167,435

Loss before income taxes	(8,445,274)
Income tax recovery	(4,126,247)

Net loss	$(4,319,027)

Loss per share (basic and diluted)	$(0.19)

December 31, 2003
Balance Sheet Data:
Assets:
Cash and cash equivalents	$101,983,552
Cash and cash equivalents — restricted	24,224,698
Short-term investments	74,301,582
Total current assets	213,100,348
Goodwill and other intangible assets	55,563,680
Total assets	292,905,307
Liabilities and shareholders' equity:
Customer reserves	77,746,054
Total current liabilities	110,243,710
Total shareholders' equity	182,532,014

Summary of Unaudited Pro Forma Consolidated Financial Data of Optimal giving effect to the Acquisition of Terra without the U-Scan Sale

        The following table sets forth a summary of unaudited pro forma consolidated financial data which is presented to give effect to the acquisition of Terra by Optimal without the U-Scan Sale in accordance with Canadian GAAP. The unaudited pro forma consolidated financial statements have been prepared using the audited consolidated financial statements of Optimal, the unaudited consolidated financial statements of Terra and the unaudited financial statements of RBA. Due to different fiscal periods, the unaudited pro forma consolidated financial information of Optimal and Terra for the twelve month period ended December 31, 2003 combines the audited results of Optimal for the year ended December 31, 2003 and the unaudited results of Terra for the twelve months ended December 31, 2003. These pro forma consolidated financial statements also include the unaudited results of RBA for the nine month period ended September 30, 2003, which is the period prior to its acquisition by Optimal.

        The unaudited pro forma consolidated financial data does not reflect any cost savings or other synergies which may result from the Combination and are not necessarily indicative of future results of operations or financial position. The unaudited pro forma consolidated financial data is presented in accordance with Canadian GAAP in U.S. dollars. Accounting policies used in the preparation of the pro forma consolidated financial statements are in accordance with those used in the preparation of the audited consolidated financial statements of Optimal at December 31, 2003 and for the year then ended. The unaudited pro forma consolidated financial data should be read in conjunction with the unaudited pro forma consolidated financial statements included in Annex L to this Joint Proxy Statement and the audited consolidated financial statements of Optimal, the unaudited financial statements of RBA and the unaudited consolidated financial statements of Terra, including the notes thereto, in Annexes H, I and J to this Joint Proxy Statement, respectively.

Year ended December 31, 2003
Income Statement Data:
Revenues	$131,290,050
Cost of sales	83,602,680

Gross margin	47,687,370
Expenses:
Selling, general and administrative	43,727,118
Amortization	9,919,031
Operating lease	3,517,835
Other	2,452,736

59,616,720
Loss before income taxes	(11,929,350)
Income tax recovery	(5,476,247)

Net loss	$(6,453,103)

Loss per share (basic and diluted)	$(0.29)

December 31, 2003
Balance Sheet Data:
Assets:
Cash and cash equivalents	$71,983,552
Cash and cash equivalents — restricted	24,224,698
Short-term investments	74,301,582
Total current assets	208,425,101
Goodwill and other intangible assets	57,156,102
Total assets	294,181,339
Liabilities and shareholders' equity:
Customer reserves	77,746,054
Total current liabilities	113,760,687
Total shareholders' equity	180,291,069

Summary of Unaudited Pro Forma Consolidated Financial Data of Optimal giving effect to the U-Scan Sale without the Acquisition of Terra

        The following table sets forth a summary of unaudited pro forma consolidated financial data which is presented to give effect to the U-Scan Sale without the acquisition of Terra in accordance with Canadian GAAP. The unaudited pro forma consolidated financial statements have been prepared using the audited consolidated financial statements of Optimal and the unaudited financial statements of RBA. These pro forma consolidated financial statements also include the unaudited results of RBA for the nine month period ended September 30, 2003, which is the period prior to its acquisition by Optimal.

        The unaudited pro forma consolidated financial data is not necessarily indicative of future results of operations or financial position. The unaudited pro forma consolidated financial data is presented in accordance with Canadian GAAP in U.S. dollars. Accounting policies used in the preparation of the pro forma consolidated financial statements are in accordance with those used in the preparation of the audited consolidated financial statements of Optimal at December 31, 2003 and for the year then ended. The unaudited pro forma consolidated financial data should be read in conjunction with the unaudited pro forma consolidated financial statements included in Annex M to this Joint Proxy Statement, the audited consolidated financial statements of Optimal and the unaudited financial statements of RBA, including the notes thereto, in Annexes H and I to this Joint Proxy Statement, respectively.

Year ended December 31, 2003
Income Statement Data:
Revenues	$33,864,167
Cost of sales	26,462,378

Gross margin	7,401,789
Expenses:
Selling, general and administrative	11,103,971
Amortization	2,310,674
Operating lease	1,631,455
Other	31,232

15,077,332

Loss before income taxes	(7,675,543)
Income tax recovery	(2,832,000)

Net loss	$(4,843,543)

Loss per share (basic and diluted)	$(0.32)

December 31, 2003
Balance Sheet Data:
Assets:
Cash and cash equivalents	$34,211,964
Short-term investments	74,301,582
Total current assets	119,539,530
Goodwill and other intangible assets	10,517,416
Total assets	134,266,293
Liabilities and shareholders' equity:
Total current liabilities	18,603,127
Total shareholders' equity	115,533,583

Summary of Unaudited Pro Forma Consolidated Financial Data of Optimal giving effect to acquisition of RBA without the U-Scan Sale nor the Acquisition of Terra

        The following table sets forth a summary of unaudited pro forma consolidated financial data which is presented to give effect to the acquisition of RBA without the U-Scan Sale or the acquisition of Terra in accordance with Canadian GAAP. The unaudited pro forma consolidated financial statements have been prepared using the audited consolidated financial statements of Optimal and the unaudited financial statements of RBA. These pro forma consolidated financial statements also include the unaudited results of RBA for the nine month period ended September 30, 2003, which is the period prior to its acquisition by Optimal.

        The unaudited pro forma consolidated financial data is not necessarily indicative of future results of operations or financial position. The unaudited pro forma consolidated financial data is presented in accordance with Canadian GAAP in U.S. dollars. Accounting policies used in the preparation of the pro forma consolidated financial statements are in accordance with those used in the preparation of the audited consolidated financial statements of Optimal at December 31, 2003 and for the year then ended. The unaudited pro forma consolidated financial data should be read in conjunction with the unaudited pro forma consolidated financial statements included in Annex N to this Joint Proxy Statement and the audited consolidated financial statements of Optimal and the unaudited financial statements of RBA, including the notes thereto, in Annexes H and I to this Joint Proxy Statement, respectively.

Year ended December 31, 2003
Income Statement Data:
Revenues	$89,323,585
Cost of sales	63,956,587

Gross margin	25,366,998
Expenses:
Selling, general and administrative	27,966,653
Amortization	4,470,738
Operating lease	2,768,847
Other	1,320,379

36,526,617

Loss before income taxes	(11,159,619)
Income tax recovery	(4,182,000)

Net loss	$(6,977,619)

Loss per share (basic and diluted)	$(0.47)

December 31, 2003
Balance Sheet Data:
Assets:
Cash and cash equivalents	$4,211,964
Short-term investments	74,301,582
Total current assets	114,864,283
Goodwill and other intangible assets	12,109,838
Total assets	135,542,325
Liabilities and shareholders' equity:
Total current liabilities	22,120,104
Total shareholders' equity	113,292,638

Summary Historical Financial Data of Optimal

        The following table sets forth a summary of audited financial data for Optimal for each of the years ended December 31, 2003, 2002 and 2001. The summary audited financial data is presented in accordance with Canadian GAAP in U.S. dollars. The data set forth below should be read in conjunction with the audited consolidated financial statements of Optimal, including the notes thereto, included in Annex H to this Joint Proxy Statement.

	Year ended December 31, 2003
	2003	2002	2001
Income Statement Data:
Revenues	$67,187,900	$75,717,591	$101,421,243
Cost of sales	45,421,729	50,261,337	63,158,749

Gross margin	21,766,171	25,456,254	38,262,494
Expenses (income):
Selling, general and administrative	25,905,607	29,012,307	18,441,868
Amortization	3,065,411	2,655,820	1,538,366
Operating lease	1,970,834	1,550,962	1,210,201
Other	895,711	505,358	(1,833,632)

	31,837,563	33,724,447	19,356,803

(Loss) earnings before income taxes	(10,071,392)	(8,268,193)	18,905,691
Income taxes (recovery)	(3,903,000)	(2,940,963)	9,600,000

Net (loss) earnings	$(6,168,392)	$(5,327,230)	$9,305,691

Earnings (loss) per share:
Basic	$(0.41)	$(0.35)	$0.63
Diluted	(0.41)	(0.35)	0.60

	December 31, 2003	December 31, 2002
Balance Sheet Data:
Cash and cash equivalents	$4,211,964	$9,615,348
Short-term investments	74,301,582	76,146,586
Total current assets	114,864,283	117,178,610
Goodwill and other intangible assets	12,109,838	4,399,924
Total current liabilities	22,120,104	8,528,834
Total shareholders' equity	113,292,638	119,461,030

Summary Historical Financial Data of RBA

        The following table sets forth a summary of historical financial data for RBA (the assets of which have been acquired by Optimal, see "Certain Information Concerning the Parties to the Combination — Information Concerning Optimal — Recent Developments") for the nine month period ended September 30, 2003 and for each of the years ended December 31, 2002, 2001 and 2000. The summary historical financial data are presented in accordance with Canadian GAAP in Canadian dollars. The data set forth below should be read in conjunction with the unaudited financial statements of RBA, including the notes thereto, included in Annex I to this Joint Proxy Statement.

		Year ended December 31, 2003
	Nine months ended September 30, 2003
		2002	2001	2000
	(9 months) (unaudited)	(12 months) (audited)	(12 months) (audited)	(12 months) (audited)
	(expressed in Canadian dollars)
Income Statement Data:
Revenues	$31,491,826	$39,394,055	$38,996,480	$43,090,158
Operating expenses:
Direct costs, selling, general and administrative	29,381,313	39,004,041	38,217,146	39,744,439
Amortization	1,198,261	1,540,072	1,433,965	1,296,775
Other	946,298	997,790	1,119,768	1,226,932

	31,525,872	41,541,903	40,770,879	42,268,146

(Loss) earnings before income taxes	(34,046)	(2,147,848)	(1,774,399)	822,012
Income tax (recovery) expense	—	—	(383,445)	298,276

Net (loss) earnings	$(34,046)	$(2,147,848)	$(1,390,954)	$523,736

	September 30, 2003	December 31, 2002	December 31, 2001	December 31, 2000
	(unaudited)	(audited)	(audited)	(audited)
Balance Sheet Data:
Cash	$626,933	$—	$—	$—
Total current assets	10,246,789	11,881,666	8,753,843	11,488,015
Total assets	13,764,731	16,333,407	13,964,057	15,947,453
Total current liabilities	11,850,588	12,691,167	8,901,007	9,640,264
Long-term debt	2,772,747	4,634,398	3,907,825	3,399,692
Total shareholders' equity	(858,604)	(992,158)	1,155,225	2,527,477

Anticipated Accounting Treatment

        Optimal, as the accounting acquirer, will account for the Combination with Terra using the purchase method of accounting under Canadian GAAP and the U-Scan Sale will be presented as discontinued operations as required under Canadian GAAP.

Summary Historical Consolidated Financial Data of Terra

        The following table sets forth summary audited consolidated financial data for Terra for each of the three years ended March 31, 2001, 2002 and 2003 and as at March 31, 2001, 2002 and 2003 and the unaudited financial data for nine months ended December 31, 2002 and 2003 and as at December 31, 2002 and 2003. Terra's historical consolidated financial statements are prepared in accordance with Canadian GAAP and expressed in Canadian dollars.

        The data set forth below should be read in conjunction with the unaudited consolidated financial statements of Terra, including the notes thereto in Annex J to this Joint Proxy Statement.

	(In thousand of Canadian dollars, except per share amounts)
	As at and for the nine months ended December 31		As at and for the years ended March 31
	2003	2002	2003	2002	2001
	(unaudited)	(unaudited)
Revenues	$46,582	$34,436	$47,339	$80,386	$77,584
Earnings (loss) before discontinued operations	3,477	(25,579)	(24,634)	(2,585)	(87,312)
Earnings (loss) per share before discontinued operations	0.26	(2.43)	(2.34)	(0.24)	(8.68)
Net earnings (loss)	3,477	(27,348)	(26,403)	(2,891)	(87,742)
Basic earnings (loss) per share(1)	0.26	(2.60)	(2.51)	(0.27)	(8.72)
Diluted earnings (loss) per share(1)	0.26	(2.60)	(2.51)	(0.27)	(8.72)
Total assets	147,260	90,564	104,189	133,072	138,942
Total long-term financial liabilities	$90	$619	$411	$1,617	$2,337

(1)
Based on the weighted average number of shares.

        The following table sets forth summary unaudited financial data for Terra for each of the eight most recently completed quarters ending at the end of the most recently completed financial year.

Last eight quarters (unaudited)

Quarter	Revenue	Earnings (Loss) Before Discontinued Operations	Earnings (Loss) per Share Before Discontinued Operations(1)	Net Earnings (Loss)	Net Earnings (Loss) per Share(1)	Diluted Net Earnings (Loss) per Share
	(In thousands of Canadian dollars, except per share data)
Fiscal 2003
First	11,531	(4,900)	(0.47)	(4,922)	(0.47)	(0.47)
Second	10,243	(20,085)	(1.91)	(21,832)	(2.08)	(2.08)
Third	12,662	(594)	(0.05)	(594)	(0.05)	(0.05)
Fourth	12,903	945	0.09	945	0.09	0.09
Fiscal 2002
First	25,586	1,050	0.10	1,041	0.10	0.10
Second	19,147	1,006	0.10	1,003	0.10	0.10
Third	19,422	600	0.06	534	0.05	0.05
Fourth	16,231	(5,241)	(0.50)	(5,469)	(0.52)	(0.52)

(1)
Based on the weighted average number of shares outstanding during the year.

  Dividends

        To date, Terra has not paid any dividends on the Terra Shares, its policy being to apply its earnings towards it continued expansion. The future payment of dividends will depend on financing requirements, the financial condition of Terra and other factors, which the Terra Board in its sole discretion, may consider appropriate.

THE OPTIMAL ANNUAL AND SPECIAL MEETING — INFORMATION FOR OPTIMAL SHAREHOLDERS

Solicitation and Voting of Proxies

        The accompanying Optimal proxy is solicited by management of Optimal for use at the Optimal Meeting to be held at 11:00 a.m. (Eastern Time) on April 6, 2004 at the Marriott Château Champlain, Salon Cartier B, 1050 de la Gauchetière Street West, Montréal, Québec, H3B 4C9, Canada. Optimal anticipates that it will solicit proxies from Optimal Shareholders for use at the Optimal Meeting to help ensure that the requisite approval from Optimal Shareholders is obtained. The solicitation of proxies will be primarily by mail but proxies may also be solicited personally or by telephone, electronic mail or telecopier by Optimal's directors, officers and employees of Terra and Optimal without special compensation. Terra and Optimal will each bear their own costs of solicitation of proxies, except that Terra and Optimal will share equally all out-of-pocket expenses (other than fees and expenses of attorneys, accountants, investment bankers and other advisors) incurred in connection with the printing and filing of this Joint Proxy Statement and any filings or applications with any governmental entity relating to the Combination. Please see "The Combination — Estimated Costs". Record holders such as brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to Beneficial Shareholders of Optimal and to request authority for the exercise of proxies, and, upon request of such Beneficial Shareholders of Optimal, they will be reimbursed for their reasonable expenses incurred in sending proxy materials to Beneficial Shareholders of Optimal. Optimal may retain a soliciting dealer to aid in the solicitation of proxies and verify records related to the solicitation. In such event, Optimal anticipates that it will pay the investment dealer or broker the fees customary for such a solicitation, subject to mutually agreed upon minimum and maximum amounts.

        The Optimal Board has fixed March 5, 2004 as the record date for determining those Optimal Shareholders who shall be entitled to receive notice of and to vote at the Optimal Meeting. As of the close of business on March 5, 2004, there were 14,936,235 Optimal Shares outstanding.

        To be effective, proxies must be received by Computershare Trust Company of Canada not later than 5:00 p.m. (Eastern time) on April 2, 2004, or, if the Optimal Meeting is adjourned or postponed, not later than 48 hours (excluding Saturdays, Sundays and bank holidays) before the time of the adjourned or postponed Optimal Meeting or any further adjournment or postponement thereof.

Purpose of the Optimal Meeting

        The purpose of the Optimal Meeting is to:

  1.
  consider and, if deemed advisable, to pass the Optimal Combination Resolution;

  2.
  consider and, if deemed advisable, to pass, with or without variation, the Optimal U-Scan Sale Resolution;

  3.
  consider and, if deemed advisable, to pass, with or without variation, the Name Resolution;

  4.
  consider and, if deemed advisable, to pass, with or without variation, the Directors Resolution;

  5.
  elect three (3) directors;

  6.
  re-appoint KPMG LLP, chartered accountants as the independent auditors of Optimal and to authorize the Audit Committee of the Optimal Board to fix their remuneration; and

  7.
  transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

        The Combination and the U-Scan Sale are distinct and unrelated transactions. If the Combination is approved by the Terra Shareholders and the Optimal Shareholders and the U-Scan Sale is not approved by the Optimal Shareholders, the Combination will be completed and the U-Scan Sale will not, and vice versa. Please see "Information Concerning Optimal Post-Combination and U-Scan Sale — Pro Forma Financial Information" for selected pro forma financial information of Optimal illustrating how each scenario will impact Optimal, as well as the pro forma financial statements in Annexes K, L, M and N to this Joint Proxy Statement.

Advice to Beneficial Shareholders of Optimal

        The information set forth in this section is important to Beneficial Shareholders of Optimal. Beneficial Shareholders of Optimal should note that only proxies deposited by Optimal Shareholders whose names appear on the records of Optimal as registered shareholders can be recognized and acted upon at the Optimal Meeting. If Optimal Shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those Optimal Shares will not be registered in the shareholder's name on the records of Optimal. Such Optimal Shares will more likely be registered under the name of the shareholder's broker or a nominee of that broker. In Canada, the vast majority of these shares are registered under the name of CDS & Co. (the registration name for the Canadian Depository for Securities), which acts as nominee for many Canadian brokerage firms. In the United States, shares are often registered under the name of CEDE & Co. (the registration name for The Depository Trust Company), which acts as nominee for many U.S. brokerage firms. Optimal Shares held by brokers or their nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder of Optimal.

        Applicable regulatory policy requires brokers to seek voting instructions from Beneficial Shareholders of Optimal in advance of shareholders' meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Shareholders of Optimal in order to ensure that their Optimal Shares are voted at the Optimal Meeting. Often the form of proxy supplied to a Beneficial Shareholder of Optimal by his/her broker is identical to the form of proxy provided by Optimal to the registered shareholders. However, its purpose is limited to instructing the registered shareholder how to vote on behalf of the Beneficial Shareholder of Optimal. The majority of brokers now delegate responsibility for obtaining instructions from clients to ADP. ADP typically prepares a machine-readable proxy form, mails those forms to the Beneficial Shareholders of Optimal and asks Beneficial Shareholders of Optimal to return the proxy forms to ADP. ADP then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Optimal Shares at the Optimal Meeting.

        A Beneficial Shareholder of Optimal receiving a proxy form from ADP cannot use that proxy to vote Optimal Shares directly at the Optimal Meeting. The proxy must be returned to ADP well in advance of the Optimal Meeting in order to have the Optimal Shares represented by such proxy voted.

Appointment of Proxy and Discretionary Authority

        Optimal Shareholders have the right to appoint a person who need not be an Optimal Shareholder, other than persons designated in the form of proxy accompanying this Joint Proxy Statement, as nominee to attend and act for and on behalf of such Optimal Shareholder at the Optimal Meeting and may exercise such right by inserting the name of such person in the blank space provided on the form of proxy.

        The form of proxy accompanying this Joint Proxy Statement confers discretionary authority upon the proxy nominees with respect to amendments or variations to the matters identified in the accompanying notice of the Optimal Meeting and other matters which may properly come before the Optimal Meeting.

        The persons named in the enclosed form of proxy will vote the Optimal Shares in respect of which they are appointed in accordance with the directions of the Optimal Shareholders appointing them. IN THE ABSENCE OF SUCH DIRECTIONS, SUCH OPTIMAL SHARES WILL BE VOTED "FOR" THE APPROVAL OF: 1. THE OPTIMAL COMBINATION RESOLUTION; 2. THE OPTIMAL U-SCAN SALE RESOLUTION; 3. THE NAME RESOLUTION; 4. THE DIRECTORS RESOLUTION; 5. THE ELECTION OF MESSRS. HENRY M. KARP, LEON P. GARFINKLE AND JONATHAN J. GINNS AS DIRECTORS OF OPTIMAL; AND 6. THE RE-APPOINTMENT OF KPMG LLP, CHARTERED ACCOUNTANTS, AS INDEPENDENT AUDITORS OF OPTIMAL.

        Management of Optimal knows of no matters to come before the Optimal Meeting other than the matters referred to in the accompanying notice of the Optimal Meeting. However, if any other matters which are not now known to management should properly come before the Optimal Meeting, the Optimal Shares represented by proxies granted to the proxy nominees will be voted on such matters in accordance with the best judgment of the proxy nominee.

Revocation of Proxies

        Proxies given by Optimal Shareholders for use at the Optimal Meeting may be revoked at any time prior to their use. An Optimal Shareholder giving a proxy may revoke the proxy (i) by instrument in writing executed by the Optimal Shareholder or by his or her attorney authorized in writing, or, if the Optimal Shareholder is a corporation, under its corporate seal by an officer or attorney thereof duly authorized indicating the capacity under which such officer or attorney is signing, and delivering it either at the registered office of Optimal (as set forth in this Joint Proxy Statement) or with Computershare Trust Company of Canada at any time up to and including 5:00 p.m. (Eastern time) on the last business day preceding the day of the Optimal Meeting, or any adjournment or postponement thereof, or with the chairman of the Optimal Meeting on the day of the Optimal Meeting or adjournment or postponement thereof, or (ii) in any other manner permitted by law.

Quorum and Voting Rights

        Two persons present in person, being Optimal Shareholders or proxy holders, representing 10% of the outstanding Optimal Shares constitutes a quorum for the transaction of business at the Optimal Meeting. If a quorum is not present, the Optimal Meeting may be postponed or adjourned to allow additional time for obtaining additional proxies or votes. At any subsequent reconvening of the Optimal Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Optimal Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the subsequent meeting.

        Each Optimal Share entitles its owner to one vote on all matters presented at the Optimal Meeting. Approval of the Optimal Combination Resolution requires the affirmative vote of a majority of the total votes cast by Optimal Shareholders present (in person or by proxy) and entitled to vote at the Optimal Meeting. Approval of each of (i) the Optimal U-Scan Sale Resolution, (ii) the Name Resolution and (iii) the Directors Resolution, requires the affirmative vote at least 66 2/3% of the total votes cast by the Optimal Shareholders present (in person or by proxy) and entitled to vote at the Optimal Meeting.

Principal Holders of Optimal Shares

        As at February 27, 2004, to the knowledge of the directors and officers of Optimal, the following is the only Person who beneficially owned, directly or indirectly, or exercised control or direction over Optimal Shares carrying more than 10% of the voting rights attached to the outstanding Optimal Shares:

Name of Shareholder	Number of Optimal Shares	Percentage of Optimal Shares Outstanding
Cramer Rosenthal McGlynn, LLC	1,904,400	12.75

        See "Certain Information about the Parties to the Combination — Information Concerning Optimal — Security Ownership of Certain Beneficial Owners and Management".

Optimal Combination Resolution

        Optimal is submitting the Combination for approval by Optimal Shareholders in accordance with the NASDAQ Marketplace Rules. The NASDAQ Marketplace Rules require shareholder approval prior to issuing or potentially issuing common stock or securities convertible into common stock in connection with the acquisition of or merger with another company if either the number of shares to be issued or potentially issued in connection with the transaction either (a) equals or exceeds 20% or more of the common stock outstanding before the transaction or (b) constitutes voting power equal to or in excess of 20% of the voting power outstanding before the transaction.

        Under the terms of the Combination Agreement and the Amalgamation Agreement, Optimal will issue 0.4532 of an Optimal Share in exchange for each Terra Share. In addition, Optimal will assume all Terra Options and Terra Warrants, which may result in Optimal issuing additional Optimal Shares. As of February 25, 2004, there were 15,980,548 Terra Shares issued and outstanding and 3,026,163 Terra Shares issuable under outstanding Terra Warrants and Terra Options. Assuming all New Optimal Warrants and New Optimal Options are exercised at the Effective Date, Terra Shareholders will own approximately 33% of the outstanding Optimal Shares at the Effective Time.

        Optimal will not issue fractional shares pursuant to the Amalgamation. As a result, the number of Optimal Shares each Terra Shareholder will receive will be rounded down to the nearest whole number and each Terra Shareholder will receive a cash payment without interest for the remaining fraction of an Optimal Share that the Terra Shareholder would otherwise have been entitled to receive, if any, based on the closing price per Optimal Share on the business day immediately preceding the Effective Date.

        If Optimal were to consummate the Combination without Optimal Shareholder approval, Optimal's Shares could not remain listed on the NASDAQ.

        The Optimal Board has determined that the Combination is in the best interests of Optimal and unanimously recommends that Optimal Shareholders vote "FOR" the approval of the Optimal Combination Resolution.

        PROXIES RECEIVED PURSUANT TO THIS SOLICITATION WILL BE VOTED "FOR" THE OPTIMAL COMBINATION RESOLUTION, UNLESS THE OPTIMAL SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS OR HER OPTIMAL SHARES ARE TO BE VOTED AGAINST SAID RESOLUTION.

Optimal U-Scan Sale Resolution

        Optimal is submitting the U-Scan Sale for approval by Optimal Shareholders pursuant to section 189 of the CBCA. Section 189 of the CBCA requires the sale, lease or exchange of all or substantially all of the property of a corporation other than in the ordinary course of business of the corporation to be approved by the shareholders by way of special resolution with the affirmative vote of at least 66 2/3% of the total votes cast by the Optimal Shareholders present (in person or by proxy) and entitled to vote at the Optimal Meeting.

        Under the terms of the U-Scan Purchase Agreement, if the U-Scan Sale is approved by Optimal Shareholders, Optimal will sell to NCR the assets relating to its U-Scan business in consideration of $30 million and the assumption of certain liabilities. The purchase price is subject to adjustments at the date of closing based on the net assets at that date.

        For more information about the U-Scan Sale, please see "Description of U-Scan Sale".

        The Optimal Board has determined that the U-Scan Sale is in the best interests of Optimal and unanimously recommends that Optimal Shareholders vote "FOR" the approval of the Optimal U-Scan Sale Resolution.

        PROXIES RECEIVED PURSUANT TO THIS SOLICITATION WILL BE VOTED "FOR" THE OPTIMAL U-SCAN SALE RESOLUTION, UNLESS THE OPTIMAL SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS OR HER OPTIMAL SHARES ARE TO BE VOTED AGAINST SAID RESOLUTION.

Other Meeting Matters

Change of Optimal's Name

        In order to reflect the recent diversification in Optimal's business activities, including the Combination with Terra and the U-Scan Sale, management has determined it to be in the best interests of Optimal that it change its name from OPTIMAL ROBOTICS CORP. to OPTIMAL GROUP INC., or any variation thereof. Optimal Shareholders will be asked to consider and, if deemed advisable, to pass, with or without variation, a special resolution authorizing the directors of Optimal to file articles of amendment in order to so change the name of Optimal.

        Pursuant to the CBCA, this special resolution must be passed by not less than 66 2/3% of the total votes cast by Optimal Shareholders present (in person or by proxy) and entitled to vote at the Optimal Meeting. The text of the special resolution required to be passed by Optimal Shareholders in order to change the name of Optimal is set forth in Annex B to the Joint Proxy Statement.

        PROXIES RECEIVED PURSUANT TO THIS SOLICITATION WILL BE VOTED "FOR" THE NAME RESOLUTION, UNLESS THE OPTIMAL SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS OR HER OPTIMAL SHARES ARE TO BE VOTED AGAINST SAID RESOLUTION.

        Once approved by Optimal Shareholders, management intends to implement the name change as expeditiously as possible.

Change in the Maximum Number of Directors

        Optimal's articles of continuance currently provide that Optimal shall have not less than three (3) nor more than nine (9) directors. Management has determined it to be in the best interests of Optimal to amend the articles of continuance of Optimal to provide that Optimal's maximum number of directors will be increased from nine (9) to thirteen (13). Optimal Shareholders will be asked to consider and, if deemed advisable, to pass, with or without variation, a special resolution authorizing the directors of Optimal to file articles of amendment in order to so amend the maximum number of directors.

        Pursuant to the CBCA, this special resolution must be passed by not less than 66 2/3% of the total votes cast by Optimal Shareholders present (in person or by proxy) and entitled to vote at the Optimal Meeting. The text of the special resolution required to be passed by Optimal Shareholders in order to amend the maximum number of directors is set forth in Annex C to the Joint Proxy Statement.

        PROXIES RECEIVED PURSUANT TO THIS SOLICITATION WILL BE VOTED "FOR" THE DIRECTORS RESOLUTION, UNLESS THE OPTIMAL SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS OR HER OPTIMAL SHARES ARE TO BE VOTED AGAINST SAID RESOLUTION.

        Once approved by the Optimal Shareholders, management intends to implement the change in the maximum number of directors as expeditiously as possible.

Election of Directors

        The Optimal Board has set the number of directors at eight, divided into three classes, two classes consisting of three directors each and one class consisting of two directors.

        Messrs. Henry M. Karp, Leon P. Garfinkle and Jonathan J. Ginns, as members of a single class of directors, have been elected to hold office until the close of the Optimal Meeting; Messrs. Holden L. Ostrin, James S. Gertler and Sydney Sweibel, as members of a single class of directors, have been elected to hold office until the close of Optimal's 2005 annual meeting of shareholders; and Messrs. Neil S. Wechsler and Thomas D. Murphy, as members of a single class of directors, have been elected to hold office until the close of Optimal's 2006 annual meeting of shareholders.

        At the Optimal Meeting, three directors shall be elected to hold office until the close of Optimal's 2007 annual meeting of shareholders.

        Management has nominated Messrs. Henry M. Karp, Leon P. Garfinkle and Johnathan J. Ginns, as a single class of directors, to hold office until the close of Optimal's 2007 annual meeting of shareholders. All of the management nominees have established their eligibility and willingness to serve as a director.

        For more information about Management's nominees as directors, see "Certain Information Concerning the Parties to the Combination — Information Concerning Optimal — Directors and Executive Officers".

        PROXIES RECEIVED PURSUANT TO THIS SOLICITATION WILL BE VOTED "FOR" THE ELECTION OF THE ABOVE NAMED NOMINEES AS DIRECTORS OF OPTIMAL, UNLESS THE OPTIMAL SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS OR HER OPTIMAL SHARES ARE TO BE WITHHELD FROM VOTING FOR THE ELECTION OF DIRECTORS. IF FOR ANY REASON ANY OF SUCH NOMINEES SHOULD BE UNABLE TO SERVE AS A DIRECTOR, SUCH PROXY WILL BE VOTED FOR A SUBSTITUTE NOMINEE IN HIS PLACE. As at the date hereof, management does not contemplate that any of the nominees will be unable to serve as a director.

Appointment of Auditors

        At the Optimal Meeting, it is proposed that Optimal Shareholders re-appoint KPMG LLP, chartered accountants, as auditors of Optimal until Optimal's next annual meeting of shareholders, at such remuneration as may be fixed by the Audit Committee of the Optimal Board.

        KPMG LLP has served as auditors to Optimal since June 21, 2001. Prior to that date, PricewaterhouseCoopers LLP served as auditors to Optimal.

        PROXIES RECEIVED PURSUANT TO THIS SOLICITATION WILL BE VOTED "FOR" THE APPOINTMENT OF KPMG LLP AS AUDITORS OF OPTIMAL, UNLESS THE OPTIMAL SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS OR HER OPTIMAL SHARES ARE TO BE WITHHELD FROM VOTING FOR THE APPOINTMENT OF SUCH AUDITORS.

Independent Auditors

        Representatives of KPMG LLP, Optimal's independent auditors, plan to attend the Optimal Meeting and will be available to answer questions. Its representatives will also have an opportunity to make a statement at the Optimal Meeting if they so desire.

Dissenting Shareholder Rights of Optimal Shareholders

        Section 190 of the CBCA provides Optimal Shareholders with the right to dissent from the U-Scan Sale Resolution. Any registered Optimal Shareholder who dissents from the U-Scan Sale Resolution in compliance with section 190 of the CBCA will be entitled, in the event the U-Scan Sale Resolution becomes effective, to be paid the fair value of the affected Optimal Shares held by such Dissenting Shareholder determined as of the close of business on the day before the U-Scan Sale Resolution is adopted. The right to dissent set out in section 190 of the CBCA, and reproduced in Annex G to the Joint Proxy Statement, is in addition to any other right the Optimal Shareholder may have under the Laws of Canada and its provinces or territories.

        An Optimal Shareholder may only exercise his or her dissent right in respect of Optimal Shares which are registered in that shareholder's name at the time of the Optimal Meeting and affected by the U-Scan Sale Resolution. In many cases, shares owned by a Beneficial Shareholder are registered either: (a) in the name of an intermediary that the Beneficial Shareholder deals with in respect of the shares (such as banks, trust companies, securities dealers and brokers, trustees or administrators of self-administered registered retirement savings plans (RRSPs), registered retirement income funds (RRIFs), registered education savings plans (RESPs) and similar plans, and their nominees); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited) of which the intermediary is a participant. Accordingly, a Beneficial Shareholder will not be entitled to exercise the right of dissent under section 190 directly (unless the shares are re-registered in the Beneficial Shareholder's name). A Beneficial Shareholder who wishes to exercise the right of dissent should immediately contact the intermediary who the Beneficial Shareholder deals with in respect of the Optimal Shares and either: (i) instruct the intermediary to exercise the right of dissent on the Beneficial Shareholder's behalf; or (ii) instruct the intermediary to re-register the shares in the name of the Beneficial Shareholder of Optimal, in which case the Beneficial Shareholder of Optimal could and would thereby have to exercise the right of dissent directly. In either case, the intermediary or the Beneficial Shareholder, as the case may be, must adhere strictly to the requirements of section 190.

        Section 190 provides that an Optimal Shareholder may only make a claim under that section with respect to all the Optimal Shares of the same class held and registered in the name of such shareholder or held on behalf of any one Beneficial Shareholder and registered in the Optimal Shareholder's name. Therefore, an Optimal Shareholder may not dissent with respect to a portion of the Optimal Shares in one class registered in his or her name.

        A registered Optimal Shareholder who seeks payment of the fair value of his or her Optimal Shares must send to Optimal c/o Computershare Investor Services Inc., by mail to P.O. Box 7021, 31 Adelaide Street East, Toronto, Ontario, M5C 3H2, or by registered mail, hand or courier to 100 University Avenue, 9th floor, Toronto, Ontario, M5J 2Y1, a Notice of Dissent at or before the time fixed for the Optimal Meeting. The sending of a Notice of Dissent does not deprive a registered Optimal Shareholder of his or her right to vote on the U-Scan Sale Resolution. However, the CBCA provides, in effect, that a registered Optimal Shareholder who has submitted a Notice of Dissent and who votes, either in person or by proxy, in favor of the U-Scan Sale Resolution will no longer be considered a dissenting shareholder with respect to that class of shares voted in favor of the U-Scan Sale Resolution. The CBCA does not provide, and Optimal will not assume that a vote, either in person or by proxy, against the U-Scan Sale Resolution, or an abstention therefrom, will constitute a Notice of Dissent but a registered Optimal Shareholder need not vote his or her Optimal Shares against the U-Scan Sale Resolution in order to dissent. Similarly, the revocation of a proxy conferring authority on the proxy holder to vote in favor of the U-Scan Sale Resolution does not constitute a Notice of Dissent; however, any proxy granted by a registered Optimal Shareholder who intends to dissent, other than a proxy that instructs the proxy holder to vote against the U-Scan Sale Resolution, should be validly revoked (see "The Optimal Annual and Special Meeting — Information for Optimal Shareholders — Revocation of Proxies") in order to prevent the proxy holder from voting such Optimal Shares in favor of the U-Scan Sale Resolution and thereby causing the Optimal Shareholder to forfeit his or her right to dissent.

        Optimal is required within ten (10) days after the adoption of the U-Scan Sale Resolution by the Optimal Shareholders, to notify in writing each Dissenting Shareholder that the U-Scan Sale Resolution has been adopted. Such notice is not required to be sent to any Optimal Shareholder who has voted for the U-Scan Sale Resolution or withdrew his or her objection to the said resolution.

        A Dissenting Shareholder who has not withdrawn his or her dissent notice must then within twenty (20) days after receiving notice of adoption of the U-Scan Sale Resolution or, if he or she does not receive such notice, within twenty (20) days after learning that the U-Scan Sale Resolution has been adopted, send to Optimal a written notice containing his or her name, address, and the number and class of Optimal Shares in respect of which he or she dissents, and a demand for payment of the fair value of such Optimal Shares.

        Within thirty (30) days after sending a demand for payment, the Dissenting Shareholder must send the certificates representing the Optimal Shares in respect of which he or she dissents to Optimal or its transfer agent. Optimal or the transfer agent shall endorse on the share certificates a notice that the holder thereof is a Dissenting Shareholder under section 190 of the CBCA and shall forthwith return the share certificates to the Dissenting Shareholder. If a Dissenting Shareholder fails to send the share certificates, within the prescribed time, he or she forfeits his or her right to make a claim under section 190 of the CBCA.

        After sending a demand for payment, a Dissenting Shareholder ceases to have any rights as holder of Optimal Shares in respect of which he or she has dissented other than the right to be paid the fair value of such shares as determined under section 190 of the CBCA, unless:

  (i)
  the Dissenting Shareholder withdraws his or her demand for payment before Optimal makes a written offer to pay;

  (ii)
  Optimal fails to make a timely offer to pay to the Dissenting Shareholder and the Dissenting Shareholder withdraws his or her demand for payment; or

  (iii)
  the Optimal Board revokes the U-Scan Sale Resolution,

in which case the Dissenting Shareholder's rights as an Optimal Shareholder are reinstated as of the date the demand for payment was sent.

        Not later than seven (7) days after the later of the closing date of the U-Scan Sale and the day Optimal receives the demand for payment, Optimal shall send to each Dissenting Shareholder who has sent a demand for payment, an offer to pay for the Optimal Shares of the Dissenting Shareholder in an amount considered by the Optimal Board to be the fair value thereof, accompanied by a statement showing how the fair value was determined. Every offer to pay made to a Dissenting Shareholder for Optimal Shares of the same class or series shall be on the same terms. The amount specified in an offer to pay which has been accepted by a Dissenting Shareholder shall be paid by Optimal within ten (10) days of the acceptance, but an offer to pay lapses if Optimal has not received an acceptance thereof within thirty (30) days after the offer to pay has been made.

        If an offer to pay is not made by Optimal or if a Dissenting Shareholder fails to accept an offer to pay, Optimal may, within fifty (50) days after the closing date of the U-Scan Sale or within such further period as a court of competent jurisdiction may allow, apply to the court to fix a fair value for the Optimal Shares of any Dissenting Shareholder. If Optimal fails to so apply to the court, a Dissenting Shareholder may apply to a court of competent jurisdiction for the same purpose within a further period of twenty (20) days or within such further period as the court may allow. A Dissenting Shareholder is not required to give security for costs in any application to the court regardless of whether he or she resides outside the province where the action is brought. Applications referred to in this paragraph may be made to a court of competent jurisdiction in the place where Optimal has its registered office or in the province where the Dissenting Shareholder resides if Optimal carries on business in that province.

        Upon making an application to the court, Optimal shall give to each Dissenting Shareholder who has sent to Optimal a demand for payment and has not accepted an offer to pay, notice of the date, place and consequences of the application and of his or her right to appear and be heard in person or by counsel. All Dissenting Shareholders whose Optimal Shares have not been purchased by Optimal shall be joined as parties to any such application and shall be bound by the decision rendered by the court in the proceedings. The court is authorized to determine whether any other person is a Dissenting Shareholder who should be joined as a party to the application.

        The court shall fix a fair value for the shares of all Dissenting Shareholders and may in its discretion allow a reasonable rate of interest on the amount payable to each Dissenting Shareholder from the closing date of the U-Scan Sale until the date of payment of the amount ordered by the court. The final order of the court in the proceedings commenced by an application by Optimal or a Dissenting Shareholder shall be rendered against Optimal and in favor of each Dissenting Shareholder for the amount of his or her shares as fixed by the court. The foregoing is only a summary of the dissenting shareholder provisions of the CBCA, which are technical and complex. An Optimal Shareholder wishing to exercise a right to dissent should seek legal advice, as failure to comply strictly with the provisions of the statute may prejudice the right of dissent.

        The matters to be considered at the Optimal Meeting are very important to Optimal and Optimal Shareholders. Accordingly, Optimal Shareholders are urged to read and carefully consider the information presented in this Joint Proxy Statement and to complete, sign and promptly return the enclosed proxy.

THE TERRA SPECIAL MEETING — INFORMATION FOR TERRA SHAREHOLDERS

Solicitation and Voting of Proxies

        The accompanying Terra proxy is solicited by management of Terra for use at the Terra Meeting to be held at 2:30 p.m. (Eastern Time) on April 6, 2004 at the Marriott Château Champlain, Room Cartier C, 1050 de la Gauchetière Street West, Montréal, Québec, H3B 4C9, Canada. Terra anticipates that it will solicit proxies from Terra Shareholders for use at the Terra Meeting to help ensure that the requisite approval from Terra Shareholders is obtained. The solicitation of proxies will be primarily by mail but proxies may also be solicited personally or by telephone, electronic mail or telecopier by regular employees of Terra and Optimal without special compensation. Terra and Optimal will each bear their own costs of solicitation of proxies, except that Terra and Optimal will share equally all out-of-pocket expenses (other than fees and expenses of attorneys, accountants, investment bankers and other advisors) incurred in connection with the printing and filing of this Joint Proxy Statement and any filings or applications with any governmental entity relating to the Combination. Please see "The Combination — Estimated Costs". Terra has retained the services of Orion Securities Inc. on February 18, 2004 to act as soliciting dealer manager to aid in the solicitation of proxies and deposit of the Terra Shares. In consideration of such services, Terra paid to the investment dealer a fee of Cdn.$25,000 upon signing of the agreement. In addition, Terra has agreed to pay a solicitation fee of Cdn.$0.02 per Terra Share for soliciting each institutional investors that tenders no less than 100,000 Terra Shares, subject to a minimum fee of Cdn.$50,000 in the aggregate. Terra also agreed to pay a solicitation fee of Cdn.$0.04 per Terra Share, subject to a minimum of Cdn.$80 and a maximum of Cdn.$1,500 per Beneficial Shareholder, to each broker or dealer who is identified as having solicited such shares on behalf of management of Terra. However, no solicitation fee is payable if less than 500 Terra Shares are tendered. In addition, Terra has agreed to reimburse Orion Securities Inc. for all reasonable out-of-pocket expenses. Record holders such as brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to Beneficial Shareholders of Terra and to request authority for the exercise of proxies, and, upon request of such Beneficial Shareholders of Terra, they will be reimbursed for their reasonable expenses incurred in sending proxy materials to Beneficial Shareholders of Terra.

        The Terra Board has fixed February 25, 2004 as the record date for determining those Terra Shareholders who shall be entitled to receive notice of and to vote at the Terra Meeting. As of the close of business on February 25, 2004, there were 15,980,548 Terra Shares issued and outstanding, 1,303,462 Terra Shares issuable under outstanding Terra Options and 1,722,701 Terra Shares issuable under outstanding Terra Warrants.

        To be effective, proxies must be received by National Bank Trust Inc. not later than 5:00 p.m. (Eastern time) on April 2, 2004, or, if the Terra Meeting is adjourned or postponed, not later than 48 hours (excluding

Saturdays, Sundays and bank holidays) before the time of the adjourned or postponed Terra Meeting or any further adjournment or postponement thereof.

Purpose of the Terra Meeting

        The purpose of the Terra Meeting is to:

  1.
  consider and, if deemed advisable, to pass, with or without variation, a special resolution in the form of Annex D hereto to approve the Amalgamation; and

  2.
  transact such other business as may properly come before the Terra Meeting or any postponement or adjournment thereof.

        The Combination and the U-Scan Sale are distinct and unrelated transactions. If the Combination is approved by the shareholders of Terra and Optimal and the U-Scan Sale is not approved by the shareholders of Optimal, the Combination will be completed and the U-Scan Sale will not, and vice versa. Please see "Information Concerning Optimal Post-Combination and U-Scan Sale — Pro Forma Financial Information" for selected pro forma financial information of Optimal illustrating how each scenario will impact Optimal, as well as the pro forma financial statements in Annexes K, L, M and N to this Joint Proxy Statement.

        The Terra Board has unanimously determined that the Amalgamation and the other transactions contemplated by the Combination Agreement are fair to Terra Shareholders and in the best interests of Terra and Terra Shareholders and unanimously recommends that Terra Shareholders vote "FOR" the Terra Amalgamation Resolution.

Advice to Beneficial Shareholders of Terra

        The information set forth in this section is important to Beneficial Shareholders of Terra. Beneficial Shareholders of Terra should note that only proxies deposited by Terra Shareholders whose names appear on the records of Terra as registered shareholders can be recognized and acted upon at the Terra Meeting. If Terra Shares are listed in an account statement provided to a Terra Shareholder by a broker, then in almost all cases those Terra Shares will not be registered in the shareholder's name on the records of Terra. Such Terra Shares will more likely be registered under the name of the shareholder's broker or a nominee of that broker. In Canada, the vast majority of these shares are registered under the name of CDS & Co. (the registration name for the Canadian Depository for Securities), which acts as nominee for many Canadian brokerage firms. In the United States, shares are often registered under the name of CEDE & Co. (the registration name for The Depository Trust Company), which acts as nominee for many U.S. brokerage firms. Terra Shares held by brokers or their nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder of Terra.

        Applicable regulatory policy requires brokers to seek voting instructions from Beneficial Shareholders of Terra in advance of shareholders' meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Shareholders of Terra in order to ensure that their Terra Shares are voted at the Terra Meeting. Often the form of proxy supplied to a Beneficial Shareholder of Terra by his/her broker is identical to the form of proxy provided by Terra to the registered shareholders. However, its purpose is limited to instructing the registered shareholder how to vote on behalf of the Beneficial Shareholder of Terra. The majority of brokers now delegate responsibility for obtaining instructions from clients to ADP. ADP typically prepares a machine-readable proxy form, mails those forms to the Beneficial Shareholders of Terra and asks Beneficial Shareholders of Terra to return the proxy forms to ADP. ADP then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of common shares at the Terra Meeting.

        A Beneficial Shareholder of Terra receiving a proxy form from ADP cannot use that proxy to vote Terra Shares directly at the Terra Meeting. The proxy must be returned to the respective ADP well in advance of the Terra Meeting in order to have the Terra Shares represented by such proxy voted.

Appointment of Proxy and Discretionary Authority

        Terra Shareholders have the right to appoint a person who need not be a Terra Shareholder, other than persons designated in the form of proxy accompanying this Joint Proxy Statement, as nominee to attend and act for and on behalf of such Terra Shareholder at the Terra Meeting and may exercise such right by inserting the name of such person in the blank space provided on the form of proxy.

        The form of proxy accompanying this Joint Proxy Statement confers discretionary authority upon the proxy nominees with respect to amendments or variations to the matters identified in the accompanying notice of the Terra Meeting and other matters which may properly come before the Terra Meeting.

        The person named in the enclosed form of proxy will vote the Terra Shares in respect of which they are appointed in accordance with the directions of the Terra Shareholders appointing them. IN THE ABSENCE OF SUCH DIRECTIONS, SUCH TERRA SHARES WILL BE VOTED "FOR" THE APPROVAL OF TERRA AMALGAMATION RESOLUTION.

        Management of Terra knows of no matters to come before the Terra Meeting other than the matters referred to in the accompanying notice of the Terra Meeting. However, if any other matters which are not now known to management should properly come before the Terra Meeting, the common shares represented by proxies granted to the proxy nominees will be voted on such matters in accordance with the best judgment of the proxy nominee.

Revocation of Proxies

        Proxies given by Terra Shareholders for use at the Terra Meeting may be revoked at any time prior to their use. A Terra Shareholder giving a proxy may revoke the proxy (i) by instrument in writing executed by the Terra Shareholder or by his or her attorney authorized in writing, or, if the Terra Shareholder is a corporation, under its corporate seal by an officer or attorney thereof duly authorized indicating the capacity under which such officer or attorney is signing, and delivering it either at the registered office of Terra (as set forth in this Joint Proxy Statement) or with National Bank Trust Inc., 1100 University Street, Suite 900, Montréal, Québec, Canada H3B 2G7, facsimile number (514) 871-3673 at any time up to and including 5:00 p.m. (Eastern time) on the last business day preceding the day of the Terra Meeting, or any adjournment or postponement thereof, or with the chairman of the Terra Meeting on the day of the Terra Meeting or adjournment or postponement thereof, or (ii) in any other manner permitted by law.

Quorum and Voting Rights

        The presence in person or by proxy of 20% of the issued and outstanding Terra Shares is necessary to constitute a quorum at the Terra Meeting.

        Terra Shareholders are entitled to one vote for each Terra Share held. Approval of the Terra Amalgamation Resolution requires the affirmative vote of at least 66 2/3% of the total votes cast by the Terra Shareholders present (in person or by proxy) and entitled to vote at the Terra Meeting.

Principal Holders of Terra Shares

        As at February 25, 2004, to the knowledge of the directors and officers of Terra, the following is the only Person who beneficially owned, directly or indirectly, or exercised control or direction over Terra Shares carrying more than 10% of the voting rights attached to the outstanding Terra Shares:

Name of Shareholder	Number of Terra Shares	Percentage of Terra Shares Outstanding
EBS Holding(1)	2,795,249	17.5

Note:

(1)
A privately held holding company.

        As noted under "Certain Information Concerning the Parties to the Combination — Information Concerning Terra", EBS Holding is subject to contractual voting restrictions pursuant to a merger adjustment agreement dated August 7, 2003 among Terra, EBS Holding and EBS Billing. For a description of such voting restrictions, see "Certain Information About the Parties to the Combination — Information Concerning Terra — Recent Developments". However, such voting restrictions were waived by Terra on January 20, 2004 in respect of the vote to be casted (in person or by proxy) by EBS Holding on the Terra Amalgamation Resolution. Accordingly, EBS Holding will be entitled to one (1) vote for each Terra Share held by it when voting on the Terra Amalgamation Resolution at the Terra Meeting. On January 20, 2004, EBS confirmed in writing to the Terra Board that it will vote in favour of the Terra Amalgamation Resolution.

Dissenting Shareholder Rights of Terra Shareholders

        Section 190 of the CBCA provides Terra Shareholders with the right to dissent from the Terra Amalgamation Resolution. Any registered Terra Shareholder who dissents from the Terra Amalgamation Resolution in compliance with section 190 of the CBCA will be entitled, in the event the Terra Amalgamation Resolution becomes effective, to be paid the fair value of the affected Terra Shares held by such Dissenting Shareholder determined as of the close of business on the day before the Terra Amalgamation Resolution is adopted. The right to dissent set out in section 190 of the CBCA, and reproduced in Annex G to the Joint Proxy Statement, is in addition to any other right the Terra Shareholder may have under the Laws of Canada and its provinces or territories.

        A Terra Shareholder may only exercise his or her dissent right in respect of Terra Shares which are registered in that shareholder's name at the time of the Terra Meeting and affected by the Terra Amalgamation Resolution. In many cases, shares owned by a Beneficial Shareholder of Terra are registered either: (a) in the name of an intermediary that the Beneficial Shareholder of Terra deals with in respect of the shares (such as banks, trust companies, securities dealers and brokers, trustees or administrators of self-administered registered retirement savings plans (RRSPs), registered retirement income funds (RRIFs), registered education savings plans (RESPs) and similar plans, and their nominees); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited) of which the intermediary is a participant. Accordingly, a Beneficial Shareholder of Terra will not be entitled to exercise the right of dissent under section 190 directly (unless the shares are re-registered in the Beneficial Shareholder's name). A Beneficial Shareholder of Terra who wishes to exercise the right of dissent should immediately contact the intermediary who the Beneficial Shareholder of Terra deals with in respect of the Terra Shares and either: (i) instruct the intermediary to exercise the right of dissent on the Beneficial Shareholder's behalf; or (ii) instruct the intermediary to re-register the shares in the name of the Beneficial Shareholder of Terra, in which case the Beneficial Shareholder of Terra could and would thereby have to exercise the right of dissent directly. In either case, the intermediary or the Beneficial Shareholder of Terra, as the case may be, must adhere strictly to the requirements of section 190.

        Section 190 provides that a Terra Shareholder may only make a claim under that section with respect to all the Terra Shares of the same class held and registered in the name of such shareholder or held on behalf of any one Beneficial Shareholder and registered in the Terra Shareholder's name. Therefore, a Terra Shareholder may not dissent with respect to a portion of the Terra Shares in one class registered in his or her name.

        A registered Terra Shareholder who seeks payment of the fair value of his or her Terra Shares must send to Terra c/o National Bank Trust, 1100 University Street, 9th Floor, Montréal, Québec, H3B 2G7, facsimile number (514) 871-3673, a Notice of Dissent at or before the time fixed for the Terra Meeting. The sending of a Notice of Dissent does not deprive a registered Terra Shareholder of his or her right to vote on the Terra Amalgamation Resolution. However, the CBCA provides, in effect, that a registered Terra Shareholder who has submitted a Notice of Dissent and who votes, either in person or by proxy, in favor of the Terra Amalgamation Resolution will no longer be considered a dissenting shareholder with respect to that class of shares voted in favor of the Terra Amalgamation Resolution. The CBCA does not provide, and Terra will not assume that a vote, either in person or by proxy, against the Terra Amalgamation Resolution, or an abstention therefrom, will constitute a Notice of Dissent but a registered Terra Shareholder need not vote his or her Terra Shares against the Terra Amalgamation Resolution in order to dissent. Similarly, the revocation of a proxy conferring authority on the proxy holder to vote in favor of the Terra Amalgamation Resolution does not constitute a Notice of Dissent; however, any proxy granted by a registered Terra Shareholder who intends to dissent, other than a proxy that instructs the proxy holder to vote against the Terra Amalgamation Resolution, should be validly revoked (see "The Terra Special Meeting — Information for Terra Shareholders — Revocation of Proxies") in order to prevent the proxy holder from voting such Terra Shares in favor of the Terra Amalgamation Resolution and thereby causing the Terra Shareholder to forfeit his or her right to dissent.

        Terra is required within ten (10) days after the adoption of the Terra Amalgamation Resolution by the Terra Shareholders, to notify in writing each Dissenting Shareholder that the Terra Amalgamation Resolution has been adopted. Such notice is not required to be sent to any Terra Shareholder who has voted for the Terra Amalgamation Resolution or withdrew his or her objection to the said resolution.

        A Dissenting Shareholder who has not withdrawn his or her dissent notice must then within twenty (20) days after receiving notice of adoption of the Terra Amalgamation Resolution or, if he or she does not receive such notice, within twenty (20) days after learning that the Terra Amalgamation Resolution has been adopted, send to Terra a written notice containing his or her name, address, and the number and class of Terra Shares in respect of which he or she dissents, and a demand for payment of the fair value of such Terra Shares.

        Within thirty (30) days after sending a demand for payment, the Dissenting Shareholder must send the certificates representing the Terra Shares in respect of which he or she dissents to Terra or its transfer agent. Terra or the transfer agent shall endorse on the share certificates a notice that the holder thereof is a Dissenting Shareholder under section 190 of the CBCA and shall forthwith return the share certificates to the Dissenting Shareholder. If a Dissenting Shareholder fails to send the share certificates, within the prescribed time, he or she forfeits his or her right to make a claim under section 190 of the CBCA.

        After sending a demand for payment, a Dissenting Shareholder ceases to have any rights as holder of Terra Shares in respect of which he or she has dissented other than the right to be paid the fair value of such shares as determined under section 190 of the CBCA, unless:

  (i)
  the Dissenting Shareholder withdraws his or her demand for payment before Terra makes a written offer to pay;

  (ii)
  Terra fails to make a timely offer to pay to the Dissenting Shareholder and the Dissenting Shareholder withdraws his or her demand for payment; or

  (iii)
  the Terra Board revokes the Terra Amalgamation Resolution,

in which case the Dissenting Shareholder's rights as a Terra Shareholder are reinstated as of the date the demand for payment was sent.

        Not later than seven (7) days after the later of the Effective Date and the day Terra receives the demand for payment, Terra shall send to each Dissenting Shareholder who has sent a demand for payment, an offer to pay for the Terra Shares of the Dissenting Shareholder in an amount considered by the Terra Board to be the fair value thereof, accompanied by a statement showing how the fair value was determined. Every offer to pay made to a Dissenting Shareholder for Terra Shares of the same class or series shall be on the same terms. The amount specified in an offer to pay which has been accepted by a Dissenting Shareholder shall be paid by Terra within ten (10) days of the acceptance, but an offer to pay lapses if Terra has not received an acceptance thereof within thirty (30) days after the offer to pay has been made.

        If an offer to pay is not made by Terra or if a Dissenting Shareholder fails to accept an offer to pay, Terra may, within fifty (50) days after the Effective Date or within such further period as a court of competent jurisdiction may allow, apply to the court to fix a fair value for the Terra Shares of any Dissenting Shareholder. If Terra fails to so apply to the court, a Dissenting Shareholder may apply to a court of competent jurisdiction for the same purpose within a further period of twenty (20) days or within such further period as the court may allow. A Dissenting Shareholder is not required to give security for costs in any application to the court regardless of whether he or she resides outside the province where the action is brought. Applications referred to in this paragraph may be made to a court of competent jurisdiction in the place where Terra has its registered office or in the province where the Dissenting Shareholder resides if Terra carries on business in that province.

        Upon making an application to the court, Terra shall give to each Dissenting Shareholder who has sent to Terra a demand for payment and has not accepted an offer to pay, notice of the date, place and consequences of the application and of his or her right to appear and be heard in person or by counsel. All Dissenting Shareholders whose Terra Shares have not been purchased by Terra shall be joined as parties to any such application and shall be bound by the decision rendered by the court in the proceedings. The court is authorized to determine whether any other person is a Dissenting Shareholder who should be joined as a party to the application.

        The court shall fix a fair value for the shares of all Dissenting Shareholders and may in its discretion allow a reasonable rate of interest on the amount payable to each Dissenting Shareholder from the Effective Date until the date of payment of the amount ordered by the court. The final order of the court in the proceedings commenced by an application by Terra or a Dissenting Shareholder shall be rendered against Terra and in favor of each Dissenting Shareholder for the amount of his or her shares as fixed by the court. The foregoing is only a summary of the dissenting shareholder provisions of the CBCA, which are technical and complex. A Terra Shareholder wishing to exercise a right to dissent should seek legal advice, as failure to comply strictly with the provisions of the statute may prejudice the right of dissent.

        The Combination is not subject to the approval of Optimal Shareholders under the CBCA. As discussed under "The Optimal Annual and Special Meeting — Information for Optimal Shareholders", the Optimal Board has submitted the Optimal Combination Resolution to the vote of Optimal Shareholders to satisfy NASDAQ requirements. Therefore, Optimal Shareholders do not have a right of dissent with respect to the Combination.

THE COMBINATION

Overview of the Combination

        On January 20, 2004, Terra and Optimal entered into the Combination Agreement providing for the acquisition of Terra by Optimal by way of an amalgamation of Terra with Optimal Subco, a wholly-owned subsidiary of Optimal in a share-for-share exchange. If all required approvals are received and the Combination is completed:

  •
  all Terra Shareholders will cease to be shareholders of Terra;

  •
  upon receipt of share certificates representing Terra Shares and properly completed letters of transmittal, each Terra Shareholder (other than Dissenting Shareholders) will receive 0.4532 of an Optimal Share for each Terra Share held by such Terra Shareholder at the Effective Time. Optimal will not issue fractional Optimal Shares pursuant to the Amalgamation. As a result, the number of Optimal Shares each Terra Shareholder will receive will be rounded down to the nearest whole number and each Terra Shareholder will receive a cash payment without interest for the remaining fraction of an Optimal Share that the Terra Shareholder would otherwise have been entitled to receive, if any, based on the closing price per Optimal Share on the business day immediately preceding the Effective Date;

  •
  each Terra Option will be assumed by Optimal and will represent a New Optimal Option;

  •
  each Terra Warrant will be assumed by Optimal and will represent a New Optimal Warrant;

  •
  the company resulting from the amalgamation of Terra and Optimal Subco will be a wholly-owned subsidiary of Optimal, will be named "Optimal Payments Inc." and will continue to operate the business of Terra; and

  •
  Terra Shareholders will own approximately 33% of all issued and outstanding Optimal Shares (assuming no exercise of outstanding options or warrants to purchase Optimal Shares).

Reasons for the Combination and Recommendation to Shareholders

Optimal

        At its meeting on January 20, 2004, the Optimal Board unanimously determined that the Combination and the other transactions contemplated by the Combination Agreement are in the best interests of Optimal and unanimously recommends that Optimal Shareholders vote in favour of the Optimal Combination Resolution. Each of the directors of Optimal has advised Optimal that he will vote any Optimal Shares he holds in favour of the Optimal Combination Resolution.

        In reaching its decision to unanimously approve the Combination, the Optimal Board consulted with Optimal's management and outside legal counsel regarding the legal terms of the Combination. The factors that the Optimal Board considered in reaching its determination include the following:

  •
  Historical Performance of Terra.  Historical information concerning Optimal's and Terra's respective businesses, financial performance and condition, operations, technology and management, including public reports of results of operations;

  •
  Combined Results of Operations.  Optimal management's view of the financial condition, results of operations and businesses of Optimal and Terra before and after giving effect to the Combination;

  •
  Market conditions.  Current financial market conditions and historical market prices, volatility and trading information with respect to the Optimal Shares and the Terra Shares;

  •
  Value of Terra.  The value of Terra, based upon private market, public market and premium paid valuation methodologies; and

  •
  Results of Due Diligence.  The results of the due diligence investigations of Terra conducted by Optimal's management and its legal and financial advisors.

        Optimal believes that the Combination is designed to provide a superior platform for enhanced growth and profitability. Terra is a growing presence in the payment processing industry and provides technology and services that businesses require to accept credit card, electronic check and direct debit payments. Optimal strongly believes that with a strong balance sheet and more balanced and stable revenue streams resulting from the combination of the two companies, the combined entity will be better positioned to achieve greater long-term financial performance. The addition of Optimal's service business will create additional stability and will lend predictability to revenues. As well, the increased financial strength of the combined entity will enable it to pursue relationships with acquiring banks that Terra may not have been able to pursue without such financial strength.

        Optimal is excited about its new platform for the future. Both the payments and services businesses are growing and consolidating. As a result of the Combination, Optimal will have greater business opportunities, a more balanced business mix and enhanced scale. Optimal believes that it will be able to leverage the operations of both its payments and services businesses with its strong balance sheet and, as a result, deliver enhanced growth and financial results.

        The payment processing industry offers exciting opportunities. According to certain publications that specialize in consumer payment systems, total expenditures for transactions using card-based payment systems by U.S. consumers grew from $0.5 trillion in 1991, or 19% of all consumer payments, to $1.8 trillion in 2001, or 32% of total payments, and is expected to grow to $4.2 trillion by 2011, or 48% of total payments, which would represent a compound annual growth rate of 9% from 2001 levels. Optimal believes that these increases are due to the benefits of card-based payment systems to both merchants and consumers. By accepting card-based payments, merchants can access a broader universe of consumers, enjoy faster settlement times and reduce transaction errors. By using credit or debit cards, consumers are able to make purchases more conveniently, whether in person, over the Internet, or by mail, fax or telephone, while gaining the benefit of loyalty programs, such as frequent flier miles or cash back, which are increasingly being offered by credit or debit card issuers. Consumers are also beginning to use card-based and other electronic payment methods for purchases at an earlier age. Given these advantages of card-based payment systems to both merchants and consumers, favorable demographic trends and the resulting proliferation of credit and debit card usage, Optimal believes businesses will increasingly seek to accept card-based payment systems in order to remain competitive.

        Optimal expects the merchants that Terra targets to increasingly accept and benefit from the increased usage of card-based payment systems. In 1997, the U.S. Census Bureau estimated that 20 million businesses in the United States with on average less than $1.0 million in annual sales or no payroll generated an aggregate of $1.7 trillion in annual sales. Many of these small businesses are seeking, and it is expected that many new small businesses will seek, to provide customers with the ability to pay for merchandise and services using credit or debit cards, including those in industries that have historically accepted cash and checks as the only forms of payment. For example, the prevalence of consumers making purchases on the Internet provides incentive to small businesses to have an online presence and, Optimal believes, increases their need to accept credit and debit cards as payment.

        Optimal believes that the card-based payment processing industry will continue to benefit from the following trends:

  •
  Favorable Demographics.  As consumers age, Optimal expects that they will continue to use the payment technology to which they have grown accustomed. Consumers are beginning to use card-based and other electronic payment methods for purchases at an earlier age. According to Nellie Mae, the number of college students in the United States who have credit cards has grown from 67% in 1998 to 83% in 2001. As these consumers who have witnessed the wide adoption of card products, technology and the Internet comprise a greater percentage of the population and increasingly enter the work force, Optimal expects that purchases using card-based payment methods will comprise an increasing percentage of total consumer spending.

  •
  Increased Card Acceptance by Small Businesses.  Small businesses are a vital component of the U.S. economy and are expected to contribute to the increased use of card-based payment methods. In 1997, the U.S. Census Bureau estimated that approximately 20 million businesses with on average less than $1.0 million in annual sales in the United States or no payroll generated an aggregate of $1.7 trillion in annual sales. The lower costs associated with card-based payment methods are making these services more affordable to a larger segment of the small business market. In addition, Optimal believes these businesses are experiencing increased pressure to accept card-based payment methods in order to remain competitive and to meet consumer expectations. As a result, many of these small businesses are seeking, and Optimal expects many new small businesses to seek, to provide customers with the ability to pay for merchandise and services using credit or debit cards, including those in industries that have historically accepted cash and checks as the only forms of payment for their merchandise and services.

  •
  Growth in Card-Not-Present Transactions.  Market researchers expect dramatic growth in card-not-present transactions due to the rapid growth of the Internet. According to industry publications, 94% of the dollar value of all merchandise and services ordered online by consumers in 2003 will be purchased using card-based systems. In total, U.S. consumer electronic commerce is expected to grow from $66.6 billion in 2001 to $322.8 billion in 2006, representing a compound annual growth rate of 37.1%. In addition, it is estimated that approximately two-thirds of all small businesses have online capabilities. The prevalence of the Internet makes having an online presence a basic consideration for those forming a new business today.

  •
  Scalable, Efficient Operating Structure.  Optimal believes that it will be able to scale Terra's already efficient operating structure that will allow the expansion of the operations in the payment processing business without significantly increasing fixed costs.

        ACCORDINGLY, THE OPTIMAL BOARD UNANIMOUSLY RECOMMENDS THAT OPTIMAL SHAREHOLDERS VOTE "FOR" THE OPTIMAL COMBINATION RESOLUTION.

        In considering the Combination, the Optimal Board recognized that there are risks associated with the acquisition of Terra, including that some of the potential benefits described above may not be realized and that there may be significant costs associated with realizing these benefits. Please see the risks set forth under "Risk Factors".

        In view of the variety of factors considered in connection with its evaluation of the Combination, the Optimal Board did not consider it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The Optimal Board does not believe that the potential disadvantages are sufficient, individually or in the aggregate, to outweigh the potential benefits of the Combination.

Terra

        In determining that the Combination is fair to Terra Shareholders and is in the best interests of Terra, the Terra Board consulted with Terra's management, as well as its external auditors and financial and legal advisors.

In reaching this decision, the Terra Board considered a variety of factors and the elements of fairness associated with the Combination, including the following:

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  Greater Financial Strength.  Terra believes the combined stronger balance sheet of Optimal and Terra and the increased liquidity in Optimal Shares will enable it to execute its business strategy. In addition, Terra believes that the combined cash balances will facilitate and expedite the development and growth of its operations. As well, Terra requires a strong balance sheet in order to maintain and grow its processing volume and to contract with additional acquiring banks through which it may process those transactions. This is a key requirement for the success of Terra's payments processing business.

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  Premium to Terra Share Price.  The consideration offered by Optimal represents a premium over the 20-day average closing price of Terra Shares prior to the announcement of the Combination and over the price per share at which Terra completed on January 5, 2004 a Cdn.$10 million private placement issuance (without taking into consideration the warrants received by the investors).

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  Tax Rollover for Canadian Holders.  Canadian Holders of Terra Shares (other than Dissenting Shareholders) will realize neither a capital gain nor a capital loss. Please see "Information About Tax Considerations — Canadian Federal Income Tax Considerations to Terra Shareholders" for more details.

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  Opinion of the Financial Advisor to Terra.  The written opinion of McColl Partners to the Terra Board, attached hereto as Annex F, that as of the date of the opinion and based upon and subject to the various assumptions and limitations described in the opinion, the Exchange Ratio for the Optimal Shares to be received by Terra Shareholders for their Terra Shares in connection with the share exchange contemplated by the Combination Agreement was fair to Terra Shareholders from a financial point of view. Please see "The Combination — Opinion of the Financial Advisor to Terra" below.

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  Liquidity.  The Optimal Shares are widely held and listed on the NASDAQ and benefit from a significant institutional shareholder base.

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  Expanded Market Opportunities for Terra and Optimal Products.  A number of payment processing and payment service opportunities exist for the combined entity, which Terra would have difficulty accessing on a stand-alone basis. Capitalizing on such opportunities will reduce the proportion of Terra's revenues that are derived from the processing of licensed on-line gaming transactions.

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  Larger Company; More Exposure to the United States Markets.  Optimal will have a larger market capitalization, and as a result of Optimal's NASDAQ listing, Terra will have better access to U.S. capital and financial markets.

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  Continuation of Terra Options and Terra Warrants.  Each Terra Option will be assumed by Optimal and will represent a New Optimal Option. Each Terra Warrant will be assumed by Optimal and will represent a New Optimal Warrant.

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  Approval of Terra Shareholders.  The Amalgamation is subject to the affirmative approval of at least 66 2/3% of the votes cast by Terra Shareholders voting in person or by proxy at the Terra Meeting.

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  Vote in Favour.  On January 20, 2004, EBS, which holds approximagtely 17.5% of the outstanding Terra Shares, confirmed in writing to the Terra Board that it will vote "FOR" the approval of the Terra Amalgamation Resolution. In addition, each of the directors of Terra has advised Terra that he or she will vote any Terra Shares he or she holds in favour of the Terra Amalgamation Resolution.

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  Possibility of Competing Transaction.  The fact that, pursuant to the terms of the Combination Agreement, the Terra Board is entitled to, subject to certain conditions, accept an unsolicited Superior Proposal.

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  Dissent Rights.  Each Terra Shareholder is entitled to dissent pursuant to the provisions of the CBCA. Please refer to "The Terra Special Meeting — Information for Terra Shareholders — Dissenting Shareholder Rights of Terra Shareholders".

        ACCORDINGLY, THE TERRA BOARD UNANIMOUSLY RECOMMENDS THAT TERRA SHAREHOLDERS VOTE "FOR" THE TERRA AMALGAMATION RESOLUTION.

        In considering the Combination, the Terra Board recognized that there are risks associated with the Combination with Optimal, including that some of the potential benefits described above may not be realized, that there may be significant costs associated with realizing these benefits and that the fluctuation of the trading price of Optimal Shares will affect the value of the consideration to be received by Terra Shareholders. Please see the risks set forth under "Risk Factors" for a more complete description of the risks associated with the Combination and the combined operations of Optimal and Terra.

        In view of the variety of factors considered in connection with its evaluation of the Combination, the Terra Board did not consider it practicable and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The Terra Board does not believe that the potential disadvantages are sufficient, individually or in the aggregate, to outweigh the potential benefits of the Combination.

Opinion of the Financial Advisor to Terra

        Terra retained McColl Partners to act as its financial advisor and to render a written opinion as described below to the Terra Board in connection with a proposed transaction as contemplated by the Combination Agreement. McColl Partners is a recognized investment banking firm that is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated transactions, distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Terra selected McColl Partners to act as its financial advisor and to render its written opinion on the basis of McColl Partners' experience and expertise in transactions similar to the Amalgamation, and its reputation in the industry and in the investment community.

        McColl Partners delivered its written opinion dated as of January 20, 2004 to the Terra Board that, as of that date and based upon and subject to the assumptions and limitations described in the opinion, the Exchange Ratio for the Optimal Shares to be received by Terra Shareholders for their Terra Shares in connection with the share exchange contemplated by the Combination Agreement was fair to Terra Shareholders from a financial point of view.

        The full text of McColl Partners' written opinion to the Terra Board, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex F to this Joint Proxy Statement, and is incorporated in its entirety in this document. Terra Shareholders should read the opinion carefully and in its entirety.

        McColl Partners' opinion is directed to the Terra Board. It does not constitute a recommendation to Terra Shareholders as to whether or not any Terra Shareholder should vote for the Amalgamation or as to any other matter relating to the transactions contemplated by the Combination Agreement. The opinion addresses only the financial fairness of the Exchange Ratio for the Optimal Shares to be received by Terra Shareholders in exchange for their Terra Shares. The terms of the transactions contemplated by the Combination Agreement, including the Exchange Ratio, were determined through negotiations between Terra and Optimal and were not determined by McColl Partners. The opinion does not address the relative merits of the Amalgamation or any alternatives to the Amalgamation, the underlying decision of the Terra Board to recommend or to approve or proceed with or effect the Amalgamation, or any other aspect of the Amalgamation.

        For purposes of its written opinion, McColl Partners:

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  reviewed certain publicly available financial statements and other business and financial information of Terra and Optimal;

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  reviewed certain internal financial statements and other interim financial and operating data concerning Terra and Optimal prepared by management of Terra and Optimal, respectively;

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  analyzed certain financial forecasts relating to Terra and Optimal prepared by the management of Terra and Optimal, respectively;

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  discussed the past and current operations, financial condition and prospects of Terra and Optimal with members of the Terra Board and of the Optimal Board, senior executives and other personnel of Terra and Optimal and with representatives of Terra and Optimal;

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  participated in discussions among representatives of Terra and Optimal, including without limitation, Terra's accountants and Terra's and Optimal's legal advisors, and others who have served as advisors to Terra and Optimal;

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  reviewed the reported prices and public trading activity for the Terra Shares and the Optimal Shares with that of certain other publicly-traded companies deemed relevant by McColl Partners;

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  compared the financial performance of Terra and Optimal with that of certain other publicly-traded companies deemed relevant by McColl Partners;

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  analyzed the Exchange Ratio for the Amalgamation with reference to prices paid and financial terms, to the extent publicly available, in certain other acquisition transactions deemed relevant by McColl Partners; and

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  performed such other analyses and considered such other factors as deemed appropriate by McColl Partners.

        McColl Partners' written opinion and presentation to the Terra Board were among the many factors taken into consideration by the Terra Board in its decision to recommend that the Terra Shareholders approve the Amalgamation.

        Terra engaged McColl Partners as its financial advisor and to prepare a written opinion in connection with the proposed transaction. Terra has agreed to pay a fee for the advisory services that is contingent upon the consummation of the Amalgamation. Terra paid to McColl Partners a fee upon the delivery of McColl Partners' written opinion. The Terra Board was aware of this fee structure and took it into account in considering McColl Partners' written opinion and in recommending that Terra Shareholders approve the Amalgamation. The engagement of McColl Partners calls for Terra to reimburse McColl Partners for all reasonable out-of-pocket expenses, including legal expenses relating to McColl Partners' counsel. Terra has agreed to indemnify McColl Partners and its affiliates, and their respective officers, directors, advisors, representatives, agents, employees and each other person controlling McColl Partners or any of its affiliates, against particular liabilities, including liabilities under applicable securities laws.

        In the past, McColl Partners or its affiliates have provided financial advisory services to Terra and have received and may in the future receive fees for rendering such services. A senior officer of Terra is the sibling of a principal of McColl Partners, which principal and family members other than that senior officer own Terra Shares representing less than 1% of Terra's outstanding common shares.

The Amalgamation

        The Combination will be effected by way of an amalgamation pursuant to the terms and conditions set out in the Amalgamation Agreement and in accordance with the provisions of the CBCA. Please see Annex E for a complete copy of the Amalgamation Agreement.

Terra Shares

        Under the terms of the Combination Agreement and the Amalgamation Agreement, each Terra Shareholder (other than Dissenting Shareholders) will receive 0.4532 of an Optimal Share for each Terra Share held at the Effective Time.

        Optimal will not issue fractional Optimal Shares pursuant to the Amalgamation. As a result, the number of Optimal Shares each Terra Shareholder will receive will be rounded down to the nearest whole number and each Terra Shareholder will receive a cash payment without interest for the remaining fraction of an Optimal Share that the Terra Shareholder would otherwise have been entitled to receive, if any, based on the closing price per Optimal Share on the business day immediately preceding the Effective Date;

        For a description of the attributes of Optimal Shares, please See "Certain Information Concerning the Parties to the Combination — Information Concerning Optimal — Optimal Share Capital".

Terra Options

        Each Terra Option outstanding at the Effective Time of the Combination will be assumed by Optimal, without any action on the part of any Terra optionholder, and will represent a New Optimal Option, being an option to purchase Optimal Shares, in accordance with the terms of such Terra Option and based on the Exchange Ratio. The number of Optimal Shares underlying each New Optimal Option will be determined by multiplying the number of Terra Shares subject to the Terra Option immediately prior to the Effective Time by the Exchange Ratio (rounded down to the nearest whole number of Optimal Shares on a per grant basis). The exercise price for each New Optimal Option will be determined by dividing the Terra Option per share exercise price by the Exchange Ratio (rounded to the nearest cent) and expressed in Canadian dollars. The obligations of Terra under the assumed Terra Options will be assumed by Optimal and Optimal will be substituted for Terra under the Terra Share Option Plan. Except as provided in this paragraph, the term and all other terms and conditions of the assumed Terra Options in effect immediately prior to giving effect to the Combination will govern the New Optimal Options.

Terra Warrants

        Each Terra Warrant will be assumed by Optimal and will represent a New Optimal Warrant, being a warrant to acquire, subject to the terms and conditions set forth herein, that number of Optimal Shares determined by multiplying the number of Terra Shares subject to such Terra Warrant by the Exchange Ratio (rounded down to the nearest whole number of Optimal Shares). The exercise price for each New Optimal Warrant will be determined by dividing the Terra Warrant per share exercise price by the Exchange Ratio (rounded to the nearest cent) and expressed in Canadian dollars. The obligations of Terra under the assumed Terra Warrants will be assumed by Optimal and, except as provided in this section and as otherwise imposed by the 1933 Act or other applicable law, the term and all other terms and conditions of the assumed Terra Warrants in effect immediately prior to giving effect to the Combination will govern the New Optimal Warrants.

        Neither the New Optimal Warrants nor the Optimal Warrant Shares have been registered with, or approved or disapproved by, the SEC or any securities regulatory authority of any state of the United States. Accordingly, neither New Optimal Warrants nor Optimal Warrant Shares may be offered, sold or otherwise transferred in the United States or to a U.S. person except pursuant to an effective registration statement under, or valid exemption from the registration requirements of, the 1933 Act and applicable state securities laws.

        In order to exercise a New Optimal Warrant the holder thereof will be required to give in writing and to the satisfaction of Optimal and its transfer agent (a) a written certification that the New Optimal Warrant or Optimal Warrant Shares issued on exercise thereof are not being issued, transferred or sold to, or for the account of benefit of, a U.S. person or within the United States or (b) a written opinion of counsel and its transfer agent that the New Optimal Warrants and the Optimal Warrant Shares have been registered under the 1933 Act or are exempt from registration thereunder.

        Each New Optimal Warrant certificate will be deemed to contain the following legend:

        YOUR WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE 1933 ACT OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS UNLESS REGISTERED UNDER THE 1933 ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. YOUR WARRANT MAY NOT BE EXERCISED WITHIN THE UNITED STATES OR BY OR ON BEHALF OF ANY U.S. PERSON UNLESS REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

        THE TRANSFER, SALE OR EXCHANGE OF YOUR WARRANT WILL NOT BE RECORDED ON THE BOOKS AND RECORDS OF OPTIMAL, UNLESS AND UNTIL YOU SHALL GIVE IN WRITING AND SUBJECT TO THE SATISFACTION OF OPTIMAL AND ITS TRANSFER AGENT (I) A WRITTEN CERTIFICATION THAT THE WARRANT OR ANY SHARES ISSUED UPON EXERCISE THEREOF ARE NOT BEING ISSUED, TRANSFERRED OR SOLD TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON OR WITHIN THE UNITED STATES; OR (II) A WRITTEN OPINION OF COUNSEL THAT THE WARRANT

AND ANY SHARES ISSUED ON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE 1933 ACT OR ARE EXEMPT FROM REGISTRATION THEREUNDER.

        Terms used but not defined in this section, including "U.S. person", "United States" and "restricted securities" have such meaning as given them in the 1933 Act and the rules and regulations promulgated thereunder.

        In connection with any sale or other transfer of direct or indirect beneficial interest in Optimal securities (including New Optimal Warrants and Optimal Warrant Shares) into or within the United States, including resale on the NASDAQ, or to any U.S. person, Optimal Shareholders should consult with U.S. securities law counsel regarding such sales or transfers.

The Combination Agreement

        The following is a summary of the material provisions of the Combination Agreement entered into between Optimal and Terra on January 20, 2004.

Representations and Warranties

        The Combination Agreement contains customary representations and warranties of each of Terra and Optimal relating to, among other things, organization, capitalization, authority to enter into the Combination Agreement and to complete the Combination, financial statements, indebtedness for borrowed money and contingent liability, absence of certain changes or events, books and records, no defaults under material contracts, customers and suppliers, litigation, restrictions on business activities, intellectual property, employment matters, pension and employee benefits, tax matters, compliance with applicable laws, license and permits from governmental authorities, environmental matters, property, non-arm's length transactions, insurance, cumulative breach, inter-company guarantees and fees.

Conditions to Closing

        Optimal's and Terra's obligations to complete the Combination are subject to conditions that must be satisfied by or waived by mutual consent of Optimal and Terra before the completion of the Combination, including:

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  the Terra Amalgamation Resolution shall have been approved at the Terra Meeting by not less than 66 2/3% of votes cast by Terra Shareholders present (in person or by proxy) at the Terra Meeting;

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  the Articles of Amalgamation shall be in content consistent with the Combination Agreement and in form satisfactory to Terra and Optimal acting reasonably in that context;

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  the Optimal Shareholders shall have approved the Optimal Combination Resolution;

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  there shall not be in force any law, final and non-appealable injunction, order or decree prohibiting, restraining or enjoining the consummation of the Combination;

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  all regulatory approvals shall have been obtained or satisfied on terms and conditions satisfactory to Optimal and Terra acting reasonably, (but in case of Terra only insofar as it would directly materially adversely affect Terra Shareholders);

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  other than regulatory approvals, all consents, waivers, permits, orders and approvals of any governmental authority, and the expiry of any waiting periods, in connection with, or required to permit, the consummation of the Combination, the failure of which to obtain or the non-expiry of which would constitute a criminal offence or would have a material adverse effect on Optimal or Terra, as the case may be, shall have been obtained or satisfied on terms that could not reasonably be expected to have a material adverse effect on Optimal and/or Terra;

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  the requisite orders of the U.S. and Canadian securities regulatory authorities shall have been obtained, and the Optimal Shares issuable pursuant to the Combination and upon the exercise of the New Optimal Options and the New Optimal Warrants shall have been approved for quotation on NASDAQ, subject to the filing of required documentation, notice of issuance and/or other usual requirements and compliance with all applicable securities laws; and

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  the Combination Agreement shall not have been terminated pursuant to the terms thereof.

        In addition to the foregoing, the obligation of each of Optimal and Terra to complete the Combination is subject to the satisfaction or waiver of the following conditions precedent:

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  each party shall have performed or complied with all of its covenants to be performed or complied with on or prior to the Effective Time;

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  each party's representations and warranties that are qualified by references to materiality shall be true and correct; those not so qualified shall be true in all material respects and the representations in respect to organization, capitalization and authority to enter into the Combination shall be true and correct in each case as of the Effective Time;

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  the board of directors shall have adopted all necessary resolutions and all necessary corporate actions shall have been taken to permit the consummation of the Combination and the transactions contemplated in connection thereto;

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  there shall not have occurred or have been disclosed to the public, in each case if previously undisclosed to the public or to the other party, a material adverse change; and

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  there shall not be pending or threatened in writing any suit, action or proceeding seeking to prohibit or restrain the consummation of the Combination and the transactions contemplated in connection thereto or which, if successful, in the judgment of a party is reasonably likely to have a material adverse effect on the other party.

        The completion of the Combination is not subject to completion of the U-Scan Sale and vice versa.

        The obligation of Optimal to complete the Combination is also subject to the following conditions precedent, each of which may be waived by Optimal:

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  there shall be no pending or threatened in writing any suit, action or proceeding by any person: (i) seeking to prohibit or materially limit the ownership or operation by Optimal or any of its subsidiaries of Terra or any material portion of the business or assets of Terra or any of its subsidiaries or to compel Optimal or any of its subsidiaries to dispose of or hold separate any portion of the business or assets of Terra or any of its subsidiaries; (ii) seeking to impose limitations on the ability of Optimal or any of its subsidiaries to acquire or hold, or exercise full rights of ownership of, any Terra Shares, including the right to vote the Terra Shares to be acquired by them on all matters properly presented to the Terra Shareholders; (iii) seeking to prohibit Optimal or any of its subsidiaries from effectively controlling in any material respect the business or operations of Terra or any of its subsidiaries; or (iv) which, if successful, in the judgment of Optimal is reasonably likely to have a material adverse effect on Terra or Optimal; and

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  the holders of Terra Shares representing in excess of 10% of the outstanding Terra Shares shall not have exercised dissent rights in connection with the Amalgamation that have not been withdrawn.

Covenants of Terra and Optimal

        Under the Combination Agreement, Terra and Optimal have agreed to certain mutual covenants, including the following:

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  Consents and Approvals.  The parties have agreed to co-operate to apply for and use their commercially reasonable efforts to obtain all court, regulatory and other consents and approvals required for the completion of the Combination and to use their commercially reasonable efforts to effect the transactions contemplated by the Combination Agreement as soon as reasonably practicable while complying with all requirements which applicable Laws may impose.

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  Conduct of Business.  Terra and Optimal also agreed, subject to certain exceptions, not to, and to cause each of their respective subsidiaries not to, when applicable, among others: (i) split, consolidate or reclassify shares; (ii) declare or pay dividends; (iii) modify the articles or by-laws; (iv) purchase or redeem any of their respective shares and in respect of Terra and its subsidiaries sell, encumber or issue any of their shares; and (v) change in any material respects methods of reporting income, deduction or accounting for tax purposes except as required by Law, a Government Authority or by Canadian GAAP or U.S. GAAP, as applicable.

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  Subsidiaries' Obligations.  Terra and Optimal agree that they shall cause their subsidiaries to perform all obligations required or desirable to be performed by them, including, but not limited to the following: use commercially reasonable efforts to obtain all requisite regulatory approvals relating to the transaction; use commercially reasonable efforts to effect all necessary registrations, filings and submissions of information required by Governmental Authorities; use commercially reasonable efforts to comply with requirements of applicable Laws; use commercially reasonable efforts to defend all lawsuits; use commercially reasonable efforts to have lifted or rescinded any injunction or restraining order which may adversely affect the ability of the parties to consummate the transaction; and, to promptly advise in writing Optimal or Terra, as the case may be, of any event that would render any representation or warranty made by Terra or Optimal, untrue or inaccurate in any material respect, of any material adverse change in respect of Terra or Optimal and any material breach by Terra or Optimal.

Covenants of Optimal

        Under the Combination Agreement, Optimal has agreed to the following covenants, among others:

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  NASDAQ Listing.  Optimal will use its commercially reasonable efforts to cause the Optimal Shares to be issued pursuant to the Combination to be approved for listing on the NASDAQ.

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  Optimal Board Designees.  Optimal shall cause two (2) mutually agreed upon individuals to be appointed to the Optimal Board and shall cause such individuals to be nominated for election to the Optimal Board.

Covenants of Terra

        Under the Combination Agreement, Terra has agreed to a number of covenants, including the following:

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  Retention of Goodwill.  Terra has agreed to carry on its business and those of its subsidiaries in the ordinary course and in a manner consistent with prior practice with a view of preserving the attendant of goodwill.

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  TSX.  Terra has agreed to use its commercially reasonable efforts to obtain the approval of the TSX in respect of the Combination.

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  Conduct of Business.  In addition to the covenants described above under "The Combination — The Combination Agreement — Covenants of Terra and Optimal — Conduct of Business", Terra has agreed, subject to certain exceptions, not to, and to cause its subsidiaries when applicable, not to: (i) modify the Terra Stock Option Plan, any Terra Option or any Terra benefit plans; (ii) reorganize, amalgamate or merge with any other Person; (iii) sell, lease, encumber or otherwise dispose of material assets; (iv) enter into or modify any employment, retention, severance or similar agreement with any officers, directors or other employees; (v) guarantee the payment of material indebtedness of another Persons; (vi) incur indebtedness other than in connection with the renewal or replacement of existing credit facilities or for short term indebtedness incurred in the ordinary course of business consistent with past practice; (vii) satisfy or settle any claims or liabilities substantially prior to the same being due; (viii) make any changes to accounting policies; (ix) make any loan, advances or capital contribution or investments; (x) incur or commit to capital expenditures; (xi) make certain tax elections; (xii) settle or compromise any material assessment, litigation or dispute relating to taxes; nor (xiii); make a request for a Tax ruling or enter into any material agreement with any Governmental Authority with respect to taxes. Terra further agreed, subject to certain exceptions, to: (i) use, and to cause each of its subsidiaries to use, reasonable commercial efforts to cause its current insurance policies not to be cancelled or terminated or any of the coverage thereunder to lapse and (ii) promptly inform Optimal as to any material communication in respect of taxes received by it from any Governmental Authority.

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  Subsidiaries' Obligations.  In addition to the covenants described above under "The Combination — The Combination Agreement — Covenants of Terra and Optimal — Subsidiaries' Obligations", Terra has agreed to cause its subsidiaries to perform the following additional obligations: (i) advise Optimal, prior to the Terra Meeting, as to the aggregate tally of the proxies and votes received in respect of the Terra Meeting and all matters to be considered at such meeting; provide Optimal with a copy of any purported exercise of the dissent rights and (ii) use commercially reasonable efforts to ensure that Terra's Affiliates execute and deliver an Affiliate's Letter to Optimal.

Covenant of Terra Regarding Non-Solicitation

        Under the terms of the Combination Agreement, Terra agreed to cease all discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, and request and enforce the return or destruction of all confidential information provided in connection therewith. Terra also agreed not to release any third party from any confidentiality agreement or standstill agreement and to confirm to Optimal, prior to the Effective Time, that third parties with whom it had discussed any Acquisition Proposal in the previous six months have either returned such confidential information or have certified its destruction.

        Under the terms of the Combination Agreement, Terra further agreed that neither it nor any of its subsidiaries will (nor will they authorize any of their respective officers, directors, employees, representatives or agents to):

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  solicit, initiate, knowingly encourage or otherwise facilitate (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding an Acquisition Proposal;

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  participate in any discussions or negotiations regarding, or provide any confidential information with respect to, any Acquisition Proposal;

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  approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal; or

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  accept or enter into, or publicly propose to accept or enter into, any letter of intent, agreement, arrangement or understanding related to any Acquisition Proposal.

        However, nothing shall prevent the Terra Board from:

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  taking any action to the extent ordered or otherwise mandated by any court of competent jurisdiction, or

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  considering, participating in any discussions or negotiations, or entering into a confidentiality agreement and providing information requested from a Person who has made a bona fide written Acquisition Proposal, if and only to the extent that, in the second case referred to immediately above, the Terra Board concludes in good faith, after consultation with its outside legal and financial advisors, that any required financing of such Acquisition Proposal is reasonably likely to be obtained, and that it is reasonably likely that the Terra Board would determine that such Acquisition Proposal is a Superior Proposal.

        Pursuant to the Combination Agreement, Terra must forthwith notify Optimal of any Acquisition Proposal and any inquiry of which a director or an officer of Terra or Terra's financial advisor is made aware that could lead to an Acquisition Proposal, or any amendments to the foregoing, or any request for non-public information relating to Terra or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of Terra or any of its subsidiaries by any Person. In addition, if Terra receives a request for material non-public information from a Person who has made an unsolicited bona fide written Acquisition Proposal and Terra is permitted to negotiate the terms of such Acquisition Proposal, then the Terra Board may, subject to the execution by such Person of a confidentiality agreement containing employee non-solicitation provisions substantially similar to those contained in the Combination Agreement and the confidentiality agreement entered into between Terra and Optimal on January 8, 2004, provide such Person with access to information regarding Terra.

        The Combination Agreement provides that Terra may accept, approve, recommend or enter into any agreement, understanding or arrangement in respect of an unsolicited Superior Proposal, or the Terra Board may withdraw, modify or qualify its recommendations of the Combination, if:

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  Terra has complied with its covenants regarding non-solicitation set forth in the Combination Agreement and summarized above;

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  Terra has provided Optimal with a copy of the Superior Proposal document;

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  the Match Period shall have elapsed from the later of the date Optimal received written notice advising it that the Terra Board has resolved to accept, approve, recommend or enter into an agreement, understanding or arrangement in respect of such Superior Proposal and the date Optimal received a copy of such Superior Proposal; and

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  at the expiry of the Match Period it remains a Superior Proposal.

        During the Match Period, Terra agrees that Optimal shall have the right, but not the obligation, to offer to amend the terms of the Combination Agreement. The Terra Board will review any offer by Optimal to amend the terms of the Combination Agreement in good faith in order to determine, in its discretion in the exercise of its fiduciary duties, whether Optimal's offer upon acceptance by Terra would result in such Superior Proposal ceasing to be a Superior Proposal. If the Terra Board so determines, it will enter into an amended agreement with Optimal reflecting Optimal's amended proposal. If the Terra Board continues to believe, in good faith, after consultation with its financial advisors and outside counsel, that such Superior Proposal remains a Superior Proposal and therefore rejects Optimal's amended proposal, at the expiry of the Match Period in accordance with the Combination Agreement, Terra may approve, recommend, accept or enter into an agreement, understanding or arrangement with respect to the Superior Proposal.

Termination of the Combination Agreement

        The Combination Agreement may be terminated prior to the Effective Time:

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  by the mutual agreement of Terra and Optimal;

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  by Optimal, if any of the mutual conditions precedent or the conditions precedent to its obligations have not been satisfied prior to the Effective Time;

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  by Terra, if any of the mutual conditions precedent or the conditions precedent to its obligations have not been satisfied prior to the Effective Time;

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  by either Terra or Optimal, if there shall be passed any Law that makes consummation of the Combination illegal or otherwise prohibited;

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  by Optimal, if the Terra Board shall have failed to recommend or shall have withdrawn, modified or changed in a manner adverse to Optimal its approval or recommendation of the Combination Agreement, the Combination or the Terra Amalgamation Resolution, or the Terra Board shall have approved or recommended any Acquisition Proposal other than the Combination;

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  by Terra, if the Optimal Board shall have failed to recommend or shall have withdrawn, modified or changed in a manner adverse to Terra its approval or recommendation of the Combination Agreement, the Combination or the Optimal Combination Resolution;

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  by either Optimal or Terra, if either the Optimal Shareholders have not approved the Optimal Combination Resolution at the Optimal Meeting or the Terra Shareholders have not approved the Terra Amalgamation Resolution at the Terra Meeting.

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  by Optimal if the Terra Meeting has not occurred on or before April 30, 2004; or

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  by Terra if the Optimal Meeting has not occurred on or before April 30, 2004.

        Furthermore, if the Amalgamation has not occurred on or prior to May 31, 2004, then, unless otherwise agreed in writing by Terra and Optimal, the Combination Agreement will terminate. However, such right to terminate the Combination Agreement shall not be available to the party seeking to terminate if any action of such party or its affiliates or the failure of such party or its affiliates to perform any of its obligations under the Combination Agreement required to be performed at or prior to the Effective Time shall have resulted in the closing conditions contained in the Combination Agreement not having been satisfied prior to May 31, 2004.

Termination Fee and Expense Reimbursement

        Under the terms of the Combination Agreement, Terra must pay Optimal a termination fee of Cdn.$2,000,000 within one business day after demand by Optimal if:

  •
  Optimal terminates the Combination Agreement because the Terra Board failed to recommend or withdrew, modified or changed in a manner adverse to Optimal its approval or recommendation of the Combination Agreement, the Combination or the Terra Amalgamation Resolution, or because the Terra Board approved or recommended an Acquisition Proposal other than the Combination;

  •
  Optimal terminates the Combination Agreement because any mutual condition precedent or condition precedent to the obligations of Optimal is not satisfied at or before the Effective Time and an Acquisition Proposal has been publicly made, publicly announced or otherwise publicly disclosed by any Person other than Optimal prior to the Terra Meeting and has not been withdrawn before the Terra Meeting; or

  •
  Terra terminates the Combination Agreement because any mutual condition precedent or condition precedent to the obligations of Terra is not satisfied at or before the Effective Time or because the Optimal Board failed to recommend or withdrew, modified or changed in a manner adverse to Terra its approval or recommendation of the Combination Agreement, the Combination or the Optimal Resolution, in each case, in circumstances where the requisite Terra Shareholder approval has not been obtained, and an Acquisition Proposal has been publicly made, publicly announced or otherwise publicly disclosed by any Person other than Optimal prior to the Terra Meeting and has not been withdrawn before the Terra Meeting.

        In addition, under the terms of the Combination Agreement, Optimal must pay Terra a termination fee of Cdn.$2,000,000 within one business day after demand by Terra if Terra terminates the Combination Agreement because the Optimal Board failed to recommend or withdrew, modified or changed in a manner adverse to Terra its approval or recommendation of the Combination Agreement, the Combination or the Optimal Resolution, and Terra is not otherwise required to pay to Optimal a termination fee pursuant to the Combination Agreement.

        Under the terms of the Combination Agreement, if Optimal terminates the Combination Agreement because the Terra Meeting has not occurred on or before April 30, 2004 or because the Terra Shareholders fail to approve the Combination at the Terra Meeting, then Terra shall pay Optimal Cdn.$500,000 for reimbursement of out-of-pocket costs and expenses in cash on the first business day following the termination of the Combination Agreement as a result thereof, except if Terra shall have terminated the Combination Agreement because the Optimal Board shall have failed to recommend or shall have withdrawn, modified or changed in a manner adverse to Terra its approval or recommendation of the Combination Agreement, the Combination or the Optimal Resolution.

        Under the terms of the Combination Agreement, if Terra terminates the Combination Agreement because the Optimal Meeting has not occurred on or before April 30, 2004 or because the Optimal Shareholders fail to approve the Combination at the Optimal Meeting, then Optimal shall pay Terra Cdn.$500,000 for reimbursement of out-of-pocket costs and expenses in cash on the first business day following the termination of the Combination Agreement as a result thereof, except if such termination requires Terra to pay a termination fee to Optimal pursuant to the terms of the Combination Agreement.

Interests of Certain Persons in the Combination

        Certain members of the management and the Terra Board have interests in the Combination, including those referred to below, that may present them with actual or potential conflicts of interest in connection with the Combination. The Terra Board was aware of these interests and considered them, among other matters, when it approved the Combination. These interests include the following:

  •
  at the Effective Time of the Combination, Optimal will enter into a written employment agreement with Mitchell A. Garber, President and Chief Executive Officer of Terra. It is expected that the terms of the agreement will provide as follows: (i) Mr. Garber will receive a base salary in an amount approximately equal to the aggregate amount of his base salary (approximately Cdn.$350,000) and bonus entitlement (approximately Cdn.$350,000) for Terra's fiscal year ending March 31, 2004 and he will be entitled to participate in any bonus plan for senior executives that might be established by the Optimal Board, (ii) Mr. Garber will receive a grant of options to purchase Optimal Shares (which will include his participation in the Terra option grant described below), (iii) if Mr. Garber's employment is terminated other than for cause or death or disability, or for any reason following the announcement of a change of control, or if he terminates his employment for good reason (as defined in the agreement) or for any reason following a change of control, (A) he will receive an amount equal to two times the sum of the highest salary and bonus, if any, paid to him during the term of his employment, and (B) all options held by him shall become immediately exercisable and he shall be compensated for the determined value of his options if he is required by the terms of the Optimal option plan to exercise his options before their expiry date due to the termination of his employment;

  •
  as soon as practicable after the Effective Time, Steve Shaper, Chairman of Terra, and Tommy Boman, a director of Terra, will become directors of Optimal. At that time, two of the nine members of the Optimal Board will consist of former Terra directors;

  •
  pursuant to the Combination Agreement, Terra will, prior to the Effective Time, grant to certain of its senior officers (including Messrs. Shaper and Garber) and employees, options to acquire up to 978,971 Terra Shares to be allocated among such officers and employees as determined by mutual agreement of Terra and Optimal, acting reasonably;

  •
  each of Messrs. Garber and Lewin has agreed, in respect of substantially all of the vested Terra Options held by each of them, and in respect of all of the unvested Terra Options held by each of them, which will become vested in full upon completion of the Combination, that they will only exercise their New Optimal Options on the same dates and in the same proportions as the first options granted to any senior officer of Optimal following January 20, 2004. This agreement will remain effective only so long as the officer remains employed by Optimal or any of its subsidiaries;

  •
  pursuant to the Combination Agreement, all Terra Options will continue to vest in accordance with their terms (except as provided in the preceding paragraphs) and Optimal will assume the Terra Share Option Plan and the obligations of Terra under each outstanding Terra Option. Each Terra Option outstanding immediately prior to the Effective Time will be assumed by Optimal and will represent a New Optimal Option;

  •
  pursuant to the Combination Agreement, Optimal has agreed to maintain all rights to indemnification existing at the time of execution of the Combination Agreement in favour of the directors and officers of Terra and its subsidiaries in accordance with the charter documents and bylaws of each entity and indemnity agreements between Terra and each director and senior officer of Terra to the fullest extent permitted under the CBCA. The Combination Agreement also provides that for a period of six years from the effective date of the Combination, Optimal will maintain in effect coverage substantially equivalent to that in effect under the policies of the directors' and officers' liability insurance maintained by Terra and its subsidiaries at the time of execution of the Combination Agreement; provided that in no event will Optimal be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Terra for similar insurance carried by Terra for its own directors and officers;

  •
  as of the close of business on February 25, 2004, directors and officers of Terra (and their respective affiliates) collectively owned or exercised control over approximately 4.7% of the issued and outstanding Terra Shares entitled to vote at the Terra Meeting. This does not include 242,629 Terra Shares underlying presently exercisable Terra Options which have been granted to these directors and officers. If all of these Terra Options had been exercised prior to March 5, 2004, the directors and officers of Terra (and their respective affiliates) would collectively own or exercise control over approximately 6.2% of the outstanding Terra Shares entitled to vote at the Terra Meeting.

Anticipated Accounting Treatment

        Optimal will account for the Combination with Terra using the purchase method of accounting under Canadian GAAP. After completion of the Combination, the results of operations of Terra will be included in the consolidated financial statements of Optimal from the Effective Date forward.

Stock Exchange Listings

        The Optimal Shares currently trade on the NASDAQ. Optimal has applied to list on the NASDAQ the Optimal Shares issuable pursuant to the Combination. Listing will be subject to Optimal fulfilling all the listing requirements of the NASDAQ. Terra Shares are currently listed on the TSX and will be delisted following the Effective Date.

Eligibility for Investment in Canada

        In the opinion of Osler, Hoskin & Harcourt LLP, counsel for Optimal, and Stikeman Elliott LLP, counsel for Terra, provided the Optimal Shares are listed on a prescribed stock exchange outside Canada (which currently includes the NASDAQ), (i) the Optimal Shares will be qualified investments under the ITA, as in effect at the date hereof, for the purpose of the Plans, and (ii) based in part on a certificate of an officer of Optimal as to certain factual matters, the Optimal Shares, if issued on the date hereof, will not constitute "foreign property" under Part XI of the ITA for the purpose of the tax imposed on the Plans (other than registered education savings plans), registered investments and other tax exempt entities, including most registered pension plans. Registered education savings plans are not subject to the "foreign property" rules.

        The foregoing opinions assume that there would be no changes in the applicable legislation in effect prior to the date of this Joint Proxy Statement.

Regulatory Approvals

        Except as described under "The Combination — Stock Exchange Listings" and "The Combination — Resales of Optimal Shares — Canada", neither Optimal nor Terra is aware of any material license or regulatory permit that it holds that might be adversely affected by the Combination or of any material regulatory approval or other action by any federal, provincial, state or foreign government or any administrative or regulatory agency that would be required to be obtained prior to the effective date of the Combination, other than compliance with applicable securities laws of various jurisdictions.

Resales of Optimal Shares

United States

        The Optimal Shares to be issued in connection with the Combination have not been and will not be registered under the 1933 Act and are being issued in reliance on the exemptions from registration under Rule 802 and Section 18 of the 1933 Act. Depending on the status of the Terra Shares surrendered in, or the identity and status of the person receiving Optimal Shares in connection with the Combination, the Optimal Shares issued pursuant to the Combination may be "restricted securities" within the meaning of Rule 144 under the 1933 Act. In general, if the Terra Shares held by a Terra Shareholder prior to the Combination were "restricted securities" within the meaning of Rule 144 under the 1933 Act, the Optimal Shares issued to such shareholder in connection with the Combination will also be restricted for purposes of United States securities law and will be subject to restrictions on transfer under the 1933 Act. In addition, other persons (including without limitation any affiliate of Optimal after the Combination and any person deemed to be an underwriter) would be subject to limitations under the 1933 Act with respect to resales of Optimal Shares.

        Under the 1933 Act, the Combination will be deemed to commence a new offering of the New Optimal Warrants and the Optimal Warrant Shares. This new offering of the New Optimal Warrants and Optimal Warrant Shares is being made outside the United States pursuant to Regulation S under the 1933 Act. The

New Optimal Warrants and Optimal Warrant Shares may not be offered or sold or otherwise transferred in the United States or to a U.S. person except pursuant to an effective registration statement under, or a valid exemption from, the registration requirements of the 1933 Act. Regulation S requires that a forty day distribution compliance period be observed during which Optimal and its affiliates, among others, may make no offers or sales of the New Optimal Warrants or Optimal Warrant Shares to a U.S. person or for the account or benefit of a U.S. person (other than a distributor). The distribution compliance period will commence upon completion of the distribution of the New Optimal Warrants.

        Any Optimal Warrant Shares issued upon exercise of the New Optimal Warrants will not be registered under the 1933 Act or any securities laws of any state in the United States. Optimal will require each person exercising a New Optimal Warrant to give in writing and to the satisfaction of Optimal and its transfer agent (a) a written certification that the New Optimal Warrant or Optimal Warrant Shares issued on exercise thereof are not being issued, transferred or sold to, or for the account or benefit of, a U.S. person or within the United States or (b) a written opinion of counsel and its transfer agent that the New Optimal Warrants and the Optimal Warrant Shares have been registered under the 1933 Act or are exempt from registration thereunder. The Optimal Warrant Shares delivered outside the United States pursuant to Regulation S will not be "restricted securities", however, those Optimal Warrant Shares issued upon exercise pursuant to clause (b) of the preceding sentence may be "restricted securities" subject to restrictions on transfer under the 1933 Act.

        Additionally, in order to comply with Section 4(3) of the 1933 Act, during the forty days following completion of the Combination, dealers may only execute unsolicited customers' orders for purchases and sales of Optimal Shares in accordance with Section 4(4) of the 1933 Act.

        For purposes hereof, terms used in this section, including without limitation "affiliate", "offshore transaction", "underwriter", "United States" and "U.S. person" have such meaning as given to them under the 1933 Act and the Rules and Regulations promulgated thereunder.

        In connection with any sale or other transfer of direct or indirect beneficial interest in Optimal securities (including the New Optimal Warrants and any Optimal Warrant Shares into or within the United States, including resale on the NASDAQ, or to any U.S. person, Optimal Shareholders should consult with U.S. securities law counsel regarding such sales or transfers.

Canada

        Optimal and Optimal Subco have applied for and expect to receive rulings or orders from certain provincial securities regulatory authorities in Canada providing exemptions from the prospectus and registration requirements (and the rights and protections otherwise afforded thereunder):

  •
  to permit the issuance of the Optimal Shares to Terra Shareholders upon completion of the Combination;

  •
  to permit the issuance of Optimal Shares to holders of New Optimal Options and New Optimal Warrants upon the exercise thereof; and

  •
  to permit the resale of Optimal Shares received in connection with the Combination and upon the exercise of New Optimal Options and New Optimal Warrants in those Canadian provinces without restriction by a shareholder other than a "Control Person", provided that (i) no unusual effort is made to prepare the market for any such resale or to create a demand for the securities which are the subject of any such resale, (ii) no extraordinary commission or consideration is paid in respect thereof, and (iii) if the shareholder is an insider or officer of Optimal, the shareholder has no reasonable grounds to believe that Optimal is in default of securities legislation; provided, however, that Terra Warrants may continue to be restricted to the extent that they would have been otherwise restricted.

        Holders of Optimal Shares should note, however, that approval or exemption by any Canadian provincial or federal securities regulatory authority does not independently constitute a registration or exemption under the 1933 Act. Unless the Optimal Share is registered or exempt under a provision of the Securities Act, such security may not be traded in the United States, including on the NASDAQ. See "The Combination — Resales of Optimal Shares — United States" above.

Procedures for Exchange by Terra Shareholders

        Enclosed with this Joint Proxy Statement is a letter of transmittal for Terra Shareholders. Each Terra Shareholder must complete, execute and return the letter of transmittal together with a certificate for Terra Shares in order to receive Optimal Shares if the Combination is completed. It is anticipated that certificates representing the Optimal Shares will be available immediately following the Effective Time.

        If Terra Shares are registered in the name of a broker, bank or nominee, the registered holder of the shares must submit the letter of transmittal on behalf of the beneficial owner.

        Optimal will not issue fractional Optimal Shares pursuant to the Amalgamation. As a result, the number of Optimal Shares each Terra Shareholder will receive will be rounded down to the nearest whole number and each Terra Shareholder will receive a cash payment without interest for the remaining fraction of an Optimal Share that the Terra Shareholder would otherwise have been entitled to receive, if any, based on the closing price per Optimal Share on the business day immediately preceding the Effective Date.

        Any use of the mail to transmit a certificate for Terra Shares and a related letter of transmittal is at the risk of the Terra Shareholder. If these documents are mailed, it is recommended that registered mail, with return receipt requested, properly insured, be used.

        If the Combination is completed, certificates representing the appropriate number of Optimal Shares issuable to a former Terra Shareholder, will be forwarded to the holder at the address specified in the letter of transmittal by first class mail or will be available at the offices of Computershare Trust Company of Canada for pickup, if requested by the holder in the letter of transmittal as soon as practicable after the later of the Effective Time of the Combination and the date of receipt of a certificate for Terra Shares and a related letter of transmittal.

        If the Combination does not close, all certificates representing Terra Shares transmitted with a related letter of transmittal will be returned by certified mail to Terra Shareholders.

        If a share certificate has been lost or destroyed, the letter of transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss, to the Montreal office of National Bank Trust Inc. which will provide any such Terra Shareholder with its share certificate replacement requirements. Terra Shareholders who have lost or destroyed their share certificate should ensure that they provide their telephone number to National Bank Trust Inc. so that they may be contacted.

Estimated Costs

        Regardless of whether the Combination is completed, Terra and Optimal will each bear their respective costs and expenses incurred with respect to the Combination Agreement and the transactions contemplated thereby, including legal, accounting, financial advisory, regulatory filing and stock exchange fees, all disbursements of advisors and printing and mailing costs.

        The combined estimated fees, costs and expenses of Terra and Optimal in connection with the Combination including, without limitation, financial advisor fees, soliciting dealer fees, filing fees, legal and accounting fees and printing and mailing costs are anticipated to be approximately $2.1 million.

        In addition, Terra or Optimal may be required to pay to the other party a termination fee in certain circumstances. See "The Combination — The Combination Agreement — Termination of Combination Agreement" and "— Termination Fee and Expense Reimbursement".

CERTAIN INFORMATION CONCERNING THE PARTIES TO THE COMBINATION

Information Concerning Optimal

Company Overview

        Optimal is a leading North American provider of self-checkout systems to retailers and depot repair and field services to retail, financial services and other third-party accounts. Optimal has approximately 1,000 employees, which includes approximately 800 software and hardware professionals, with facilities in Montréal, Québec, Plattsburgh, New York, Santa Ana, California, and Toronto, Ontario and operations throughout North America.

        Through Optimal Group ("OSG"). Optimal offers its customers a single-source solution for many of their computer maintenance and technology support requirements, including hardware maintenance services, software support, end-user/help desk services, network support and other technology support services. Optimal also provides multi-vendor parts repair and refurbishment and inventory management services as part of its logistics services portfolio. Optimal believes that it is a significant independent (i.e., not affiliated with an OEM) provider of these services across a broad range of computing environments. Optimal delivers services through an extensive service organization located in more than 35 service locations throughout the United States and Canada.

Recent Developments

        Optimal has recently entered into a number of agreements and has completed certain transactions that have been done in connection with Optimal's strategy of repositioning its business activities with the goal of enhancing potential long-term financial results. As a result of these transactions, Optimal will likely have a more balanced and stable business mix and, combined with its strong balance sheet, continued opportunities to grow its business on a more strategic basis. At the same time, Optimal will monitor its business activities and intends to take advantage of strategic and transactional opportunities that may arise.

        On September 30, 2003, Optimal purchased the service business of RBA, which is now operated by OSG. Optimal's service business includes field support and on-site services, remote technical support, and repair centers. Optimal's solid infrastructure, based upon repair, logistics and call center facilities and supported by field technicians, serves as the foundation for the quality service and support provided to customers on a daily basis.

        On January 20, 2004, Optimal announced a strategic business combination with Terra. Optimal believes that this Combination will provide Optimal with a superior platform for enhanced growth and financial results and, following completion of the transaction, it is intended for Terra to be renamed Optimal Payments Inc. The completion of the Combination is subject to certain conditions, including approval by the Optimal Shareholders, the Terra Shareholders and regulatory approvals. See "The Combination". The Combination is expected to be completed by mid-April 2004. Terra is a growing presence in the payment processing industry and provides technology and services that businesses require to accept credit card, electronic check and direct debit payments. Terra processes credit card payments primarily for non-face-to-face transactions, including mail-order/telephone-order, licensed online gaming and other online merchants, as well as for retail point-of-sale merchants. Terra also processes checks and direct debits online and by telephone. It is headquartered in Montréal, Québec with operations throughout North America and in the United Kingdom.

        On February 15, 2004, Optimal and NCR entered into an agreement in principle for NCR to acquire Optimal's self-checkout business for $30 million and the assumption of certain liabilities (the U-Scan Sale). The agreement covers the self-checkout systems and services marketed by Optimal, under the U-Scan® brand. Completion of the U-Scan Sale is subject to approval by Optimal Shareholders, receipt of certain third-party consents and approvals and other customary conditions. See "Description of the U-Scan Sale." Optimal has agreed to pay NCR a break fee under certain circumstances. The U-Scan Sale is expected to close by mid-April, 2004.

        On March 3, 2004, Optimal announced the completion of the acquisition of the hardware service division of Systech Retail Systems at a net cost of $3 million, subject to certain post-closing adjustments. Optimal believes that the combination of the Systech hardware service division with Optimal's existing service organization will contribute positively to Optimal's financial results in 2004 and should add over $11 million in annualized revenues.

        Subject to the completion of the Combination and the U-Scan Sale, Optimal will operate in two segments: the payment processing business, through Optimal Payments Inc. and the service business, through OSG.

Corporate Information

        Optimal Robotics Corp. was formed in 1984 and is continued under the federal laws of Canada. Optimal commenced its self-checkout business in 1991. Optimal's principal office is located at 4700 de la Savane, Suite 101, Montréal, Québec, H4P 1T7, and its telephone number is (514) 738-8885. Optimal has four subsidiaries: Optimal Robotics Inc., a wholly-owned Delaware corporation; Optimal Services Group Inc., a wholly-owned Canadian corporation; and Optimal Robotics Plc, a majority-owned United Kingdom corporation.

        The following diagram sets forth Optimal's subsidiaries before giving effect to the acquisition of Terra:

        The following diagram sets forth Optimal's subsidiaries after giving effect to the acquisition of Terra and the name change of Optimal:

Optimal Share Capital

        Under Optimal's certificate of continuance, as amended, the authorized share capital of Optimal consists of an unlimited number of Class "A" shares (being the "Optimal Shares" defined herein), an unlimited number of Class "B" shares and an unlimited number of Class "C" shares.

        The Optimal shares are designated as "common shares" and the rights of the holders thereof are equal in all respects and include the rights, among other things to (i) vote at all meetings of shareholders and (ii) subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of Optimal, receive the remaining property of Optimal upon dissolution.

        The holder of any Class "A", Class "B" and/or Class "C" shares, or any series thereof, are not entitled to vote separately as a class and are not entitled to dissent if Optimal resolves to amend its articles to (i) increase or decrease any maximum number of authorized shares of such class or series, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the shares of such class or series, (ii) effect an exchange, reclassification or cancellation of the shares of such class or series, or (iii) create a new class of shares equal or superior to the shares of such class,

        As of the close of business on March 5, 2004, there were 14,936,235 Optimal Shares held by approximately 1,835 holders of record and no Class "B" shares or Class "C" shares issued and outstanding. As of the close of business on March 5, 2004 there were also options to acquire an aggregate of 5,000 Optimal Shares outstanding.

Industry Segments

        Optimal's U-Scan automated self-checkout systems have traditionally been targeted towards supermarket and supercenter chains in North America and, more recently, the United Kingdom. Initial results from Optimal's efforts to expand into new markets fostered Optimal's belief that the potential market for self-checkout solutions includes applications beyond supermarkets and supercenters. See "Information Concerning Optimal — Customers" below. The U-Scan system, which can be quickly and easily operated, addresses shoppers' needs in each of these markets, by providing them with greater customer service and more control over the checkout process. In addition to providing stores with a dependable and economical alternative to maintaining cashiers in both express and regular checkout lanes, Optimal believes that self-checkout systems allow large retailers to offer shoppers the speed of a smaller, convenience store while maintaining the greater selection and lower prices that a larger store generally offers.

        Optimal's service division, OSG, was established with a specific focus on the installation and service of the U-Scan self-checkout systems and gradually expanded to provide multi-vendor hardware maintenance outsourcing services and repair capabilities. Optimal's service business includes preventive and remedial maintenance, field service dispatch, support and on-site services, remote technical monitoring and support and repair centers.

Customers

        Optimal's most significant self-checkout customers have been supermarkets and supercenters, including the following retailers:

  •
  The Kroger Co.

  •
  The Great Atlantic & Pacific Tea Company, Inc. (A&P)

  •
  Loblaw Companies Limited

  •
  Ahold NV (which includes Bi-Lo, Tops, Giant Food and Stop & Shop in the United States)

        A majority of the U-Scan systems sold in 2003 were sold to The Kroger Co. through its various divisions and affiliates. The loss of this customer would have a material adverse effect upon Optimal's self-checkout business and Optimal as a whole should the U-Scan sale not be completed.

        Optimal's most significant service customers include financial institutions, retailers, government agencies, including video lottery repair, SME's, manufacturers and small office/home clientele.

        Optimal's service clientele benefit from the following services:

  •
  debit/credit card and point of sale maintenance services as well as kiosk and peripheral device repair services;

  •
  computer maintenance services for their mission critical computer systems, other point of sale equipment and software support services,

  •
  reliance on Optimal's staging, integration and depot repair services;

  •
  outsourcing of Optimal's hardware maintenance services to agents that lease or sell debit/credit card systems and automatic teller machines (ATMs); and

  •
  software support, warranty management, and bring-in-centers.

Competitive Advantages

        In the self-checkout market, Optimal believes that the following competitive advantages have helped Optimal become a leading provider of self-checkout systems to retailers in North America:

  •
  a large installed base of self-checkout systems in North America and well-established relationships with leading retailers;

  •
  an established brand name and corporate identity;

  •
  ten years' experience and expertise in designing self-checkout solutions for retailers;

  •
  a focused business strategy targeting the self-checkout market;

  •
  a senior management team and experienced sales force familiar with the needs of retailers; and

  •
  superior customer service through a 24 hours per day, 365 days per year on-line helpdesk supported by a dedicated, North America network of service Personnel.

        In the computer services market, competition among providers, both OEM's and independent service organizations, is intense. Optimal believes that the primary competitive factors in the computer services industry are the quality of a company's services, the ability to service a wide range of products supplied by a variety of vendors, the geographic coverage of a company's services and the cost to the customer of those services. Optimal believes that customers are increasingly looking for service providers capable of providing a single-source solution for their increasingly complex multi-vendor systems.

        Optimal believes that the widespread service coverage, state-of-the-art call management system and complete equipment repair capabilities of Optimal's services group offer all the advantages of a high quality service provider. Optimal's customers benefit from a dedicated project management team, web-based solutions and sophisticated tracking tools.

        Optimal offers its customers a single-source solution for virtually all of their computer maintenance and technology support requirements, including hardware maintenance services, software support, end-user/help desk services, network support and other technology support services. As well, Optimal can offer services such as hardware support, software support and network support. Optimal also provides multi-vendor parts repair and refurbishment and inventory management services as part of its logistics services portfolio.

Business Strategy

        Optimal's primary objectives to sell more U-Scan systems and other self-checkout systems to existing customers and to new supermarkets and supercenters, both in North America and the United Kingdom. As Optimal moves to reposition itself, Optimal intends to continue to grow its service business and, subject to the completion of the Combination, to focus on growing the payment processing business to become a significiant entity in both markets. Optimal's intention is to grow organically and, at the same time seek acquisition opportunities that can enhance its business, both operationally and through improved financial results.

        Optimal's principal business strategy for its service business is to provide the service solution that will meet and exceed customer needs. All elements of Optimal's business are designed to minimize client equipment concerns. Optimal will continue to monitor acquisition opportunities in the services business to enable Optimal to leverage its existing assets and enhance growth and financial results.

        Subject to the completion of the Combination, Optimal's strategy for the payment processing business is to grow organically and by acquisition of either small companies in the payment processing industry or of portfolios of payment processing controlled by ISO's. Optimal also intends to be opportunistic if acquisition opportunities arise in related areas of financial services that Optimal believes can be successfully integrated into Optimal's operations.

Systems, Services and Products

  U-Scan System

        A U-Scan system, in a typical configuration for a supermarket or supercenter application, consists of four self-checkout stations and one manned supervisor terminal and occupies the same floor space as would three manned checkout lanes. As a result, shoppers are provided with at least one, and up to three additional checkout stations. Some customers have installed systems consisting of up to six self-checkout stations.

        In a typical configuration, the U-Scan system occupies approximately the same floor space as would three manned checkout lanes. As a result, shoppers are provided with at least one, and up to three additional checkout stations.

  Service

        Optimal services customers such as lottery corporations, financial institutions, government departments, retailers and SME's and services the following equipment:

Client/server systems Networks Mini-computers and peripheral equipment IBM (AS/400 and RS/6000) Microcomputers Laptops Dot-Matrix, laser and ink jet printers Uninterruptible power supplies (UPS)	Scanners Fax machines Communications hardware — modems, hubs Multiplexers Lottery terminals Video lottery terminals Point of sale terminals ATMs

        Using the latest Palm VII technology, many of Optimal's service technicians maintain remote internet access to Optimal's central dispatch center. Many of Optimal's technicians are equipped with wireless handheld devices, which allow them to access service call information in real time and thereby provide the highest level of customer service to clients.

        As a result of working with customers in many different capacities, Optimal has developed expertise in managing high-technology environments as well as high-security and confidential sectors.

        Optimal is equipped to handle all of a business on-site service needs. With Optimal's widespread North American coverage and well-trained field service technicians, Optimal is available to respond promptly to minimize any unnecessary downtime.

  Optimal 6300 POS System

        The Optimal 6300 POS™ system is an open-architecture, PC-based point-of-sale cash register system utilizing Windows NT/95 or Novel SFTIII mirrored servers. Optimal offers only the system software for the Optimal 6300 POS system. The customer is responsible for purchasing the system hardware. The Optimal 6300 POS system communicates with a store's information systems and has been designed for use as a conventional cash register checkout system in high-volume retailers such as supermarkets, department stores and warehouse stores.

        Optimal has been engaged by Price Chopper Supermarkets of Schenectady, New York, to develop and install the Optimal 6300 POS system. Optimal receives a monthly fee for the continuing development of the system. The Optimal 6300 POS system is presently installed in all Price Chopper's supermarkets. The system is also installed at Atlantic Food Mart in Reading, Massachusetts.

        The Optimal 6300 POS assets are intended to be sold as part of the U-Scan Sale.

Sales and Marketing

        Optimal primarily markets U-Scan systems directly to customers through its own sales personnel.

        Sales to a retail chain typically follow a three-step process, in which the customer takes delivery of a single U-Scan station and a supervisor terminal in a testing facility, then places a full system in a store for evaluation and finally decides whether to commit to a volume order.

        Optimal's service offerings are also marketed through its own sales personnel.

Research and Development

        Optimal's research and development efforts are focused on improving existing products and developing new products. To date, most of the software relating to Optimal's products has been developed internally by employees.

        Research and development expenses, net of tax credits, were approximately $795,000 in 2003, $1,290,000 in 2002 and $1,224,000 in 2001.

Product Assembly and Facilities

        Optimal's headquarters are located in approximately 51,000 square feet of leased space at 4700 de la Savane, Montréal, Québec, under a lease that expires on January 31, 2006, subject to the right to renew the lease for an additional 28-month period.

        All self-checkout systems are assembled in a facility located in approximately 43,000 square feet of leased space in Plattsburgh, New York, under a lease that expires on March 31, 2006. The Plattsburgh lease may be renewed for an additional three-year period. Optimal repairs and distributes replacement parts out of a facility located in approximately 66,000 square feet of leased space in Santa Ana, California, under a lease that expires on September 30, 2006.

        OSG is headquartered at 7350 Trans Canada, Montréal, Québec in a leased facility of 110,000 square feet, which includes a repair center, bring in center and administrative offices. Other repair facilities are situated in Toronto, Ontario and Calgary, Alberta.

        Optimal also maintains parts storage facilities in 22 states and two Canadian provinces. Additional hub facilities may be opened and existing hub facilities may be expanded, in the United States and Canada, to the extent required to support current and future installations.

        The leases of the Montreal headquarters and the Plattsburgh facility are to be assigned in accordance with the U-Scan Sale.

Suppliers

        The U-Scan system is assembled from components that are readily available from numerous suppliers. Given the open architecture of Optimal's system, Optimal is not dependent on any single supplier for any particular component. The U-Scan system casing is specially manufactured for Optimal by any one of its three suppliers. Repair and replacement parts for Optimal's service business are purchased from a number of suppliers without dependence on any one supplier.

Government Regulation

        Optimal and certain of the components that are used in its self-checkout products are subject to regulation by various agencies in the United States and in other countries in which these products are sold. Laser safety is regulated in the United States by the Food and Drug Administration's Center for Devices and Radiological Health and in Canada by the Radiation Protection Bureau of Health Canada. In addition, the U.S. Occupational Safety and Health Administration and various states and U.S. cities have promulgated regulations concerning working condition safety standards in connection with the use of lasers in the workplace. Radio emissions are the subject of governmental regulation in all countries in which Optimal sells and expects to sell its products. Optimal voluntarily submits its products to Underwriters Laboratories Inc., for certification for product safety, in the United States by Underwriters Laboratories Inc., and in Canada by Underwriters' Laboratories of Canada, which is recognized by the Standards Council of Canada.

Competition

        In the self-checkout market, Optimal competes against manufacturers of traditional cashier-operated terminals and other partially automated self-scanning devices, including NCR and IBM. Competition for Optimal's service offerings is significant and similar offerings are available from many other service providers. Certain of Optimal's competitors are larger and have greater financial, technical, marketing and other resources.

Intellectual Property

        Optimal has registered or has filed applications for the registration of over one dozen different trademarks in the United States, Canada and the European Union.

        Optimal holds patents issued in the United States, Canada and certain member states of the European Union and has additional patents pending in the United States for various components of Optimal's self-checkout system. Patents pending in the United States may also be filed, within prescribed periods, in various member states to the international Patent Cooperation Treaty.

        As a general policy, Optimal files patent applications, in jurisdictions where it considers it to be appropriate, to protect its technological position and new product development. Although Optimal believes that its patents provide some competitive advantage and market protection, Optimal relies for its success primarily upon proprietary know-how, innovative skills, technical competence and marketing abilities. Furthermore, there is no assurance that these patents will not be challenged, invalidated or circumvented in the future.

        Optimal regards its software as proprietary and attempts to protect it with copyrights, trade secret measures and nondisclosure agreements. Despite these restrictions, it may be possible for competitors or users to copy aspects of these products or to obtain information which Optimal regards as trade secrets. Existing copyright laws afford only limited practical protection for computer software. The laws of foreign countries generally do not protect proprietary rights in Optimal's products to the same extent as the laws of the United States and Canada. In addition, Optimal may experience more difficulty in enforcing proprietary rights in certain foreign jurisdictions.

Legal Proceedings

        In each of 1995 and 1996, Optimal received a demand letter from the same claimant alleging that the U-Scan system infringes upon the claimant's patent. In July 1999, this claimant, IAS, filed a civil action in the United States District Court for the District of Utah against Optimal and PSC, the former assembler of the U-Scan system, alleging patent infringement. Kroger and two of its subsidiaries were also sued by IAS in the action based upon the same issues underlying its suit filed against Optimal in 1999 and they were contractually entitled to be indemnified by Optimal for any damages for any patent infringement. On January 27, 2004, Optimal entered into a settlement agreement with IAS, which resolved all potential claims by IAS and brought this action to an end. The amount that Optimal paid to end the action is not considered to be material to Optimal.

        A second party also sent a demand letter to Optimal in 1999 and again in February 2001, alleging a different patent infringement. In March 2003, this second party sent a third demand letter to Optimal alleging infringement of additional patents. Although after consultation with counsel, Optimal believes that this second claimant should not prevail if a lawsuit is brought to assert its claims and that the assertion of these claims will not have a material adverse effect on Optimal's business or prospects, no assurance can be given that a court will not find that Optimal's self-checkout system infringes upon such claimant's rights. A determination by a court that the system infringes upon such claimant's rights would have a material adverse effect on Optimal's business and results of operations.

        Optimal is also party to litigation arising in the normal course of operations. Optimal does not expect the resolution of such matters to have a materially adverse effect on its financial position or results of operations.

Employees

        As of December 31, 2003, Optimal employed 1,012 full time employees as compared to 529 at the end of 2002. The substantial increase was due to the purchase of the services business of RBA on September 30, 2003. Approximately 300 of such employees are engaged in the U-Scan self-checkout business.

        Optimal's employees are not represented by any collective bargaining unit and it has not experienced any work stoppages. Optimal believes that employee relations are good.

Selected Consolidated Financial Information and Other Data

        The following tables set forth selected consolidated financial information and other data of Optimal for the years ended December 31, 2003, 2002 and 2001 and are derived from the audited consolidated financial statements of Optimal, including the notes thereto, in Annex H to this Joint Proxy Statement. The selected consolidated financial information is presented in accordance with Canadian GAAP in U.S. dollars. The tables should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited consolidated financial statements of Optimal, including the notes thereto, in Annex H to this Joint Proxy Statement.

	Year ended December 31, 2003
	2003	2002	2001
Income Statement Data:
Revenues	$67,187,900	$75,717,591	$101,421,243
Cost of sales	45,421,729	50,261,337	63,158,749

Gross margin	21,766,171	25,456,254	38,262,494
Expenses (income):
Selling, general and administrative	25,905,607	29,012,307	18,441,868
Amortization	3,065,411	2,655,820	1,538,366
Operating lease	1,970,834	1,550,962	1,210,201
Other	895,711	505,358	(1,833,632)

	31,837,563	33,724,447	19,356,803

(Loss) earnings before income taxes	(10,071,392)	(8,268,193)	18,905,691
Income taxes (recovery)	(3,903,000)	(2,940,963)	9,600,000

Net (loss) earnings	$(6,168,392)	$(5,327,230)	$9,305,691

Earnings (loss) per share:
Basic	$(0.41)	$(0.35)	$0.63
Diluted	(0.41)	(0.35)	0.60
	December 31, 2003	December 31, 2002
Balance Sheet Data:
Cash and cash equivalents	$4,211,964	$9,615,348
Short-term investments	74,301,582	76,146,586
Total current assets	114,864,283	117,178,610
Goodwill and other intangible assets	12,109,838	4,399,924
Total current liabilities	22,120,104	8,528,834
Total shareholders' equity	113,292,638	119,461,030

Management's Discussion and Analysis of Financial Condition and Results of Operations

        Management's discussion and analysis of financial condition and results of operations of Optimal for the required periods are included in this Joint Proxy Statement in Annex H.

Selected Historical Financial Data of RBA

        The following table sets forth selected historical financial data for RBA (the assets of which have been acquired by Optimal, see "Certain Information Concerning the Parties to the Combination — Information Concerning Optimal — Recent Developments") for the nine month period ended September 30, 2003 and each of the years ended December 31, 2002, 2001 and 2000. The selected historical financial data are presented in accordance with Canadian GAAP in U.S. dollars. The data set forth below should be read in conjunction with the unaudited financial statements of RBA, including the notes thereto, included in Annex I to this Joint Proxy Statement.

	Year ended December 31, 2003
	2003	2002	2001	2000
	(expressed in Canadian dollars)
	(9 months) (unaudited)	(12 months) (audited)	(12 months) (audited)	(12 months) (audited)
Income Statement Data:
Revenues	$31,491,826	$39,394,055	$38,996,480	$43,090,158
Operating expenses:
Direct costs, selling, general and administrative	29,381,313	39,004,041	38,217,146	39,744,439
Amortization	1,198,261	1,540,072	1,433,965	1,296,775
Other	946,298	997,790	1,119,768	1,226,932

	31,525,872	41,541,903	40,770,879	42,268,146

(Loss) earnings before income taxes	(34,046)	(2,147,848)	(1,774,399)	822,012
Income tax (recovery) expense	—	—	(383,445)	298,276

Net (loss) earnings	$(34,046)	$(2,147,848)	$(1,390,954)	$523,736

	September 30, 2003	December 31, 2002	December 31, 2001	December 31, 2000
	(unaudited)	(audited)	(audited)	(audited)
Balance Sheet Data:
Cash	$626,933	$—	$—	$—
Total current assets	10,246,789	11,881,666	8,753,843	11,488,015
Total assets	13,764,731	16,333,407	13,964,057	15,947,453
Total current liabilities	11,850,588	12,691,167	8,901,007	9,640,264
Long-term debt	2,772,747	4,634,398	3,907,825	3,399,692
Total shareholders' equity	(858,604)	(992,158)	1,155,225	2,527,477

Financial Information About Segments and Geographic Areas

        See note 17 of the notes to Optimal's consolidated financial statements, which are attached as Annex H to this Joint Proxy Statement.

Directors and Executive Officers

        The names, positions with Optimal, principal occupations and number of Optimal Shares beneficially owned or controlled by the directors and executive officers of Optimal at December 31, 2003, are as follows:

Name and Municipality of Residence	Office with Optimal	Principal Occupation	Optimal Shares Beneficially Owned or Over Which Control is Exercised
NEIL S. WECHSLER Montréal, Québec	Co-Chairman, Chief Executive Officer and Director	Co-Chairman, Chief Executive Officer and Director of Optimal	2,750
HOLDEN L. OSTRIN Montréal, Québec	Co-Chairman and Director	Co-Chairman and Director of Optimal	Nil
HENRY M. KARP Montréal, Québec	President, Chief Operating Officer and Director	President, Chief Operating Officer and Director of Optimal	Nil
GARY S. WECHSLER, C.A. Montréal, Québec	Treasurer and Chief Financial Officer	Treasurer and Chief Financial Officer of Optimal	Nil
IKE TAMIGIAN Montréal, Québec	Senior Vice-President and Chief Technology Officer	Senior Vice-President and Chief Technology Officer of Optimal	Nil
ELLIOT BRENHOUSE Montréal, Québec	Senior Vice-President and General Manager	Senior Vice-President and General Manager of Optimal	Nil
LEON P. GARFINKLE Montréal, Québec	Senior Vice-President, General Counsel, Secretary and Director	Senior Vice-President, General Counsel, Secretary and Director of Optimal	3,000
JAMES S. GERTLER(1) New York, New York	Director	Principal of the General Partner of Signal International and of Florimex	300
THOMAS D. MURPHY Colorado Springs, Colorado	Director	President, Peak Tech Consulting	Nil
SYDNEY SWEIBEL(1) Montréal, Québec	Director	Senior Partner Sweibel Novek (law firm)	Nil
JONATHAN J. GINNS(1) Chevy Chase, Maryland	Director	Managing Partner of ACON Investments (private equity firm)	Nil

(1)
Member of Audit Committee

        The number of directors is currently set at eight, divided into three classes, one class consisting of two directors and two classes consisting of three directors each, Messrs. Karp, Garfinkle and Ginns, as members of a single class of directors, have been elected to hold office until the close of the 2004 Optimal Meeting; Messrs. Ostrin, Gertler and Sweibel, as members of a single class of directors, have been elected to hold office until the close of the 2005 annual meeting of Optimal shareholders; and Messrs. N. Wechsler and Murphy, as members of a single class of directors, have been elected to hold office until the close of the 2006 annual meeting of Optimal shareholders.

        At the Optimal Meeting, three directors shall be elected to hold office until the close of the 2007 annual meeting of Optimal shareholders.

        Management has nominated Messrs. Henry M. Karp, Leon P. Garfinkle and Jonathan J. Ginns, as a single class of directors, to hold office until the close of the 2007 annual meeting of Optimal shareholders. All of the management nominees have established their eligibility and willingness to serve as a director. Following completion of the Combination, Leon P. Garfinkle will resign as a director and two representatives of Terra will be appointed as directors of Optimal. See "The Combination — Interests of Certain Persons in the Combination".

        Executive officers of Optimal are appointed annually by the Optimal Board and serve until their successors are duly appointed and qualified.

        There are no family relationships between any of directors or executive officers, except for Neil S. Wechsler and Gary S. Wechsler who are brothers.

        Neil S. Wechsler has been a director since June 1995. Mr. Wechsler has been Optimal's Chief Executive Officer since October 1994 and was Chairman from June 1996 through June 1999, at which time Mr. Wechsler and Mr. Holden L. Ostrin each became Co-Chairman. Mr. Wechsler earned a Bachelor of Arts degree from McGill University in 1988 and a Bachelor of Civil Law degree and a Bachelor of Common Law degree from McGill University in 1992.

        Holden L. Ostrin has been a director since June 1996. Mr. Ostrin was Vice Chairman from June 1996 through June 1999, at which time Mr. Ostrin and Mr. N. Wechsler each became Co-Chairman. Mr. Ostrin earned a Bachelor of Arts degree from Boston University in 1982 and a Juris Doctor degree from Boston University School of Law in 1985.

        Henry M. Karp has been a director and Chief Operating Officer since June 1996. Since June 1999, Mr. Karp has been President of Optimal. From June 1996 through June 1999, Mr. Karp was Executive Vice President, and from December 1994 to May 1996, Mr. Karp was Vice President, Business Development. Mr. Karp earned a Bachelor of Arts degree in Economics from McGill University in 1976 and a Master of Business Administration degree from McGill University in 1978.

        Gary S. Wechsler, C.A. has been Treasurer and Chief Financial Officer since May 1994. For over five years until May 1999, Mr. Wechsler was a partner of Victor & Gold, a Montreal-based accounting firm. Mr. Wechsler earned a Bachelor of Commerce degree from McGill University in 1980. Mr. Wechsler obtained his Chartered Accountant designation in 1983.

        Ike Tamigian has been Senior Vice-President and Chief Technology Officer since June 2000. From June 1998 to June 2000, Mr. Tamigian was Vice-President, Software Development. From June 1995 to June 1998, Mr. Tamigian was Director of Software Development. Mr. Tamigian earned a Bachelor of Electrical Engineering degree from McGill University in 1987.

        Elliot Brenhouse has been Senior Vice-President and General Manager since June 2000. From June 1998 to June 2000, Mr. Brenhouse was Vice-President, Product Management. Mr. Brenhouse earned a Bachelor of Electrical Engineering degree from McGill University in 1976.

        Leon P. Garfinkle has been a director since June 1996 and has been Senior Vice-President, General Counsel and Secretary since July 2000. Prior to July 2000, Mr. Garfinkle was a partner with the law firm of Goodman Phillips & Vineberg, in Montréal, Québec. Mr. Garfinkle earned a Bachelor of Commerce degree from McGill University in 1982, a Bachelor of Laws degree from the University of Toronto in 1985 and a Bachelor of Laws degree from the University of Montreal in 1986.

        James S. Gertler has been a director since November 1997. Mr. Gertler is a principal of the general partner of Signal International, a leading offshore rig repair, maintenance, upgrade and conversion company in the Gulf of Mexico and a principal of the general partner in Florimex, the largest integrated floral distributor in the world. From 1993 to 2001, Mr. Gertler was Vice President of Corporate Development of the New York Daily News and U.S. News & World Report. From 1995 to 2002, Mr. Gertler was the Vice President of Corporate Development of Applied Graphics Technologies, Inc. Mr. Gertler earned a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania in 1988 and a Masters of Business Administration degree from Harvard University in 1992.

        Thomas D. Murphy has been a director since July 2000. Since January 2000, Mr. Murphy has been the President of Peak Tech Consulting, a firm that specializes in information technology management and related benefit realization. Prior to January 2000, Mr. Murphy was Vice President, Information Technology of The Kroger Co. Mr. Murphy earned a Bachelor of Arts degree in Education and Sciences from Western State College, Colorado in 1976.

        Sydney Sweibel has been a director since October 2001. Since 1994, Mr. Sweibel has been a founding partner of the law firm Sweibel Novek in Montréal, Québec, and he has more than 25 years experience in taxation and business law. Mr. Sweibel earned a bachelors of arts degree from Sir George Williams University in 1971 and a bachelors degree in civil law from McGill University in 1974.

        Jonathan J. Ginns has been a director since October 2001. Since 1996, Mr. Ginns has been Managing Partner of ACON Investments, a Washington D.C. based private equity investment firm. Mr. Ginns earned a Bachelor of Arts degree from Brandeis University in 1986, and a Masters of Business Administration degree from Harvard University in 1992.

Audit Committee

        In accordance with its written charter, the audit committee oversees Optimal's financial reporting process on behalf of the Optimal Board. Management has the primary responsibility for Optimal's consolidated financial statements and the overall reporting process, including Optimal's system of financial controls. In fulfilling its oversight responsibilities during fiscal 2003, the audit committee:

  •
  discussed the quarterly and year-to-date financial information contained in each quarterly earnings announcement with senior members of Optimal's financial management and KPMG LLP ("KPMG"), independent auditors, prior to public release;

  •
  reviewed the audited consolidated financial statements as of and for the year ended December 31, 2003, as well as the quarterly unaudited consolidated financial statements and earnings release with senior members of Optimal's financial management and KPMG;

  •
  reviewed with Optimal's financial management and KPMG their judgments as to the quality, not just the acceptability, of Optimal's accounting principles;

  •
  discussed with KPMG the overall scope and plan for their audit;

  •
  reviewed financial controls and financial reporting process;

  •
  reviewed litigation matters;

  •
  reviewed significant financial reporting issues and practices, including judgmental items, change in accounting principles and disclosure practice; pre-approved all services performed by KPMG; met with KPMG, without management present, to discuss the results of their examinations, their evaluations of Optimal's internal controls and the overall quality of its financial reporting; and met with Optimal's financial management, without KPMG present, to discuss the quality of services provided by KPMG.

        In addition, the audit committee has discussed with KPMG their independence from management and Optimal, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 Independence Discussions with Audit Committee and any matters required to be discussed by Statement on Auditing Standards No. 61 Communications with Audit Committees, as amended, and considered whether the provision of all other non-audit services provided to us by KPMG during fiscal 2003 was compatible with the auditors' independence.

        In reliance on the reviews and discussions referred to above and representations by management that the consolidated financial statements were prepared in accordance with Canadian generally accepted accounting principles, the audit committee recommended to the Optimal Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 when it is filed with SEC. The audit committee selected KPMG as Optimal's independent auditors for the fiscal year ending December 31, 2004.

Reporting Status

        Optimal is a foreign private issuer under the rules and regulations of the SEC and intends to voluntarily file its annual report on Form 10-K and its interim reports on Form 10-Q. Optimal is also a reporting issuer under applicable securities law in the Province of Ontario and, upon completion of the Combination, will become a reporting issuer in certain other jurisdictions in Canada.

Executive Compensation

  Summary Compensation Table

        The following table sets forth compensation paid to the Optimal Named Executive Officers, for each of the three most recently completed fiscal years.

        The Optimal Named Executive Officers are paid in Canadian dollars. On October 3, 2003, each of the officers of Optimal voluntarily agreed to a 10% reduction in his or her salary, which with respect to the Optimal Named Executive Officers applied only to the portion of their salaries paid in bi-weekly installments (see note (2) to the Summary Compensation Table below). On January 23, 2004, each of Messrs. N. Wechsler, Ostrin and Karp voluntarily agreed to reduce his salary, by an aggregate of approximately 35%, through a further reduction in the portion of his 2004 salary payable in bi-weekly installments and the complete waiver of his entitlement to receive the portion of his 2004 salary that would otherwise be payable to him in a single installment in 2005 (see note 2 to the Summary Compensation Table below).

		Annual Compensation ($)				Long Term Compensation
Name and Position	Year	Salary(1)(2)	Bonus	Other		Optimal Shares Underlying Options

Neil S. Wechsler Co-Chairman and Chief Executive Officer	2003 2002 2001	1,047,230 793,577 625,788	Nil Nil Nil	— — Nil	(3) (3)	Nil 325,000 345,000	(4)

Holden L. Ostrin Co-Chairman	2003 2002 2001	1,047,230 793,577 625,788	Nil Nil Nil	— — Nil	(3) (3)	Nil 325,000 359,000	(5)

Henry M. Karp President and Chief Operating Officer	2003 2002 2001	1,047,230 793,577 625,788	Nil Nil Nil	— — Nil	(3) (3)	Nil 325,000 355,000	(6)

Gary S. Wechsler Treasurer and Chief Financial Officer	2003 2002 2001	510,524 352,578 226,040	Nil Nil Nil	— — Nil	(3) (3)	Nil 180,000 170,000	(7)

Leon P. Garfinkle Senior Vice-President, General Counsel and Secretary	2003 2002 2001	184,308 172,934 144,343	Nil Nil Nil	— — Nil	(3) (3)	Nil 50,000 50,000	(8)

(1)
Salary is paid in Canadian dollars. The respective average exchange rates for 2001, 2002 and 2003 used to convert these salaries into dollars were:US$1.00=Cdn.$1.5484 (2001), US$1.00=Cdn.$1.5703 (2002) and US$1.00=Cdn.$1.4015 (2003).

(2)
Salary includes a portion paid bi-weekly in accordance with the general payroll practice of the company and a portion paid in a single installment (the "Forced Savings Amount"). In the former employment agreements between Optimal and each of the Optimal Named Executive Officers, respectively, this Forced Savings Amount was called a "Recognition Bonus". In Optimal's annual reports on Form 10-K filed with the SEC for of the 2001 fiscal year, this Forced Savings Amount was listed as "Bonus" under "Annual Compensation" in the Summary Compensation Table. Given that Optimal's obligation to pay this Forced Savings Amount, and the amount thereof, is fixed by contract, Optimal has determined that this Forced Savings Amount is more accurately qualified as "Salary" than "Bonus". Accordingly, for the purposes of this Summary Compensation Table, the amounts respectively listed as "Salary" and "Bonus" in Optimal's annual reports on Form 10-K filed with the SEC for the 2001 fiscal year have been combined under the heading "Salary".

(3)
The dollar value of all perquisites and other personal benefits did not exceed the lesser of $50,000 and 10% of the Optimal Named Executive Officer's salary for the year.

(4)
Includes 80,000 common shares issued pursuant to the automatic replacement ("reload") feature of an option granted in 1997, which option expired in 2002.

(5)
Includes 94,000 common shares issued pursuant to the automatic replacement ("reload") feature of an option granted in 1997, which option expired in 2002.

(6)
Includes 90,000 common shares issued pursuant to the automatic replacement ("reload") feature of an option granted in 1997, which option expired in 2002.

(7)
Includes 20,000 common shares issued pursuant to the automatic replacement ("reload") feature of an option granted in 1997, which option expired in 2002.

(8)
Includes 5,000 common shares issued pursuant to the automatic replacement ("reload") feature of an option granted in 1997, which option expired in 2002.

  Option Grants in 2003

        No options were granted to the Optimal Named Executive Officers during 2003.

  Aggregated Option Exercises in 2003 and Year-end Option Values

        No options were exercised by the Optimal Named Executive Officers in 2003 and none of the Optimal Named Executive Officers held any options as of December 31, 2003.

  Executive Employment Agreements

        We have entered into employment agreements with each of the Optimal Named Executive Officers.

          Neil S. Wechsler, Holden L. Ostrin, Henry M. Karp and Gary S. Wechsler

        The agreements with Messrs. N. Wechsler, Ostrin, Karp and G. Wechsler, the terms of which are identical, were entered into as of March 5, 2004, and replace their respective agreements, which were entered into in 1997 (1999 for G. Wechsler), and subsequently amended before being replaced. The current agreements with these Optimal Named Executive Officers were designed to assure Optimal of the continued employment of each officer in his respective executive positions with the company.

        Under the terms of these agreements, (i) each officer receives a minimum annual salary and shall be entitled to participate in any bonus plan for senior executives that might be established by the Optimal Board, and (ii) Optimal will pay or reimburse the officer for the premiums for a life and disability term insurance policy with a minimum coverage of $5,000,000 ($3,000,000 for G. Wechsler), in addition to any other coverage previously paid for or provided for by Optimal.

        If Optimal terminates the officer's employment other than for cause or death or disability, or for any reason following the announcement of a change of control, or if the officer terminates his employment for good reason (as defined in the agreements) or for any reason following a change of control, (i) Optimal will pay to the officer an amount equal to two times the sum of the highest annual salary and bonus, if any, paid to him during the term of his employment, (ii) all options held by the officer shall become immediately exercisable and Optimal will compensate him for the determined value of his options if he is required by Optimal's option plan to exercise his options before their expiry date due to the termination of his employment, (iii) the term insurance, for which Optimal has been reimbursing premiums, will be converted to a level deposit premium insurance policy to age 80, for which Optimal will pay the premiums, and (iv) Optimal will acquire medical insurance coverage for the officer and his family for a period of five years, equivalent to the coverage already enjoyed by the officer as a senior officer of Optimal. The agreements also provide for the forgiveness of indebtedness of the officer if he leaves the employment of Optimal for any reason.

        The agreements each contain a covenant on the part of the officer not to compete with Optimal for a period of 24 months following the date upon which he ceases to be an employee of Optimal.

          Leon P. Garfinkle

        The agreement with Leon P. Garfinkle was entered into as of July 18, 2000. Under the terms of his agreement, Mr. Garfinkle receives a minimum annual salary. If Mr. Garfinkle's services are terminated other than for cause or death or disability, or in the event that he terminates his employment with Optimal for good reason (as defined in his agreement) within six months of a change of control (as defined in his agreement), Optimal will pay to Mr. Garfinkle an amount equal to three times his then current minimum annual salary.

        The agreement also contains a covenant on the part of Mr. Garfinkle not to compete with Optimal for a period of 24 months following the date upon which he ceases to be an employee of Optimal.

Compensation of Directors

        The fiscal 2003 compensation package for each of the four non-executive directors consisted of an annual retainer of $25,000, as well as $1,500 for each meeting of the Optimal Board and $1,000 for each committee meeting attended.

Options to Purchase Securities

        On February 7, 1997, the Optimal Board adopted the 1997 Plan.

        Pursuant to the provisions of the 1997 Plan, Optimal may grant options to purchase Optimal Shares to full-time employees or directors. Options may be granted for a term of up to 10 years and the term during which such options may be exercised will be determined by the Optimal Board at the time of each grant of options. The conditions of vesting and exercise of the options and the option price will be established by the Optimal Board when such options are granted and the option price shall not involve a discount greater than that permitted by law and by the regulations, rules and policies of the securities regulatory authorities to which Optimal may then be subject.

        Options granted under the 1997 Plan cannot be assigned or transferred, except by will or by the laws of descent and distribution of the domicile of the deceased optionee. Upon an optionee's employment with Optimal being terminated for cause or upon an optionee being removed from office as a director or becoming disqualified from being a director by law, any option or the unexercised portion thereof shall terminate forthwith. If an optionee's employment with Optimal is terminated otherwise than by reason of death or termination for cause, or if any optionee ceases to be a director other than by reason of death, removal or disqualification by law, any option or the unexercised portion thereof may be exercised by the optionee for that number of Optimal Shares only which he or she was entitled to acquire under the option at the time of such termination or cessation, provided that such option shall only be exercisable within nintety (90) days after such termination or cessation or prior to the expiration of the term of the option, whichever occurs earlier. If an optionee dies while employed by Optimal or while serving as a director, any option or the unexercised portion thereof may be exercised by the Person to whom the option is transferred by will or the laws of descent and distribution for that number of Optimal Shares only which the optionee was entitled to acquire under the option at the time of death, provided that such option shall only be exercisable within 180 days following the date of death or prior to the expiration of the term of the option, whichever occurs earlier.

        Upon its establishment, 3,000,000 Optimal Shares were authorized for issuance pursuant to options granted under the 1997 Plan. In each of 2000 and 2001, Optimal Shareholders approved an additional 3,000,000 Optimal Shares for issuance under the 1997 Plan. On July 16, 2003, the Optimal Board approved the cancellation of all options issued and outstanding under the 1997 Plan, subject to the agreement of the optionholders. All such options were cancelled as of July 31, 2003. As at February 27, 2004, 2,541,996 Optimal Shares had been issued under the 1997 Plan and no options were outstanding under the 1997 Plan, leaving 6,458,004 Optimal Shares available for issuance pursuant to future option grants under the 1997 Plan.

Equity Compensation Plan Information

        The following table sets forth the number of Optimal Shares to be issued upon exercise of outstanding options, rights and warrants issued pursuant to Optimal's equity compensation plans, the weighted average exercise price of such options, rights and warrants and the number of Optimal Shares remaining available for future issuance under Optimal's equity compensation plans, all as at December 31, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights ($/Share) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1) (c)

Equity compensation plans approved by security holders(1)	—		—	6,458,004

Equity compensation plans not approved by security holders(2)	5,000	(2)	6.40	Nil

Total	5,000		6.40	6,458,004

(1)
The 1997 Plan (referred to under "Executive Compensation — Options to Purchase Securities" above), is Optimal's only equity compensation plan that has been approved by Optimal shareholders.

(2)
Optimal's only equity compensation plans that have not been approved by Optimal shareholders, are two identical individual compensation arrangements, for two consultants to Optimal Robotics Inc., a wholly owned subsidiary. Each of these individual compensation arrangements consists of an option to acquire 2,500 Optimal Shares at an exercise price of $6.40 per share. The options may be exercised as to 50% of the underlying Optimal Shares after July 30, 2003 and as to the remaining 50% of the underlying Optimal Shares after April 30, 2004. Each of the options expires on the earlier of (i) the termination of the optionee's engagement as a consultant, and (ii) the tenth anniversary of the date of its grant. The options are non-assignable, except in the case of the death of the optionee.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth, as of February 27, 2004, certain information regarding the beneficial ownership of Optimal Shares by each Person known to Optimal to be a beneficial owner of more than 10% of the Optimal Shares:

Name of Beneficial Owner	Number and Nature of Beneficial Ownership		Percent
Cramer Rosenthal McGlynn, LLC	1,904,400	(1)	12.75%	(2)

(1)
The address of this beneficial owner is 520 Madison Avenue, New York, NY 10022. According to Amendment No. 2 to the Schedule 13G, dated January 22, 2004, filed with the Commission by this beneficial owner, which is an investment advisor, it is the beneficial owner of 1,904,400 Optimal Shares with sole voting power and sole dispositive power over 1,669,400 Optimal Shares and shared voting power and shared dispositive power over 235,000 Optimal Shares. The information in this table is based exclusively on the most recent Schedule 13G filed by this beneficial owner with the Commission. We make no representation as to the accuracy or completeness of the information reported.

(2)
12.75% on a fully diluted basis.

Directors' and Officers' Liability Insurance

        Optimal has purchased liability insurance for the directors and officers of Optimal in an amount of $10,000,000, the first $100,000 of any claim (the first $250,000 of any claim brought by a securities holder) being deductible and payable by Optimal. The annual premium for the period beginning on May 1, 2003 and ending on April 30, 2004 is $300,000. This annual premium, which has not been specifically allocated between directors as a group and officers as a group, was paid entirely by Optimal.

Certain Relationships and Related Transactions

  Indebtedness of Directors and Employees

        The aggregate indebtedness to Optimal of all employees, officers and directors and former employees, officers and directors is $101,594, which relates to an unsecured home-loan agreement with the Co-Chairman of Optimal. This unsecured home-loan is non-interest bearing and is repayable in annual installments of $13,178 (Cdn.$17,000) through and including July 1, 2012.

  Transactions with Management

        Optimal's employment agreements with Neil S. Wechsler, Holden L. Ostrin and Henry M. Karp provide that Optimal will pay or reimburse the officer for the premiums for a life and disability term insurance policy with a minimum coverage of $5,000,000. The agreements also provide for the forgiveness of indebtedness of such officer if he leaves the employment of the company for any reason. See "Certain Information Concerning the Parties to the Combination — Information Concerning Optimal — Executive Compensation — Executive Employment Agreements." The employment agreement with Gary S. Wechsler, Chief Financial Officer of Optimal, provides that Optimal will pay or reimburse him for the premiums for a life and disability term insurance policy with a minimum coverage of $3,000,000.

Quantitative and Qualitative Disclosures about Market Risk

        The table below provides information about Optimal's financial instruments that are sensitive to changes in interest rates and foreign currency exchange rates.

Interest rate and foreign currency exchange rate sensitivity table

	December 31, 2003
	Carrying Value	Fair Value(1)
Discounted notes denominated in U.S. and Canadian dollars, held for other than trading purposes, with a weighted average effective yield of 1.39% (2002 — 1.56%), maturing between January 12, 2004 and October 24, 2004 (2002 — matured between January 13, 2003 and April 17, 2003 with a maturity value of $48,191,000)	$48,032,000	$48,525,000
Notes denominated in U.S. and Canadian dollars, held for other than trading purposes, with a weighted average effective yield of 1.97%, maturing between February 1, 2005 and December 9, 2008 with a maturity value of $26,076,000	$26,270,000	$25,931,000

TOTAL:	$74,302,000	$74,456,000

(1)
Fair value has been determined based upon quoted market values as at December 31, 2003.

        Optimal is exposed to foreign currency exchange rate fluctuations resulting from certain expenses of Optimal paid from Optimal's Canadian operations in Canadian dollars, while substantially all of its revenues are earned in U.S. dollars. If the Canadian dollar strengthens in relation to the U.S. dollar, the effective cost of its expenses (as reported in U.S. dollars) will increase. Optimal has never tried to hedge its exchange rate risk, does not plan to do so and may not be successful should it attempt to do so in the future. Optimal is also exposed to interest rate fluctuation risk, which is not systematically managed. Optimal presently invests in short-term investment grade paper.

Performance Graph

        The following graph compares the cumulative shareholder return for a $100 investment in Optimal Shares made on January 1, 1999 (assuming the reinvestment in Optimal Shares of all dividends received) and the cumulative total return of the S&P/TSX Composite Index for the five years ended December 31, 2003.

Information Concerning Terra

Overview

        Terra Payments Inc. was incorporated under the CBCA on December 16, 1982 under the name 119285 Canada Inc. Its name was changed to Micro Tempus Inc. by Certificate of Amendment dated February 11, 1983. By Certificate of Amendment dated December 3, 1999, Terra changed its name to SureFire Commerce Inc. / Commerce SureFire Inc. and subsequently changed its name to Terra Payments Inc. / Paiements Terra inc. by Certificate of Amendment dated September 25, 2003.

        The registered office and principal place of business of Terra is located at 2 Place Alexis Nihon, 3500 de Maisonneuve Blvd. West, Suite 700, Montréal, Québec H3Z 3C1.

        The following diagram sets forth Terra's principal operating subsidiaries and indicates their jurisdictions of incorporation and fields of activity before giving effect to the Amalgamation. All of these subsidiaries are wholly-owned by Terra. Please refer to "Information Concerning Optimal — Company Overview" for a diagram of the corporate structure following the Amalgamation.

        Terra is a leading provider of proprietary electronic commerce solutions in the area of secure online and retail point-of-sale payments processing by credit card and electronic cheques. Terra has developed a particular expertise in the processing of Internet and telephone purchases, enabling businesses to accept credit card and electronic cheque payments. The processing of these electronic transactions requires sophisticated risk management capabilities, but provides significantly higher margins than traditional signature present payment processing. In addition to providing services to Internet merchants, including those involved in licensed online gaming and general retail sales, Terra's strategy also includes supporting MOTO as well as brick-and-mortar merchants who wish to process payments via the Internet in an offline environment. Terra has also developed a virtual payment module that allows businesses to accept traditional over-the-counter credit card payments without the necessity of obtaining merchant credit card accounts, physical swipe machines, dedicated telephone lines and the other requirements of traditional credit card processing. Terra has approximately 3,000 customers (merchants) using its credit card and electronic cheque products.

        In addition to credit card and electronic cheque payments, Terra also offers value-added solutions, such as electronic invoice presentment and payment, which are designed to help merchants process online payments for physical world transactions, such as the purchase of offline goods and services (e.g. MOTO), thereby extending the potential market for Terra's solutions.

Authorized Capital

        The authorized capital of Terra consists of an unlimited number of common shares without nominal value, and an unlimited number of preferred shares issuable in series.

        At the close of business on February 25, 2004, there were 15,980,548 common shares held by approximately 451 holders of record and no preferred shares outstanding. As of the close of business on January 31, 2004 there were also options to acquire an aggregate of 1,303,878 common shares of Terra and warrants to acquire an aggregate of 1,722,701 common shares of Terra outstanding.

Recent Developments

        On January 28, 2004, Terra reported net earnings of Cdn.$1.5 million or Cdn.$0.11 per share for the third quarter ended December 31, 2003.

        On December 19, 2003, Terra announced that it had signed an agency agreement for a two-phase private placement with a syndicate of agents led by Loewen, Ondaatje, McCutcheon Limited for the purchase of 2,666,667 units at a price of Cdn.$3.75 per unit for gross proceeds of Cdn.$10 million. Each unit consists of one (1) Terra Share and one-half (1/2) of a Terra share purchase warrant. Each such whole Terra share purchase warrant entitles the holder thereof to acquire one Terra Share for a term of twenty-four (24) months at a price of Cdn.$4.50. The first phase, resulting in Cdn.$7 million of gross proceeds received by Terra, occurred on that same day. On January 5, 2004, Terra announced that it had completed the second phase of the private placement announced on December 19, 2003 and received the remaining gross proceeds of Cdn.$3 million.

        On December 5, 2003, at a special meeting of Terra's shareholders, the shareholders approved the following:

  •
  the merger adjustment agreement entered into by Terra with EBS Billing and EBS Holding on August 7, 2003; Initially, the transactions set out in the merger and the option agreements contemplated two phases: (i) in the first phase, Terra was to issue 2,795,249 common shares (on a post-consolidation basis) to EBS Holding resulting in EBS Holding's interest in Terra being approximately 21% of the issued and outstanding common shares of Terra, in exchange for the sale by EBS Holding to Terra of a 51% interest in EBS Billing; and (ii) in the second phase, EBS Holding would have the right, until December 31, 2003, to exercise an option to acquire an additional 15,109,453 common shares (on a post-consolidation basis), which would have resulted in EBS Holding's total interest in Terra being approximately 63%, in exchange for the sale by EBS Holding to Terra of the remaining 49% interest in EBS Billing. On August 7, 2003, Terra announced that it had entered into a merger adjustment agreement providing for certain adjustments to such merger and option agreements. The adjustments agreed to between Terra and EBS Holding and EBS Billing includes the following: (i) EBS Holding retains its 2,795,249 common shares of Terra and is no longer entitled to exercise its option for the remaining 15,109,453 common shares, and all rights granted to EBS Holding pursuant to the option agreement and all share options granted to EBS employees are cancelled; (ii) until Terra's 2004 annual general meeting, EBS Holding agreed to restrictions on the voting rights attached to the common shares owned by EBS Holding such that it may only vote its common shares in proportion to all the other Terra Shareholders who exercise their voting rights at a particular meeting, however, such restrictions were waived by the Terra Board on January 20, 2004 in respect of the vote to be casted (in person or by proxy) by EBS Holding on the Terra Amalgamation Resolution, such that EBS Holding will be entitled to one (1) vote per Terra Share held by it when voting on the Terra Amalgamation Resolution at the Terra Meeting; (iii) EBS Holding will pay to Terra the sum of US$500,000, payable in six monthly installments; (iv) EBS Holding will not acquire for a period of two years any securities of Terra (other than treasury issuances of securities); and (v) Terra reduced its holdings in EBS Billing to 10.5%.

  •
  the issuance in one or more private placements during the twelve-month period commencing on the date of the special meeting, of such number of securities that would result in Terra issuing or making issuable up to 45% of the number of Terra Shares outstanding as at October 31, 2003;

  •
  an amendment to the Terra Share Option Plan, increasing the maximum number of common shares available for grants of options thereunder to 2,775,000 common shares; and

  •
  the granting of options to purchase Terra Shares to insiders of Terra who participated in Terra's 2003 re-pricing program or non-insiders who participated in Terra's 2001 and 2003 re-pricing programs.

        On December 5, 2003, Terra also announced the closing of the merger adjustment agreement which was entered into on August 7, 2003.

Terra Products and Services

        Terra enables merchants to process credit card and electronic cheque payments by Internet or telephone using its transaction processing infrastructure and by applying its expertise to manage the increased risk associated with these types of transactions.

        The strength of Terra's payment solutions resides in its proprietary risk management expertise developed to reduce the inherently higher level of risk associated with processing credit card and electronic cheque payments received by Internet or telephone. Terra's proprietary risk management tools and processes have been designed to handle a wide variety of transactions, the performance profiles of which vary. These transactions may originate from consumers (authorization and purchase), merchants (settlement and credit) or internal users (query). However, the greatest proportion of transactions are those initiated by the consumer, since there are comparatively many more consumers than there are merchants, and since merchant transactions relate to previously submitted consumer transactions. With this knowledge, Terra has developed its unique proprietary transaction processor with an emphasis on the easy handling of customer-submitted authorization and purchase transactions.

        Credit card processing by merchants which are Terra's clients are conducted online, with such merchants accessing Terra's scalable network operations centre. This centre is mission critical, fully redundant and benefits from automated 24/7 network monitoring. Terra's transaction-processing engine includes an Internet merchant account, payment gateway, real-time authorization, risk management and fraud protection, as well as back-end reporting tools that help merchants manage their operations. Terra's electronic payment services can be integrated into the merchant's existing business systems. In addition, Terra provides bilingual telephone and e-mail support with live operators, including 24/7 technical support for merchants. Terra continually looks to enhance its proprietary transaction-processing engine to reduce costs and increase speed and efficiency.

        Terra introduced in April 2002 an electronic cheque processing service that enables its FirePay Personal Account subscribers to get instant access to funds from their bank accounts. FirePay Personal Accounts are electronic debit accounts for consumers that can be securely funded from electronic cheques drawn on U.S. financial institutions, and can be redeemed at many Internet sites of merchants who have subscribed to Terra's service. This solution allows consumers to pay for products and services on the Internet without having to divulge sensitive bank account information to unknown merchants. Consumers receive transaction confirmations by e-mail and can access their accounts any time they are connected to the Internet. According to the Nilson Report, the electronic cheque conversion, verification and guarantee services market in the United States generated fees of approximately US$1.5 billion in 2000 on a cheque transaction volume of US$563 billion. Based on secondary market research by U.S. Bancorp Piper Jaffray, Terra expects cheque service fees to grow steadily at a cumulative annual growth rate of 13% over the next several years.

        To further penetrate the cheque processing market, Terra introduced a verification service that enables merchants to accept cheques over the telephone. Terra intends to evolve this telephone verification service into guaranteed transactions for high-margin businesses such as insurance companies, and will gain significant leverage from the experience of its Chairman, Mr. Shaper.

        The robustness and effectiveness of Terra's suite of electronic payment solutions has enabled it to process over 50 million individual electronic transactions since the launch of its proprietary transaction-processing engine in December 2000.

        Terra derives its revenue by charging merchants an amount based on a percentage of the value of each transaction processed, per-transaction fees, monthly flat fees and exception processing fees (i.e., chargebacks or check returns).

        Although they are seamlessly integrated for merchants and marketing partners, Terra targets its solutions at three market segments, all centered on payment processing by credit card or cheque: Internet processing, MOTO and private label electronic payment solutions.

  Internet Processing

        Terra offers its Internet processing solutions directly to the larger, more established merchants. While a minority of Terra's merchants are concentrated in the online gaming industry, a substantial portion of Terra's payment volume is generated by Internet gaming activities. Internet gaming includes licensed online casinos, sports books and lotteries and has become a distinct business sector which is currently covered and analysed in detail by several major investment banks including Deutsche Bank Alex Brown, Merrill Lynch and Bear Stearns. Terra offers its solutions to Internet gaming users and merchants on the same basis as users and merchants active in other fields of economic activity.

        Terra has established a global leadership position in the processing and risk management of high volume transactions for the licensed online gaming sector. Consumers from around the world use Terra's transaction processing to transmit funds to businesses all around the world. While all of Terra's revenues stemming from the processing of Internet gaming transactions are derived from licensed online gaming operators domiciled outside of the United States, a substantial portion of Terra's revenues are derived from processing Internet gaming transactions of United States residents. As a result, ongoing legislative or judicial developments in the United States are of particular importance to Terra. Terra has a leading market share in this high growth industry and intends to continue offering its processing and risk management services to an increasing number of licensed gaming companies. As a result of pending U.S. legislation which could make the funding of online gaming accounts by U.S. residents unlawful within six to nine months after the eventual passage of the bill, Terra continues to focus on migrating its gaming transaction processing activity to non-U.S.-based transactions, and continues to focus and invest on further diversifying its revenue and gross margin base, beyond gaming.

  MOTO Processing

        During fiscal 2003, Terra began processing credit card transactions for businesses selling their products and services via mail and telephone. Terra's advanced payment and fraud control services are ideally suited for the high volume, high margin credit card transactions demanded by MOTO merchants and consumers. As part of Terra's realignment, Terra intends to focus on this market segment as one of its growth areas.

        Based on data provided by Marketing Logistics Inc., Terra estimates that the business-to-consumer MOTO market in the United States generates $205 billion in annual transactions.

  Private Labeled Electronic Payment Solutions

        In order to be able to extend its payment processing services to SMEs in a cost effective manner, Terra enters into strategic partnerships with businesses that enable Terra to offer its services as part of a larger package of services or products offered to such SMEs.

        Distributed through its strategic partnerships, Terra's flagship private-labeled solution offers a unique invoice presentment and payment service that allows SMEs to send invoices by e-mail and enables their customers to make payments online instantaneously or at their leisure. The application process is free and does not require a security deposit, additional hardware, a swipe terminal, or a dedicated telephone line. By using this service, merchants can benefit from faster electronic payments, thereby allowing businesses to speed up the payment process, improve cash flow through the deposit of funds from paid invoices directly into the merchant's account, a reduction in billing costs and, generally, an increase in efficiency, enabling merchants to focus on managing and growing their businesses.

        Terra's current private label partners include companies such as Intuit Canada, Intuit U.K. and Digital River.

Competition

        Management of Terra believes that the Internet payments market is growing at a significant rate and that companies that either have developed or are developing product offerings in competition with Terra include

EBS Billing, Gateway Financial Services Ltd., iPayment Inc., Neteller Inc., PayPal Inc., TeleCheck International Inc. and WorldPay Inc.

Sales and Marketing

        Terra's sales efforts are initiated by way of direct sales, strategic partnerships and independent sales agents. Terra employs an in-house sales force whose focus is to sell its full range of products and services directly to medium-to-large merchants. In addition, Terra utilizes a distribution mechanism that relies on its various strategic partnerships, alliances and "leveraged distribution agreements". The partnership agreements that Terra enters into are designed to attract large volumes of merchants toward Terra's product offerings, with a view to growing Terra's core transaction processing base and generating service fee revenues. Current strategic alliances include Intuit Canada, Intuit U.K., InQuent, Infopia, Shopsite and Digital River. As part of Terra's strategy with respect to the MOTO market, Terra has entered into numerous agreements with independent sales agents. These agents refer merchants to Terra in return for a commission based on processing volume.

Research and Development

        Management of Terra believes in the importance of having access to strong technology in order to be able to develop advanced products both for its customers and for its own use. Terra maintains a team of development engineers, quality assurance professionals and technical code writers. Currently, approximately 20 employees are engaged in such activities.

Premises

        Terra's head office, research and development, marketing and customer care facilities are located in leased premises in Montréal, Québec, having an area of approximately 35,000 square feet. The lease for such premises runs until October 31, 2005 with a renewal option of five (5) years. Terra also leases approximately 5,500 square feet of office space in Hull, Québec in which various research and development activities are carried out. Terra does not own any real estate.

Employees

        Terra has approximately 100 employees, the majority of whom are based in Canada. Of this total, approximately 14 are engaged in sales and marketing, 19 are in administration and finance, 47 are in support, operations, risk management and customer service, and 20 are in research and development.

        All employees and consultants of Terra, including executive officers, are required to sign Terra's form of non-disclosure and release of interest in intellectual property agreements. No employees are party to or covered by any collective bargaining agreements and management of Terra believes that its relationship with its employees is good.

Protection of Products and Copyrights

        As the software development industry is characterized by rapid technological change, management believes that factors such as the technological and creative skills of Terra's personnel, new product developments, frequent product enhancements, name and brand recognition and reliable product maintenance are more important in establishing and maintaining a technology leadership position than the various legal mechanisms available to it for the protection of its technology.

        Terra relies primarily upon a combination of copyright and trademark legislative protection, as well as trade secrets, non-disclosure and release of interest in intellectual property agreements and license agreements to establish, protect and obtain proprietary rights in its products and technology. Terra typically obtains trademark registration of most of its corporate and product names in its major markets. The source codes for Terra's products and technology are protected both as trade secrets and as unpublished, unregistered copyrighted works; however, Terra currently has no patents for its products and technology.

Litigation

        During Terra's 2002 fiscal year, Terra was assessed a charge of approximately Cdn.$8.8 million (US$6.8 million) by one of its suppliers of credit card services. This amount was withdrawn by the supplier from

Terra's bank account without Terra's consent. Terra believes this charge is largely unsubstantiated and not recoverable against Terra in any event and is actively pursuing its recovery through legal recourse. A declaration was filed against Republic Bank Ltd. with the Superior Court of the Province of Québec in the District of Montréal on August 22, 2002. Republic Bank Ltd. presented a motion for declinatory exception, which motion was dismissed on July 21, 2003. Permission to appeal was granted and the appeal is to be heard on March 9, 2004. In the opinion of management, adequate provision has been made in the accounts of Terra.

Selected Consolidated Financial Information of Terra

        The following table sets forth summary audited consolidated financial data for Terra for each of the three years ended March 31, 2001, 2002 and 2003 and as at March 31, 2001, 2002 and 2003 and the unaudited financial data for nine months ended December 31, 2002 and 2003 and as at December 31, 2002 and 2003. Terra's historical consolidated financial statements are prepared in accordance with Canadian GAAP and expressed in Canadian dollars.

        The data set forth below should be read in conjunction with the unaudited consolidated financial statements of Terra, including the notes thereto in Annex J to this Joint Proxy Statement.

	(In thousand of Canadian dollars, except per share amounts)
	As at and for the nine months ended December 31		As at and for the years ended March 31
	2003	2002	2003	2002	2001
	(unaudited)	(unaudited)
Revenues	$46,582	$34,436	$47,339	$80,386	$77,584
Earnings (loss) before discontinued operations	3,477	(25,579)	(24,634)	(2,585)	(87,312)
Earnings (loss) per share before discontinued operations	0.26	(2.43)	(2.34)	(0.24)	(8.68)
Net earnings (loss)	3,477	(27,348)	(26,403)	(2,891)	(87,742)
Basic earnings (loss) per share(1)	0.26	(2.60)	(2.51)	(0.27)	(8.72)
Diluted earnings (loss) per share(1)	0.26	(2.60)	(2.51)	(0.27)	(8.72)
Total assets	147,260	90,564	104,189	133,072	138,942
Total long-term financial liabilities	$90	$619	$411	$1,617	$2,337

(1)
Based on the weighted average number of shares.

        The following table sets forth summary unaudited financial data for Terra for each of the eight most recently completed quarters ending at the end of the most recently completed financial year.

Last eight quarters (unaudited)

Quarter	Revenue	Earnings (Loss) Before Discontinued Operations	Earnings (Loss) per Share Before Discontinued Operations(1)	Net Earnings (Loss)	Net Earnings (Loss) per Share(1)	Fully-Diluted Net Earnings (Loss) per Share
	(In thousands of Canadian dollars, except per share data)
Fiscal 2003
First	11,531	(4,900)	(0.47)	(4,922)	(0.47)	(0.47)
Second	10,243	(20,085)	(1.91)	(21,832)	(2.08)	(2.08)
Third	12,662	(594)	(0.05)	(594)	(0.05)	(0.05)
Fourth	12,903	945	0.09	945	0.09	0.09
Fiscal 2002
First	25,586	1,050	0.10	1,041	0.10	0.10
Second	19,147	1,006	0.10	1,003	0.10	0.10
Third	19,422	600	0.06	534	0.05	0.05
Fourth	16,231	(5,241)	(0.50)	(5,469)	(0.52)	(0.52)

(1)
Based on the weighted average number of shares outstanding during the year.

Dividends

        To date, Terra has not paid any dividends on the Terra Shares, its policy being to apply its earnings towards it continued expansion. The future payment of dividends will depend on financing requirements, the financial condition of Terra and other factors, which the Terra Board, in its sole discretion, may consider appropriate.

Current Directors and Officers

        The following table sets forth the current directors of Terra elected to hold office until the close of the next annual meeting of Terra Shareholders:

Name	Position With Terra	Principal Occupation	Director Since	Terra Shares Beneficially Owned or Over Which Control is Exercised and Percentage of Outstanding Terra Shares
TOMMY BOMAN,(1)(2) Hilton Head Island, South Carolina	Director	Consultant	March 2003	7,000 0.04%
MICHELLE CORMIER(1)(3) Montréal, Québec	Director	Executive Vice-President and Chief Financial Officer; TNG Capital Inc. (a privately held investment company)	August 2003(4)	2,000 0.01%
MITCHELL A. GARBER Montréal, Québec	President and Chief Executive Officer	President and Chief Executive Officer, Terra	October 2002	33,711 0.21%
BRAHM M. GELFAND(2)(3) Montréal, Québec	Director and Vice-Chairman of the Board	Senior Partner, Lapointe Rosenstein (a law firm)	April 2002(5)	31,640 0.2%
JOEL LEONOFF(1)(3) Montréal, Québec	Director	Consultant	December 1999	665,750 4.17%
KLAUS REHNIG(1)(2) Frankfurt, Germany	Director	Consultant(6)	March 2003	—
STEVE SHAPER(2) Houston, Texas	Director and Chairman of the Board	General Partner, Convergent Investors (a venture capital firm)	October 2000	12,500 0.08%

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Corporate Governance Committee.

(4)
Mrs. Cormier was previously a director of Terra from April 2002 until March 2003.

(5)
Mr. Gelfand was previously a director of Terra from September 1990 until December 1999.

(6)
Mr. Rehnig is also a board member of EBS Holding.

        The information as to the number of Terra Shares beneficially owned or over which control is exercised has been provided by each director since this information is not within the knowledge of Terra.

        The directors have been engaged, during the last five years, in their present principal occupations or in other executive capacities with the companies indicated opposite their names or with related or affiliated companies except for: Mr. Tommy Boman who, prior to 1998, was Vice-Chairman of IMS International and President and Chief Executive Officer of IMS America, a market research company for the pharmaceutical and healthcare industries; Ms. Michelle Cormier who, prior to January 2001, was Vice-President and Chief Financial Officer of Repap Enterprises Inc., an integrated forest products company; Mr. Mitchell A. Garber who, prior to October 2002, was Executive Vice-President, Business Development of Terra, and prior to December 1999, a practicing corporate attorney; Mr. Joel Leonoff who, prior to May 2002, was Executive Vice-President, Chief Operating Officer and Chief Financial Officer of Terra, prior to September 1999, Senior Vice-President of BCE Emergis Inc., an electronic commerce company, and prior to August 1998, Senior Vice-President, Sports and

Leisure of MPACT Immedia Corporation (currently known as BCE Emergis Inc.); Mr. Klaus O. Rehnig who, prior to 1999, was President of an international division of Axel Springer Publishing Group; and Mr. Steve Shaper who, prior to June 2000, was Chief Executive Officer of Telecheck International, Inc., a cheque guarantee and verification company.

        The following table sets forth the current officers of Terra:

Name and Municipality of Residence	Office with Terra	Principal Occupation	Terra Shares Beneficially Owned or Over Which Control is Exercised and Percentage of the Issued and Outstanding Terra Shares
MITCHELL A. GARBER Montréal, Québec	President and Chief Executive Officer	President and Chief Executive Officer	33,711 0.21%
DANNY CHAZONOFF Montréal, Québec	Senior Vice-President, Chief Technology Officer	Senior Vice-President, Chief Technology Officer of Terra	—
DOUGLAS LEWIN Montréal, Québec	Executive Vice-President Business Development	Executive Vice-President, Business Development of Terra	2,250 0.01%
MICHAEL LIQUORNIK Montréal, Québec	Senior Vice-President and Chief Operating Officer	Senior Vice-President and Chief Operating Officer	312 0.002%
DAVID SCHWARTZ Montréal, Québec	Senior Vice-President, Chief Financial Officer and Secretary	Senior Vice-President, Chief Financial Officer and Secretary of Terra	—

        The information as to the number of Terra Shares beneficially owned or over which control is exercised has been provided by each officer since this information is not within the knowledge of Terra.

        The officers of Terra have been engaged, during the last five years, in the principal occupations indicated above opposite their names or have occupied a management position with the same or a related entity except for: Mr. Mitchell A. Garber who, prior to October 2002, was Executive Vice-President, Business Development of Terra, and prior to December 1999, a practicing corporate attorney; Mr. Danny Chazonoff who, prior to November 1999, was Vice-President MIS and Web Development of BCE Emergis Inc.; Mr. Douglas Lewin who, prior to October 1999, was Director of Transaction Services of MPACT Immedia Corporation (currently known as BCE Emergis Inc.); Mr. Michael Liquornik who, prior to November 1999, was Vice-President, Assistant General Manager for Sports Holdings Corp. (SHC), an international manufacturer and distributor of ice hockey equipment; and Mr. David Schwartz who, prior to November 1999, was Director, Mergers and Acquisitions of BCE Emergis Inc.

        To the knowledge of Terra, no Control Person of Terra is, or has been within the past 10 years, a director or officer of any other company that, while such Person was acting in that capacity, was the subject of a cease trade or similar order or an order that denied such company access to any exemptions under Canadian securities legislation for a period of more than 30 consecutive days, or was declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

        To the knowledge of Terra, no director, officer or Control Person of Terra has been subject to any penalties or sanctions imposed by a court relating to Canadian securities legislation or by a Canadian securities regulatory authority or has entered into a settlement agreement with a Canadian securities regulatory authority, nor has any director, officer or Control Person of Terra been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

        To the knowledge of Terra, no director, officer or Control Person of Terra, nor any Personal holding company of any such Person, has within the past 10 years, been declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency or been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

        Conflicts of interest may arise as a result of the directors and officers of Terra also holding positions as directors and/or officers of other companies. Some of the directors and officers have been and will continue to be engaged in the identification and evaluation of assets and businesses, with a view to potential acquisition of interests in businesses and companies on their own behalf and on behalf of other companies, and situations may arise where the directors and officers will be in direct competition with Terra. For example, Mr. Klaus Rehnig is a director of EBS Holdings, the parent company of EBS Billing. See "Certain Information Concerning the Parties to the Combination — Information Concerning Terra — Competition". Conflicts, if any, will be subject to the procedures and remedies under the CBCA.

Directors' Compensation

        For the year ended March 31, 2003, the directors of Terra were not compensated for their services as directors. However, Mr. Steve Shaper, the Chairman of the board, and Mr. Joel Leonoff received remuneration of Cdn.$312,617 and Cdn.$275,000, respectively, during the financial year, as well as the reimbursement of related expenses, in their capacities as consultants to Terra. In addition, Lapointe Rosenstein, Terra's legal counsel, of which Mr. Brahm Gelfand, the Vice-Chairman of the board, is a partner, receives fees for legal services rendered to Terra in the ordinary course.

        All of the directors of Terra have been granted Terra Options.

        Subsequent to Terra's financial year ended March 31, 2003, the Terra Board reviewed the compensation arrangements for directors. In order to better reflect the risks and responsibilities of being a director, the board approved an amendment to its compensation policy in order to provide that each director is entitled to receive an annual fee of $35,000, as well as an additional fee of $1,500 per day when requested by the Chairman or Chief Executive Officer of Terra to attend a meeting or event outside of the director's regular duties which takes place at a location other than the city in which the director resides. As well, each director is entitled to reimbursement of authorized expenses. In addition, each director of Terra who remains on the board of directors for at least six months is entitled to receive 7,500 Terra Options pursuant to Terra's Share Option Plan. These compensation arrangements are effective as of April 1, 2003 and exclude Mr. Mitchell A. Garber, Mr. Joel Leonoff and Mr. Steve Shaper, none of whom will receive compensation for their duties as directors.

Executive Compensation

  Cash Remuneration

        The aggregate cash remuneration paid or to be paid by Terra to the six senior executives who rendered services to Terra during the financial year ended March 31, 2003, or any portion thereof, was Cdn.$1,177,760.

        The table below details compensation information for the financial year ended March 31, 2003 and, where applicable, the two previous financial years for the Terra Named Executive Officers, measured by base salary and incentive bonuses during such period.

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary (Cdn.$)	Bonus (Cdn.$)	Other Annual Compensation(6) (Cdn.$)		Securities Under Options Granted (#)		All Other Compensation (Cdn.$)

MITCHELL A. GARBER(2) President and Chief Executive Officer	2002/2003 2001/2002 2000/2001	262,500(3) 250,000 166,538	— 56,250(4) 56,250(5)	9,000 9,000 750		50,000 15,000 10,000		— — —

RORY OLSON(7) Former President and Chief Executive Officer	2002/2003 2001/2002 2000/2001	116,667(3) 400,000 250,000	— 125,000(4) 125,000(5)	96,000 12,000 12,000	(8)	— 50,000 —	(9)	— — —

DOUGLAS LEWIN(10) Executive Vice-President, Business Development	2002/2003 2001/2002 2000/2001	175,000(3) 175,000 150,000	— 75,000(4) 75,000(5)	3,000 — —		30,000 15,000 10,000		— — —

DANNY CHAZONOFF(11) Chief Technology Officer	2002/2003 2001/2002 2000/2001	165,000(3) 160,000 135,416	— 34,375(4) 31,250(5)	9,660 9,660 805		12,500 22,500 5,000		— — —

MICHAEL LIQUORNIK(12) Chief Operating Officer	2002/2003	162,450(3)	—	8,900		35,000		—

DAVID SCHWARTZ(13) Chief Financial Officer	2002/2003	162,083(3)	—	7,500		30,700		—

(1)
On March 26, 2003, the Terra Shareholders approved a consolidation of Terra's Shares on the basis of one post-consolidation Terra Share for every ten pre-consolidation Terra Shares. The number of options are reflected on a post-consolidation basis. The Terra Shares began trading on The TSX on a post-consolidation basis effective April 8, 2003.

(2)
Mr. Garber became President and Chief Executive Officer of Terra in October 2002. Prior to such time, Mr. Garber held the position of Executive Vice-President, Business Development of Terra.

(3)
During the course of Terra's financial year ended March 31, 2003, certain executive officers of Terra accepted voluntary salary reductions. At the end of the 2003 financial year, as a result of the turnaround in Terra's financial situation, these reductions were repaid to all of the executive officers other than Mr. Olson.

(4)
These amounts were paid during the course of the 2001/2002 financial year in respect of services rendered during the previous financial year.

(5)
These amounts were paid during the course of the 2000/2001 financial year in respect of services rendered during the previous financial year.

(6)
Subject to note (8) below, these amounts represent car allowances.

(7)
Mr. Olson ceased to be an officer of Terra in October 2002.

(8)
This amount includes Cdn.$90,000 of consulting fees paid pursuant to a consulting agreement which expires in March 2004.

(9)
On April 25, 2002, Mr. Olson voluntarily forfeited his options to Terra in order to increase the pool of options available for grant by Terra and agreed not to be issued any new options for a period of one year.

(10)
Mr. Lewin became Vice-President, Transaction Processing of Terra in December 1999, became Senior Vice-President, in September 2001 and became Executive Vice-President, Business Development in January 2004.

(11)
Mr. Chazonoff became Vice-President, Project Management of Terra in December 1999 and became Senior Vice-President, Chief Technology Officer of Terra in November 2000.

(12)
Mr. Liquornik became Senior Vice-President and Chief Operating Officer of Terra in May 2002.

(13)
Mr. Schwartz became Senior Vice-President, Chief Financial Officer and Secretary of Terra in May 2002.

  Terra Share Option Plan

        Terra has in place a share option plan for the benefit of certain executives, employees and service providers of Terra or any of its subsidiaries as designated from time to time by the Terra Board, so as to encourage them to promote the business and affairs of Terra to the best of their ability. Under the Terra Share Option Plan, beneficiaries are granted, by means of share options, the right to purchase Terra Shares for cash.

        The Terra Share Option Plan provides that the total number of Terra Shares which may be issued under the Terra Share Option Plan may not exceed 2,775,000 Terra Shares. No beneficiary of options under the Terra Share Option Plan may hold options in respect of more than 5% of the total number of Terra Shares outstanding at any time. The exercise price of the options cannot be less than the market price of the Terra Shares at the close of business on the day prior to the date of granting the options. The term of the options may not exceed 10 years and the options may not be assigned by the optionees, except to some limited extent after death or termination of employment.

        The table below sets forth information regarding grants of share options under the Terra Share Option Plan to the named executive officers during the financial year ended March 31, 2003.

OPTION GRANTS DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR

Name	Securities Under Options (#)(1)	% of Total Options in Financial Year (%)	Exercise or Base Price (Cdn.$/Security)(1)	Market Value of Securities Underlying Options (Cdn.$/Security)(1)	Expiration Date

MITCHELL A. GARBER	50,000	20.1	2.50	2.50	June 18, 2007

RORY OLSON	—	—	—	—	—

DOUGLAS LEWIN	30,000	12.1	2.50	2.50	June 18, 2007

MICHAEL LIQUORNIK	35,000	14.1	2.20	2.20	July 11, 2007

DANNY CHAZONOFF	12,500	5.0	2.50	2.50	June 18, 2007

DAVID SCHWARTZ	15,000 15,700	6.0 6.4	2.20 1.80	2.20 1.80	July 11, 2007 March 5, 2008

(1)
On March 26, 2003, the Terra Shareholders approved a consolidation of Terra Shares on the basis of one post-consolidation Terra Share for every ten pre-consolidation Terra Shares. The number of options and exercise prices are reflected on a post-consolidation basis. Terra Shares began trading on the TSX on a post-consolidation basis effective April 8, 2003.

        The table below sets forth information regarding exercises of share options by the named executive officers during the financial year ended March 31, 2003 and the financial year-end value of unexercised share options held by them.

AGGREGATED OPTION EXERCISED DURING THE MOST
RECENTLY COMPLETED FINANCIAL YEAR AND
FINANCIAL YEAR-END OPTION VALUES

Name	Securities Acquired On Exercise (#)	Exercise or Base Price (Cdn.$/Security)	Aggregate Value Realized ($)	Unexercised Options at March 31, 2003 (#) Exercisable/Unexercisable	Value of Unexercised in-the-Money Options at March 31, 2003(1) (Cdn.$) Exercisable/Unexercisable

MITCHELL A. GARBER	—	—	—	90,000/70,000	— / —

RORY OLSON	—	—	—	— / —	— / —

DOUGLAS LEWIN	—	—	—	31,667/43,333	— / —

MICHAEL LIQUORNIK	—	—	—	4,667/44,333	— / —

DANNY CHAZONOFF	—	—	—	23,333/29,167	— / —

DAVID SCHWARTZ	—	—	—	4,667/40,033	— /6,280

(1)
Based on the closing price of the Terra Shares on the TSX on March 31, 2003 of Cdn.$2.20 on a post-consolidation basis.

        Pursuant to the Combination Agreement, Terra will, prior to the Effective Time, grant to certain of its senior officers (including Messrs. Shaper and Garber) and employees options to acquire up to 978,971 Terra Shares to be allocated among such officers and employees as determined by mutual agreement of Terra and Optimal, acting reasonably.

Employment Agreements

        Mitchell A. Garber, President and Chief Executive Officer of Terra, and Douglas Lewin, Executive Vice-President, Business Development of Terra, are each party to employment agreements with Terra which have initial three-year terms expiring in May 2005 and July 2004, respectively, and which provide for automatic additional one-year extensions unless either party provides written notice of termination at least ninety days prior to the then current expiry date. In the event of the termination of his employment with Terra without just cause or his voluntary resignation from Terra for good reason, each would be entitled to receive a cash indemnity equal to the greater of his then annual base salary and the balance of the base salary owing to him through to the end of the term of his employment agreement.

        At the Effective Time, Mr. Garber will enter into a new written employment agreement with Optimal. It is expected that the terms of the agreement will provide as follows: (i) Mr. Garber will receive a base salary in an amount approximately equal to the aggregate amount of his base salary (approximately Cdn.$350,000) and bonus entitlement (approximately Cdn.$350,000) for Terra's fiscal year ending March 31, 2004 and he will be entitled to participate in any bonus plan for senior executives that might be established by the Optimal Board, (ii) Mr. Garber will receive a grant of options to purchase Optimal Shares (which will include his participation in the Terra option grant described above), (iii) if Mr. Garber's employment is terminated other than for cause or death or disability, or for any reason following the announcement of a change of control, or if he terminates his employment for good reason (as defined in the agreement) or for any reason following a change of control, (A) he will receive an amount equal to two times the sum of the highest salary and bonus, if any, paid to him during the term of his employment, and (B) all options held by him shall become immediately exercisable and he shall be compensated for the determined value of his options if he is required by the terms of the Optimal option plan to exercise his options before their expiry date due to the termination of his employment;

        David Schwartz, Chief Financial Officer of Terra, Michael Liquornik, Chief Operating Officer of Terra, and Danny Chazonoff, Chief Technology Officer of Terra, are each party to employment agreements with Terra which have indefinite terms, and which may be voluntarily terminated by the employee by sending Terra a written notice ninety days prior to the effective date of resignation. In the event of the termination of his employment with Terra without any serious reason, each would be entitled to receive an indemnity equal to nine months of his then annual base salary.

        Each of Messrs. Garber and Lewin has agreed, in respect of substantially all of the vested Terra Options held by each of them, and in respect of all of the unvested Terra Options held by each of them, which will become vested in full upon completion of the Combination, that they will only exercise their New Optimal Options on the same dates and in the same proportions as the first options granted to any senior officer of Optimal following January 20, 2004. This agreement will remain effective only so long as the officer remains employed by Optimal or any of its subsidiaries.

Compensation Committee and Report on Executive Compensation

        As part of its mandate, the Compensation Committee advises the board of directors and management of Terra on the compensation of the executives of Terra. As at Terra's financial year ended March 31, 2003, this Committee was comprised of four directors, being Messrs. Markus Braun, Mitchell A. Garber, Brahm M. Gelfand and Klaus O. Rehnig, of whom only Mr. Garber is a member of the management of Terra. During the financial year ended March 31, 2003, the Compensation Committee met four times.

        The Compensation Committee establishes management compensation policies and oversees their general implementation. In addition, the Committee monitors management succession planning and conducts periodic reviews of the overall condition and quality of Terra's human resources.

        The guiding philosophy of the Committee in the determination of executive compensation is (i) pay-for-performance, (ii) the need to provide a total compensation package that will, within the context of the market, attract and retain qualified, experienced top-performing executives, and (iii) fostering identification with shareholders' interests.

        In its effort to maintain its competitiveness, the Committee continually monitors available peer group information. The Committee is of the view that Terra's general compensation practices and methods are comparable to those in the industry.

        The Committee recognizes that the nature of Terra's business is highly competitive and that the ability to attract and retain dedicated and talented individuals with highly specialized skills and qualifications is critical to Terra's success. The Committee also recognizes that remuneration in the industry is heavily leveraged on stock performance. Salary levels are designed so that the senior executives receive a minimum level of appropriate compensation while stock option grants are designed to provide senior executives with substantially enhanced returns when Terra is successful.

        In November 2002, the Compensation Committee proposed a voluntary stock option re-pricing program in order to better align the exercise prices of outstanding stock options with the market price of Terra Shares. Under the terms of this program, active employees, officers and consultants of Terra were to be given the opportunity to re-price one third of the options held by them to Cdn.$2.50 and one third to Cdn.$4.50. The remaining one third of their options were to be cancelled. On March 26, 2003, at a special meeting of shareholders, Terra's disinterested shareholders approved this re-pricing program. The re-pricing program was instituted subsequent to the completion of Terra's 2003 financial year.

        The above report was submitted to the board of directors by the following Compensation Committee members: Brahm Gelfand, Chairman, Markus Braun, Mitchell A. Garber and Klaus Rehnig.

Performance Graph

        The following graph compares the cumulative total shareholder return for a Cdn.$100 investment in Terra Shares made on April 1, 1998 (assuming the reinvestment in common shares of all dividends received) and the cumulative total return of the S&P/TSX Composite Index for the five years ended March 31, 2003.

Directors' and Officers' Liability Insurance

        Terra maintains insurance for the liability of its directors and officers arising out of the performance of their duties. The total amount of such insurance maintained is Cdn.$50,000,000 at a cost of Cdn.$277,390 per annum, excluding taxes. Under this insurance policy, Terra's maximum possible liability beyond the payment of premiums is Cdn.$50,000 for any particular claim. Pursuant to the Combination Agreement, Optimal has agreed to maintain all rights to indemnification existing at the time of execution of the Combination Agreement in favour of the directors and officers of Terra and its subsidiaries in accordance with the charter documents and bylaws of each entity and indemnity agreements between Terra and each director and senior officer of Terra to the fullest extent permitted under the CBCA. The Combination Agreement also provides that for a period of six years from the effective date of the Combination, Optimal will maintain in effect coverage substantially equivalent to that in effect under the policies of the directors' and officers' liability insurance maintained by Terra and its subsidiaries at the time of execution of the Combination Agreement; provided that in no event will Optimal be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Terra for similar insurance carried by Terra for its own directors and officers.

Information Concerning Optimal Subco

        Optimal Subco is a company incorporated under the CBCA on February 4, 2004 for the purpose of implementing the Combination. To date, Optimal Subco has not carried on any business. Optimal Subco is a wholly-owned subsidiary of Optimal and its registered office address is 4700 de la Savane, Suite 101, Montréal, Québec, Canada H4P 1T7. Upon completion of the Combination, Optimal Subco will be amalgamated with Terra and be named "Optimal Payments Inc."

        The following summary of certain provisions of Optimal Subco's share capital does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the articles and by-laws of Optimal Subco and by the provisions of applicable Law.

        The authorized capital of Optimal Subco consists of an unlimited number of common shares and an unlimited number of preference shares.

        There is one (1) common share of Optimal Subco issued and outstanding, which is held by Optimal. The holders of common shares of Optimal Subco are entitled to receive notice of and to attend all meetings of shareholders and are entitled and no preference shares are issued and outstanding to one vote for each share held of record on all matters submitted to a vote of holders of common shares of Optimal Subco. The holders of common shares of Optimal Subco are entitled to receive such dividends as may be declared by the board of directors of Optimal Subco out of funds legally available for dividends. Holders of common shares of Optimal Subco are entitled upon any liquidation, dissolution or winding-up of Optimal Subco to receive the remaining property and assets of Optimal Subco.

DESCRIPTION OF THE U-SCAN SALE

Overview of the U-Scan Sale

        On March 4, 2004, Optimal and NCR entered into the U-Scan Purchase Agreement pursuant to which Optimal has agreed, subject to the approval of the Optimal Shareholders and other conditions, to sell the assets of Optimal relating to its U-Scan business to NCR in consideration of $30 million and the assumption of certain liabilities.

Reasons for the U-Scan Sale and Recommendation to Optimal Shareholders

        Optimal has been considering its long-term plans for its U-Scan business for sometime and over the last 18 months has engaged in discussions, both solicited and unsolicited, with a number of parties regarding a possible transaction involving its U-Scan business. At its meetings on February 13 and 15, 2004, the Optimal Board unanimously determined that the U-Scan Sale presented the best opportunity to Optimal and was in the best interests of Optimal, and approved the terms of the sale of the assets relating to its U-Scan business to NCR pursuant to an agreement in principle which was executed on February 15, 2004. The U-Scan Purchase Agreement was executed on March 4, 2004.

        The sale of the U-Scan business is consistent with Optimal management's strategy of repositioning Optimal as a payments and services leader and the Optimal Board considers that it is the best possible outcome for Optimal's self-checkout customers and employees for the business to be sold to a recognized leader in retail solutions, such as NCR.

        The Optimal Board has unanimously determined that the U-Scan Sale is in the best interests of Optimal and has unanimously approved the U-Scan Purchase Agreement. In reaching this conclusion, the Optimal Board considered, among other things, the following:

  •
  Over the last several years, Optimal has continued to confront a weak capital spending environment for retail technology. This fact, combined with a significantly more competitive landscape in the self-checkout market, negatively impacted sales of U-Scan systems, depressed gross margins and caused financial results to suffer. Despite multiple efforts to reshape the organization to deal with tougher economic realities, it remained difficult to restore self-checkout revenues to levels that would return that business to profitability.

  •
  The decision to exit the business upon which Optimal was founded was extremely difficult. However, Optimal could not ignore the new realities of the heightened competitiveness in the self-checkout marketplace. Building upon a strategic plan to reposition Optimal, Optimal chose to cut its ties to the past, further enhance its already strong balance sheet and focus on building a payments and services leader.

        Accordingly, the Optimal Board unanimously recommends that the Optimal Shareholders vote "FOR" the approval of the Optimal U-Scan Sale Resolution. Each of the directors of Optimal has advised Optimal that they will vote any Optimal Shares he holds in favour of the Optimal U-Scan Sale Resolution.

The U-Scan Purchase Agreement

        The following is a summary of the material provisions of the U-Scan Purchase Agreement entered into between Seller and Buyer on March 4, 2004.

Purchase Price

        Seller has entered into the U-Scan Purchase Agreement with Buyer pursuant to which Buyer has agreed to purchase all of the assets needed to operate the U-Scan self-checkout business for a purchase price of $30,000,000 plus the assumption of certain current liabilities, obligations to certain employees and other liabilities reflected on the closing balance sheet of the U-Scan self-checkout business.

        The purchase price is subject to adjustment post-closing and will be (i) increased by the amount by which the difference on the closing date between the book value of the purchased assets (excluding certain inventory) and the assumed liabilities exceeds $14,500,000 or (ii) decreased by the amount by which the difference on the closing date between the book value of the purchased assets (excluding certain inventory) and the assumed liabilities is less than $14,500,000. The purchase price is subject to further adjustment post-closing to the extent that the book value of certain inventory on the closing date exceeds by more than $200,000 the book value found by the Buyer during its closing date inventory.

Representations, Warranties, Covenants and Indemnities

        The U-Scan Purchase Agreement contains customary representations and warranties of Seller relating to, among other things, organization, authority to enter into the U-Scan Purchase Agreement and to complete the U-Scan Sale, financial statements, no defaults under certain contracts, purchased assets, contracts, permits, intellectual property, inventory, real property leased by Seller, litigation, compliance with applicable laws, brokers' fees, absence of certain changes or events, accounts receivable, tax matters, absence of undisclosed liabilities, environmental, health and safety compliance, relationships with affiliates, employment matters, customers and vendors, insurance coverage, equipment, required approvals and absence of knowledge of any breach. The representations and warranties in the U-Scan Purchase Agreement will survive until December 31, 2006, subject to certain exceptions providing for indefinite survival with respect to representations and warranties relating to the title of the assets being sold.

        Seller and Buyer have each agreed to certain covenants pursuant to the terms of the U-Scan Purchase Agreement, including with respect to certain tax matters, certain employment matters and access to certain records and representatives.

        Further, under the U-Scan Purchase Agreement, Seller has agreed to certain covenants, including the following (i) not to lease, sell or dispose of any assets of the U-Scan self-checkout business, other than in the ordinary course; (ii) to carry on the operation and maintenance of the U-Scan self-checkout business in the ordinary course; (iii) to use all commercially reasonable efforts to maintain and preserve relationships with customers, vendors and employees; (iv) not to incur any material obligation or liability in relation to the U-Scan self-checkout business or enter into any transaction material to such business, other than in the ordinary course; and (v) not to enter into any material contracts in relation to the U-Scan self-checkout business, other than in the ordinary course.

        Seller has agreed to indemnify Buyer and certain related parties from certain losses relating to: (i) breaches of representations and warranties by Seller, (ii) Seller's operation of the U-Scan business prior to closing, including certain employee matters, (iii) failure by Seller to perform any covenant or agreement, and (iv) Seller's failure to comply with applicable bulk sales legislation. Seller shall have no liability with respect to its indemnity obligation until the total of all expenses for which indemnity is sought by Buyer exceeds $25,000 for any single matter or $250,000 in the aggregate for all matters, at which point Seller shall be obligated to indemnify Buyer from and against all expenses up to a maximum of $30,000,000. These limitations will not apply to claims made by Buyer related to excluded liabilities, failure to comply with applicable bulk sales legislation and breaches of representations and warranties relating to title to the purchased assets.

Conditions of Closing

        The U-Scan Sale is scheduled to close on or about April 9, 2004 after satisfaction of the conditions of closing under the U-Scan Purchase Agreement and, in any event, not later than April 30, 2004.

        The conditions of closing include the requirements that (i) Optimal Shareholders shall have approved the U-Scan Sale, (ii) there is no material breach in the representations, warranties or covenants contained in the U-Scan Purchase Agreement, (iii) Buyer has reached agreement with certain Seller employees and (iv) specified third party consents and other customary closing deliveries.

Non-Competition and Non-Solicitation

        Seller has agreed that, for a period of five years following the closing of the U-Scan Sale, it will not, subject to customary exceptions, directly or indirectly, compete with the U-Scan self-checkout business anywhere in the world. Seller has also agreed that, for a period of three years following the closing of the U-Scan Sale, it will not, subject to customary exceptions, directly or indirectly, hire or attempt to hire any of Seller's employees who accept employment with Buyer on the closing of the U-Scan Sale.

No Solicitation and Break Fee

        Seller has agreed that it will not, and will not permit any of its officers, directors, employees or agents, to solicit, initiate or encourage inquiries or proposals, or provide any information or participate in any negotiations or discussions leading to any proposal, concerning any acquisition or purchase of all of the assets or stock of Seller, any merger or consolidation of Seller or any of its subsidiaries with any third party, which might reasonably be expected to interfere with the completion of the U-Scan Sale. However, the Optimal Board may take action, including entering into a Fiduciary Transaction. Seller must immediately notify NCR regarding any contact between Seller, its subsidiaries or their respective representatives and any other person or entity regarding such offer or proposal or any related inquiry.

        Upon the closing of a Fiduciary Transaction or if Seller breaches the above described no solicitation covenant and enters into a letter of intent or other agreement to sell the U-Scan Business or its assets within a six-month period from the date of such breach, Seller has agreed to pay to NCR a break fee of US$3 million.

Termination of the U-Scan Purchase Agreement

        The U-Scan Purchase Agreement may be terminated on or prior to closing in certain circumstances, including: (i) by the mutual agreement of Buyer and Seller; (ii) by either Buyer or Seller, if the U-Scan Sale shall not have been consummated by April 30, 2004; (iii) by either Buyer or Seller, if any court of competent jurisdiction in the United States or other United States federal or state governmental entity, or in Canada, or in any other country, shall have issued an order, decree or ruling, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated by the U-Scan Purchase Agreement; (iv) by Buyer, if Seller breaches or fails to perform in any material respect any representation, warranty, covenant or other agreement set forth in the U-Scan Purchase Agreement; (v) by Seller, if Buyer breaches or fails to perform in any material respect any representation, warranty, covenant or other agreement set forth in the U-Scan Purchase Agreement; and (vi) by Optimal, if the Optimal Board shall have accepted an offer from any other person in accordance with the terms and conditions described under "No Solicitation and Break Fee" above.

Anticipated Accounting Treatment

        The U-Scan Sale will be presented as discontinued operation in the financial statements of Optimal as required under Canadian GAAP.

Estimated Costs

        Regardless of whether or not the U-Scan Sale is completed, Optimal and NCR will each bear their respective costs and expenses, including attorneys' fees, in respect of the U-Scan Sale.

        The combined estimated fees, costs and expenses of Optimal in connection with the U-Scan Sale including, without limitation, legal and accounting fees are anticipated to be approximately $250,000.

        In addition, Optimal may be required, in certain circumstances, to pay NCR a break fee. See "Description of U-Scan — Non Solicitation and Break Fee".

INFORMATION CONCERNING OPTIMAL POST-COMBINATION AND U-SCAN SALE

Management

        For information concerning Optimal's current board members, see "Certain Information Concerning the Parties to the Combination — Information Concerning Optimal — Directors and Executive Officers".

        As of February 27, 2004, the current directors and officers of Optimal beneficially owned approximately 30,750 Optimal Shares, constituting less than one percent (1%) of the outstanding Optimal Shares as of such date and no Terra Shares except for Sydney Sweibel, in his capacity as trustee to a trust for the benefit of his children, which holds 1,000 Terra Shares. Based upon their beneficial ownership of Terra Shares as of March 5, 2004, the directors and officers of Terra will own or control, directly or indirectly, after the completion of the Combination, approximately 342,239 Optimal Shares. Beneficial ownership of Terra directors and officers does not include shares issuable upon the exercise of vested options.

        As a result of the Combination, Terra will become a wholly-owned subsidiary of Optimal. Terra will change its name to "Optimal Payments Inc." and the senior management team of Terra will remain in place. Mitchell A. Garber, the President and CEO of Terra will become the President and CEO of Optimal Payments Inc. and the Executive Vice-President of Optimal. Steve Shaper, the Chairman of Terra will become Chairman of Optimal Payments Inc. Doug Lewin, the Executive Vice-President of Terra, will become the Executive Vice-President of Optimal Payments Inc. and the Senior Vice-President of Optimal. The remaining senior management team members of Terra will continue to hold their existing respective titles in Optimal Payments Inc. Optimal will change its name to "Optimal Group Inc." or a variation thereof and be headquartered in Montréal, Québec. Optimal will have a nine-member board of directors which will include two designees of Terra. Neil S. Wechsler, Co-Chairman and Chief Executive Officer and Holden L. Ostrin, Co-Chairman, will continue with Optimal in those respective roles.

Fiscal Year

        The fiscal year of Optimal will end on December 31 of each year.

Pro Forma Financial Information

        The Combination and the U-Scan Sale are distinct and unrelated transactions. If the Combination is approved by the shareholders of Terra and Optimal and the U-Scan Sale is not approved by the shareholders of Optimal, the Combination will be completed and the U-Scan Sale will not, and vice versa.

Summary of Unaudited Pro Forma Consolidated Financial Data of Optimal and giving effect to the Acquisition of Terra and the U-Scan Sale

        The following table sets forth a summary of unaudited pro forma consolidated financial data which are presented to give effect to the acquisition of Terra by Optimal and the U-Scan Sale in accordance with Canadian GAAP. The unaudited pro forma consolidated financial statements have been prepared using the consolidated audited financial statements of Optimal, the unaudited consolidated financial statements of Terra and the unaudited financial statements of RBA. Due to different fiscal periods, the unaudited pro forma consolidated financial information of Optimal and Terra for the twelve month period ended December 31, 2003 combines the audited results of Optimal for the year ended December 31, 2003 and the unaudited results of Terra for the twelve months ended December 31, 2003. These pro forma consolidated financial statements also include the unaudited results of RBA for the nine month period ended September 30, 2003, which is the period prior to its acquisition by Optimal.

        The unaudited pro forma consolidated financial data does not reflect any cost savings or other synergies which may result from the Combination and are not necessarily indicative of future results of operations or financial position. The unaudited pro forma consolidated financial data is presented in accordance with Canadian GAAP in U.S. dollars. Accounting policies used in the preparation of the pro forma consolidated financial statements are in accordance with those used in the preparation of the audited consolidated financial statements of Optimal at December 31, 2003 and for the year then ended. The unaudited pro forma consolidated financial data should be read in conjunction with the unaudited pro forma consolidated financial statements included in Annex K to this Joint Proxy Statement and the audited consolidated financial statements of Optimal, the unaudited financial statements of RBA and the unaudited consolidated financial statements of Terra, including the notes thereto, in Annexes H, I and J to this Joint Proxy Statement, respectively.

Year ended December 31, 2003
Income Statement Data:
Revenues	$75,830,632
Cost of sales	46,108,471

Gross margin	29,722,161
Expenses:
Selling, general and administrative	26,864,436
Amortization	7,758,967
Operating lease	2,380,443
Other	1,163,589

38,167,435

Loss before income taxes	(8,445,274)
Income tax recovery	(4,126,247)

Net loss	$(4,319,027)

Loss per share (basic and diluted)	$(0.19)

December 31, 2003
Balance Sheet Data:
Assets:
Cash and cash equivalents	$101,983,552
Cash and cash equivalents — restricted	24,224,698
Short-term investments	74,301,582
Total current assets	213,100,348
Goodwill and other intangible assets	55,563,680
Total assets	292,905,307
Liabilities and shareholders' equity:
Customer reserves	77,746,054
Total current liabilities	110,243,710
Total shareholders' equity	$182,532,014

Summary of Unaudited Pro Forma Consolidated Financial Data of Optimal giving effect to the Acquisition of Terra without the U-Scan Sale

        The following table sets forth a summary of unaudited pro forma consolidated financial data which is presented to give effect to the acquisition of Terra by Optimal without the U-Scan Sale in accordance with Canadian GAAP. The unaudited pro forma consolidated financial statements have been prepared using the audited consolidated financial statements of Optimal, the unaudited consolidated financial statements of Terra and the unaudited financial statements of RBA. Due to different fiscal periods, the unaudited pro forma consolidated financial information of Optimal and Terra for the twelve month period ended December 31, 2003 combines the audited results of Optimal for the year ended December 31, 2003 and the unaudited results of Terra for the twelve months ended December 31, 2003. These pro forma consolidated financial statements also include the unaudited results of RBA for the nine month period ended September 30, 2003, which is the period prior to its acquisition by Optimal.

        The unaudited pro forma consolidated financial data does not reflect any cost savings or other synergies which may result from the Combination and are not necessarily indicative of future results of operations or financial position. The unaudited pro forma consolidated financial data is presented in accordance with Canadian GAAP in U.S. dollars. Accounting policies used in the preparation of the pro forma consolidated financial statements are in accordance with those used in the preparation of the audited consolidated financial statements of Optimal at December 31, 2003 and for the year then ended. The unaudited pro forma consolidated financial data should be read in conjunction with the unaudited pro forma consolidated financial statements included in Annex L to this Joint Proxy Statement and the audited consolidated financial statements of Optimal, the unaudited financial statements of RBA and the unaudited consolidated financial statements of Terra, including the notes thereto, in Annexes H, I and J to this Joint Proxy Statement, respectively.

Year ended December 31, 2003
Income Statement Data:
Revenues	$131,290,050
Cost of sales	83,602,680

Gross margin	47,687,370
Expenses:
Selling, general and administrative	43,727,118
Amortization	9,919,031
Operating lease	3,517,835
Other	2,452,736

59,616,720

Loss before income taxes	(11,929,350)
Income tax recovery	(5,476,247)

Net loss	$(6,453,103)

Loss per share (basic and diluted)	$(0.29)

December 31, 2003

Balance Sheet Data:
Assets:
Cash and cash equivalents	$71,983,552
Cash and cash equivalents — restricted	24,224,698
Short-term investments	74,301,582
Total current assets	208,425,101
Goodwill and other intangible assets	57,156,102
Total assets	294,181,339
Liabilities and shareholders' equity:
Customer reserves	77,746,054
Total current liabilities	113,760,687
Total shareholders' equity	$180,291,069

Summary of Unaudited Pro Forma Consolidated Financial Data of Optimal giving effect to the U-Scan Sale without the Acquisition of Terra

        The following table sets forth a summary of unaudited pro forma consolidated financial data which is presented to give effect to the U-Scan Sale without the acquisition of Terra in accordance with Canadian GAAP. The unaudited pro forma consolidated financial statements have been prepared using the audited consolidated financial statements of Optimal and the unaudited financial statements of RBA. These pro forma consolidated financial statements also include the unaudited results of RBA for the nine month period ended September 30, 2003, which is the period prior to its acquisition by Optimal.

        The unaudited pro forma consolidated financial data is not necessarily indicative of future results of operations or financial position. The unaudited pro forma consolidated financial data is presented in accordance with Canadian GAAP in U.S. dollars. Accounting policies used in the preparation of the pro forma consolidated financial statements are in accordance with those used in the preparation of the audited consolidated financial statements of Optimal at December 31, 2003 and for the year then ended. The unaudited pro forma consolidated financial data should be read in conjunction with the unaudited pro forma consolidated financial statements included in Annex M to this Joint Proxy Statement and the audited consolidated financial statements of Optimal and the unaudited financial statements of RBA, including the notes thereto, in Annexes H and I to this Joint Proxy Statement, respectively.

Year ended December 31, 2003
Income Statement Data:
Revenues	$33,864,167
Cost of sales	26,462,378

Gross margin	7,401,789
Expenses:
Selling, general and administrative	11,103,971
Amortization	2,310,674
Operating lease	1,631,455
Other	31,232

15,077,332

Loss before income taxes	(7,675,543)
Income tax recovery	(2,832,000)

Net loss	$(4,843,543)

Loss per share (basic and diluted)	$(0.32)

December 31, 2003
Balance Sheet Data:
Assets:
Cash and cash equivalents	$34,211,964
Short-term investments	74,301,582
Total current assets	119,539,530
Goodwill and other intangible assets	10,517,416
Total assets	134,266,293
Liabilities and shareholders' equity:
Total current liabilities	18,603,127
Total shareholders' equity	$115,533,583

Summary of Unaudited Pro Forma Consolidated Financial Data of Optimal giving effect to acquisition of RBA without the U-Scan Sale or the Acquisition of Terra

        The following table sets forth a summary of unaudited pro forma consolidated financial data which is presented to give effect to the acquisition of RBA without the U-Scan Sale or the acquisition of Terra in accordance with Canadian GAAP. The unaudited pro forma consolidated financial statements have been prepared using the audited consolidated financial statements of Optimal and the unaudited financial statements of RBA. These pro forma consolidated financial statements also include the unaudited results of RBA for the nine month period ended September 30, 2003, which is the period prior to its acquisition by Optimal.

        The unaudited pro forma consolidated financial data is not necessarily indicative of future results of operations or financial position. The unaudited pro forma consolidated financial data is presented in accordance with Canadian GAAP in U.S. dollars. Accounting policies used in the preparation of the pro forma consolidated financial statements are in accordance with those used in the preparation of the audited consolidated financial statements of Optimal at December 31, 2003 and for the year then ended. The unaudited pro forma consolidated financial data should be read in conjunction with the unaudited pro forma consolidated financial statements included in Annex N to this Joint Proxy Statement and the audited consolidated financial statements of Optimal and the unaudited financial statements of RBA, including the notes thereto, in Annexes H and I to this Joint Proxy Statement, respectively.

Year ended December 31, 2003
Income Statement Data:
Revenues	$89,323,585
Cost of sales	63,956,587

Gross margin	25,366,998
Expenses:
Selling, general and administrative	27,966,653
Amortization	4,470,738
Operating lease	2,768,847
Other	1,320,379

36,526,617

Loss before income taxes	(11,159,619)
Income tax recovery	(4,182,000)

Net loss	$(6,977,619)

Loss per share (basic and diluted)	$(0.47)

December 31, 2003

Balance Sheet Data:
Assets:
Cash and cash equivalents	$4,211,964
Short-term investments	74,301,582
Total current assets	114,864,283
Goodwill and other intangible assets	12,109,838
Total assets	135,542,325
Liabilities and shareholders' equity:
Total current liabilities	22,120,104
Total shareholders' equity	$113,292,638

        For a discussion of the assumptions underlying this pro forma financial information, please see Annexes K, L, M and N to this Joint Proxy Statement.

COMPARATIVE MARKET PRICE DATA

        Optimal Shares trade on the NASDAQ under the symbol "OPMR". Terra Shares trade on the TSX under the symbol "TPI". The table below sets forth, for the periods indicated, the high and low daily sales prices for Optimal Shares and Terra Shares as reported in published financial sources. These quotations reflect inter-dealer prices without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions.

	OPTIMAL
	High	Low
	(U.S.$)	(U.S.$)
Fiscal Year Ended December 31, 2002
Quarter ended March 31, 2002	$36.15	$13.86
Quarter ended June 30, 2002	17.50	7.29
Quarter ended September 30, 2002	8.45	6.69
Quarter ended December 31, 2002	7.68	5.57
Fiscal Year Ended December 31, 2003
Quarter ended March 31, 2003	6.50	5.67
Quarter ended June 30, 2003	8.35	5.75
Quarter ended September 30, 2003	9.67	6.30
Quarter ended December 31, 2003	9.00	7.00
Month ended
October 31, 2003	9.00	7.50
November 30, 2003	8.35	7.00
December 31, 2003	8.93	7.34
January 31, 2004	9.20	7.67
February 29, 2004	9.10	7.20
March 1, 2004 through March 4, 2004	7.73	7.50
	TERRA
	High	Low
	(Cdn.$)	(Cdn.$)
Fiscal Year Ended March 31, 2002
Quarter ended March 31, 2002	$13.70	$6.50
Fiscal Year Ended March 31, 2003
Quarter ended June 30, 2002	6.50	1.70
Quarter ended September 30, 2002	3.50	1.10
Quarter ended December 31, 2002	2.80	1.50
Quarter ended March 31, 2003	2.80	1.40
Fiscal Year Ending March 31, 2004
Quarter ended June 30, 2003	3.30	1.80
Quarter ended September 30, 2003	5.20	2.12
Quarter ended December 31, 2003	4.51	3.35
Month ended
October 31, 2003	4.25	3.35
November 30, 2003	4.51	3.71
December 31, 2003	4.15	3.56
January 31, 2004	5.60	3.70
February 29, 2004	5.40	4.40
March 1, 2004 through March 4, 2004	4.70	4.50

        Trading in the Terra Shares was halted during the day on January 19, 2004, pending release of the public announcement by Terra and Optimal of the Combination. The NASDAQ was closed on January 19, 2004. On January 16, 2004, the last trading day before January 19, 2004, Terra Shares closed at Cdn.$4.80 on the TSX and Optimal Shares closed at $8.29 on the NASDAQ. When trading in the Terra Shares was halted on January 19, 2004, the last trade was at Cdn.$5.60. The table above shows only historical comparisons. Because the market prices of Optimal Shares and Terra Shares will likely fluctuate prior to the Combination, these comparisons may not provide meaningful information, and the market value of the Optimal Shares that Optimal will issue to holders of Terra Shares pursuant to the Combination may increase or decrease prior to the Effective Date of the Combination. Terra Shareholders and Optimal Shareholders are encouraged to obtain current market quotations for Optimal Shares and Terra Shares and to review carefully the other information contained in this Joint Proxy Statement.

        On February 18, 2004, there were 14,936,235 outstanding Optimal Shares and there were approximately 1,834 holders of record. On February 25, 2004, 15,980,548 Terra Shares were outstanding and there were approximately 451 holders of record.

        Optimal has a policy of retaining all earnings, if any are realized, for the development and growth of its business. Optimal has never declared or paid any cash dividends on its Class A shares and does not anticipate paying any cash dividends in the foreseeable future. Any determination to pay dividends will be at the discretion of the Optimal Board and will depend upon Optimal's financial condition, results of operations, capital requirements, limitations contained in loan agreements, if any, and such other factors as the Optimal Board deems relevant. To date, Terra has never declared or paid any dividends on its common shares, Terra's policy being to apply its earnings towards continued expansion.

INFORMATION ABOUT TAX CONSIDERATIONS

Canadian Federal Income Tax Considerations to Terra Shareholders

        In the opinion of Stikeman Elliott LLP, Canadian counsel to Terra, the following is a fair and adequate summary of the principal Canadian federal income tax consequences of the Combination Agreement to Terra Securityholders and to Canadian Holders of Terra Options who, for the purposes of the ITA, deal at arm's length with Terra and Optimal and are not affiliated with Terra and Optimal and hold their Terra Shares or Terra Warrants, as the case may be, as capital property. The Terra Shares and the Terra Warrants will generally be considered to be capital property for this purpose to a Terra Securityholder unless either the Terra Securityholder holds such securities in the course of carrying on a business, or the Terra Securityholder has acquired such securities in a transaction or transactions considered to be an adventure in the nature of trade.

        This summary is based upon the current provisions of the ITA and the Regulations and counsel's understanding of the current published administrative practices and policies of the CCRA. It also takes into account all Tax Proposals, and assumes that all such Tax Proposals will be enacted. This summary does not otherwise take into account or anticipate any changes in law, whether by way of legislative, judicial or administrative action or interpretation, nor does it address any provincial, territorial or foreign tax considerations. No assurance can be given that the Tax Proposals will be enacted in the form proposed or at all.

        This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Terra Securityholder and, to Canadian Holders of Terra Options. Consequently, Terra Securityholders or Canadian Holders of Terra Options or Terra Warrants are urged to consult their own tax advisors for advice as to the tax considerations in respect of the Combination Agreement having regard to their particular circumstances. In particular, the ITA contains "mark-to-market" provisions relating to securities held by certain financial institutions. This summary does not take into account such mark-to-market rules. Terra Security holders that are "financial institutions" for purposes of such rules should consult their own tax advisors.

        For purposes of the ITA, all amounts relating to the acquisition, holding or disposition of Terra Shares, Terra Warrants, Terra Options, New Optimal Warrants, New Optimal Options and Optimal Shares must be expressed in Canadian dollars, including dividends, adjusted cost base and proceeds of disposition. Amounts denominated in United States dollars must be converted into Canadian dollars based on the prevailing United States dollar exchange rate at the time such amounts arise.

Terra Securityholders Residents of Canada

        The following portion of this discussion applies to Canadian Holders. Certain Canadian Holders whose Terra Shares might not otherwise qualify as capital property may, in certain circumstances, treat such Terra Shares as capital property by making an irrevocable election provided by subsection 39(4) of the ITA.

  Terra Shareholders on Combination

        Canadian Holders of Terra Shares (other than Dissenting Shareholders) will realize neither a capital gain nor a capital loss on the Combination as a result of which the Terra Shares will be disposed of in exchange for Optimal Shares. The aggregate cost of the Optimal Shares received by a Terra Shareholder on the Combination will be equal to the aggregate adjusted cost base to the Terra Shareholder of the Terra Shares disposed of in exchange for such Optimal Shares by virtue of the Combination. The Canadian Holder's cost of such Optimal Shares must be averaged with the adjusted cost base of any other Optimal Shares held by the holder to determine the holder's adjusted cost base of such Optimal Shares.

        Under the current administrative and assessing practice of the CCRA, Terra Shareholders who receive cash in an amount under Cdn.$200 in lieu of a fraction of a Optimal Shares on the Combination may ignore the computation of any gain or loss on the partial disposition and reduce the adjusted cost base of the Optimal Shares received on the Combination by the amount of such cash. Alternatively, Terra Shareholders may include the capital gain or loss arising on the disposition of the fractional share in the computation of that Terra Shareholders' income.

  Dividends on Optimal Shares

        A Canadian Holder who is an individual will be required to include the amount of any dividends received or deemed to be received on the Optimal Shares in computing the holder's income. The holder will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations (as defined in the ITA).

        A Canadian Holder that is a corporation will be required to include in computing income the amount of any dividends on the Optimal Shares received or deemed to be received by the holder, but will be entitled to deduct the amount of the dividends in computing its taxable income. A Canadian Holder that is a "private corporation" or a "subject corporation" (as defined in the ITA) may be liable under Part IV of the ITA to pay a refundable tax of 33 1/3% of dividends received or deemed to be received on the Optimal Shares to the extent that such dividends are deductible in computing the holder's taxable income. This tax will be refunded to the holder at the rate of Cdn.$1 for every Cdn.$3 of taxable dividends paid while it is a private corporation or a subject corporation.

  Disposition of Optimal Shares

        A Canadian Holder disposing of Optimal Shares will realize a capital gain (or capital loss) to the extent that the proceeds of disposition thereof, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of such shares to such holder. The income tax treatment of capital gains and losses is discussed in greater detail below.

  Taxation of Capital Gains and Losses

        One-half of capital gains will be included in income as taxable capital gains and one-half of capital losses will be allowable capital losses that may be deducted against taxable capital gains realized in the year of disposition. Subject to the detailed rules contained in the ITA, any unused allowable capital loss may be applied to reduce net taxable capital gains realized by the holder in the three preceding and in all subsequent taxation years. Where the Canadian Holder is an individual or a trust, other than certain trusts, the realization of a capital gain may result in a liability for alternative minimum tax under the ITA. Recognition of capital losses otherwise realized may be denied in various circumstances set out in the ITA. The amount of any capital loss realized by a corporate holder on a disposition of Optimal Shares may be reduced by the amount of dividends received, if any, or deemed to be received on the shares, to the extent and under the circumstances provided in the ITA. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns the shares or where a trust or partnership of which a corporation is a beneficiary or a member, respectively, is a member of a partnership or a beneficiary of a trust that owns the shares. A Canadian Holder that is a Canadian-controlled private corporation throughout the relevant taxation year may be subject to an additional refundable tax of 6 2/3% on taxable capital gains. This additional tax will be refunded to the holder at the rate of Cdn.$1 for every Cdn.$3 of taxable dividends paid while it is a private corporation.

  Canadian Holders of Terra Warrants on Combination

        Canadian Holders of Terra Warrants will realize neither a capital gain nor a capital loss as a result of such holders becoming entitled, as a result of the issuance of New Optimal Warrants upon completion of the Combination, to acquire Optimal Shares upon the exercise of the New Optimal Warrants after the effective date of the Combination. The aggregate cost of the New Optimal Warrants acquired by a Canadian Holder on Combination, as the case may be, will be equal to the aggregate adjusted cost base to such holder of the Terra Warrants disposed of in exchange for such New Optimal Warrants.

  Canadian Holders of Terra Options on Combination

        The following portion of this summary is applicable to Canadian Holders of Terra Options who, for the purpose of the ITA, deal at arm's length with Terra and Optimal and are not affiliated with Terra and Optimal and are current or former employees, officers or directors of Terra and who receive the options in respect of, in the course of, or by virtue of their positions as employees, officers or directors of Terra.

        On the assumption that, at the time of the exchange of any Terra Options for New Optimal Options pursuant to the Combination, the difference between the value of the Class A shares of Optimal available under the New Optimal Options and the amount payable under such options to purchase the Class A shares of Optimal does not exceed the difference between the value of the Terra Shares available under the Terra Options and the amount payable under such options to purchase Terra Shares, the holders of the options will not realize any immediate tax consequences as a result of exchanging their Terra Options for New Optimal Options. Instead, for the purposes of the ITA:

  •
  the optionholders will be deemed not to have disposed of their Terra Options and not to have acquired the New Optimal Options;

  •
  New Optimal Options will be deemed to be the same as, and a continuation of, the Terra Options.

Terra Securityholders Not Resident in Canada

        The following portion of the summary is generally applicable to Terra Securityholders who, for purposes of the ITA and any applicable income tax convention, have not been and will not be resident or deemed to be resident in Canada at any time while they have held Terra Shares or Terra Warrants and will hold New Optimal Warrants and Optimal Shares and who do not use or hold and are not deemed to use or hold the Terra Shares and Terra Warrants, New Optimal Warrants or Optimal Shares in carrying on a business in Canada (a "Non-Resident Holder"). Special rules, which are not discussed in this summary, may apply to a non-resident that is an insurer carrying on business in Canada and elsewhere.

  Taxation of Capital Gains and Losses

          Combination

        A Non-Resident Holder of Terra Shares or Terra Warrants who participates in the Combination will be subject to the same tax consequences as a Canadian resident holder on the Combination, as discussed above. Accordingly, a Non-Resident Holder who disposes of Terra Shares in exchange for Optimal Shares on the Combination will realize neither a capital gain nor a capital loss, as discussed above under "Information About Tax Considerations — Canadian Federal Income Tax Considerations to Terra Shareholders — Terra Securityholders Residents of Canada — Terra Shareholders on Combination". In addition, a Non-Resident Holder of New Optimal Warrants who becomes entitled to acquire Optimal Shares under the Combination will generally be subject to the same tax consequences as a Canadian resident holder, as discussed above under the subheading, "Canadian Holders of Terra Warrants on Combination" and "Canadian Holders of Terra Options on Combination".

          Disposition

        A Non-Resident Holder of Optimal Shares or New Optimal Warrants will not be subject to tax under the ITA on any gain arising on the disposition of such securities unless such securities constitute taxable Canadian property of the holder for the purposes of the ITA.

        Generally, Optimal Shares and New Optimal Warrants will not be taxable Canadian property at a particular time provided that Optimal Shares are listed on a prescribed stock exchange (which includes the NASDAQ), unless at any time during the 60 month period immediately preceding their disposition, the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm's length, or the Non-Resident Holder together with all such persons, owned twenty-five percent (25%) or more of the issued shares of any class or series in the capital of Optimal. If Terra Shares and Terra Warrants are taxable Canadian property to a Non-Resident Holder, Optimal Shares and New Optimal Warrants acquired in exchange therefore on the Combination will be taxable Canadian property.

        Generally, most tax treaties or conventions between Canada and foreign countries provide exemption from Canadian income tax in respect of gain derived by a resident of that foreign country on the disposition of property (other than real property or shares which derived their value principally from real property situated in Canada or personal property forming part of the business property of a permanent establishment in Canada). Under these conventions, Non-Resident Holders will be exempt of Canadian income tax on any gain arising on the dispositions of Optimal Shares and New Optimal Warrants even though such security constituted taxable Canadian property. The U.S. Treaty provides for such exemption. For holders of Optimal Shares and New Optimal Warrants who are not resident in the United States and to whom the Optimal Shares and the New Optimal Warrants are taxable Canadian Property, the Canadian tax consequences may be materially different. Holders should consult their own tax advisors.

          Dividends on Optimal Shares

        Dividends paid or deemed to be paid to a Non-Resident Holder on Optimal Shares will be subject to Canadian withholding tax at the rate of 25% unless the rate is reduced under the provisions of an applicable income tax convention.

        Under the provisions of the U.S. Treaty, dividends paid or credited or deemed under the ITA to be paid or credited by Optimal to a Non-Resident Holder who is a resident of the United States for purposes of the U.S. Treaty generally will be subject to Canadian withholding tax at the rate of 15%.

United States Federal Tax Considerations to Terra Shareholders

        The following discussion summarizes the material U.S. federal income tax consequences of the Combination to holders of Terra Shares who are "United States persons" and who hold their shares as capital assets for U.S. federal income tax purposes ("U.S. Holders"). For U.S. federal income tax purposes, "United States persons" generally include (i) citizens or residents of the U.S., (ii) corporations organized under the laws of the U.S. or any state thereof, (iii) any estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) any trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

        This discussion is based on current law. No statutory, judicial, or administrative authority exists which directly addresses certain of the U.S. federal income tax consequences of the Combination. Moreover, no advance income tax ruling has been sought or obtained from the IRS regarding the tax consequences of any of the transactions described herein, and there can be no assurance that the IRS will take the same view of the tax consequences of the Combination as the view expressed herein.

        The discussion set forth below is for general information only. It may not fully describe the U.S. federal income tax considerations relevant to persons who may be subject to special tax rules due to their particular circumstances, such as partnerships owning shares, persons owning 5% or more of the stock of Optimal or Terra (actually or constructively, by vote or value), banks, insurance companies, dealers in securities or currencies, individuals who acquired their Terra Shares in connection with the performance or services, persons who hold Terra Shares as a position in a "straddle" or as part of a "conversion transaction" for tax purposes, or persons whose functional currency is not the U.S. dollar. The discussion does not address aspects of U.S. taxation other than U.S. federal income taxation, nor does it address state, local or foreign tax consequences of the Combination.

        Each U. S. Holder is urged to consult with its tax advisor regarding the tax consequences of the Combination, including the effects of federal, state, local, foreign, and other tax laws.

Taxation of U.S. Holders

        The Combination will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. In such case, the following will apply to a U.S. Holder who exchanges all of its Terra Shares in the Combination:

  (i)
  the U.S. Holder will not recognize a gain or loss upon such exchange;

  (ii)
  a U.S. Holder's tax basis in the Optimal Shares received will equal such holder's adjusted tax basis in the Terra Shares surrendered in exchange therefore; and

  (iii)
  the holding period of the Optimal Shares received by a U.S. Holder will include the period during which the Terra Shares surrendered in exchange thereof were held.

        The foregoing may not apply with respect to any U.S. Holder who owns, immediately after the Combination, Optimal Shares representing 5% or more of the voting power or value of all of the outstanding stock of Optimal, actually or constructively. Such holders should consult their tax advisors regarding the tax consequences to them of the Combination.

Requirement of Notice Filings

        Any U.S. Holder who receives Optimal Shares pursuant to the Combination will be required to file an information statement with such holder's U.S. federal income tax return for the taxable year in which the Combination occurs pursuant to Section 1.368-3 of the U.S. Treasury Regulations. U.S. Holders are advised to consult their tax advisors for assistance in preparing the statement described above.

Dissenting U.S. Holders

        As discussed above under "The Terra Special Meeting — Information for Shareholders — Dissenting Shareholder Rights of Terra Shareholders" holders of Terra Shares are permitted to dissent from the Combination in the manner set out in section 190 of the CBCA. A U.S. Holder who exercises rights of dissent in connection with the Combination will recognize a gain or loss equal to the difference between the amount of cash received in connection therewith (other than in respect of interest awarded by a court or imputed under the U.S. federal income tax laws) and such U.S. Holder's adjusted tax basis in its Terra Shares. Any such gain or loss will be a long-term capital gain or loss if the holding period for the Terra Shares exceeds one year. Currently, non-corporate U.S. Holders generally are subject to a maximum U.S. federal income tax rate of 15% on net long-term capital gains. A dissenting U.S. Holder will be required to include any actual or imputed interest in gross income as ordinary income for U.S. federal income tax purposes.

Passive Foreign Investment Company Considerations

        Notwithstanding the foregoing discussion, if Terra is or has been a passive foreign investment company ("PFIC") at any time since 1986, the Combination may constitute a taxable transaction for U.S. federal income tax purposes. In general, under Section 1297 of the Code, a foreign corporation may be a PFIC if 75% or more of its gross income is passive or if at least 50% of its assets produce or are held for the production of passive income. Terra does not believe that it is or has been a PFIC for any tax year to date. U.S. Holders are urged to consult their tax advisors regarding the specific tax consequences if Terra is or was a PFIC.

Taxation of U.S. Holders of Optimal Shares

  Distributions on Optimal Shares

        The gross amount of any distributions, including any Canadian taxes withheld therefrom, made by Optimal to a U.S. Holder will constitute dividends for U.S. federal income tax purposes to the extent of Optimal's current and accumulated earnings and profits (as determined under U.S. federal income tax principles). A U.S. Holder will be required to include this amount of dividends in gross income as ordinary income. The amount of any distribution that exceeds the earnings and profits of Optimal will be treated first as a non-taxable return of capital to the extent of the U.S. Holder's adjusted tax basis in the Optimal Shares (correspondingly reducing such holder's basis in shares of such stock) and, thereafter, as gain from the sale or exchange of a capital asset. Any dividends paid on the Optimal Shares generally will constitute foreign source income and will not be eligible for the dividends received deduction available in certain cases to U.S. corporations.

        Subject to the requirements and limitations imposed by the Code, a U.S. Holder may elect to claim a foreign tax credit against its U.S. federal income tax liability for any Canadian tax withheld or paid with respect to any dividends distributed on the Optimal Shares. Any dividends on the Optimal Shares generally will constitute foreign source "passive income" or, in the case of certain U.S. Holders, "financial services income" for U.S. foreign tax credit purposes. The rules relating to the determination of the foreign tax credit are complex, and a U.S. Holder should consult its tax advisor to determine whether and to what extent such holder would be entitled to this credit. Alternatively, a U.S. Holder may elect to claim a U.S. tax deduction instead of a foreign tax credit for such Canadian tax, but only for a year in which the U.S. Holder elects to do so with respect to all foreign income taxes.

  Dispositions of Optimal Shares

        For U.S. federal income tax purposes, upon a sale or exchange of Optimal Shares, a U.S. Holder generally will recognize a gain or loss in an amount equal to the difference between the amount realized on such sale or exchange (or, if the amount realized is denominated in Canadian dollars, its U.S. dollar equivalent, as determined below) and the tax basis of such Optimal Shares. Any such gain or loss will be a capital gain or loss and will be long-term if the holding period for such Optimal Shares exceeds one year. Currently, non-corporate U.S. Holders generally are subject to a maximum U.S. federal income tax rate of 15% on net long-term capital gains. Under most circumstances, any gain recognized will be treated as U.S. source for foreign tax credit purposes, and any losses will be allocated to U.S. sources.

Conversion of Canadian Dollars

        The tax basis of Canadian dollars received by a U.S. Holder in respect of any distributions made by Optimal and the amount realized on a sale or exchange of Optimal Shares that is denominated in Canadian dollars generally will equal the U.S. dollar equivalent of such Canadian dollars at the exchange rate on the date the Canadian dollars are received (or, in the case of a U.S. Holder using the accrual method of accounting, on the date the U.S. Holder had a right to receive the Canadian dollars if such U.S. Holder does not otherwise make an election to use the exchange rate on the date the Canadian dollars are received). Upon any subsequent exchange of such Canadian dollars for U.S. dollars, a U.S. Holder generally will recognize foreign currency gain or loss, which is treated as U.S. source ordinary income or loss, equal to the difference between the U.S. Holder's tax basis for the Canadian dollars and the amount of U.S. dollars received.

RISK FACTORS

        The following risk factors, as well as the other information contained in this Joint Proxy Statement, including the annexes attached hereto, should be carefully considered by Optimal Shareholders and Terra Shareholders in evaluating whether to approve the Combination and by Optimal Shareholders in evaluating whether to approve the U-Scan Sale. Some of these risk factors relate directly to the Combination while others relate to the business of each of Optimal and Terra independent of the Combination. By voting in favour of the Combination, Terra Shareholders will be choosing to invest in Optimal Shares. By voting in favour of the Combination and the U-Scan Sale, Optimal Shareholders will be choosing to reposition Optimal as a payments and services leader.

Risks Related to the Combination

Optimal's operating results may suffer as a result of purchase accounting treatment and the impact of amortization of intangible assets relating to the Combination.

        Optimal will account for the Combination using the purchase method of accounting under Canadian GAAP. Under purchase accounting, Optimal will record the market value of its Optimal Shares issued in connection with the Combination, the fair value of the outstanding options and warrants for Terra Shares and the amount of direct transaction costs as the cost of acquiring the business of Terra. Optimal will allocate that cost to the individual assets acquired and liabilities assumed, including various identifiable finite life intangible assets such as acquired technology and customer relationships based on their respective fair values. Intangible assets with finite lives will be amortized over the life of the asset. As a result, the purchase accounting treatment of the Combination may increase the net loss for Optimal in the foreseeable future, which could have an adverse effect on the market value of Optimal Shares following completion of the Combination.

Optimal and Terra expect to incur significant costs associated with the Combination.

        Optimal and Terra estimate they could collectively incur direct transaction costs of approximately $2.1 million in connection with the Combination. Optimal's direct transaction costs will be included as a part of the total purchase cost for accounting purposes. Actual direct transaction costs incurred in connection with the Combination may vary. In addition, the combined entity will incur additional costs to the extent that any holders of issued and outstanding Terra Shares exercise their right to dissent and receive fair value for their shares.

If the Combination is not completed, Optimal's and Terra's share prices and future business and operations could be harmed.

        If the current market prices of Optimal Shares and Terra Shares reflect an assumption that the Combination will be completed, the price of their respective securities may decline if the Combination is not completed. In addition, if the Combination is not completed, Optimal may be required to pay Terra, or Terra may be required to pay Optimal, in certain events specified in the Combination Agreement, a termination fee of Cdn.$2,000,000 or an expense reimbursement amount of Cdn.$500,000 for the non-terminating party's out-of-pocket costs and expenses incurred in connection with the transactions contemplated by the Combination Agreement. Moreover, Optimal's and Terra's costs related to the Combination, including legal, accounting and some of the fees of their financial advisors, must be paid even if the Combination is not completed. For more information about these costs, please see "The Combination — Estimated Costs."

        In addition, if the Combination is not completed, Optimal and Terra may be subject to a number of additional material risks, including the following:

  •
  either company may forego other opportunities which would have otherwise been available had the Combination Agreement not been executed, including, without limitation, opportunities foregone as a result of affirmative and negative covenants made by each company in the Combination Agreement, such as covenants affecting the conduct of each company's business outside the ordinary course of business;

  •
  either company may be unable to obtain additional sources of financing or conclude another sale, merger or combination on as favourable terms, in a timely manner, or at all; and

  •
  either company may be forced to forego opportunities that are only available in the event that the Combination closes.

Future sales of substantial amounts of Optimal Shares could affect their market price and the dilution associated with the Combination could affect the market price of Optimal Shares.

        Future sales of substantial amounts of Optimal Shares into the public market, including Optimal Shares issued upon exercise of Terra Options and Terra Warrants, could adversely affect the prevailing market price of Optimal Shares. Sales of substantial amounts of Optimal Shares into the public market upon completion of the Combination could adversely affect the prevailing market price and Optimal's ability to raise capital in the future.

        However, depending on the status of the Terra Shares surrendered in, or the identity and status of the person receiving Optimal Shares in connection with the Combination, the Optimal Shares issued under the Combination may be "restricted securities" or "control securities" within the meaning of Rule 144 under the Securities Act. In connection with any sale or other transfer of direct or indirect beneficial interest in Optimal securities (including warrants and any Optimal securities issued upon exercise of warrants) into or within the United States, including resale on the NASDAQ, or to any U.S. person, holders of Optimal securities should consult with U.S. securities law counsel regarding applicable restrictions, if any, on such sales or transfers.

        Pursuant to the terms of the Combination Agreement, Optimal has agreed to:

  •
  issue up to an aggregate of approximately 7,242,382 Optimal Shares to Terra Shareholders (other than Dissenting Shareholders) as of the Effective Date on the basis of the Exchange Ratio;

  •
  assume all Terra Options, each such option to represent a New Optimal Option, being an option to acquire Optimal Shares based on the Exchange Ratio subject to the terms and conditions as set forth under this Joint Proxy Statement under the heading "The Combination — The Amalgamation — Terra Options", at a price per Optimal Share equal to the exercise price of the Terra Option divided by the Exchange Ratio; and

  •
  assume the outstanding Terra Warrants, each such warrant to represent a New Option Warrant, being a warrant to acquire that number of Optimal Shares, as determined by multiplying the number of Terra shares subject to such Terra Warrant by the Exchange Ratio subject to the terms and conditions set forth under this Joint Proxy Statement under the heading "The Combination — The Amalgamation — Terra Warrants" at a price per Optimal Share equal to the applicable per Terra Share warrant exercise price divided by the Exchange Ratio and expressed in Canadian dollars.

        The issuance of all or some of these Optimal Shares could have a dilutive effect and hence decrease the market price of the Optimal Shares.

Fluctuations in the Canadian-U.S. exchange rate and in the market price of the Optimal Shares will affect the value of the Optimal Shares that the Terra Shareholders will receive in the Combination.

        The value of the Optimal Shares that Terra Shareholders will receive in the Combination depends on the market price of the Optimal Shares and, in the case of Terra Shareholders who are Canadian, the Canadian-U.S. exchange rate. Pursuant to the terms of the Combination, Terra Shareholders are to receive a number of Optimal Shares that is based on the Exchange Ratio.

Optimal's future operating results may fluctuate, which could result in a lower price for the Optimal Shares.

        Following the completion of the Combination, the market price of Optimal Shares may decline below currently prevailing levels. The market price of Optimal Shares may be adversely affected by numerous factors, including:

  •
  actual or anticipated fluctuations in Optimal's operating results;

  •
  changes in financial estimates by securities analysts; and

  •
  general market conditions and other factors.

        Optimal's future operating results may fluctuate significantly depending upon a number of factors, including general industry conditions.

The completion of the Combination is subject to the satisfaction of conditions.

        The obligations of Optimal and Terra to complete the Combination are subject to the satisfaction or mutual waiver, where permissible, of certain conditions set forth in the Combination Agreement. Some of these conditions cannot be waived, including obtaining the requisite approval of the Terra Shareholders, the Optimal Shareholders, relevant Canadian and U.S. securities regulators and NASDAQ. If these conditions are not satisfied, the Combination will not be completed.

Some of the conditions to the Combination may be waived by Optimal or Terra without resoliciting shareholder approval for the Combination.

        Some of the conditions set forth in the Combination Agreement may be waived by Terra or Optimal, subject to the agreement of the other party in specific cases. If those conditions are waived, Optimal and Terra will evaluate whether an amendment to the Joint Proxy Statement and a resolicitation of proxies is warranted. In the event that the Optimal Board or Terra determines that resolicitation of proxies is not warranted, the applicable company will have the discretion to complete the Combination without seeking further shareholder approval.

Members of the management and board of directors of Terra have interests in the Combination that may present them with actual or potential conflicts of interest in connection with the Combination.

        In considering whether to approve the Combination, Terra Shareholders and Optimal Shareholders should recognize that some of the members of management and of the Terra Board have interests in the Combination that differ from, or are in addition to, their interests as Terra Shareholders or Optimal Shareholders. These interests include:

  •
  new employment agreement to be negotiated with one key employee of Terra;

  •
  offers of directorships at Optimal;

  •
  the granting of options to Terra management;

  •
  the assumption, and continued vesting, of Terra Options;

  •
  indemnification of officers and directors of Terra against certain liabilities; and

  •
  ownership of Terra Shares and Terra Options by directors and officers of Terra.

        These interests are described in "The Combination — Interests of Certain Persons in the Combination."

Volatility of Stock Price

        The market price of the Optimal Shares may fluctuate significantly due to various factors, many of which are beyond Optimal's control. Such factors include proposed Internet gaming legislation or enforcement of existing laws, the announcement of new products or product enhancements by Optimal or its competitors, technological innovation by Optimal or its competitors, quarterly variations in Optimal's or its competitors' revenue and results of operations, changes in earnings estimates by market analysts, speculation in the press or analyst community and general market conditions or market conditions specific to particular industries, including the Internet and gaming.

Risks Related to Optimal

        Optimal is subject to a number of risks, which, should they materialize, can have a material adverse effect on its business, revenues, operating results and financial condition. The following factors are not intended to represent a complete list of the general or specific factors that may affect Optimal. It should be recognized that other factors, including general economic factors and business strategies, may be significant, presently or in the future, and the factors discussed below may affect Optimal to a greater extent than indicated. These risks factors are discussed in the context of the business of Optimal as it existed at the time of preparing the financial statements for the year ended December 31, 2003. Risk factors related to the continuation of the self-checkout business will continue to be relevant to Optimal as long as it continues to operate such business. Risks related to Optimal's service business are presented below under "Risks Related to Service Business" and risks related to the payments business, which Optimal is committed to enter into by completing the Combination, are presented hereinafter under "Risks Related to Terra". All forward-looking statements attributable to Optimal or Persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth herein. Except as required by law, Optimal undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Risks Related to U-Scan Business

  Dependence on one line of products

        Optimal's short-term success depends principally on the sales volume of one line of products, the U-Scan self-checkout system. Optimal's longer-term success depends upon the continued acceptance of and demand for this one product line, as well as new products that it may bring to market. If the U-Scan systems experience significant problems, competition from superior technology, or customer resistance, Optimal could be harmed significantly.

        Sales growth will depend on generating additional orders from existing U-Scan system customers, as well as finding new customers for the system. Optimal believes that its customers will only purchase the system if they conclude that shoppers will use it and that there are financial benefits to their stores from its installation. Optimal believes that shoppers will use the system only if it is convenient, easy to use and reliable.

  Reliance on one customer for a substantial amount of revenues in 2003

        One significant customer, through its various divisions and affiliates, accounted for approximately 36% of Optimal revenues in 2003, and Optimal relies on this customer's continued willingness to purchase U-Scan systems. Optimal may not be able to generate new customers for U-Scan systems.

  Ability to manage growth

        Prior to 2002, Optimal experienced significant growth in sales. As a result, Optimal had to hire and train additional skilled personnel. Due to the continued economic weakness throughout North America, in 2003 Optimal's workforce was reduced by approximately 18%. Should sales increase, Optimal will again have to hire and train more personnel to customize, install and support U-Scan systems. There is no assurance that Optimal will be able to hire the skilled personnel needed to meet increased demand, should it develop. If Optimal is unable to hire such Personnel, sales may be adversely affected.

  Reliance on third party suppliers.

        The U-Scan system is assembled from components that are readily available from numerous suppliers. Although a single supplier may be used for particular components, given the open architecture of the system, Optimal is not dependent on any single supplier for any particular component. Nevertheless, should any suppliers fail to deliver components in a timely manner, it could disrupt the business.

  Optimal's U-Scan systems are assembled at a single facility

        U-Scan systems are assembled at Optimal's facility in Plattsburgh, New York. A disruption of operations at this facility for any reason, including labor unrest or natural disaster, would have a short-term adverse effect upon the business and results of operations.

  Ability to keep pace with changes in technology

        The self-checkout industry is rapidly developing. The technology used by the U-Scan system is changing rapidly, in part due to the evolving demands of customers. To be successful, Optimal must anticipate the demands of customers and improve the existing product line and develop new products to satisfy them. Failure to improve and develop products by the times and at the prices demanded by customers, may adversely affect

Optimal's business and prospects. Competitors may introduce new technology that is better than Optimal's. If so, Optimal will have to improve its technology in order to remain competitive. If it is unable to do so, there might be an adverse impact on Optimal.

  Dependence upon Key Personnel

        Optimal's future success depends to a great extent on the continued services of its senior management and other key personnel, including sales and business development people. Optimal's success will also depend upon its ability to hire and retain qualified personnel to assemble, install and support systems, to improve existing products and to develop new ones. These people will include:

  •
  programmers and other software engineers,

  •
  project managers,

  •
  installers, and

  •
  hardware and software support personnel.

        The competition for these people may be significant, despite current economic conditions. Should Optimal have difficulty hiring or retaining qualified personnel, it could adversely affect its business and prospects.

  Competition could reduce revenue from the U-Scan system

        The market for checkout systems is very competitive. The chief rival for the U-Scan system is the traditional manned checkout counter. Although the use of automated self-checkout systems such as the U-Scan system is relatively new, increasing competition is expected for sales of this product. The barriers to entering this market may be low. Certain competitors are larger and have greater financial and other resources. Competitors include NCR and IBM. Optimal may not be able to compete successfully against these and other companies with greater financial and other resources. In the event that general economic conditions continue to result in reduced demand in this industry, competitors could develop more aggressive pricing practices, which, in turn, could result in price reductions, negatively affecting Optimal's operating results, reducing Optimal's profit margins and potentially leading to a loss of market share.

  Products may contain defects

        Optimal's products, including the U-Scan system, are complex and, despite extensive testing, may contain undetected flaws when first installed for a new customer. This is particularly true of the software in the U-Scan system, which must be adapted to each customer's information systems. If serious, any such flaws could prevent or delay market acceptance of Optimal's products and cause substantial re-engineering expenses.

  Organized labor may resist U-Scan systems

        The U-Scan system displaces cashiers. For this reason, organized labor may seek provisions in collective bargaining agreements that prevent stores from purchasing the system.

  Vulnerability to technological problems

        Optimal is a technology-oriented company and depends to a significant degree upon its ability to communicate on-line or by telephone with the systems that it has sold. If it is unable to access these systems due to technological problems beyond its control, it will have a material adverse effect on its ability to assist customers. Additionally, if customers are unable to reach Optimal by telephone or via the Internet, Optimal will also be unable to respond to questions or address serious problems faced by these customers. If this ability to communicate with systems or customers is impaired, the business may be adversely affected. The Internet is subject to security and privacy breaches, which may impact Optimal or its customers.

  Economic conditions in the United States and Canada, affecting the self-checkout industry, are beyond Optimal's control and may result in continuing reduced demand and pricing pressure on products

        There are trends and factors affecting the self-checkout industry, which are beyond Optimal's control and may affect operations. Such trends and factors include:

  •
  adverse changes in the public and private equity and debt markets and the ability of customers to obtain financing or to fund capital expenditures;

  •
  visibility to, and the actual size and timing of, capital expenditures by customers; and

  •
  the effects of war or acts of terrorism.

        Reduced capital spending and the generally negative economic conditions in the United States and Canada have resulted in substantially reduced demand for products. Continuing negative economic conditions could result in further reductions in demand for and/or pricing pressures on Optimal's products. Reduced capital spending and/or negative economic conditions in Europe can be expected to affect Optimal's attempt to initiate sales of its systems in Europe.

  The adverse resolution of litigation against Optimal could adversely impact our business

        Optimal recently settled an action alleging that the U-Scan system infringes upon the claimant's patent. A second party has sent demand letters to Optimal alleging a different patent infringement. See "Certain Information Concerning the Parties to the Combination — Information Concerning Optimal — Legal Proceedings". Optimal is and may in the future be subject to other litigation arising in the normal course of its business, including litigation which could arise after the disposition of Optimal's self-checkout business and which relates to having carried on that business. Litigation may be time consuming, expensive and distracting from the conduct of Optimal's business, and the outcome of litigation is difficult to predict. The adverse resolution of any specific lawsuit could have a material adverse effect on Optimal's business, results of operations, and financial condition.

  Foreign currency exchange rate fluctuations could increase Optimal's effective cost of expenses

        Optimal is exposed to foreign currency exchange rate fluctuations resulting from certain of its expenses being paid from Canadian operations in Canadian dollars, while substantially all of its revenues are earned in U.S. dollars. If the Canadian dollar strengthens in relation to the U.S. dollar, the effective cost of Optimal's expenses (as reported in U.S. dollars) will increase. Optimal has never tried to hedge its exchange rate risk, does not plan to do so and may not be successful should it attempt to do so in the future. Optimal is also exposed to interest rate fluctuation risk, which it does not systematically manage.

Risks Related to Service Business

  Loss of key personnel in the services business

        Optimal's ability to complete the integration of the RBA business and to grow its service business is particularly dependent upon the services of a few key personnel, the loss of any of whom could adversely affect Optimal's service business and overall results of operations.

  Loss of contract-based revenue

        As is customary in the computer services industry, reductions can be experienced in Optimal's contract-based revenue, as customers may eliminate certain equipment or services from coverage under their contracts. Optimal believes that the principal reasons for the loss of contract-based revenue are the replacement of the equipment being serviced with new equipment covered under a manufacturer's warranty, the discontinuance of the use of equipment being serviced for a customer due to obsolescence or a customer's determination (based on cost, quality and scope of services) to utilize a competitor's services or to move technical support services in house. There can be no assurance that Optimal will be able to offset the reduction of contract-based revenue and maintain revenue growth through new contracts in the future. Any failure to enter into new contracts, add additional services and equipment to existing contracts or consummate acquisitions could have a material adverse effect on Optimal's results.

  Dependence on computer industry trends

        Optimal's future success is dependent upon (i) the continuation of a number of trends in the computer industry, including the migration by information technology end-users to multi-vendor and multi-system computing environments, the overall increase in the sophistication and interdependency of computing technology, and a focus by information technology managers on cost efficient management, and (ii) the ability to diversify Optimal's services to meet the needs of clients with respect to these trends. Optimal believes that these trends have resulted in a movement by OEM towards outsourcing and an increased demand for support service providers that have the ability to provide a broad range of multi-vendor support services. There can be no assurance that these trends will continue in the future.

  Rapid technological change

        Rapid technological change and compressed product life cycles are prevalent in the computer industry, which may lead to the development of improved or lower cost technologies, higher quality hardware with significantly reduced failure rates and maintenance needs, or customer decisions to replace rather than continue to repair and maintain aging hardware, which could result in a reduced need for Optimal's services in the future. Moreover, such rapid technological changes could adversely affect the ability to predict equipment failure rates and, therefore, to establish prices that provide adequate financial results. Similarly, new computer systems could be built based upon proprietary, as opposed to open, systems that cannot be serviced by Optimal.

  Variability of per incident revenues

        Per incident revenues, which consist primarily of revenues from services performed for customers on an as requested basis (e.g., projects, help desk services, parts repair, installations and moves, installation and de-installation of computer equipment), are subject to monthly variation due to the nature of per incident revenue transactions. It is difficult to estimate the impact or amount of future per incident revenues because per incident revenues are dependent on customer demand, which fluctuates based upon various factors such as competition and customers' use of internal employees. Optimal may not be able to generate significant amounts of per incident revenue in the future.

  Competition could reduce revenue of services business

        Competition among computer support service providers, both OEM's and independent service organizations, is intense. Optimal believes that a significant portion of industry hardware maintenance services is currently serviced by OEM service organizations. The remainder of the technology support services market is serviced by a small number of larger, independent companies, such as Optimal, offering a broader range of service capabilities, as well as numerous small companies focusing on narrower areas of expertise or serving limited geographic areas.

        In many instances, OEM service organizations have greater resources than Optimal, and, because of their access to the OEM's engineering data, may be able to respond more quickly to servicing equipment that incorporates new or emerging technologies. Moreover, some OEM's do not make available to end-users or independent service organizations the technical information, repairable parts, diagnostics, information that relates to engineering changes and other support items required to service their products, and design and sell their products in a manner so as to make it virtually impossible for a third party to perform maintenance services without potentially infringing upon certain proprietary rights of the OEM. In addition, OEM's are sometimes able to develop proprietary remote diagnostic or monitoring systems which Optimal may not be able to offer. Therefore, OEM service organizations sometimes have a cost and timing advantage over Optimal because Optimal must first develop or acquire from another party the required support items before it can provide services for that equipment. An OEM's cost advantage, the unavailability of required support items or various proprietary rights of the OEM may preclude Optimal from servicing certain products. Furthermore, OEM's usually provide warranty coverage for new equipment for specified periods, during which it is not economically feasible for Optimal to compete for the provision of maintenance services. To the extent that OEM's choose, for marketing reasons or otherwise, to expand their warranty periods or terms, Optimal's business may be adversely affected.

  Single suppliers for inventory

        Spare parts purchases are made from OEM's and other vendors. Optimal, from time to time, will have only a single supplier for a particular part which, in some cases, may be the OEM for such spare part. Should a supplier be unwilling or unable to supply any part or component in a timely manner, Optimal's business could be adversely affected.

  Difficulties in managing inventory

        In order to service its customers, Optimal is required to maintain a high level of spare parts for extended periods of time. Any decrease in the demand for Optimal's maintenance services could result in a substantial portion of spare parts becoming excess, obsolete or otherwise unusable. In addition, rapid changes in technology could render significant portions of spare parts obsolete, thereby giving rise to write-offs and a reduction in financial results. An inability to manage spare parts or the need to write them off in the future could have a material adverse effect on Optimal's business, financial results and results of operations.

  Failure to price fixed fee contracts accurately

        Under some of contracts, Optimal's customer pays a fixed fee for customized bundled services that are priced based on a best estimates of various factors, including estimated future equipment failure rates, cost of spare parts and labor expenses. There can be no assurance that Optimal will be able to estimate these factors with sufficient accuracy in order to price these fixed fee contracts on terms favorable to it. Failure to price these fixed fee contracts accurately could have a material adverse effect on Optimal's financial results.

Risks Related to Future Acquisitions

        Optimal may be unable to find suitable acquisition candidates and may not be able to successfully integrated business that may be acquired into its operations. As part of Optimal's recent history and future growth strategy, it has acquired, and intends to continue to acquire, other businesses. In the future, Optimal may continue to seek acquisition candidates and, from time to time, engage in exploratory discussions with suitable candidates. There can be no assurance, however, that Opimal will be able to identify and acquire targeted businesses or obtain financing for such acquisitions on satisfactory terms. The process of integrating acquired businesses into Optimal's operations may result in unforeseen difficulties and may require a disproportionate amount of resources and management attention. In connection with future acquisitions, Optimal may incur significant charges to earnings. Future acquisitions may be financed through the issuance of common shares, which may dilute the ownership of Optimal's shareholders, or through the incurrence of indebtedness. Furthermore, there can be no assurance that competition for acquisition candidates will not escalate, thereby increasing the costs of making acquisitions or making suitable acquisitions unattainable.

Risks Related to Terra

        Terra is subject to a number of risks, which, should they materialize, can have a material adverse effect on its business, revenues, operating results and financial condition, including those set forth below. Subject to completion of the proposed Amalgamation, the following risk factors will be risks to Terra's and Optimal's consolidated business, revenues, operating results and financial condition:

Risks of Loss due to Fraud and Disputes

        Terra faces risks of loss due to fraud and disputes between consumers and merchants, including the unauthorized use of credit card and bank account information and identity theft, merchant fraud, disputes over the quality of goods and services, breaches of system security, employee fraud and use of Terra's system for illegal or improper purposes.

        When a consumer pays a merchant for goods or services using a credit card and the cardholder disputes the charge, the amount of the disputed item gets charged back to Terra and the credit card associations may levy fees against Terra. Chargebacks may arise from the unauthorized use of a cardholder's card number or from a cardholder's claim that a merchant failed to perform. In turn, Terra attempts to recover from the merchant the amount charged back; however, Terra may not always be successful in doing so. In addition, if Terra's chargeback rate becomes excessive, credit card associations can also require Terra to pay fines and have done so in the past.

        Similarly, when a consumer pays a merchant for goods or services using a cheque and the cheque is returned by the financial institution, the amount of the returned cheque gets charged to Terra. In turn, Terra attempts to recover such amount from the merchant; however, Terra may not always be successful in doing so. Terra has taken measures to detect and reduce the risk of fraud, but cannot be assured of their total effectiveness.

Security and Privacy Breaches in Terra's Electronic Transactions

        Any inability on Terra's part to protect the security and privacy of its electronic transactions could have a material adverse effect on Terra's profitability. A security or privacy breach could:

  •
  expose Terra to additional liability and to potentially costly litigation;

  •
  increase expenses relating to resolution of these breaches;

  •
  deter customers from using Terra's product; and

  •
  decrease market acceptance of electronic commerce transactions generally.

        Terra cannot assure that the use of applications designed for data security and integrity will address changing technologies or the security and privacy concerns of existing and potential customers.

Terra's Payment System Might be Used for Illegal or Improper Purposes

        Despite measures that have been taken to detect and prevent identity theft, unauthorized uses of credit cards and similar misconduct, Terra's payment systems remain susceptible to potentially illegal or improper uses. These may include illegal online gaming, fraudulent sales of goods or services, illicit sales of prescription medications or controlled substances, software and other intellectual property piracy, money laundering, bank fraud, child pornography trafficking, prohibited sales of alcoholic beverages and tobacco products and online securities fraud. Despite measures that Terra has taken to detect and lessen the risk of this kind of conduct, Terra cannot be assured that these measures will succeed.

Compliance with and Changes to Association Rules and Practices

        As a merchant of record, Terra must comply with the operating rules of the Visa® and MasterCard® credit card associations and NACHA for cheques. The associations' members set these rules. The associations could adopt operating rules with which Terra might find it difficult or even impossible to comply.

        Furthermore, in cases of fraud or disputes between consumers and merchants, Terra faces chargebacks when cardholders dispute items for which they have been billed. If Terra's chargebacks become excessive, Terra's processing suppliers could fine Terra or terminate its ability to accept credit cards for payments. The termination of Terra's relationship with credit card associations or acquiring banks would limit its ability to provide transaction processing services.

Failure to Develop Products and Lack of Acceptance for Products under Development

        The development of the Internet for commercial transactions will also depend on acceptance of certain technologies, including electronic payments by credit card processors and financial institutions. The success of Terra's electronic payments operations will similarly depend upon acceptance of Terra's technology. There can be no assurance that Terra will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new products and enhancements, or that its new products and enhancements will be introduced in a timely fashion or will adequately meet the requirements of the marketplace and achieve market acceptance.

Failure of Terra's Systems or the Systems of Third Parties; Risks Associated with Operating on the Internet

        Fires, floods, earthquakes, power losses, telecommunications failures, break-ins, security breaches and similar events could damage Terra's systems. Computer viruses, disgruntled or rogue employees, electronic break-ins or other similar disruptive problems, including those beyond Terra's control, could also adversely affect Terra's systems. The business and reputation of Terra could be adversely affected if such systems were affected by any of these occurrences. Terra's existing or future insurance policies may not adequately compensate it for any losses that may occur due to any failures or interruptions in its systems.

        In particular, depending on volume growth, Terra may need to expand and upgrade its technology, transaction-processing systems and network infrastructure. Terra could experience periodic temporary capacity constraints, which may cause unanticipated system disruptions, slower response times and lower levels of customer service. Terra may be unable to accurately project the rate or timing of increases, if any, in the use of its services or to expand and upgrade its systems and infrastructure to accommodate these increases in a timely manner.

        Terra's success in its online business will depend, in large part, on other companies maintaining the Internet infrastructure. In particular, Terra will rely on the ability of ISPs, telecommunication and other companies to maintain a reliable network backbone that provides adequate speed, data capacity and the infrastructure or complementary products and services necessary to establish and maintain the Internet as a viable commercial medium.

        Users of electronic payment services are highly concerned about the security of transmissions over public networks. Individuals could possibly circumvent the measures that Terra takes to protect customer transaction data. To the extent that Terra's activities involve the storage and transmission of proprietary information, such as credit card or bank account numbers, security breaches could damage Terra's reputation and expose it to a risk of loss or litigation and possible liability.

Uncertainty as to the Legal Status of Internet Gaming

        As electronic commerce in general and most of the products and services that Terra offers are relatively new, the manner in which existing provincial, federal and foreign government regulations may be applied is uncertain and difficult to predict. Due to the relatively recent development of Internet gaming, there are few laws or regulations that deal directly with the payment processing of this application and there is uncertainty as to the legal status of Internet gaming. While some jurisdictions have taken the position that Internet gaming is legal and have adopted or are in the process of reviewing legislation to regulate Internet gaming in such jurisdictions, other jurisdictions have taken the opposite view and enacted legislation to attempt to restrict or prohibit Internet gaming. For example, in the United States for the past several years there have been conflicting efforts to clarify the status of Internet gaming. In the summer of 2003, the United States House of Representatives passed legislation that would prohibit the acceptance of a credit card, electronic funds transfer or any other bank instrument in connection with unlawful Internet gambling. The bill left the definition of "unlawful" gambling essentially unchanged, however. A contrasting bill, currently pending before the House Judiciary Committee, would establish a commission to recommend regulations to provide for Internet gambling. A prohibitory bill similar to the legislation that passed the House has been introduced in the United States Senate and is pending there. Both the Senate prohibitory bill and the House regulatory bill have received hearings but no further action yet has been taken. Should such a bill pass and become law, it is likely that regulations would come into effect anywhere from six to nine months after such passage which would make the funding of online gaming accounts by U.S. residents unlawful. This would have a significant negative impact on Terra. As a result, Terra has taken the initiative and continues to invest in the diversification of its revenue base towards the continued diminishing of its reliance on online gaming payments emanating from U.S. residents. Since Terra derives a substantial portion of its revenue from processing transactions for licensed online gaming, Terra may be exposed to governmental investigations and/or lawsuits initiated by the public in jurisdictions where gambling is restricted or prohibited. Any adverse findings or rulings rendered against Terra in such jurisdictions could have a material adverse effect on Terra's business, revenues, operating results and financial condition. This uncertainty could affect Terra indirectly through the effect experienced by its clients and on their revenues and directly in the event that Terra is restricted from conducting its activities, such as if the banks through which Terra settles its clients' transactions terminate their agreements with Terra or significantly increase the costs to Terra for their services, or certain credit card issuing banks continue to reject Internet gaming transactions.

Outcome of Litigation

        There is a risk that criminal and civil proceedings, including class actions brought by or on behalf of public entities or private individuals, could be initiated against Terra, ISPs, credit card processors and others involved in the Internet gaming industry. Any future legal proceedings against Terra relating to Internet gaming could involve substantial litigation expense, penalties, fines, injunctions or other prohibitions being invoked against Terra or its licensees or others and the diversion of the attention of key executives. The outcome of any litigation cannot be predicted.

Government Regulation of Internet Commerce

        As electronic commerce over the Internet develops, it may be the subject of increasing government regulation and there is a risk that well-established financial institutions and credit card companies will be able to influence the development of regulations in a manner which prioritizes their interests to the detriment of Terra. In addition, much of the current legislation relating to commercial transactions pre-dates and may be incompatible with Internet electronic commerce. There can be no assurance that regulators will not choose to enact or enforce legislation in a manner that would restrict the operations of Terra and other aspects of the electronic commerce market. Moreover, it may take years to determine the extent to which existing laws relating to issues such as intellectual property ownership and infringement, libel and personal privacy are applicable to the Internet.

        Existing legislation in Canada, the United States and abroad regulate communications or commerce specifically; however, the application of such laws in the context of the Internet and electronic commerce is uncertain. Laws and regulations that address issues such as user privacy, pricing, online content regulation, taxation and the characteristics and quality of online products and services are under consideration by federal, provincial, state, local and foreign governments and agencies.

        In Canada, the Personal Information Protection and Electronic Documents Act was passed into law by the federal government effective January 1, 2001. Currently, this law regulates the inter-provincial collection, use and disclosure of personal information. This law is in addition to several provincial laws covering the same subject matter within a province currently in force or being considered.

        In the United States, several telecommunication companies have petitioned the Federal Communications Commission to regulate ISPs and online service providers. The Federal Trade Commission and government agencies in certain states of the United States have been investigating certain Internet companies regarding their use of personal information. Terra could incur additional expenses if any new regulations regarding the use of personal information are introduced affecting the way in which Terra does business or if these agencies choose to investigate Terra's privacy practices.

        Any new laws or regulations relating to the Internet, or particular applications or interpretations of existing laws, could decrease the growth in the use of the Internet, decrease the demand for Terra's electronic commerce services, or increase the costs associated with providing such services or transmitting data over the Internet and generally stunt the development of the Internet and the growth of Terra.

Strategic Plan and Restructuring

        In response to changes in industry and market conditions, Terra has restructured its business in the past and may again restructure its business in the future to achieve certain cost savings and to strategically realign its resources. Terra based its plan pertaining to the restructuring on certain assumptions and estimates regarding the cost structure of its business and the nature and severity of the current industry adjustment, which may not prove to be accurate.

Effects of Acquisitions

        Part of Terra's strategy has been and continues to be to make acquisitions. There can be no assurance that, in the future, acquisition candidates will be found on terms suitable to Terra or that Terra will have adequate resources to consummate any acquisition. Acquisitions involve a number of special risks, including time and expenses associated with identifying and evaluating acquisitions, the diversion of management's attention from day-to-day operations, the difficulty in integrating widely dispersed operations with distinct corporate cultures, the potential loss of key employees of the acquired company, the difficulty of incorporating acquired technologies successfully, the potential impairment of relationships with employees, clients and strategic partners and the inability to maintain uniform standards, controls, procedures and policies. In addition, customer satisfaction or performance problems at a single acquired firm could have a material adverse effect on Terra's reputation. Acquisitions may also result in the potentially dilutive issuance of equity securities, the incurring of debt, the write-off of research and development and capitalized costs, integration costs and goodwill and other intangible assets.

Dependence on Strategic Relationships and Suppliers

        Terra has established and will continue to establish relationships with strategic partners and suppliers to help supply, promote and distribute Terra's products and services. Terra is dependent upon maintaining as well as creating these relationships with strategic partners and suppliers, especially strategic banking relationships. The credit card companies and financial institutions on whom Terra relies in order to process its electronic transactions have adopted guidelines for the processing of transactions, including gaming transactions. Terra believes that its operations comply in all material respects with these guidelines. However, credit card companies and financial institutions could nonetheless decide in the future to refuse to process transactions for Terra or to process online gaming transactions generally. Any such decision, when made by a particular credit card company or financial institution, could be implemented with little or no advance notice to Terra. Should Terra not be able to conclude alternative arrangements with other credit card companies or financial institutions within the delays imposed by any such termination, or at all, its ability to carry out payment transactions would be impaired and Terra may not then be able to continue to carry on its business.

Protection of Products and Copyrights

        Terra relies primarily upon a combination of copyright, trademark and trade secret laws, non-disclosure and release of interest in intellectual property agreements and license agreements to establish and protect proprietary rights in its products and technology. The source codes for Terra's products and technology are protected both as trade secrets and as unpublished, unregistered copyrighted works; however, Terra currently has no patents for its products and technology.

        Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use Terra's products or technology without authorization or to develop similar technology independently. Policing unauthorized use of Terra's products and services is and will continue to be difficult, particularly in the global environment in which Terra operates, and the laws of other jurisdictions may afford Terra little or no effective protection of its intellectual property. The global nature of the Internet will make it difficult to control the ultimate destinations of Terra's products or services. Terra relies in part on "on-screen" licenses, which are not manually signed by end-users and, therefore, may be unenforceable under some laws. There is no assurance that any steps taken by Terra will prevent others from misappropriating Terra's technology. Terra may engage in litigation related to its intellectual property; however, such litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources.

        In addition, there is no assurance that Terra's products and services are not within the scope of intellectual property rights held by others, either now or in the future. If any claims are asserted, Terra may seek to obtain a license under a third party's intellectual property rights. There can be no assurance that such a license would be available on reasonable terms or at all. Terra may also decide to defend against a claim of infringement; but litigation, even if successful, is costly and may have a material adverse effect on Terra regardless of the eventual outcome.

Competitive Market for Terra's Products and Services

        Potential competitors to Terra's electronic commerce solutions include credit card companies, banks, payment processors and other entities, any of which may have greater financial resources, an entrenched position in the market or brand recognition. These potential competitors may be able to require that their own technology, rather than the technology of others, including that of Terra, be used in connection with their payment mechanisms. Furthermore, the barriers to entry into most Internet markets, including the electronic commerce segments, are relatively low, making them accessible to a wide number of entities. Therefore, competition is likely to intensify as Terra's market develops and matures, which could result in price reductions, reduced margins or loss of market share.

        Furthermore, there can be no assurance that Terra will be able to identify, develop, manufacture, market or support new products or offer new services successfully, that such new products or services will gain market acceptance, or that Terra will be able to respond effectively to technological changes or product announcements by competitors. Any failure by Terra to anticipate or respond adequately to technological developments and customer requirements or any significant delays in product developments or introductions could result in a loss of market share or revenues.

        There can be no assurance that Terra's competitors will not develop technologies and products that are as or more effective and efficient than Terra's products or that Terra's technologies and products will not be rendered obsolete by such developments. As well, there can be no assurance that other companies with greater financial and technological resources will not develop electronic commerce technologies for the Internet with similar or better capabilities than Terra's products or that Terra will be able to compete successfully against existing competitors or future entrants into the market. Products developed by competitors may achieve greater market acceptance than Terra's products.

Technological Defects and Product Development Delays

        Products and services based on sophisticated technology and computing systems often encounter development delays, and the underlying technology may contain undetected errors or failures when introduced or when the volume of services provided increases. Terra may experience delays in the development of its products, or the technology and computing systems underlying Terra's services, such as its transaction processing services. In addition, despite testing, it is possible that Terra's technology may nevertheless contain errors, and this could delay product launches and innovations and damage customer relations.

Risks Associated with Encryption Technology

        A significant barrier to electronic commerce and communication is the secure transmission of confidential information over public networks. Terra's electronic commerce software uses encryption and authentication technology to provide the security and authentication necessary to effect secure transmission of confidential information. Despite the fact that Terra strives to make use of proven applications for premium data security and integrity to process electronic transactions, there can be no assurance that use of these applications will be sufficient to address changing market conditions or the security and privacy concerns of existing and potential clients. A security or privacy breach may cause Terra's clients to lose confidence in its services, deter clients from using Terra's services, harm Terra's reputation, expose Terra to liability, increase Terra's expenses from potential remediation costs, and decrease market acceptance and growth of Terra's product offerings.

System Risks and Service Delay or Interruption Risks

        Terra's ability to process electronic transactions depends on bank processing and credit card systems. These systems and operations are vulnerable to damage or interruption from human error, natural disasters, telecommunication failures, break-ins, sabotage, computer viruses, intentional acts of vandalism and similar events. In order to prepare for certain types of system problems, Terra has developed and is testing a formal disaster recovery plan. Any system failure, including network, software or hardware failure, that causes a delay or interruption in Terra's electronic payment services could result in reduced use, reduced revenue and harm to Terra's reputation, brand and relations with merchants and end-users.

        Delayed response times and interruptions in service associated with Terra's electronic transaction processing, including delays or interruptions relating to high volumes of traffic or technological problems, may result in a loss of merchants and end-users using Terra's electronic payment software for transaction processing.

Exchange Rate Risks

        The majority of Terra's revenues are generated in U.S. dollars and a significant portion of Terra's expenses are incurred in Canadian dollars. Any fluctuation in the value of the Canadian dollar relative to the U.S. dollar may result in variations in the revenues and earnings of Terra. Terra has not implemented a currency hedging program. In addition, the fluctuation of the value of the Canadian dollar relative to the U.S. dollar may affect the value, in Canadian dollars, of the shares that a Terra Shareholder will receive upon the completion of the Amalgamation.

Risk of Unauthorized Disclosure of Merchant and Cardholder Data

        Terra collects and stores sensitive data about merchants and cardholders, including names, addresses, social security numbers, drivers' licence numbers, chequing and savings account numbers and payment history records, such as account closures and returned cheques. In addition, Terra maintains a database of cardholder data relating to specific transactions, including payment card numbers and cardholder addresses, in order to process the transactions and for fraud prevention and other internal processes. If a person penetrates Terra's network security or otherwise misappropriates sensitive merchant or cardholder data, Terra could be subject to liability or business interruption.

        Although Terra requires that its agreements with service providers who have access to merchant and customer data include confidentiality obligations that restrict these parties from using or disclosing any customer or merchant data except as necessary to perform their services under the applicable agreements, there can be no assurance that these contractual measures will prevent the unauthorized disclosure of merchant or customer data. In addition, Terra's agreements with financial institutions require it to take certain protective measures to ensure the confidentiality of merchant and consumer data. Any failure to adequately take these protective measures could result in protracted or costly litigation.

Loss of Key Personnel

        The loss of key personnel or damage to their reputations could adversely affect Terra's relationships with card associations, bank sponsors and other service providers, which would adversely affect Terra's business.

Risk of Adverse Business Conditions

        General economic conditions have caused some of the merchants Terra serves to experience difficulty in supporting their current operations and implementing their business plans. If these merchants make fewer sales of their products and services, Terra will have fewer transactions to process, resulting in lower revenues.

        In addition, in a recessionary environment, the merchants Terra serves could be subject to a higher rate of insolvency which could adversely affect Terra financially. Terra bears credit risk for chargebacks related to billing disputes between credit card holders and bankrupt merchants. If a merchant seeks relief under bankruptcy laws or is otherwise unable or unwilling to pay, Terra may be liable for the full transaction amount of a chargeback.

AUDITORS, TRANSFER AGENT AND REGISTRAR

        KPMG LLP, independent auditors, has audited the financial statements of Optimal Robotics Corp. for each of the years ended December 31, 2003, 2002 and 2001, as set forth in its report thereon appearing elsewhere in this Joint Proxy Statement. KPMG has also audited the financial statements of RBA Inc. for each of the years ended December 31, 2002, 2001 and 2000, as set forth in its report appearing elsewhere in this Joint Proxy Statement. Optimal has included such financial statements in reliance on KPMG LLP's reports.

        Raymond Chabot Grant Thornton, independent auditors, has audited Terra's financial statements for each of the three years ended March 31, 2003, 2002 and 2001, as set forth in its report thereon appearing elsewhere in this Joint Proxy Statement. Terra has included its financial statements in reliance on Raymond Chabot Grant Thornton's report.

        The transfer agent for the common shares of Optimal is Computershare Trust Company of Canada, Stock Transfer Services, 100 University Avenue, Toronto, Ontario, M5J 2Y1. The transfer agent for the common shares of Terra is National Bank Trust Inc., 1100 University Street, Suite 900, Montréal, Québec, Canada H3B 2G7.

LEGAL MATTERS

        Osler, Hoskin & Harcourt LLP, Montréal, Québec and Davies Ward Phillips & Vineberg LLP, New York, New York, have acted for Optimal in connection with the Combination. The partners and associates, as a group, of each of Osler, Hoskin & Harcourt LLP and Davies Ward Phillips & Vineberg LLP beneficially own less than 1% of the outstanding Terra Shares and less than 1% of the outstanding Optimal Shares.

        Stikeman Elliott LLP, Montréal, Québec, and Kirkland & Ellis LLP, New York, New York, have acted for Terra in connection with the Combination. The partners and associates, as a group, of each of Stikeman Elliott LLP and Kirkland & Ellis LLP beneficially own less than 1% of the outstanding Terra Shares and less than 1% of the outstanding Optimal Shares.

AVAILABLE INFORMATION

Optimal

        Optimal is required to furnish to its shareholders annual reports containing audited consolidated financial statements certified by its auditors in Canada and quarterly reports containing unaudited financial data for the first three quarters of each fiscal year following the end of the respective fiscal quarter. Optimal prepares its consolidated financial statements in accordance with Canadian GAAP with a reconciliation to U.S. GAAP.

        A copy of these filings may be requested at no cost, by writing or telephoning at the following address or telephone number:

Optimal Robotics Corp.
4700 de la Savane
Suite 101
Montréal, Québec H4P 1T7
Attention: Secretary
(514) 738-8885

        Copies of Optimal's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Canadian securities laws and Section 13(a) or 15(d) of the Securities Exchange Act are available free of charge on or through our website (www.optimal-robotics.com) as soon as reasonably practicable after we electronically file the material with, or furnish it to, Canadian securities regulators and the SEC. The content of Optimal's website do not form part of this Joint Proxy Statement.

Terra

        Terra files reports, information circulars and other information with the Canadian securities administrators in certain of the provinces of Canada. The Canadian securities administrators maintain a web site that contains all public information filed electronically with any Canadian securities administrator. The address of this web site is www.sedar.com. The address of Terra's web site is www.terrapayments.com. The contents of Terra's web site are not part of this Joint Proxy Statement.

APPROVAL OF OPTIMAL

        The content of this Joint Proxy Statement, including the annexes attached hereto, and the sending thereof has been approved by the Optimal Board.

        The information concerning Terra contained in this Joint Proxy Statement, including the annexes attached hereto, has been provided by Terra. The Optimal Board has relied upon this information without having made any independent inquiry as to the accuracy thereof. Optimal assumes no responsibility for the accuracy or completeness of such information, nor for any omission on the part of Terra to disclose facts or events which may affect the accuracy of any such information.

Dated at Montréal, Québec, Canada, this 5th day of March 2004

For the Optimal Board,

(Signed) LEON P. GARFINKLE Leon P. Garfinkle Senior Vice President, General Counsel and Corporate Secretary

APPROVAL OF TERRA

        The content of this Joint Proxy Statement, including the annexes attached hereto, and the sending thereof has been approved by the Terra Board.

        The information concerning Optimal contained in this Joint Proxy Statement, including the annexes attached hereto, has been provided by Optimal. The Terra Board has relied upon this information without having made any independent inquiry as to the accuracy thereof. Terra assumes no responsibility for the accuracy or completeness of such information, nor for any omission on the part of Optimal to disclose facts or events which may affect the accuracy of any such information.

Dated at Montréal, Québec, Canada, this 5th day of March 2004

For the Terra Board,

(Signed) MITCHELL A. GARBER Mitchell A. Garber President and Chief Executive Officer

AUDITORS' CONSENT

The Board of Directors of Optimal Robotics Corp.

        We have read the Joint Management Information Circular and Proxy Statement with Respect to a Combination Involving Optimal Robotics Corp. and Terra Payments Inc. and Sale by Optimal Robotics Corp. of U-Scan Business dated March 5, 2004. We have complied with Canadian generally accepted standards for an auditors' involvement with offering documents.

        We consent to the use in the above-mentioned Joint Management Information and Proxy Statement of our report to the shareholders of the Company on the consolidated balance sheets of the Company as at December 31, 2003 and 2002 and the consolidated statements of operations, deficit and cash flows for each of the years in the three-year period ended December 31, 2003. Our report is dated February 20, 2004.

Montreal, Canada	(Signed) KPMG LLP
March 5, 2004	Chartered Accountants

AUDITORS' CONSENT

The Board of Directors of Optimal Robotics Corp.

        We have read the Joint Management Information Circular and Proxy Statement with Respect to a Combination Involving Optimal Robotics Corp. and Terra Payments Inc. and Sale by Optimal Robotics Corp. of U-Scan Business dated March 5, 2004. We have complied with Canadian generally accepted standards for an auditors' involvement with offering documents.

        We consent to the use in the above-mentioned Joint Management Information Circular and Proxy Statement of our report to the directors of RBA Inc. on the balance sheets of RBA Inc. as at December 31, 2002, 2001 and 2000 and the statements of operations and retained earnings(deficit) and cash flows for each of the years in the three-year period ended December 31, 2002. Our report is dated April 25, 2003 (June 3, 2003 as to notes 13 and 20).

Montreal, Canada	(Signed) KPMG LLP
March 5, 2004	Chartered Accountants

AUDITORS' CONSENT

The Board of Directors of Terra Payments Inc.

        We have read the Joint Management Information Circular and Proxy Statement with Respect to a Combination Involving Optimal Robotics Corp. and Terra Payments Inc. (the "Company") and Sale by Optimal Robotics Corp. of U-Scan Business dated March 5, 2004. We have complied with Canadian generally accepted standards for an auditors' involvement with offering documents.

        We consent to the use in the above-mentioned Joint Management Information and Proxy Statement of our report to the shareholders of the Company on the consolidated balance sheets of the Company as at March 31, 2003 and 2002 and the consolidated statements of earnings, deficit and cash flows for each of the years in the three-year period ended March 31, 2003. Our report is dated May 13, 2003 (except as to Note 13(c),which is as at August 7, 2003).

Montreal, Canada	(Signed) RAYMOND CHABOT GRANT THORNTON
March 5, 2004	Chartered Accountants

ANNEX A

FORM OF OPTIMAL U-SCAN SALE RESOLUTION

SPECIAL RESOLUTION
OF THE SHAREHOLDERS OF OPTIMAL ROBOTICS CORP.
(the "Corporation")

BE IT RESOLVED THAT:

  1.
  The sale by the Corporation and certain of its subsidiaries (collectively, the "Sellers") to NCR Corporation and certain of its subsidiaries (collectively, the "Buyers") of all of the assets needed to operate the manufacturing, assembling, marketing, selling and servicing of self-checkout systems of the Sellers as currently operated by them (the "U-Scan Sale"), substantially on the terms and conditions of the asset purchase agreement dated March 4, 2004 entered into between the Corporation, Optimal Robotics Inc., Optimal Robotics Plc., NCR Corporation, NCR Canada Ltd. and NCR Limited (UK) (the "U-Scan Purchase Agreement"), be and the same is hereby approved;

  2.
  The entering into by the Corporation of the U-Scan Purchase Agreement and the performance by the Corporation of its obligations thereunder be and the same is hereby approved, ratified, confirmed and authorized;

  3.
  Notwithstanding that this resolution has been passed (and the U-Scan Sale approved) by the shareholders, the directors of the Corporation are hereby authorized and empowered (i) to amend the U-Scan Purchase Agreement to the extent permitted by the U-Scan Purchase Agreement, and (ii) not to proceed with the U-Scan Sale without further approval of the shareholders, but only if the U-Scan Purchase Agreement is terminated in accordance with its terms; and

  4.
  Any one officer or director of the Corporation is hereby authorized and directed for and on behalf of the Corporation to execute or cause to be executed, under the seal of the Corporation or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person's opinion may be necessary or desirable in connection with or to carry out the foregoing, the taking of any such action or the execution and delivery of any such document or instrument in accordance with this paragraph being conclusive evidence of such determination.

A-1

ANNEX B

FORM OF NAME RESOLUTION

SPECIAL RESOLUTION
OF THE SHAREHOLDERS OF OPTIMAL ROBOTICS CORP.
(the "Corporation")

BE IT RESOLVED THAT:

  1.
  The articles of continuance of the Corporation be amended in order to change the corporate name of the Corporation from "Optimal Robotics Corp." to "Optimal Group Inc.", or any variation thereof;

  2.
  Notwithstanding that this resolution has been passed by the shareholders of the Corporation, the directors of the Corporation are hereby authorized and empowered to revoke this resolution at any time prior to the issuance of a certificate of amendment giving effect to the above amendment to the articles of continuance of the Corporation and to determine not to proceed with the such amendment without further approval of the shareholders of the Corporation; and

  3.
  Any one officer or director of the Corporation is hereby authorized and directed for and on behalf of the Corporation to execute or cause to be executed, under the seal of the Corporation or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person's opinion may be necessary or desirable in connection with or to carry out the foregoing, the taking of any such action or the execution and delivery of any such document or instrument in accordance with this paragraph being conclusive evidence of such determination.

B-1

ANNEX C

FORM OF DIRECTORS RESOLUTION

SPECIAL RESOLUTION
OF THE SHAREHOLDERS OF OPTIMAL ROBOTICS CORP.
(the "Corporation")

BE IT RESOLVED THAT:

  1.
  The articles of continuance of the Corporation be amended to remove from "item 5 — number (or minimum and maximum number) of directors":

      "Maximum of nine (9)"

      and substitute the following:

      "Maximum of thirteen (13)"

  2.
  Notwithstanding that this resolution has been passed by the shareholders of the Corporation, the directors of the Corporation are hereby authorized and empowered to revoke this resolution at any time prior to the issuance of a certificate of amendment giving effect to the above amendment to the articles of continuance of the Corporation and to determine not to proceed with the such amendment without further approval of the shareholders of the Corporation; and

  3.
  Any one officer or director of the Corporation is hereby authorized and directed for and on behalf of the Corporation to execute or cause to be executed, under the seal of the Corporation or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person's opinion may be necessary or desirable in connection with or to carry out the foregoing, the taking of any such action or the execution and delivery of any such document or instrument in accordance with this paragraph being conclusive evidence of such determination.

C-1

ANNEX D

FORM OF TERRA AMALGAMATION RESOLUTION

SPECIAL RESOLUTION
OF THE SHAREHOLDERS OF TERRA PAYMENTS INC.
(the "Corporation")

BE IT RESOLVED THAT:

  1.
  The amalgamation of the Corporation with OPTIMAL PAYMENTS INC., a wholly-owned subsidiary of OPTIMAL ROBOTICS CORP., in accordance with the terms of the amalgamation agreement (the "Amalgamation Agreement") in the form set out in Annex E to the joint management information circular and proxy statement dated March 5, 2004, be and the same is hereby approved;

  2.
  Notwithstanding that this resolution has been passed (and the Amalgamation adopted) by the shareholders, the directors of the Corporation are hereby authorized and empowered (i) to amend the Amalgamation Agreement to the extent permitted by the Amalgamation Agreement, and (ii) not to proceed with the Amalgamation without further approval of the shareholders, but only if the Amalgamation Agreement is terminated in accordance with its terms; and

  3.
  Any officer or director of the Corporation is hereby authorized and directed for and on behalf of the Corporation to execute or cause to be executed, under the seal of the Corporation or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person's opinion may be necessary or desirable to give full effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

D-1

ANNEX E

AMALGAMATION AGREEMENT

THIS AMALGAMATION AGREEMENT dated as of March 1, 2004 between Terra Payments Inc., a corporation existing under the CBCA ("Terra"), Optimal Robotics Corp., a corporation incorporated under the CBCA ("Optimal") and Optimal Payments Inc., a corporation incorporated under the CBCA ("Optimal Subco").

WHEREAS each of the parties is a corporation to which the CBCA applies;

AND WHEREAS the authorized share capital of Terra consists of an unlimited number of Terra Shares of which 15,980,548 have been issued and are outstanding, as of the date hereof;

AND WHEREAS the authorized share capital of Optimal consists of an unlimited number of Optimal Shares of which 14,936,235 have been issued and are outstanding as of the date hereof;

AND WHEREAS the authorized share capital of Optimal Subco consists of an unlimited number of common shares and an unlimited number of preference shares, of which 1 common shares and no preference shares have been issued and are outstanding as of the date hereof;

AND WHEREAS Terra and Optimal Subco have agreed to amalgamate pursuant to the provisions of the CBCA and upon the terms and conditions set forth in this Agreement.

NOW THEREFORE in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties agree as follows:

1.
Interpretation

  In this Agreement:

  "2005 Terra Warrants" means the 1,333,334 share purchase warrants to purchase an aggregate of 1,333,334 Terra Shares at an exercise price of Cdn.$4.50 per share at any time on or prior to December 19, 2005 and the 93,333 common share purchase warrants underlying the Terra Broker Warrants;

  "Agreement" means this amalgamation agreement, and the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this Agreement;

  "Amalco" means the corporation continuing as a result of the Amalgamation;

  "Amalco Common Shares" means the common shares in the capital of Amalco having the rights, privileges, restrictions and conditions set forth in Schedule 1;

  "Amalco Preference Shares" means the preference shares in the capital of Amalco, issuable in series, having the rights, privileges, restrictions and conditions set forth in Schedule 1;

  "Amalgamating Corporations" means Terra and Optimal Subco;

  "Amalgamation" means the amalgamation of the Amalgamating Corporations as contemplated herein;

  "AOL Warrant" means a share purchase warrant issued by Terra to AOL Canada Inc. entitling the holder thereof to purchase up to 50,000 Terra Shares at an exercise price of Cdn.$61.50 per share until October 13, 2005;

  "Articles of Amalco" mean the articles of amalgamation of Amalco;

  "CBCA" means the Canada Business Corporations Act;

  "Combination Agreement" means the combination agreement dated January 20, 2004 between Optimal and Terra;

  "Depositary" means Computershare Investor Services Inc.;

  "Dissenting Shareholder" means each Terra Shareholder who has filed a Notice of Dissent and has not voted "FOR" the Terra Amalgamation Resolution or withdrawn his objection;

  "EBS Warrant" means the warrant agreement dated April 1, 2003 between Terra and EBS Holding AG pursuant to which EBS Holding AG has the non-transferable option to receive 0.21 of a Terra Share for each Terra Share issued by Terra pursuant to the exercise of Terra Options granted prior to April 1, 2003, at an exercise price of $0.01 per 0.21 of a Terra Share so issued;

  "Effective Date" means the date shown on the certificate of Amalgamation to be issued under the CBCA giving effect to the Amalgamation;

  "Effective Time" means 5:00 p.m. (Eastern time) on the Effective Date;

  "Exchange Ratio" means 0.4532 of an Optimal Share for each Terra Share;

  "Joint Proxy Statement" means the Joint Management Information Circular and Proxy Statement with respect to a combination involving Optimal and Terra and sale by Optimal of U-Scan business dated March 5, 2004;

  "New Optimal Option" means a Terra Option that will be assumed by Optimal and that will represent an option to acquire, subject to the terms and conditions set forth in the Joint Proxy Statement under the heading "The Combination — The Amalgamation — Terra Options", that number of Optimal Shares determined by multiplying the number of Terra Shares subject to the Terra Option by the Exchange Ratio, rounded down to the nearest whole Optimal Share, at a price per share (rounded to the nearest cent) equal to the Terra Option per share exercise price divided by the Exchange Ratio and expressed in Canadian dollars;

  "New Optimal Warrant" means a Terra Warrant that will be assumed by Optimal and that will represent a warrant to acquire, subject to the terms and conditions set forth in the Joint Proxy Statement under the heading "The Combination — The Amalgamation — Terra Warrants", that number of Optimal Shares determined by multiplying the number of Terra Shares subject to the Terra Warrant by the Exchange Ratio, rounded down to the nearest whole Optimal Share at a price per Optimal Share equal to the applicable per share exercise price divided by the Exchange Ratio (rounded to the nearest cent) and expressed in Canadian dollars;

  "Notice of Dissent" means a written objection to the Terra Amalgamation Resolution sent by a registered Terra Shareholder who wishes to invoke the provisions of section 190 of the CBCA;

  "Optimal Shares" means the Class "A" shares in the capital of Optimal;

  "Optimal Subco Shares" means the common shares in the capital of Optimal Subco;

  "Terra Amalgamation Resolution" means the special resolution of the Terra Shareholders approving the Amalgamation;

  "Terra Broker Warrants" means the 186,667 broker warrants to purchase an aggregate of 186,667 units at an exercise price of Cdn.$3.90 per unit at any time on or prior to December 19, 2005, each unit comprised of one Terra Share and one-half of one common share purchase warrant, each whole common share purchase warrant exercisable for one Terra Share at an exercise price of Cdn.$4.50 per share at any time on or prior to December 19, 2005;

  "Terra Options" means the options to purchase Terra Shares issued under the Terra Stock Option;

  "Terra Shareholder" means a holder of Terra Shares;

  "Terra Shares" means the common shares in the capital of Terra;

  "Terra Stock Option Plan" means the stock option plan of Terra dated December 3, 1986, as amended;

  "Terra Warrants" means, collectively, the AOL Warrant, the EBS Warrant, the Terra Broker Warrant and the 2005 Terra Warrants.

  Capitalized terms used in this Agreement and not defined herein but defined in the CBCA shall have the same meaning in this Agreement as in the CBCA unless the context or subject matter otherwise requires.

2.
Agreement to Amalgamate

  The Amalgamating Corporations hereby agree to amalgamate as of the Effective Time on the Effective Date pursuant to the CBCA and to continue as one corporation on the terms and conditions set out in this Agreement.

3.
Name

  The name of Amalco shall be Optimal Payments Inc./Paiements Optimal Inc.

4.
Registered Office

  The registered office of Amalco shall be 2 Place Alexis-Nihon, Suite 700, 3500 de Maisonneuve Boulevard West, Westmount, Québec, H3Z 3C1.

5.
Authorized Capital

  Amalco shall be authorized to issue an unlimited number of Amalco Common Shares and an unlimited number of Amalco Preference Shares, issuable in series. The rights, privileges, restrictions and conditions attaching to each class of shares of Amalco are as described in Schedule 1 to this Agreement.

6.
Restrictions on Transfer

  The shares of Amalco shall not be transferred without the approval of the board of directors or of the holder or holders of more than 50% of the voting shares of Amalco to be evidenced by a resolution of such directors or shareholders.

7.
Restrictions on Business

  There shall be no restrictions on the business which Amalco is authorized to carry on.

8.
Other Provisions

  The other provisions to which Amalco will be subject are as follows:

  (a)
  The number of shareholders of Amalco exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of Amalco, were, while in that employment, and have continued after termination of that employment to be, shareholders of Amalco, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

  (b)
  Any invitation to the public to subscribe for any securities of Amalco shall be prohibited.

9.
Number of Directors

  The board of directors of Amalco shall, until otherwise changed in accordance with the CBCA, consist of a minimum number of 1 and a maximum number of 10 directors. The number of directors of Amalco shall initially be 3 and the directors of Amalco shall be empowered to determine from time to time the number of directors of Amalco within the said minimum and maximum numbers provided for in the Articles of Amalco, as the same may be amended from time to time.

10.
Initial Directors

  The first directors of Amalco shall be the persons whose names and residential addresses appear below:

Name	Municipality of Residence	Resident Canadian
Steve Shaper	Houston, Texas	No
Neil S. Wechsler	Montréal, Québec	Yes
Holden L. Ostrin	Montréal, Québec	Yes

  Such directors shall hold office until the next annual meeting of shareholders of Amalco or until their successors are elected or appointed.

11.
Officers

  Unless and until otherwise decided by the board of directors of Amalco, the officers of Amalco shall be as set out below:

  Mitchell A. Garber, President and Chief Executive Officer
  Douglas Lewin, Executive Vice-President Business Development
  Danny Chazonoff, Senior Vice-President, Chief Technology Officer
  Michael Liquornik, Senior Vice-President and Chief Operating Officer
  David Schwartz, Senior Vice-President, Chief Financial Officer and Secretary

12.
By-Laws

  The by-laws of Amalco, until repealed, amended or altered, shall be the by-laws of Optimal Subco.

13.
Amalgamation

  On the Effective Date:

  (a)
  Terra and Optimal Subco shall amalgamate pursuant to section 181 of the CBCA to form Amalco and shall continue as one corporation under the CBCA;

  (b)
  each Terra Share outstanding immediately prior to the Amalgamation shall be exchanged for 0.4532 of an Optimal Share;

  (c)
  each Optimal Subco Share outstanding immediately prior to the Amalgamation shall be converted into one Amalco Common Share;

  (d)
  No fractional shares will be issued pursuant to the Amalgamation. As a result, the number of Optimal Shares each Terra Shareholder will receive will be rounded down to the nearest whole number and each Terra Shareholder will receive a cash payment without interest for the remaining fraction of an Optimal Share that the Terra Shareholder would otherwise have been entitled to receive, if any, based on the closing price per Optimal Share on the business day immediately preceding the Effective Date;

  (e)
  each Terra Option granted prior to the Effective Time that remains outstanding immediately prior to the Effective Time shall cease to represent a right to acquire Terra Shares and as at and from the Effective Time shall represent a New Optimal Option;

  (f)
  each Terra Warrant granted prior to the Effective Time that remains outstanding immediately prior to the Effective Time shall cease to represent a right to acquire Terra Shares and as at and from the Effective Time shall represent a New Optimal Warrant; and

  (g)
  Dissenting Shareholders will be entitled to be paid the fair value of their Terra Shares in accordance with the CBCA.

14.
Stated Capital Accounts

  There shall be added to the stated capital account in the accounting records of Amalco maintained for Amalco Common Shares an amount equal to the stated capital of the Terra Shares.

  The amount of stated capital attributable to the Amalco Common Shares shall be adjusted to reflect payments that may be made to Dissenting Shareholders.

15.
Delivery of Share Certificates and Payments

  As soon as practicable after the Effective Date, Amalco shall deliver to the Depositary, such number of certificates representing in the aggregate the Optimal Shares issued pursuant to the Amalgamation and the Depositary shall deliver to each Terra Shareholder a certificate representing the number of Optimal Shares to which such Terra Shareholder is entitled and, in the case of a Terra Shareholder who is entitled to receive a cash payment under section 13(d) hereof, a cheque in the amount of such cash payment, upon the delivery by such Terra Shareholder to the Depositary at its principal stock and bond offices in Toronto, Ontario and in such other cities as the parties may mutually agree or as may be required by law for cancellation of the certificates formerly representing its Terra Shares, together with all other required documents.

16.
Financial Year

  The financial year of Amalco shall end on December 31 of each year.

17.
Management

  The management and working of Amalco shall be under the control of its board of directors subject to the provisions of the CBCA and the by-laws of Amalco.

18.
Property of Amalco

  Amalco shall possess all the property, rights, privileges and franchises and shall be subject to all the liabilities, contracts, disabilities and debts of each of the Amalgamating Corporations as such exist immediately before the Effective Date.

19.
Rights of Creditors

  All rights of creditors against property, rights and assets of each of the Amalgamating Corporations and all liens upon their property, rights and assets shall be unimpaired by the Amalgamation and all debts, contracts, liabilities and duties of each of the Amalgamating Corporations shall thenceforth attach to Amalco and may be enforced against it.

20.
Termination

  Without prejudice to any other rights or recourse of the parties hereto pursuant to the Combination Agreement and notwithstanding that the Amalgamation shall have been approved by special resolutions of the shareholders of Terra and of Optimal Subco, this Agreement shall automatically, without notice, terminate immediately and be of no further force or effect, upon the termination of the Combination Agreement in accordance with its terms prior to the issue of a certificate of amalgamation in respect of the Amalgamation.

21.
Dissenting Shareholders

  Terra Shares which are held by a Dissenting Shareholder who has exercised dissent rights in respect thereof shall not be exchanged for Optimal Shares. However, in the event that a holder of Terra Shares who has dissented fails to perfect or effectively withdraw such shareholder's claim under the CBCA or forfeits such shareholder's rights to make a claim under the CBCA or his rights as a shareholder of Terra are otherwise reinstated, such shareholder's Terra Shares shall thereupon be deemed to have been exchanged as of the Effective Date for Optimal Shares.

22.
Articles of Amalgamation

  Provided that this Agreement has not otherwise been terminated, the Articles of Amalco will be filed on the Effective Date contemplated in the Combination Agreement promptly after the conditions specified in the Combination Agreement have been satisfied or waived, together with any and all documents required by the CBCA and the regulations thereunder.

23.
Auditors

  KPMG LLP will be the initial auditors of Amalco to hold office until the close of the first annual meeting of Amalco shareholders.

24.
Modifications of this Agreement

  Subject to any requirements imposed by law or by a court of competent jurisdiction, this Agreement may be amended, modified or superseded, and any of the terms or conditions hereof may be waived, but only by written instrument executed by Terra, Optimal and Optimal Subco.

25.
Interpretation

  Nothing herein affects the rights and obligations of the parties hereto in the Combination Agreement.

26.
Governing Law

  This Agreement shall be governed by and construed in accordance with the laws of Québec and the laws of Canada applicable therein.

27.
Counterparts

  This Agreement may be signed in counterparts and each such counterpart shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

28.
Further Assurances

  Each of the parties hereto agrees to execute and deliver such further instruments and to do such further reasonable acts and things as may be necessary or appropriate to carry out the intent of this Agreement

        IN WITNESS WHEREOF the parties have executed this Agreement.

TERRA PAYMENTS INC.

By:	/s/ MITCHELL A. GARBER

OPTIMAL ROBOTICS CORP.

By:	/s/ HOLDEN L. OSTRIN

By:	/s/ NEIL S. WECHSLER

OPTIMAL PAYMENTS INC.

By:	/s/ HOLDEN L. OSTRIN

By:	/s/ NEIL S. WECHSLER

Schedule 1
to the Amalgamation Agreement
dated as of March 1, 2004 between Terra Payments Inc.,
Optimal Robotics Corp. and Optimal Payments Inc.

OPTIMAL PAYMENTS INC. / PAIEMENTS OPTIMAL INC.
(the "Corporation")

The authorized share capital of the Corporation shall consist of an unlimited number of common shares and an unlimited number of Preference Shares, all without par value, having the following rights, privileges, conditions and restrictions:

COMMON SHARES

1.
Voting Rights

  Each holder of common shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation and to vote thereat, except meetings at which only holders of a specified class of shares (other than common shares) or specified series of shares are entitled to vote. At all meetings of which notice must be given to the holders of the common shares, each holder of common shares shall be entitled to one vote in respect of each common share held by such holder.

2.
Dividends

  The holders of the common shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive any dividend declared by the Corporation.

3.
Liquidation, Dissolution or Winding-up

  The holders of the common shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation on a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or on any other return of capital or distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs.

PREFERENCE SHARES

1.
Directors' Authority to Issue in One or More Series

  The directors of the Corporation may issue the Preference Shares at any time and from time to time in one or more series.

2.
Terms of Each Series

  Before the first shares of a particular series are issued, the board of directors of the Corporation shall fix the number of shares in such series and shall determine, subject to any limitations set out in the articles, the designation, rights, privileges, restrictions and conditions attaching to the shares of such series including, without limitation, any right to receive dividends (which may be cumulative, non-cumulative or partially cumulative and variable or fixed), the rate or rates, amount or method or methods of calculation of preferential dividends and whether such rate or rates, amount or method or methods of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the rights of redemption (if any) and the redemption price and other terms and conditions of redemption, the rights of retraction (if any) and the prices and other terms and conditions of any rights of retraction and whether any additional rights of retraction may be provided to such holders in the future, the voting rights and the conversion or exchange rights (if any) and any sinking fund, purchase fund or other provisions attaching thereto.

3.
First Shares of Each Series

  Before the issue of the first shares of a series, the board of directors of the Corporation shall send to the Director (as defined in the Canada Business Corporations Act) articles of amendment containing a description of such series including the designations, rights, privileges, restrictions and conditions determined by the directors.

4.
Ranking of Preference Shares

  No rights, privileges, restrictions or conditions attaching to a series of Preference Shares shall confer upon a series a priority over any other series of Preference Shares in respect of the payment of dividends or any distribution of assets or return of capital in the event of the liquidation, dissolution or winding up of the Corporation.

  The Preference Shares of each series shall rank on a parity with the Preference Shares of every other series with respect to priority in the payment of dividends, the return of capital and in the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

5.
Priority

  The Preference Shares shall be entitled to priority over the common shares of the Corporation and over any other shares of any other class of the Corporation ranking junior to the Preference Shares with respect to priority in the payment of dividends, the return of capital and the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among the shareholders for the purpose of winding up its affairs.

6.
Other Preferences

  The Preference Shares of any series may also be given such other preferences, not inconsistent with the provisions hereof over the common shares and over any other shares of the Corporation ranking junior to Preference Shares as may be determined in the case of such series of Preference Shares in accordance with paragraph 2.

7.
Participation

  If any cumulative dividends or declared non-cumulative dividends or amounts payable on a return of capital in the event of the liquidation, dissolution or winding up of the Corporation in respect of a series of Preference Shares are not paid in full, the Preference Shares of all series shall participate rateably in respect of such dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full, provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Preference Shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends.

8.
Voting Rights

  Except as hereinafter referred to or as otherwise provided by law or in accordance with any voting rights which may from time to time be attached to any series of Preference Shares, the holders of the Preference Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

9.
Variation of Rights

  The provisions attaching to the Preference Shares as a class may be amended or repealed at any time with such approval as may then be required by law to be given by the holders of the Preference Shares as a class.

COMMON SHARES AND PREFERENCE SHARES

If the Corporation resolves to amend its articles in the following manner,

(a)
to increase or decrease any maximum number of authorized shares of such class or series, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the shares of such class or series;

(b)
to effect an exchange, reclassification or cancellation of the shares of such class or series; or

(c)
to create a new class of shares equal or superior to the shares of such class,

the holders of any common shares and/or Preference Shares or any series thereof, are not entitled to vote separately as a class and shall not be entitled to dissent.

ANNEX F

OPINION OF THE FINANCIAL ADVISOR TO TERRA

January 20, 2004
Board of Directors
Terra Payments Inc.
2 Alexis Nihon Place
3500 de Maisonneuve Blvd. West
Suite 700
Montreal, Quebec H3Z 3C1
Canada

Members of the Board of Directors:

        You have requested our opinion as to the fairness from a financial point of view of the consideration proposed to be received by the holders ("Terra Shareholders") of the common shares ("Terra Shares") of Terra Payments Inc. ("Terra") in connection with a proposed amalgamation and the other transactions contemplated in the Agreement (as defined below) (the "Transaction"). Pursuant to the terms and conditions set forth in the draft dated January 19, 2004 of that certain Combination Agreement (the "Agreement") by and between Terra and Optimal Robotics Corp. ("Optimal"), Terra will amalgamate with Optimal Subco, a wholly-owned subsidiary of Optimal, and Terra and Optimal Subco shall continue as one corporation, as a result of which, among other things, each Holder of Terra Shares will be entitled to receive the number of Class "A" shares of Optimal ("Optimal Shares") per Terra Share equal to the Exchange Ratio. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

        Representatives of Terra have informed us of the following as part of the actions contemplated in connection with the Transaction:

  •
  Terra has engaged in efforts, both formally and informally, at various times prior to considering entering into the Agreement in connection with the Transaction, to implement other strategic alternatives for Terra, including with regard to the sale, consolidation or other disposition of Terra, which efforts have proved unsuccessful.

  •
  Members of the Board of Directors and management of Terra have informed us (A) of the risk that legislation may be enacted in the United States restricting online gaming activity, which management believes would have a material adverse effect on Terra's business, assets, liabilities, operations and prospects, (B) that Terra's financial position and balance sheet require significant strengthening in order for Terra to achieve its financial and operating goals and to meet its financial forecasts and projections, and (C) of the anticipated adverse effects on Terra's business, assets, liabilities, operations and prospects which Terra and its affiliates believe could occur if Terra were not to effect the Transaction. Such adverse effects from the matters described in the foregoing clauses (A) and (B) could result from, among other things, Terra's limited capital and its anticipated inability to remedy this limited capital in the near term (including through the implementation of strategic alternatives such as sale, consolidation or other disposition of Terra, raising additional capital or borrowing additional funds from alternative sources). Terra's management has provided us with financial forecasts and projections reflecting in part these adverse effects, and therefore we have, for purposes of our analysis and rendering our opinion, assumed with your knowledge and consent that these adverse effects would be likely to occur if the Transaction was not effected. Moreover, we express no opinion as to Terra's future business, assets, liabilities, operations and prospects, whether or not the Transaction is consummated.

        For purposes of the opinion set forth herein, we have:

  •
  reviewed certain publicly available financial statements and other business and financial information of Terra and Optimal;

  •
  reviewed certain internal financial statements and other interim financial and operating data concerning Terra and Optimal prepared by management of Terra and Optimal, respectively;

  •
  analyzed certain financial forecasts relating to Terra and Optimal prepared by the management of Terra and Optimal, respectively;

  •
  discussed the past and current operations, financial condition and prospects of Terra and Optimal with members of Terra's and Optimal's board of directors, senior executives and other personnel and with representatives of Terra and Optimal;

  •
  participated in discussions among representatives of Terra and Optimal, including without limitation, Terra's accountants and Terra's and Optimal's legal advisors, and others who have served as advisors to Terra and Optimal;

  •
  reviewed the reported prices and public trading activity for the Terra Shares and the Optimal Shares with that of certain other publicly-traded companies we deemed relevant;

  •
  compared the financial performance of Terra and Optimal with that of certain other publicly-traded companies we deemed relevant;

  •
  analyzed the Exchange Ratio for the Transaction with reference to prices paid and financial terms, to the extent publicly available, in certain other acquisition transactions we deemed relevant; and

  •
  performed such other analyses and considered such other factors as we have deemed appropriate.

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by us for the purposes of this opinion, and have further relied upon the assurances of management of Terra that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting management's best currently available estimates and good faith judgments of the future financial performance of Terra and Optimal. We express no view as to such forecasts or projected information. We have not made (a) any independent appraisal of the assets or liabilities of Terra or Optimal, nor have we been furnished with any such appraisals, or (b) any independent analysis or valuation of the rights of shareholders, creditors, or any other holders of claims or rights against Terra or Optimal or any of their respective affiliates. No opinion is expressed as to (a) whether any alternative transaction might produce consideration for Terra or its shareholders, creditors or claimants in an amount in excess of that contemplated in the Transaction (and Terra has informed us that no alternative transaction is, and we are not otherwise aware of any alternative transaction that is, currently being contemplated by Terra), or (b) the relative rights and benefits or detriments of shareholders, creditors, or any other holders of claims or rights against Terra or any of its affiliates in connection with the Transaction. We note that Terra recently completed an equity issuance at a valuation significantly below that which is reflected by the Exchange Ratio of Terra Shares for Optimal Shares. Our opinion is rendered in regard to the number of Optimal Shares to be received by the Terra Shareholders in exchange for their Terra Shares pursuant to the Exchange Ratio and does not take into account or give effect to any adjustment to the Exchange Ratio that may occur in connection with the Transaction.

        In rendering our opinion, we have assumed that the Transaction, including the transactions contemplated in the Agreement, will be consummated on the terms described in the draft Agreement. We have also assumed that the Agreement will not differ in any material respect from the draft thereof reviewed by us. During 2001 and 2002, we assisted Terra (then known as SureFire Commerce Inc.) in exploring strategic alternatives for Terra, including with respect to the sale, consolidation or other disposition of Terra. We were not requested to and did not solicit any expressions of interest from any other parties with respect to the actions contemplated in connection with the Transaction. We express no opinion as to Terra's or Optimal's future business, assets, liabilities, operations and prospects, whether or not the Transaction is consummated.

        For purposes of rendering our opinion, we have assumed that, in all respects material to our analysis, the representations and warranties of Terra and Optimal as set forth in the Agreement are true and correct, and that each such party will perform all of the covenants and agreements to be performed by it under the Agreement and related documents, and all conditions to the obligations of each such party to consummate the Transaction will be satisfied without any waiver thereof. We have also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which any such party is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would materially reduce the contemplated benefits of the Transaction to Terra or the Terra Shareholders.

        We have acted as financial advisor to the Board of Directors of Terra and will receive a fee for the rendering of this opinion in connection with the Transaction, including a fee that is contingent upon the consummation of the Transaction and a fee for the rendering of this opinion. In the past, McColl Partners, LLC or its affiliates have provided financial advisory services to Terra and have received and may in the future receive fees for rendering such services. A senior officer of Terra is the sibling of a principal of McColl Partners, LLC, which principal and family members other than that senior officer own Terra Shares representing less than 1% of Terra's outstanding Common Shares.

        It is understood that this letter is for the benefit and use of the Board of Directors of Terra in connection with and for purposes of its evaluation of the consideration to be received by the Terra Shareholders in connection with the Transaction. This opinion may not be disclosed, communicated, reproduced, disseminated, quoted or referred to at any time (in whole or in part), to any third party or in any manner or for any purpose whatsoever, except with our prior written consent in each instance. However, this opinion may be included in its entirety in (a) any filing required to be made by Terra with respect to the Transaction with (i) the Canadian securities regulatory authorities, including the Quebec, Ontario, British Columbia and Alberta Securities Commissions, and with the Toronto Stock Exchange, and (ii) United States securities regulatory authorities, and (b) Terra's management information circular required to be sent to its shareholders in connection with the Proposed Transaction, so long as this opinion is reproduced in such filings and Joint Circular proxy statement in full and any description of or reference to us or summary of this opinion and the related analysis in such filings and Joint Circular is in a form reasonably acceptable to us and our counsel. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act, or in each case any similar concepts under Canadian law. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and we do not have any obligation to update, revise, or reaffirm this opinion. The opinion does not in any manner address (i) the prices at which the capital stock of Terra or Optimal or any of their respective affiliates may trade after the date hereof or following consummation of the Transaction, or (ii) any options, warrants or similar instruments to acquire capital stock in Terra or Optimal. No view or opinion is expressed as to (i) any of Terra's or Optimal's respective liabilities, contingent or otherwise, including without limitation any liabilities of Optimal relating to intellectual property or similar matters, or (ii) the possible outcome of any existing or potential litigation matters or similar proceedings involving Terra or Optimal. No opinion is rendered with respect to Optimal or any of its affiliates. In addition, we express no opinion or recommendation as to how the shareholders or creditors of or any claimants against Terra or any of its affiliates should view or regard, or how Terra Shareholders should vote with respect to any approval or disapproval of, the Transaction, or as to the underlying decision of the Board of Directors of Terra to proceed with or effect the Transaction.

        Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Exchange Ratio for the Optimal Shares to be received by the Terra Shareholders in exchange for their Terra Shares in connection with the Transaction is fair to Terra Shareholders from a financial point of view.

Sincerely,

/s/ MCCOLL PARTNERS, LLC

ANNEX G

SECTION 190 OF THE CANADA BUSINESS CORPORATIONS ACT

        (1)    Right to dissent.    Subject to sections 191 and 241, a holder of shares of any class of a corporation may dissent if the corporation is subject to an order under paragraph 192(4)(d) that affects the holder or if the corporation resolves to

  (a)
  amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;

  (b)
  amend its articles under section 173 to add, change or remove any restriction on the business or businesses that the corporation may carry on;

  (c)
  amalgamate otherwise than under section 184;

  (d)
  be continued under section 188;

  (e)
  sell, lease or exchange all or substantially all its property under subsection 189(3); or

  (f)
  carry out a going-private transaction or a squeeze-out transaction.

        (2)    Further right.    A holder of shares of any class or series of shares entitled to vote under section 176 may dissent if the corporation resolves to amend its articles in a manner described in that section.

        (2.1)    If one class of shares.    The right to dissent described in subsection (2) applies even if there is only one class of shares.

        (3)    Payment for shares.    In addition to any other right the shareholder may have, but subject to subsection (26), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents or an order made under subsection 192(4) becomes effective, to be paid by the corporation the fair value of the shares in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted or the order was made.

        (4)    No partial dissent.    A dissenting shareholder may only claim under this section with respect to all the shares of a class held on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

        (5)    Objection.    A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting and of their right to dissent.

        (6)    Notice of resolution.    The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (5) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn their objection.

        (7)    Demand for payment.    A dissenting shareholder shall, within twenty days after receiving a notice under subsection (6) or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing:

  (a)
  the shareholder's name and address;

  (b)
  the number and class of shares in respect of which the shareholders dissents; and

  (c)
  a demand for payment of the fair market value of such shares.

        (8)    Share certificate.    A dissenting shareholder shall, within thirty days after sending a notice under subsection (7), send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

        (9)    Forfeiture.    A dissenting shareholder who fails to comply with subsection (8) has no right to make a claim under this section.

        (10)    Endorsing certificate.    A corporation or its transfer agent shall endorse on any share certificate received under subsection (8) a notice that the holder is a dissenting shareholder under this section and shall forthwith return the share certificates to the dissenting shareholder.

        (11)    Suspension of rights.    On sending a notice under subsection (7), a dissenting shareholder ceases to have any rights as a shareholder other than to be paid the fair value of their shares as determined under this section except where

  (a)
  the shareholder withdraws that notice before the corporation makes an offer under subsection (12);

  (b)
  the corporation fails to make an offer in accordance with subsection (12) and the shareholder withdraws the notice, or

  (c)
  the directors revoke a resolution to amend the articles under subsection 173(2) or 174(5), terminate an amalgamation agreement under subsection 183(6) or an application for continuance under subsection 188(6), or abandon a sale, lease or exchange under subsection 189(9), in which case the shareholder's rights are reinstated as of the date the notice was sent.

        (12)    Offer to pay.    A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (7), send to each dissenting shareholder who has sent such notice

  (a)
  a written offer to pay for their shares in an amount considered by the directors of the corporation to be the fair value, accompanied by a statement showing how the fair value was determined; or

  (b)
  if subsection (26) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

        (13)    Same terms.    Every offer made under subsection (12) for shares of the same class or series shall be on the same terms.

        (14)    Payment.    Subject to subsection (26), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (12) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

        (15)    Corporation may apply to court.    Where a corporation fails to make an offer under subsection (12), or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder.

        (16)    Shareholder application to court.    If a corporation fails to apply to a court under subsection (15), a dissenting shareholder may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow.

        (17)    Venue.    An application under subsection (15) or (16) shall be made to a court having jurisdiction in the place where the corporation has its registered office or in the province where the dissenting shareholder resides if the corporation carries on business in that province.

        (18)    No security for costs.    A dissenting shareholder is not required to give security for costs in an application made under subsection (15) or (16).

        (19)    Parties.    On an application to a court under subsection (15) or (16),

  (a)
  all dissenting shareholders whose shares have not been purchased by the corporation shall be joined as parties and are bound by the decision of the court; and

  (b)
  the corporation shall notify each affected dissenting shareholder of the date, place and consequences of the application and of their right to appear and be heard in person or by counsel.

        (20)    Powers of court.    On an application to a court under subsection (15) or (16), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall then fix a fair value for the shares of all dissenting shareholders.

        (21)    Appraisers.    A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

        (22)    Final order.    The final order of a court shall be rendered against the corporation in favour of each dissenting shareholder and for the amount of the shares as fixed by the court.

        (23)    Interest.    A court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

        (24)    Notice that subsection (26) applies.    If subsection (26) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (22), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

        (25)    Effect where subsection (26) applies.    If subsection (26) applies, a dissenting shareholder, by written notice delivered to the corporation within thirty days after receiving a notice under subsection (24), may

  (a)
  withdraw their notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to their full rights as a shareholder; or

  (b)
  retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

        (26)    Limitation.    A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

  (a)
  the corporation is or would after the payment be unable to pay its liabilities as they become due; or

  (b)
  the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.

ANNEX H

OPTIMAL AUDITED CONSOLIDATED FINANCIAL STATEMENTS AND
OPTIMAL'S MANAGEMENT DISCUSSION AND ANALYSIS

                                         Consolidated Financial Statements of

                                OPTIMAL ROBOTICS CORP.

                                Years ended December 31, 2003, 2002 and 2001
                                (expressed in US dollars)

AUDITORS' REPORT TO THE SHAREHOLDERS

        We have audited the consolidated balance sheets of Optimal Robotics Corp. as at December 31, 2003 and 2002 and the consolidated statements of operations, deficit and cash flows for each of the years in the three-year period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with Canadian generally accepted auditing standards and generally accepted auditing standards in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

        In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2003 and 2002 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2003 in accordance with Canadian generally accepted accounting principles.

Montréal, Canada	(Signed) KPMG LLP
February 20, 2004	Chartered Accountants

OPTIMAL ROBOTICS CORP.

CONSOLIDATED FINANCIAL STATEMENTS

For each of the years in the three-year period ended December 31, 2003
(expressed in U.S. dollars)

OPTIMAL ROBOTICS CORP.

CONSOLIDATED BALANCE SHEETS

December 31, 2003 and 2002
(expressed in U.S. dollars)

	2003	2002
Assets
Current assets:
Cash and cash equivalents	$4,211,964	$9,615,348
Short-term investments (note 4)	74,301,582	76,146,586
Accounts receivable (note 5)	11,082,962	5,812,656
Income taxes receivable	546,130	1,481,977
Tax credits receivable	376,000	728,408
Inventories (note 6)	22,938,125	22,656,666
Future income taxes (note 16)	331,829	243,470
Prepaid expenses and deposits	1,075,691	493,499

	114,864,283	117,178,610
Property and equipment (note 7)	6,290,188	6,562,344
Goodwill and other intangible assets (note 8)	12,109,838	4,399,924
Future income taxes (note 16)	2,278,016	1,549,856

	$135,542,325	$129,690,734

Liabilities and Shareholders' Equity
Current liabilities:
Bank indebtedness (note 9)	$10,726,076	$—
Accounts payable and accrued liabilities (note 10)	8,400,100	7,134,379
Deferred revenue	2,860,122	1,394,455
Future income taxes (note 16)	133,806	—

	22,120,104	8,528,834
Future income taxes (note 16)	129,583	1,700,870
Shareholders' equity:
Share capital (note 11)	122,102,244	122,102,244
Additional paid-in capital	5,282	5,282
Deficit	(7,330,417)	(1,162,025)
Cumulative translation adjustment	(1,484,471)	(1,484,471)

	113,292,638	119,461,030
Commitments and contingencies (note 13)
Subsequent events (note 22)

	$135,542,325	$129,690,734

Approved by the Board of Directors
(Signed) HOLDEN L. OSTRIN Director	(Signed) NEIL S. WECHSLER Director

See accompanying notes to consolidated financial statements.

OPTIMAL ROBOTICS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

For each of the years in the three-year period ended December 31, 2003
(expressed in U.S. dollars)

	2003	2002	2001
Revenues	$67,187,900	$75,717,591	$101,421,243
Cost of sales	45,421,729	50,261,337	63,158,749

Gross margin	21,766,171	25,456,254	38,262,494
Expenses (income):
Selling, general and administrative	25,905,607	29,012,307	18,441,868
Amortization	3,065,411	2,655,820	1,538,366
Operating lease	1,970,834	1,550,962	1,210,201
Research and development (note 14)	795,390	1,289,848	1,223,956
Restructuring (note 15)	747,919	1,038,835	—
Investment income	(980,103)	(1,816,889)	(3,147,698)
Foreign exchange	332,505	(6,436)	90,110

	31,837,563	33,724,447	19,356,803

(Loss) earnings before income taxes	(10,071,392)	(8,268,193)	18,905,691
Income tax (recovery) provision (note 16)	(3,903,000)	(2,940,963)	9,600,000

Net (loss) earnings	$(6,168,392)	$(5,327,230)	$9,305,691

Earnings (loss) per share:
Basic	$(0.41)	$(0.35)	$0.63
Diluted	(0.41)	(0.35)	0.60

Weighted average number of common shares:
Basic	14,936,235	15,058,533	14,704,636
Effect of dilutive options and warrants	576	42,874	867,903

Diluted	14,936,811	15,101,407	15,572,539

See accompanying notes to consolidated financial statements.

OPTIMAL ROBOTICS CORP.

CONSOLIDATED STATEMENTS OF DEFICIT

For each of the years in the three-year period ended December 31, 2003
(expressed in U.S. dollars)

	2003	2002	2001
(Deficit) retained earnings, beginning of year	$(1,162,025)	$8,475,146	$(830,545)
Net (loss) earnings	(6,168,392)	(5,327,230)	9,305,691
Excess of purchase price over book value of shares (note 11)	—	(4,309,941)	—

(Deficit) retained earnings, end of year	$(7,330,417)	$(1,162,025)	$8,475,146

See accompanying notes to consolidated financial statements.

OPTIMAL ROBOTICS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For each of the years in the three-year period ended December 31, 2003
(expressed in U.S. dollars)

	2003	2002	2001
Cash flows from operating activities:
Net (loss) earnings	$(6,168,392)	$(5,327,230)	$9,305,691
Adjustments for items not affecting cash:
Amortization	3,065,411	2,655,820	1,538,366
Future income taxes	(2,254,000)	(951,416)	4,741,905
Loss on sale of trade accounts receivable	—	36,263	73,955
Write-off of property and equipment	140,338	175,749	—
Changes in operating assets and liabilities:
Accounts receivable	(2,085,179)	(1,032,186)	(6,544,104)
Proceeds from sale of trade accounts receivable	—	4,192,712	9,458,760
Income taxes	935,847	(6,276,453)	4,794,476
Tax credits receivable	352,408	155,649	(560,269)
Inventories	1,940,676	(301,399)	(4,374,837)
Prepaid expenses and deposits	(293,188)	495,608	(519,685)
Accounts payable and accrued liabilities	(2,890,752)	460,575	(3,960,049)
Deferred revenue	768,213	(212,657)	(276,037)

	(6,488,618)	(5,928,965)	13,678,172
Cash flows from financing activities:
Proceeds from demand loan	10,726,076	—	—
Repayment of long-term debt	(3,746,372)	—	—
Repurchase of common shares	—	(8,684,330)	—
Proceeds from issuance of common shares	—	—	19,421,317

	6,979,704	(8,684,330)	19,421,317
Cash flows from investing activities:
Purchase of property and equipment	(1,387,367)	(3,083,748)	(4,003,625)
Purchase of intangible assets	(961,814)	(644,779)	—
Proceeds from disposal of property and equipment	655,544	—	—
Business acquisitions (note 3)	(6,045,837)	—	(1,141,000)
Sale (purchase) of investments	1,845,004	18,340,740	(23,345,416)

	(5,894,470)	14,612,213	(28,490,041)

Net (decrease) increase in cash and cash equivalents	(5,403,384)	(1,082)	4,609,448
Cash and cash equivalents, beginning of year	9,615,348	9,616,430	5,006,982

Cash and cash equivalents, end of year	$4,211,964	$9,615,348	$9,616,430

Supplemental disclosure of cash flow information (note 19)

See accompanying notes to consolidated financial statements.

OPTIMAL ROBOTICS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For each of the years in the three-year period ended December 31, 2003
(expressed in U.S. dollars)

1.     NATURE OF OPERATIONS

  Optimal Robotics Corp. (the "Company") is engaged in the development, marketing, installation and servicing of automated transaction products designed for use in the retail sector. The Company's principal product focus is its U-Scan® system, a self-service checkout system for the retail industry. The Company also provides hardware maintenance and repair outsourcing services throughout North America.

2.     SIGNIFICANT ACCOUNTING POLICIES

  These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada. These principles conform, in all material respects, with accounting principles generally accepted in the United States, except as described in note 20. The principal accounting policies of the Company are summarized as follows:

  (a)
  Principles of consolidation:

    These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated on consolidation.

  (b)
  Cash and cash equivalents:

    Cash and cash equivalents consist of cash on hand and balances with banks and highly liquid debt instruments with original terms to maturity of three months or less.

  (c)
  Short-term investments:

    Short-term investments include investments with maturities greater than three months and less than a year as well as investments with maturities greater than a year that can be promptly liquidated. Investments are carried at the lower of amortized cost and market value.

  (d)
  Securitizations:

    Securitization transactions are recorded as sales of accounts receivable when the control of the asset is transferred to the purchaser. Transactions recorded in this manner result in the removal of the accounts receivable sold from the Company's balance sheet. Discount fees on the portfolio of receivables sold are recorded in selling, general and administrative expenses.

  (e)
  Inventories:

    Raw material inventories are stated at the lower of landed cost or replacement cost. Finished goods and work in process inventories are stated at the lower of cost or net realizable value. Cost is determined on the basis of weighted average cost.

    To provide maintenance and repair services to its customers, the Company maintains significant levels of replacement parts. Parts are stated at cost. The Company provides an allowance for obsolescence and shrinkage. The costs of refurbishing parts are included in the cost of sales as incurred.

    Periodic revisions to allowance estimates are required, based upon the evaluation of several factors, including changes in estimated product life cycles, usage levels, and technology changes. Changes in these estimates are reflected immediately in income.

  (f)
  Research and investment tax credits:

    Research and investment tax credits are recorded as a reduction of the related expense or the cost of the assets acquired. Tax credits are recorded in the accounts when reasonable assurance exists that they will be realized.

  (g)
  Property and equipment:

    Property and equipment are recorded at cost. Amortization is provided for over the estimated useful lives of the assets using the straight-line method at the following annual rates:

Test units	33%
Equipment	10%
Computer equipment and software	33%
Leasehold improvements	Over lease term
  (h)
  Goodwill and other intangible assets:

    Goodwill:

    Goodwill is the residual amount that results when the purchase price of an acquired business exceeds the sum of the amounts allocated to the assets acquired, less liabilities assumed, based on their fair values. Goodwill is allocated as of the date of the business combination to the Company's reporting units that are expected to benefit from the synergies of the business combination.

    Goodwill is tested for impairment annually, or more frequently if events or changes in circumstances indicate that the asset may be impaired. The impairment test is carried out in two steps. In the first step, the carrying amount of the reporting unit is compared with its fair value. When the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not to be impaired and the second step of the test is not required. The second step is performed when the carrying amount of a reporting unit exceeds its fair value, in which case the implied fair value of the reporting unit's goodwill is compared with its carrying amount to measure the impairment loss, if any. When the carrying amount of the reporting unit's goodwill exceeds the implied fair value of goodwill, an impairment loss is recognized in an amount equal to the excess and is presented as a separate line item on the consolidated statement of operations.

    Based on the impairment tests performed as of December 31, 2003 and 2002, the Company concluded that no goodwill impairment charge was required.

    Prior to the adoption of the Canadian Institute of Chartered Accountants ("CICA") Handbook Section 3062 on January 1, 2002, goodwill was amortized on a straight-line basis over its expected useful life. The following information presents the impact of goodwill amortization in fiscal 2001:

	2003	2002	2001
Reported net (loss) earnings	$(6,168,392)	$(5,327,230)	$9,305,691
Add back goodwill amortization, net of tax	—	—	86,968

Adjusted net (loss) earnings	$(6,168,392)	$(5,327,230)	$9,392,659

Earnings (loss) per share:
Basic	$(0.41)	$(0.35)	$0.64
Diluted	(0.41)	(0.35)	0.60

    Other intangible assets:

    Intangible assets acquired either individually or with a group of other assets are initially recognized and measured at cost. The cost of a group of intangible assets, including those acquired in a business combination that meet the specified criteria for recognition apart from goodwill, is allocated to the individual assets based on their relative fair values.

    Intangible assets are amortized using the straight-line method at the following annual rates:

Customer list	20%
Patent costs	over patent life
License	over license term of 44 months

    Customer contracts and customer relationships are presented at the fair value assigned in the context of a business acquisition and are amortized on a straight-line basis over the estimated useful life of six years.

  (i)
  Impairment and disposal of long-lived assets:

    In December 2002, the CICA issued Handbook Section 3063, Impairment or Disposal of Long-Lived Assets and revised Section 3475, Disposal of Long-Lived Assets and Discontinued Operations. Together, these two sections supersede the write-down and disposal provisions of Section 3061, Property, Plant and Equipment as well as Section 3475, Discontinued Operations.

    Section 3063 amends existing guidance on long-lived asset impairment measurement and establishes standards for the recognition, measurement and disclosure of the impairment of long-lived assets held for use by the Company. It requires that an impairment loss be recognized for long-lived assets, consisting of property and equipment and intangible assets with definite useful lives, when the carrying amount of an asset to be held and used exceeds the sum of the undiscounted cash flows expected from its use and disposal; the impairment recognized is measured as the amount by which the carrying amount of the asset exceeds its fair value. Section 3475 provides a single accounting model for long-lived assets to be disposed of by sale. Section 3475 provides specified criteria for classifying an asset as held-for-sale and requires assets classified as held-for-sale to be measured at the lower of their carrying amounts or fair value, less costs to sell. Section 3475 also broadens the scope of businesses that qualify for reporting as discontinued operations to include any disposals of a component of an entity, which comprises operations and cash flows that can be clearly distinguished from the rest of the Company, and changes the timing of recognizing losses on such operations.

    On January 1, 2003, the Company adopted Section 3063 on the impairment of long-lived assets held for use and the revised standards contained in Section 3475 on disposal of long-lived assets and discontinued operations. There was no impact on the Company's financial statements as a result of adopting these recommendations.

  (j)
  Income taxes:

    The Company provides for income taxes using the asset and liability method of tax allocation. Under this method, future income tax assets and liabilities are determined based on deductible or taxable temporary differences between financial statement values and tax values of assets and liabilities using substantively enacted income tax rates expected to be in effect for the year in which the differences are expected to reverse.

    The Company establishes a valuation allowance against future income tax assets if, based on available information, it is more likely than not that some or all of the future income tax assets will not be realized.

  (k)
  Revenue recognition:

    Revenue from product sales is recognized upon shipment, delivery or upon customer acceptance of the product, based upon the terms as defined in the customer contract. Installation service revenue, which is billed separately from product sales, is recognized at the time the service has been provided to the customers. Revenue from maintenance and repair services, which is subject to separate contracts, is deferred and amortized ratably over the term of the contract.

  (l)
  Foreign currency translation:

    Monetary assets and liabilities of the Canadian and foreign operations denominated in currencies other than the U.S. dollar are translated at the rates of exchange prevailing at the balance sheet dates. Other assets and liabilities denominated in currencies other than the U.S. dollar are translated at the exchange rates prevailing when the assets were acquired or the liabilities incurred. Revenues and expenses denominated in currencies other than the U.S. dollar are translated at the approximate rate of exchange in effect on the date of the transaction. Foreign exchange gains and losses are included in the determination of net earnings.

  (m)
  Research and development expenses:

    Research costs, which include all costs incurred to establish technological feasibility, are charged to operations in the year in which they are incurred. Technological feasibility has been defined as the completion of the product design for the computer software. Once technological feasibility has been established, development costs are evaluated for deferral and subsequent amortization. As at December 31, 2003 and 2002, the Company had no deferred development costs.

  (n)
  Stock-based compensation:

    In November 2003, the CICA revised Handbook Section 3870, Stock-based Compensation and other Stock-based Payments, with respect to the accounting for stock-based compensation and other stock-based payments. The revised recommendations require that beginning January 1, 2004, the fair value-based method be used to account for all transactions whereby goods and services are received in exchange for stock-based compensation and other stock-based payments. The revised standard no longer permits the use of the settlement method for stock-based employee compensation awards. Under the settlement method, any consideration paid by employees on the exercise of stock options is credited to share capital and no compensation expense is recognized. Under the fair value-based method, compensation cost is measured at fair value at the date of grant and is expensed over the award's vesting periods.

    In accordance with one of the transitional options permitted under Section 3870, the Company has elected to early adopt the new recommendations effective January 1, 2003 and prospectively apply the standard for employee stock awards granted after January 1, 2003. Previously, the Company applied the settlement method of accounting to employee stock options.

    As required under the standard, the following disclosure is required to report the pro forma net earnings and earnings per share as if the fair value-based method had been used to account for employee stock options granted between January 1, 2002 and December 31, 2002:

	2003	2002
Net loss, as reported	$(6,168,392)	$(5,327,230)
Deduct:
Total stock-based employee compensation expense determined under fair value-based method for all awards granted in fiscal 2002, net of related taxes of nil	(1,423,340)	(18,575,322)

Pro forma net loss	$(7,591,732)	$(23,902,552)

Earnings (loss) per share:
Basic:
As reported	$(0.41)	$(0.35)
Pro forma	(0.51)	(1.59)
Diluted:
As reported	(0.41)	(0.35)
Pro forma	(0.51)	(1.59)

    The weighted average fair value of the 1,765,000 options granted during the fiscal 2002, estimated on the date of grant using the Black-Scholes pricing model with the following weighted average assumptions, was $11.49 per share:

	2003	2002
Risk free interest rate	N/A	3.32%
Expected volatility	N/A	81%
Expected life in years	N/A	10
Expected dividend yield	N/A	nil

    Dividend yield was excluded from the calculation since it is the present policy of the Company to retain all earnings to finance operations.

    There were no options granted during the year ended December 31, 2003. The pro forma adjustments for fiscal 2003 and fiscal 2002 relate to the amortization of compensation cost for options granted during fiscal 2002 over the vesting periods.

    Details of all outstanding stock options are as follows:

	Number	Weighted average exercise price per share
Balance, December 31, 2002	4,799,525	$22.88
Expired/cancelled	(4,794,525)	22.89

Balance, December 31, 2003	5,000	6.40

  (o)
  Earnings per share:

    Basic earnings per share are determined using the weighted average number of common shares outstanding during the period. Diluted earnings per share are calculated using the treasury stock method. Diluted earnings per share are computed in a manner consistent with basic earnings per share except that the weighted average shares outstanding are increased to include additional shares from the assumed exercise of options and warrants, if dilutive. The number of additional shares is calculated by assuming that outstanding options and warrants were exercised and that the proceeds from such exercises are used to repurchase common shares at the average market price during the reporting period.

  (p)
  Use of estimates:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting periods. Significant areas requiring the use of management estimates include estimating the useful lives of long-lived assets, including property and equipment and intangible assets, estimating the fair value of identifiable intangibles acquired in a business acquisition, estimating stock-based compensation costs, as well as assessing the recoverability of inventories, goodwill, long-lived assets, tax credits receivable and future tax assets. The reported amounts and note disclosures are determined to reflect the most probable set of economic conditions and planned courses of action. Actual results could differ from those estimates.

  (q)
  Guarantees:

    On January 1, 2003, the Company adopted the new recommendations of the CICA, Accounting Guideline 14, Disclosure of Guarantees, which clarifies disclosure requirements for certain guarantees. The guideline does not provide guidance on the measurement and recognition of a guarantor's liability for obligations under guarantees. The guideline defines a guarantee to be a contract (including an indemnity) that contingently requires the Company to make payments to a third party based on (i) changes in an underlying interest rate, foreign exchange rate, equity or commodity instrument, index or other variable, that is related to an asset, a liability or an equity security of the counterparty, (ii) failure of another party to perform under an obligating agreement or (iii) failure of another party to pay its indebtedness when due.

    As explained in note 13 (b), the Company is contractually bound to indemnify a customer without limitations for damages incurred in connection with a civil action. A reasonable estimate of the maximum potential amount the Company could be required to pay to counterparties cannot be made given the nature of the indemnification.

3.     BUSINESS ACQUISITIONS

  RBA Inc.

  On September 30, 2003, the Company acquired substantially all of the assets and the ongoing business of RBA Inc. ("RBA"), a company that provides hardware maintenance outsourcing services, including debit/credit card system maintenance and computer maintenance services, across Canada.

  The net assets acquired for cash are approximately $6.0 million (CA$8.1 million), subject to the determination of certain post closing adjustments, if any. The acquisition is accounted for by the Company using the purchase method and the results of RBA are consolidated with those of the Company from the date of acquisition.

  The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at date of acquisition. The Company is in the process of finalizing its valuation of the net assets acquired, including the determination of post-closing adjustments and the allocation to goodwill and to other intangible assets; thus, the allocation of the purchase price is subject to final modifications.

Assets acquired, at assigned values:
Accounts receivable	$3,185,127
Inventories	2,222,135
Property and equipment	1,766,800
Prepaid expenses and deposits	289,004
Customer contracts and customer relationships	3,399,720
Tax-deductible goodwill	3,783,350

14,646,136
Liabilities assumed:
Accounts payable and accrued liabilities	4,156,473
Deferred revenue	697,454
Current portion of long-term debt	2,384,182
Long-term debt	1,362,190

8,600,299

Net assets acquired for cash	$6,045,837

  Alpha Microsystems, LLC

  On May 29, 2001, the Company acquired certain assets and the ongoing business of Alpha Microsystems, LLC, based in Santa Ana, California, for a total purchase price of approximately $6.8 million, of which $5.7 million was paid by the assumption of liabilities and $1.1 million was paid in cash.

  Details of the acquisition are as follows:

Assets acquired, at assigned values:
Accounts receivable	$1,387,105
Inventories	1,254,545
Property and equipment	1,175,000
Other assets	142,383
Tax-deductible goodwill	3,171,903

7,130,936
Liabilities assumed:
Accounts payable and accrued liabilities	2,756,482
Notes payable	1,385,000
Deferred revenue	1,848,454

5,989,936

Net assets acquired for cash	$1,141,000

4.     INVESTMENTS

  Investments consist of the following:

	2003	2002
Discounted notes denominated in U.S. dollars and in Canadian dollars, with a weighted average effective yield of 1.39% (2002 — 1.56%), maturing between January 12, 2004 and October 24, 2004 (2002 — matured between January 13, 2003 and April 17, 2003)	$48,031,869	$76,146,586
Notes denominated in U.S. dollars, with a weighted average effective yield of 1.97%, maturing between February 1, 2005 and December 9, 2008	26,269,713	—

	$74,301,582	$76,146,586

5.     ACCOUNTS RECEIVABLE

	2003	2002
Trade accounts receivable	$10,880,166	$5,289,040
Accrued interest	236,929	299,134
Other	250,443	540,976
Less allowance for doubtful accounts	(284,576)	(316,494)

	$11,082,962	$5,812,656

  During fiscal 2002, under an agreement with a subsidiary of a Canadian chartered bank, the Company sold accounts receivable on a non-recourse basis with an aggregate carrying value of $4,228,976 for net proceeds amounting to $4,192,713. The excess of the carrying value over the net proceeds on sale of these accounts receivable of $36,263 was charged to selling, general and administrative expense.

6.     INVENTORIES

	2003	2002
Finished goods	$1,182,541	$1,647,505
Work in process	641,370	355,853
Raw materials	3,203,305	4,468,785
Product and service replacement parts	17,910,909	16,184,523

	$22,938,125	$22,656,666

7.     PROPERTY AND EQUIPMENT

	2003	2002
Cost:
Test units	$3,912,111	$3,363,185
Equipment	2,253,444	1,981,932
Computer equipment and software	4,317,556	3,958,111
Leasehold improvements	3,279,697	2,408,759

	13,762,808	11,711,987
Accumulated amortization:
Test units	2,631,275	1,709,599
Equipment	622,693	424,166
Computer equipment and software	3,153,302	2,273,216
Leasehold improvements	1,065,350	742,662

	7,472,620	5,149,643

Net carrying amount	$6,290,188	$6,562,344

8.     GOODWILL AND OTHER INTANGIBLE ASSETS

	2003	2002
Cost:
Goodwill	$6,955,253	$3,171,903
Customer contracts and customer relationships	3,399,720	—
Patent costs	1,393,693	803,143
Customer list	786,414	786,414
License	371,264	—

	12,906,344	4,761,460
Accumulated amortization:
Goodwill	141,750	141,750
Customer contracts and customer relationships	141,655	—
Patent costs	105,034	36,503
Customer list	340,564	183,283
License	67,503	—

	796,506	361,536

Net carrying amount	$12,109,838	$4,399,924

9.     BANK INDEBTEDNESS

  The Company has credit facilities in the amount of approximately CA$15 million (U.S.$11.6 million), which can be utilized in the form of loans or bankers' acceptances in Canadian dollars. At December 31, 2003, the Company utilized $10,726,076 of the facilities. The borrowings are due on demand and bear interest either at the bank's prime rate or the market rate for bankers' acceptances plus an acceptance fee of 0.75% per annum, depending on the form of the facility utilized. The facilities are secured by a first ranking moveable hypothec on short-term investments.

10.   ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	2003	2002
Trade accounts payable	$5,218,166	$5,725,821
Accrued salaries and benefits	2,078,886	1,217,640
Sales taxes payable	620,170	190,918
Other	482,878	—

	$8,400,100	$7,134,379

11.   SHARE CAPITAL

  The Company's authorized share capital consists of an unlimited number of Class "A" shares, and Class "B" and Class "C" preference shares.

  •
  The Class "A" shares are designated as common shares.

  •
  The Class "B" preference shares are voting, non-participating and redeemable at the option of the Company for the amount paid up thereon. In the event of the liquidation, dissolution or wind-up of the Company, the Class "B" preference shares rank in priority to all other classes.

  •
  The Class "C" preference shares are issuable in series with rights, privileges, restrictions and conditions designated by the directors. In the event of the liquidation, dissolution or wind-up of the Company, the Class "C" preference shares rank in priority to the common shares.

  Changes in the issued and outstanding share capital are as follows:

	Number of common shares	Dollars
Balance, December 31, 2000	13,708,690	$107,050,914
Issued for cash pursuant to exercise of stock options	1,409,225	17,433,431
Issued pursuant to exercise of warrants:	353,420	—
Ascribed value from other capital	—	4,402
Cash	—	1,987,886

Balance, December 31, 2001	15,471,335	126,476,633
Stock repurchase program	(535,100)	(4,374,389)

Balance, December 31, 2002 and 2003	14,936,235	$122,102,244

  On February 26, 2002, the Board of Directors approved a stock repurchase program authorizing the Company to purchase up to 750,000 common shares in the open market commencing March 5, 2002 and ending March 4, 2003. During 2002, 535,100 shares having a book value of $4,374,389 had been repurchased for a total consideration of $8,684,330. The excess of the purchase price over book value of the shares in the amount of $4,309,941 was charged to retained earnings. No shares were repurchased during the period from January 1, 2003 to March 4, 2003.

  During 2001, the Company issued 1,409,225 common shares pursuant to the exercise of stock options with exercise prices ranging between $3.00 and $47.00 per share and 353,420 common shares pursuant to the exercise of warrants with exercise prices ranging between Cdn$5.00 and $6.60 per share. Total proceeds from the issuance of these shares amounted to $19,421,317.

12.   STOCK OPTION PLAN/WARRANTS

  (a)
  Stock option plan:

    The Company has a stock option plan that provides for the granting of options to employees and directors for the purchase of the Company's common shares. Options may be granted by the Board of Directors for terms of up to ten years. The Board of Directors establishes the exercise period, vesting terms and other conditions for each grant at the grant date. Options may be granted with exercise prices at the then current market price. Options outstanding under the plan expire between five and ten years after the date of grant and vest either immediately or over a period of up to two years.

    A total of 9,000,000 common shares had been authorized for issuance pursuant to options granted under the stock option plan. As at December 31, 2002, 2,543,725 common shares had been issued pursuant to the stock option plan, an additional 4,794,525 common shares were reserved for options outstanding, leaving a further 1,661,750 common shares available to be granted under this plan.

    The Company had granted options under the plan pursuant to certain employment agreements which provide that in the event of termination by the Company without cause, the exercise price of all options, warrants or rights would be amended to a nominal value. Included in the options outstanding as at December 31, 2002, there were options to purchase 2,790,000 common shares with a weighted average exercise price of $23.22 which were subject to this provision, of which 2,392,500 options were exercisable.

    On July 16, 2003, the Board of Directors approved the cancellation of all options issued and outstanding under the Company's stock option plan, subject to the agreement of the option holders. All such options were cancelled as of July 31, 2003. The 5,000 stock options that remain outstanding were issued outside of the Company's stock option plan, to two consultants who are not employees of the Company.

  (b)
  Details of all outstanding stock options are as follows:

	Number of options	Weighted average exercise price per share
Balance, December 31, 2000	2,933,000	$19.66
Granted	1,846,000	30.62
Expired/cancelled	(5,500)	27.43
Exercised	(1,409,225)	12.37

Balance, December 31, 2001	3,364,275	28.73
Granted	1,765,000	13.86
Expired/cancelled	(329,750)	34.14

Balance, December 31, 2002	4,799,525	22.88
Expired/cancelled	(4,794,525)	22.89

Balance, December 31, 2003	5,000	$6.40

    The weighted average remaining contractual life of the options outstanding at December 31, 2003, all of which are exercisable, is 8.8 years.

13.   COMMITMENTS AND CONTINGENCIES

  (a)
  Operating leases:

    The Company has entered into operating leases for its premises, vehicles and certain office equipment. The minimum amounts payable for each of the next five years, excluding the Company's proportionate share of common operating costs, are approximately as follows:

2004	$2,617,000
2005	2,027,000
2006	1,288,000
2007	660,000
2008	649,000
Thereafter	1,150,000

$8,391,000

  (b)
  In 1995 and 1996, the Company received demand letters from the same claimant alleging patent infringement. In July 1999, the claimant filed a civil action alleging patent infringement in the United States District Court for the District of Utah against the Company and PSC Inc., one of the Company's suppliers. In addition, the claimant filed claims against one of the Company's customers, which is contractually entitled to be indemnified by the Company for any damages incurred by it in connection with any patent infringement. On January 27, 2004, the Company entered into a settlement agreement with the claimant, which resolved all potential claims by the claimant and brought this action to an end. This settlement did not have a material adverse effect on the financial position or results of operations of the Company.

    The Company also received a legal letter from another party in 1999, and again in February 2001, alleging infringement of another patent. In March 2003, this claimant also sent a third demand letter alleging infringement of additional patents. The Company believes this second claimant's claims to be without merit and intends to vigorously defend its position should this second claimant initiate a civil action. No amounts have been specified in these claims. It is not possible at this time to make an estimate of the amount of damages, if any, that may result and, accordingly, no provision has been made in these financial statements with respect to such claims.

  (c)
  The Company is party to litigations arising in the normal course of operations. The Company does not expect the resolution of such matters to have a materially adverse effect on the financial position or results of operations of the Company.

14.   RESEARCH AND DEVELOPMENT EXPENSES

	2003	2002	2001
Gross research and development expenses	$1,171,390	$2,146,058	$2,023,956
Less research tax credits	(376,000)	(856,210)	(800,000)

	$795,390	$1,289,848	$1,223,956

15.   RESTRUCTURING

  In 2003, the Company reduced its workforce in an effort to increase operating efficiencies, decrease overall general and administrative expenses and improve financial results. In total, the Company incurred charges of $747,919 related primarily to severance and accrued vacations, all of which were fully paid by December 31, 2003.

  In 2002, the Company closed the assembly facility in Phoenix, Arizona, and the support hub in Covington, Kentucky in an effort to consolidate operations. The costs incurred as a result of the closures related mainly to lease costs, severance payments and the write-down of inventories and leasehold improvements. As at December 31, 2003, a provision of approximately $133,000 (2002 — $288,000) relating to future obligations for leased premises is included in accounts payable and accrued liabilities in the consolidated balance sheets.

16.   INCOME TAXES

  The income tax provision differs from the amount computed by applying the combined Canadian federal and provincial tax rates to earnings before income taxes. The reasons for the difference and the related tax effects are as follows:

	2003	2002	2001
(Loss) earnings before income taxes	$(10,071,392)	$(8,268,193)	$18,905,691

Combined Canadian federal and provincial income taxes at 33% (2002 — 35% and 2001 — 37%)	$(3,323,559)	$(2,907,097)	$6,995,106
Foreign exchange(1)	(1,403,641)	(178,235)	2,173,331
Benefit of losses not recorded	1,370,092	—	—
Difference in tax rates in foreign jurisdictions	(367,005)	—	—
Permanent differences and other	(178,887)	144,369	431,563

Income tax (recovery) provision	$(3,903,000)	$(2,940,963)	$9,600,000

  (1)
  For purposes of calculating the income tax provision of the Company, a tax liability is recognized on the foreign exchange gains which arise on the conversion into Canadian dollars of the net monetary assets denominated in U.S. dollars; such conversion is required for tax purposes. Because these financial statements are presented in U.S. dollars, this foreign exchange gain does not impact earnings before income taxes even though the income tax provision includes a tax liability for this gain. Future fluctuations in the foreign exchange rate between the Canadian and U.S. dollar will change the amount of the foreign exchange gains and thus the provision for income taxes thereon.

  The (recovery of) provision for income taxes is composed of the following:

	2003	2002	2001
Current income taxes	$(1,649,000)	$(1,989,547)	$4,858,095
Future income taxes	(2,254,000)	(951,416)	4,741,905

	$(3,903,000)	$(2,940,963)	$9,600,000

  The future income tax balances are summarized as follows:

	2003	2002
Future income tax assets (liabilities):
Non-capital losses	$3,648,108	$1,278,016
Share issue costs	331,829	735,596
Less valuation allowance	(1,370,092)	—

	2,609,845	2,013,612
Research and development tax credits	(133,806)	(220,286)
Property and equipment	(129,583)	(413,415)
Foreign exchange gain	—	(1,287,455)

Net future income tax asset	$2,346,456	$92,456

Presented as:
Current assets	$331,829	$243,470
Long-term assets	2,278,016	1,549,856
Current liabilities	(133,806)	—
Long-term liabilities	(129,583)	(1,700,870)

	$2,346,456	$92,456

  In assessing the realizability of future tax assets, management considers whether it is more likely than not that some portion or all of the future income tax assets will be realized. The ultimate realization of future tax assets is dependent upon the generation of future taxable income and/or tax planning strategies.

  The Company has approximately $10 million of losses carryforward available to reduce federal taxable income in the United States. These losses expire in 2022 and 2023.

17.   SEGMENTED INFORMATION

  Prior to fiscal 2003, the Company reported its operations under one segment, the development, marketing, installation and sale of automated transaction products designed for use in the retail sector. As a result of the acquisitions discussed in note 3, combined with lower product sales and an increase in service revenue from hardware and software maintenance, the Company now operates in two segments, namely product sales and services as described in note 1. The corporate segment is responsible for the Company's financial and corporate direction, and also includes general expenses which cannot be directly attributed to a specific segment. Management measures the results of operations based on segment gross margin provided by each business segment.

  The prior years' figures present revenues and cost of sales by products only since, until the acquisition referred to above, management reported its operations as one segment.

  (a)
  Information on the operating segments is as follows:

	Systems, parts and other	Hardware and software maintenance	Corporate and eliminations	Consolidated
2003:
Revenues from external customers	$38,801,548	$28,386,352	$—	$67,187,900
Cost of sales	27,861,154	17,560,574	—	45,421,728
Segment gross margin	10,940,394	10,825,778	—	21,766,172
Amortization	2,137,473	927,938	—	3,065,411
Interest income	—	—	980,103	980,103
Income (loss) before taxes	(2,292,374)	616,735	(8,395,753)	(10,071,392)
Income tax expense (recovery)	—	—	(3,903,000)	(3,903,000)
Total assets	$16,663,937	$36,063,125	$82,815,263	$135,542,325
Total additions to property and equipment and intangibles	$1,572,858	$7,564,947	$394,446	$9,532,251
2002:
Revenues from external customers	$56,482,854	$19,234,737	$—	$75,717,591
Cost of sales	36,409,261	13,852,076	—	50,261,337
Segment gross margin	20,073,593	5,382,661	—	25,456,254
2001:
Revenues from external customers	$86,184,269	$15,236,974	$—	$101,421,243
Cost of sales	54,440,833	8,717,916	—	63,158,749
Segment gross margin	31,743,436	6,519,058	—	38,262,494
  (b)
  Geographic information is as follows:

	Revenues			Property and equipment and intangibles
	2003	2002	2001	2003	2002	2001
Canada	$13,310,217	$3,678,824	$572,276	$13,804,936	$5,811,631	$4,436,119
United States	52,570,247	72,038,767	100,848,967	4,581,268	5,150,637	5,629,191
United Kingdom	1,307,436	—	—	13,822	—	—

	$67,187,900	$75,717,591	$101,421,243	$18,400,026	$10,962,268	$10,065,310

    Revenues were derived from customers located in the geographic areas.

  (c)
  Major customers:

    Sales to major customers (customers from which 10% or more of total revenue is derived during the specified period), predominently from the systems, parts and other segment, are summarized as follows:

	2003	2002	2001
Customer 1	$24,404,102	$33,027,035	$65,134,835
Customer 2	N/A	N/A	14,109,411

18.   FINANCIAL INSTRUMENTS

  (a)
  Credit risk:

    Credit risk results from the possibility that a loss may occur from the failure of another party to perform according to the terms of the contract. Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, investments and accounts receivable. Cash is maintained with high-credit quality financial institutions. Investments consist of discounted notes issued by high-credit quality corporations. For accounts receivable, the Company performs periodic credit evaluations and typically does not require collateral. Allowances are maintained for potential credit losses consistent with the credit risk, historical trends, general economic conditions and other information.

  (b)
  Interest rate risk:

    The Company's exposure to interest rate risk is as follows:

Cash and cash equivalents	Fixed interest rate
Short-term investments	Fixed interest rate
Accounts receivable	Non-interest bearing
Tax credits receivable	Non-interest bearing
Bank indebtedness	Variable interest rate
Accounts payable and accrued liabilities	Non-interest bearing
  (c)
  Fair value:

    Fair value estimates are made as of a specific point in time using available information about the financial instrument. These estimates are subjective in nature and often cannot be determined with precision.

    The Company has determined that the carrying values of cash, accounts receivable, tax credits receivable, accounts payable and accrued liabilities are reasonable estimates of their fair values due to the relatively short periods to maturity of these instruments.

    The fair value of investments as at December 31, 2003 amounted to approximately $74,456,000 (2002 — $76,714,000) which was calculated by reference to various market data.

19.   SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

	2003	2002	2001
Cash paid during the year for:
Interest	$174,521	$59,579	$105,368
Income taxes	158,730	3,260,759	63,621
Cash and cash equivalents consist of:
Cash balances with banks	$4,211,964	$9,615,348	$3,486,203
Short-term investments	—	—	6,130,227

	$4,211,964	$9,615,348	$9,616,430

20.   CANADIAN/U.S. REPORTING DIFFERENCES

  The consolidated financial statements of the Company are prepared in accordance with Canadian generally accepted accounting principles ("GAAP"), which conform, in all material respects, with those generally accepted in the United States except as described below:

  (a)
  Consolidated Statements of Operations:

    The reconciliation of net earnings reported in accordance with Canadian GAAP to U.S. GAAP is as follows:

	2003	2002	2001
Net (loss) earnings in accordance with Canadian GAAP:	$(6,168,392)	$(5,327,230)	$9,305,691
Stock-based compensation costs(1)	—	9,778,143	(32,600,037)

Net earnings (loss) in accordance with U.S. GAAP	$(6,168,392)	$4,450,913	$(23,294,346)

Earnings (loss) per share under U.S. GAAP:
Basic	$(0.41)	$0.30	$(1.58)
Diluted	(0.41)	0.29	(1.58)

    The weighted average number of common shares outstanding for purposes of determining basic and diluted earnings (loss) per share are the same amounts disclosed for Canadian GAAP purposes.

    (1)
    Stock-based compensation:

    Prior to January 1, 2002, the Company accounted for its stock-based compensation plan under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations, which requires compensation costs to be recognized for the difference, if any, between the quoted market price of the stock as at the grant date and the amount the individual must pay to acquire the stock. Prior to the cancellation of the outstanding stock options referred to in note 12 (a), certain of the Company's stock options were variable because the exercise price was not known until the options were exercised.

    Effective January 1, 2003, the Company adopted the fair value recognition provisions of FASB Statement 123, Accounting for Stock-based Compensation, prospectively to all employee awards granted, modified or settled after January 1, 2003. Awards under the Company's plan vest either immediately or over a period of two years. Therefore, the cost related to stock-based compensation included in the determination of net earnings for 2003 is less than that which would have been recognized if the fair value based method had been applied to all awards since the original effective date of Statement 123.

    The following table illustrates the effect on net income and earnings per share if the fair value based method had been applied to all outstanding and unvested awards in each period:

	2003	2002	2001
Reported net (loss) earnings	$(6,168,392)	$4,450,913	$(23,294,346)
Add: Stock-based employee compensation included in reported net earnings, net of related taxes of nil	—	(9,778,143)	32,600,037
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related taxes of nil	(10,134,477)	(41,975,353)	(31,683,852)

Pro forma net loss	$(16,302,869)	$(47,302,583)	$(22,378,161)

Earnings (loss) per share:
Basic:
As reported	$(0.41)	$0.30	$(1.58)
Pro forma	(1.09)	(3.14)	(1.52)
Diluted:
As reported	(0.41)	0.29	(1.58)
Pro forma	(1.09)	(3.14)	(1.52)

    The weighted averaged fair value of each option granted is estimated on the date of grant using the Black-Scholes pricing model with the following weighted average assumptions:

	2003	2002	2001
Risk-free interest rate	N/A	3.32%	4.36%
Expected volatility	N/A	81%	76%
Expected life in years	N/A	10	8.6
Expected dividend yield	N/A	nil	nil

    Dividend yield was excluded from the calculation since it is the present policy of the Company to retain all earnings to finance operations.

    The following table summarizes the weighted average grant-date fair value per share for options granted:

	Number of options	Weighted average grant-date fair value per share
2001:
Exercise price per share equal to market price per share	1,846,000	$22.22
2002:
Exercise price per share equal to market price per share	1,765,000	11.49
2003:
Exercise price per share equal to market price per share	N/A	N/A
  (b)
  Consolidated Balance Sheets:

    Differences between Canadian and U.S. GAAP in the presentation of share capital, additional paid-in capital and retained earnings are as follows:

    (i)
    Share capital:
	2003	2002
Share capital in accordance with Canadian GAAP	$122,102,244	$122,102,244
Stock-based compensation costs on options exercised:
Current year	—	—
Cumulative effect of prior years	39,868,564	39,868,564
Change in reporting currency(2)	2,587,999	2,587,999

Share capital in accordance with U.S. GAAP	$164,558,807	$164,558,807

    (ii)
    Additional paid-in capital:
	2003	2002
Additional paid-in capital in accordance with Canadian GAAP	$5,282	$5,282
Stock-based compensation costs:
Current year	—	(9,778,143)
Cumulative effect of prior years	68,756,941	78,535,084
Stock-based compensation costs on options exercised:
Cumulative effect of prior years	(39,868,564)	(39,868,564)
Change in reporting currency(2)	968,350	968,350

Additional paid-in capital in accordance with U.S. GAAP	$29,862,009	$29,862,009

    (iii)
    Retained earnings (deficit):
	2003	2002
Deficit in accordance with Canadian GAAP	$(7,330,417)	$(1,162,025)
Stock-based compensation costs:
Current year	—	9,778,143
Cumulative effect of prior years	(68,756,941)	(78,535,084)
Share issue costs(1)	(833,919)	(833,919)
Change in reporting currency(2)	(1,188,668)	(1,188,668)

Deficit in accordance with U.S. GAAP	$(78,109,945)	$(71,941,553)

      (1)
      Share issue costs:

      Under SFAS No. 123, transactions in which an entity acquires goods and services from non-employees in exchange for equity instruments are required to be recorded at fair value. In 1996, a total of 285,600 warrants were granted to non-employees, the fair value of which was $833,919 and was charged to deficit as share issue costs.

      (2)
      Change in reporting currency:

      In 1998, the Company adopted the U.S. dollar as its reporting currency. Under Canadian GAAP, at the time of change in reporting currency, the historical financial statements were presented using a translation of convenience. Under U.S. GAAP, the financial statements, including prior years, are translated according to the current rate method. Accordingly, the cumulative translation account included as part of shareholders' equity under Canadian GAAP does not exist for U.S. GAAP purposes.

  (c)
  Accumulated Other Comprehensive Income (Loss):

    Under U.S. GAAP, SFAS No. 130, Reporting Comprehensive Income establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income consists of net earnings (loss) and all other changes in shareholders' equity that do not result from transactions with shareholders. These changes include cumulative foreign currency translation adjustments. The statement requires only additional disclosures in the consolidated financial statements; it does not affect the Company's financial position or results of operations.

    Accumulated other comprehensive income (loss), which resulted solely from the translation of the financial statements up to June 30, 2000, the date the Company adopted the United States dollar as its measurement currency, in accordance with the current rate method, is $(3,018,233) as at December 31, 2003, 2002, and 2001.

  (d)
  Supplementary information:

    Under U.S. GAAP separate disclosure is required for the following statement of operations item. There is no similar requirement under Canadian GAAP.

	2003	2002	2001
Advertising expense	$130,549	$178,074	$124,916
  (e)
  Recent accounting pronouncements:

  (i)
  Variable interest entities:

    In December 2003, the Financial Accounting Standards Board (FASB) issued FIN46R, Consolidation of Variable Interest Entities. This interpretation provides guidance on the application of consolidation accounting principles to all entities. Its principles require an enterprise to determine whether an entity in which it has an interest is a variable interest entity ("VIE"), or an entity that is other than a VIE, to which the basic consolidation principles apply. An enterprise consolidates a VIE if that enterprise has a variable interest that will absorb a majority of the VIE's expected losses if they occur, receive a majority of the VIE's expected residual returns if they occur, or both.

    FIN46R applies to financial statements of public companies that have an interest in VIEs (other than special-purpose entities for which the standard is already effective) for periods ending after March 15, 2004. Similar standards were issued in Canada, but are only effective for annual or interim periods beginning after November 1, 2004. The Company does not expect that the adoption of these standards to have a material effect on its financial statements.

    (ii)
    Asset retirement obligations:

    These standards were established for the recognition, measurement and disclosure of liabilities for asset retirement obligations and the associated retirement cost. The standards apply to legal obligations associated with the retirements of a tangible long-lived asset that results from acquisition, development or normal operations. The standard requires an entity to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and when a reasonable estimate of fair value can be made. An entity is subsequently required to allocate the asset retirement cost to expense using a systematic and rational method over its estimated life. The standards are effective in Canada and the US for fiscal years beginning on or after January 1, 2004. The adoption of this standard is not expected to have a material impact on the Company's financial statements.

21.   COMPARATIVE FIGURES

  Certain of the comparative figures have been reclassified in order to conform with the current year's presentation.

22.   SUBSEQUENT EVENTS

  (a)
  Terra Payments Inc.:

    On January 20, 2004, the Company entered into a Combination Agreement with Terra Payments Inc. ("Terra"), a Canadian publicly-traded company that offers proprietary technology and services to businesses to accept credit card, electronic cheque and direct debit payments. Terra processes credit card payments primarily for non-face-to-face transactions, including mail-order/telephone order, licensed on-line gaming and other on-line merchants, as well as for retail point-of-sale merchants. Terra also processes cheques and direct debits online and by telephone.

    The agreement provides for a stock-for-stock merger in which 0.4532 shares of the Company's common shares will be exchanged for each share of Terra. The total purchase price will be approximately $64.6 million and will be paid through of the issuance of approximately 7.2 million common shares by the Company, the assumption of options and warrants issued by Terra and estimated transaction costs of the Company.

    The estimated fair value of the assets to be acquired and liabilities to be assumed include tangible assets of approximately $110 million, goodwill and other intangible assets of $45 million and liabilities of $91 million. The Company is presently proceeding to finalize its valuation of the assets to be acquired and liabilities to be assumed, including the allocation of the purchase price to identifiable intangible assets and goodwill. Thus, the allocation of the purchase price will be subject to final modifications once the acquisition is consummated.

    The per share value of the shares issued as consideration for the business acquisition was $8.48 which was determined using the Company's average closing share price on NASDAQ over a reasonable period before and after the date the terms of the business combination were agreed to and announced.

    Each outstanding Terra stock option and warrant, including Terra options to be issued on closing of this transaction, will become a 0.4532 stock option or warrant to acquire a common share of the Company. The Company will effectively issue approximately 1.8 million stock options and warrants having a fair value of approximately $5.6 million, or a weighted average of $3.08 per share, to acquire the Terra options and warrants. The fair value of the vested stock options and warrants of approximately $2.5 million will be recorded as purchase consideration. The fair value of the unvested stock options of approximately $3.1 million will be recorded as deferred compensation, which will be amortized over the vesting period of three years.

    The completion of the transaction is subject to certain conditions, including approval by the shareholders of both companies and regulatory approvals. The agreement provides for the payment of a termination fee by either Terra or the Company in certain circumstances. The transaction is expected to close in April 2004. The Company will account for the transaction using the purchase method from the closing date.

  (b)
  Sale of U-Scan® business:

    On February 16, 2004, the Company entered into an agreement in principle with NCR Corporation ("NCR") to sell its U-Scan® self-checkout business, including all related tangible assets, intellectual property rights, and obligations, for $30 million in cash. The purchase price is subject to adjustments at the date of closing based on the net assets at that date. Completion of the transaction is subject to the execution of definitive documentation, approval by shareholders, receipt of certain third-party consents and approvals and other conditions. The Company has agreed to pay NCR a termination fee under certain circumstances. The transaction is expected to close in April 2004.

    At December 31, 2003, the net assets to be sold were approximately $26 million, comprised of $20.6 million of working capital, $4.4 million of property and equipment and $1.6 million of intangible assets. The results of operations of this business for the year ended December 31, 2003 were as follows:

Systems and hardware service revenue	$55,459,418
Cost of sales	37,494,209

17,965,209
Expenses:
Selling, general and administrative	16,941,025
Amortization	2,160,064
Operating lease	1,137,392
Research and development	795,390
Restructuring	415,414

21,449,285

Loss before income taxes	$(3,484,076)

    The results of operations include management assumptions and adjustments related to cost allocations which are inherently subjective.

  (c)
  Acquisition of the hardware service division of Systech Retail Systems:

    On February 20, 2004, the Company entered into an agreement to acquire the hardware service division of Systech Retail Systems for a cash consideration of $3 million. Completion of the transaction is subject to the execution of definitive documentation, receipt of certain third party consents and approvals, and other customary closing conditions. The Company will account for the transaction using the purchase method from the closing date, which is expected by the end of February 2004.

The following is Management's Discussion and Analysis of Financial Condition and Results of Operations of Optimal has extracted without modification from Optimal's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

        The following discussion of the financial condition and results of operations of our company describes our business, our vision and strategy, seasonality and trends within our business environment, the critical accounting policies of our company that will help you understand our consolidated financial statements, the principal factors affecting our results of operations, and liquidity and capital resources. This discussion should be read in conjunction with our consolidated financial statements for the years ended December 31, 2003, 2002 and 2001, which are included in Item 8 — "Financial Statements and Supplementary Data", and the factors set forth below under "Forward-Looking Statements" and all other information contained in our Form 10-K. All dollar amounts are expressed in United States dollars (unless otherwise stated) and, other than those expressed in millions of dollars, have been rounded to the nearest thousand.

        We prepare our consolidated financial statements in accordance with Canadian GAAP, with a reconciliation to U.S. GAAP, as disclosed in note 20 of the notes to our consolidated financial statements, which are included in Item 8 — "Financial Statements and Supplementary Data."

Overview and Strategy

        We are a leading North American provider of self-checkout systems to retailers, and depot and field services to retail, financial services and other third-party accounts. We have approximately 1,000 employees, which includes approximately 800 software and hardware professionals, with facilities in Montreal, Quebec, Plattsburgh, New York, Santa Ana, California, and Toronto, Ontario and operations throughout North America.

        We have recently entered into a number of agreements and have completed certain transactions (described below) that have been done in connection with our pursuing a strategy of repositioning our business activities with the goal of enhancing potential long-term financial results. We believe these transactions will reposition us as a strong payment processing and services company. As a result of these transactions, we will likely have a more balanced and stable business mix and, combined with our strong balance sheet, continued opportunities to grow our business on a more strategic basis. At the same time, we will monitor our business activities and intend to take advantage of strategic and transactional opportunities that may arise. Important to this strategy is a focused approach to potential acquisitions with an emphasis on increasing long-term financial results.

Significant developments

        On September 30, 2003, we acquired the service business of RBA Inc. ("RBA"), a privately held company based in Montreal, Quebec, and integrated it into OSG. As a result of the RBA acquisition, we are one of the largest independent Canadian providers of multi-vendor hardware maintenance outsourcing services, with over 350,000 sites being serviced. Our maintenance services in Canada include interac/credit card POS systems, video lottery and bring-in centers. We deliver our services through an extensive service organization with a network of over 35 service locations throughout the United States and Canada.

        The net cost of the RBA transaction was approximately $6 million. We arranged for a credit facility with a Canadian chartered bank to fund this acquisition. We believe that the combination of the RBA business with our existing service organization will contribute positively to our financial results in 2004. The RBA transaction presents significant synergies for us. It continues our strategy of growing our service and support business, as well as opening new markets, expanding our customer base, and increasing our service offerings and providing access to additional products.

        On January 20, 2004, we announced a strategic business combination with Terra Payments Inc. We believe that this combination will provide us with a superior platform for enhanced growth and financial results and, following completion of the transaction, it is intended for Terra Payments to be renamed Optimal Payments Inc.

The completion of the transaction is subject to certain conditions, including approval of the shareholders of both companies and regulatory approvals. The transaction is expected to be completed by mid-April 2004.

        Terra is a growing presence in the payment processing industry and provides technology and services that businesses require to accept credit card, electronic check and direct debit payments. Terra processes credit card payments primarily for non-face-to-face transactions, including mail-order/telephone-order, licensed online gaming and other online merchants, as well as for retail point-of-sale merchants. Terra also processes checks and direct debits online and by telephone. It is headquartered in Montreal with operations throughout North America and in the United Kingdom.

        The merger agreement, which was unanimously approved by the Boards of Directors of each company, provides for a stock-for-stock merger in which .4532 of our common shares will be exchanged for each Terra common share and will result in existing Terra shareholders owning approximately 1/3 of the combined company. The transaction is expected to close in mid-April 2004, and is subject to shareholder approval. See note 22(a) of the notes to our consolidated financial statements, which are included in Item 8 — "Financial Statements and Supplementary Data".

        On February 15, 2004, we and NCR Corporation ("NCR") entered into an agreement in principle for NCR to acquire our self-checkout business for $30 million. The agreement covers the systems and services marketed by us under the U-Scan® brand. Completion of the transaction is subject to execution of definitive documentation, approval by our shareholders, receipt of certain third-party consents and approvals, and other customary conditions. We have agreed to pay NCR a termination fee under certain circumstances. The transaction is expected to close by mid-April, 2004. Refer to note 22(b) of our notes to our consolidated financial statements, which are included in Item 8 — "Financial Statements and Supplementary Data".

        On March 1, 2004, we announced the strategic acquisition of the hardware service division of Systech Retail Systems ("Systech") at a net cost of $3 million, subject to post-closing adjustments. Optimal believes that the combination of the Systech hardware service division with Optimal's existing service organization will contribute positively to Optimal's financial results in 2004 and should add over $11 million in annual revenues.

        Subject to the completion of our merger with Terra and the sale of our self-checkout business, we will operate in two segments: the payment processing business, through Optimal Payments, and the service business, through OSG.

        The following describes our existing business as at December 31, 2003:

Seasonality

        Our U-Scan system revenue and gross margin vary from quarter to quarter as a result of the level of business volumes and seasonality of demand. Our service business revenue is relatively balanced from quarter to quarter.

Trends in our revenues and cost of sales

        During 2003, we continued to experience a decline in sales of our U-Scan systems due to a relunctance by supermarket retailers to spend on information technology and a heightened competitive landscape in the self-checkout marketplace. Service revenue accounted for approximately 42% of our total revenues in 2003, as compared to approximately 25% for 2002. The increase of service revenue as a percentage of total revenues resulted in a decrease in our overall gross margins in 2003, since this segment generated a lower overall gross margin than system sales. Gross margins on service contracts are expected to increase during 2004 as a result of increasing our service offerings within our customer base as well as the increased number of service contracts due to the acquisition of the RBA services business.

        Gross margins on the sale of U-Scan systems in 2004 (to the expected mid-April date of sale of the self-checkout business) are expected to remain generally consistent with gross margins realized in 2003.

Critical accounting policies

        The discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with Canadian GAAP. On an ongoing basis, we evaluate our estimates, including those related to bad debts, inventories, investments, intangible assets, income taxes, and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

        A critical accounting policy is one that is important to the understanding of a company's financial condition and results of operations and requires the management of the company to exercise judgment or make estimates. We believe the following are the critical accounting policies used in the preparation of our consolidated financial statements:

  •
  Revenue Recognition:    Approximately 58% of 2003 revenues were derived from the sale of our U-Scan systems. Revenue from these product sales is recognized upon shipment, delivery or upon customer acceptance of the product, based upon the terms as defined in the customer contract. In general, sales to a retail chain follow a three-step process, in which the customer takes delivery of a single U-Scan station for testing purposes, then places a full system in a store for evaluation and finally decides whether to commit to a volume order. No revenue is recognized for a new customer until the customization and integration process is complete and accepted by the customer. Installation revenue, which is billed separately from product sales, is recognized at the time the installation has been provided to the customer. Installations can be performed by our technicians, by the customer's trained and certified employees, or by certified third party installers. Revenue from maintenance, which is subject to separate service and support contracts, is deferred and amortized ratably over the term of the contract.

  •
  Inventories:    Raw material inventory is stated at the lower of landed cost or replacement cost. Finished goods and work in process inventory are stated at the lower of cost or net realizable value. Cost is determined on the basis of weighted average costs.

        In order to provide maintenance and repair services to our customers, we are required to maintain significant levels of replacement parts. Parts are stated at cost, less an allowance for obsolescence and shrinkage. The costs of refurbishing parts are included in the cost of sales as incurred. Periodic revisions to allowance estimates are required, based upon the evaluation of several factors, including changes in estimated product life cycles, usage levels, and technological changes. Changes in these estimates are reflected immediately in income. Management bases its allowance estimates on the expected service life of replacement parts and its expectation as to parts obsolescence.

Newly adopted accounting policies

Stock-based compensation

        In November 2003, the Canadian Institute of Chartered Accountants ("CICA") revised Handbook Section 3870, Stock-based Compensation and other Stock-based Payments, with respect to the accounting for stock-based compensation and other stock-based payments. The revised recommendations permit early adoption and require that, beginning January 1, 2004, the fair value-based method be used to account for all transactions whereby goods and services are received in exchange for stock-based compensation and other stock-based payments. The revised standard no longer permits the use of the settlement method of accounting for stock-based employee compensation awards. Under the settlement method, any consideration paid by employees on the exercise of stock options is credited to share capital and no compensation expense is recognized. Under the fair value-based method, compensation cost is measured at fair value at the date of grant and is expensed over the award's vesting periods.

        In accordance with one of the transitional options permitted under Section 3870, we have elected to early adopt the new recommendations effective January 1, 2003 and prospectively apply the standard for employee stock awards granted after January 1, 2003. Previously, we applied the settlement method of accounting to employee stock options. The adoption of this standard had no impact on our results of operations in 2003 as no options were granted during the year. See Note 2(n) of the notes to our consolidated financial statements for disclosure required for the pro forma effect on net earnings and earnings per share if the fair value-based method had been used to account for employee stock options granted between January 1, 2002 and December 31, 2002.

Impairment and disposal of long-lived assets

        Effectively January 1, 2003, we adopted the new recommendations of the CICA Handbook Section 3063, Impairment of Disposal of Long-lived Assets and revised Section 3475, Disposal of Long-Lived Assets and Discontinued Operations. These two sections establish standards for the recognition, measurement and disclosure of the impairment of long-lived assets held for use by us. It requires that an impairment loss be recognized when the carrying amount of an asset to be held and used exceeds the sum of the undiscounted cash flows expected from its use and disposal; the impairment recognized is measured as the amount by which the carrying amount of the asset exceeds its fair value. There was no impact on our financial statements as a result of the adoption of these recommendations.

Goodwill and other intangible assets

        In 2002, we adopted new recommendations that changed the accounting for goodwill from an amortization method to an impairment-only approach, with the effect that goodwill and other intangibles determined to have an indefinite life are no longer to be amortized but are to be tested for impairment at least annually. In addition, the standard requires acquired intangible assets to be separately recognized if the benefit of the intangible assets is obtained through contractual or other legal right, or if the intangible assets can be sold, transferred, licensed, rented or exchanged.

        On September 30, 2003, we acquired the RBA service business resulting in goodwill in the amount of $3.8 million. Intangible assets pertaining to customer contracts and customer relationships of $3.4 million were also recorded and are being amortized over six years, which is our estimate of their useful lives. As of December 31, 2003, we had unamortized goodwill in the amount of approximately $6.8 million, and unamortized identifiable intangible assets in the amount of approximately $5.3 million. Goodwill was tested for impairment during the last quarter of fiscal 2003. We consider that there was no impairment in the carrying value of goodwill, or in the carrying values of the customer contracts and relationships and the other intangible assets as at that date.

Financial Condition

        Our cash, cash equivalents and short-term investments portfolio amounted to $78,514,000 as at December 31, 2003, compared to $85,762,000 as at December 31, 2002. The decrease relates primarily to cash used in operations of $6,489,000 and the purchase of property, equipment and intangible assets of $2,349,000. Our portfolio of liquid and investment grade investments consists of U.S. and Canadian dollar denominated discounted notes and bonds. We will expend $3 million of cash to acquire the hardware services business of Systech. As part of the proposed NCR transaction, our cash position should increase by approximately $30 million, representing the proceeds from the sale of this business upon closing.

        Our inventory position at 2003 year-end was $22,938,000, increased from $22,657,000 at the end of 2002. We managed to reduce our year-end inventory levels to $1,183,000 of finished goods, $641,000 of work in process and $3,203,000 of raw materials, compared to $1,648,000 of finished goods $356,000 of work in process and $4,469,000 of raw materials at the end of 2002. Replacement parts increased to $17,911,000, for 2003 from $16,185,000, for 2002, due to the purchase of the RBA services business. We believe, considering our current installed base, our service product and our anticipated revenue for 2004, that this level of product and service replacement parts is appropriate for the current servicing and support for our customers. Upon the completion of the proposed NCR transaction, our total inventory position will decrease by approximately $18 million.

        Bank indebtedness at year-end was $10,726,000, which was incurred in connection with the acquisition of the RBA service business and the repayment of its existing debt. Due to the current low-interest rate environment coupled with the rapid decline of the U.S. dollar in relation to the value of the Canadian dollar,

Optimal made a determination that it would be advantageous to it to utilize a portion of our bank operating credit facility to finance the acquisition of RBA.

        We have no long-term debt. Shareholders' equity as at December 31, 2003 was $113,293,000 as compared to $119,461,000 as at December 31, 2002.

Quarterly Results

        The following table sets forth certain summarized unaudited quarterly financial data for the periods presented. The financial data has been derived from unaudited financial statements that, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such quarterly data. The operating results for any quarter are not necessarily indicative of the results to be expected for any future period.

        The unaudited financial statements are prepared on the basis of Canadian GAAP, which is different in some regards from U.S. GAAP. For a description of the material differences between Canadian GAAP and U.S. GAAP in regard to our consolidated financial statements, see note 20 of the notes to our consolidated financial statements, which are included in Item 8 — "Financial Statements and Supplementary Data."

        In December 2003, we adopted the fair value-based method of accounting for stock-based compensation on a prospective basis beginning January 1, 2003. There is no impact on our reported quarterly results for 2003 as no options were granted during the year.

	For the quarter ended
	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003	March 31, 2003	Dec. 31, 2002	Sept. 30, 2002	June 30, 2002	March 31, 2002
	(U.S. dollars, in thousands except per share data) (unaudited)
Revenues	$18,924	$15,385	$16,579	$16,300	$14,410	$21,390	$19,544	$20,374
Cost of sales	12,566	10,507	11,665	10,684	10,021	14,266	13,057	12,918

Gross margin	6,358	4,878	4,914	5,616	4,389	7,124	6,487	7,456

(Loss) earnings before income taxes	(3,194)	(2,485)	(2,454)	(1,938)	(5,950)	(785)	(1,755)	222
(Recovery of) provision for income taxes	(334)	(375)	(1,237)	(1,957)	(1,986)	616	(1,687)	116

Net (loss) earnings	$(2,860)	$(2,110)	$(1,217)	$19	$(3,964)	$(1,401)	$(68)	$106

Basic net (loss) earnings per common share	$(0.19)	$(0.14)	$(0.08)	$0.00	$(0.27)	$(0.09)	$0.00	$0.01
Diluted net (loss) earnings per common share	$(0.19)	$(0.14)	$(0.08)	$0.00	$(0.27)	$(0.09)	$0.00	$0.01

        The following table sets forth, for the periods indicated, income statement data expressed as a percentage of total revenues:

	For the quarter ended
	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003	March 31, 2003	Dec. 31, 2002	Sept. 30, 2002	June 30, 2002	March 31, 2002
	(unaudited)
Revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	66.4	68.3	70.4	65.5	69.5	66.7	66.8	63.4

Gross margin	33.6	31.7	29.6	34.5	30.5	33.3	33.2	36.6

(Loss) earnings before income taxes	(16.9)	(16.2)	(14.8)	(11.9)	(41.3)	(3.7)	(9.0)	1.1
(Recovery of) provision for income taxes	(1.8)	(2.4)	(7.5)	12.0	(13.8)	2.8	(8.6)	0.6

Net (loss) earnings	(15.1)%	(13.8)%	(7.3)%	0.1%	(27.5)%	(6.5)%	(0.4)%	0.5%

Results of Operations

        On September 30, 2003, we acquired the RBA service business for approximately $6 million. We accounted for this acquisition using the purchase method. Accordingly, the results of operations of RBA are consolidated with those of our company from the date of acquisition.

2003 Compared with 2002

        Total revenues decreased by $8,530,000, or 11%, from 2002 to 2003. Systems, parts and other revenue declined by $17,681,000, or 31%, from 2002 to 2003. The decline in sales was due to a significant decrease in orders from existing self-checkout customers compounded by the reluctance of supermarket retailers to spend on information technology and equipment. As well, the competitive landscape became more difficult as our competitors, some of whom have deeper financial resources than we do, were willing to reduce prices on their self-checkout offerings. This may have caused us to not receive orders that we might otherwise have received and, as well, may have impacted the gross margins on our self-checkout system sales. Service contract revenue increased by $9,152,000, or 48%, from 2002 to 2003, in part because of the increased number of customers that entered into service contracts with us after purchasing U-Scan systems and the inclusion of the RBA revenues in the amount of $6,388,000 for the last three months of the year. In total, service revenue accounted for approximately 42% of our total revenues in 2003 as compared to approximately 25% in 2002.

        Cost of sales decreased by $4,840,000, or 10%, from 2002 to 2003. Overall gross margin decreased as a percentage of sales from 34% in 2002 to 32% in 2003, primarily due to the increased percentage of service contract revenue in 2003 as compared to 2002. Service contract revenue typically generates a lower gross margin compared to the gross margin generated by system sales. Cost of sales for systems, parts and others increased from 64% in 2002 to 72% in 2003. The increase in the cost of sales for systems, parts and others in 2003 was attributable to changes in our U-Scan system sales mix. Cost of sales for hardware and software maintenance decreased from 72% in 2002 to 62% in 2003. The decrease in the cost of sales for hardware and software maintenance in 2003 was attributable to a reduction in shipping costs, improved labor scheduling and efficiencies, and an overall reduction in direct costs.

        Gross research and development expenses decreased by $975,000, or 45%, from 2002 to 2003. The decrease was directly related to the reduction in research and development employees during 2003 as well as concentration on fewer research and development projects. As a percentage of total revenues, gross research and development expenses decreased from 3% in 2002 to 2% in 2003. Research and development activities included the continuing development of the U-Scan Mobile Attendant™ device; development of alternative security verification techniques; the development of attendant functions integrated into self-checkout units; a lower profile, smaller footprint U-Scan system; the integration of the U-Scan systems to new point of sales systems; the improvement of the graphical user interface (GUI); and the development of the U-Scan Max™, a dual takeaway belted station.

        Selling, general, administrative, amortization, foreign exchange and operating lease expenses decreased by $1,938,000, or 6%, from 2002 to 2003. Excluding the impact of the RBA business, which was included for the three months, October 1, 2003 to December 31, 2003, our selling, general, administrative, amortization, foreign exchange and operating lease expenses would have decreased by $4,262,000. The decrease was mainly attributable to the cost savings resulting from the reduction of our work force in 2003. As a percentage of total revenues, total selling, general and administrative expenses increased from 44% to 47%, given the overall reduction in revenues in 2003.

        We reduced our workforce by 96 people, or approximately 18% of our workforce during the course of the year. This was done in an effort to increase operating efficiencies, decrease overall general and administrative expenses and improve financial results. We incurred restructuring charges of approximately $748,000 for the year, primarily related to severance and accrued vacation.

        The recovery of income taxes amounted to $3,903,000 in 2003 as compared to a recovery of $2,941,000 in 2002. The 2003 amount included the recovery of tax from losses carried back to prior years, as well as the future benefit of non-capital losses carried forward, undeducted research and development expenditures and other temporary differences that may be used to reduce taxable income for Canadian federal and Quebec provincial income tax purposes in future years. With respect to the future income tax assets recorded as at December 31, 2003, we determined that it is more likely than not that we will earn sufficient taxable income during the allowable carry-forward period to fully realize all of our future income tax assets, except for a tax benefit of approximately $1,370,000 in losses carry-forward in certain subsidiaries because the criteria for recognition was not met. Our ability to ultimately realize these future income tax assets is dependent upon future profitability within the allowable carry-forward period, thus creating sufficient taxable income to realize the benefit of these assets.

        Our tax provision includes the effect of future taxes on unrealized foreign exchange gains and losses, which arise on the conversion of short-term investments and other monetary assets and liabilities into Canadian dollars for purposes of determining taxable income under Canadian income tax regulations. Because the U.S. dollar is our measurement currency and our consolidated financial statements are presented in U.S. dollars, these foreign exchange gains/losses do not impact earnings before income taxes even though the income tax provision included a net tax liability for these gains in 2002. In 2003, our tax provision includes a future tax recovery of $1,403,000 related to the reversal of unrealized foreign exchange gains from 2002 compared to a recovery of $178,000 for 2002.

        Our effective tax rate for 2003 was 38.7%, as compared to 35.6% for 2002. The increase is due to the valuation allowance recorded against non-capital losses in this year.

        Our net loss in 2003 was $6,168,000 (or $0.41 per share (basic and diluted)), compared to net loss of $5,327,000 in 2002 (or $0.35 per share (basic and diluted)). The increase in the net loss in 2003 compared with 2002 was mainly attributable to the decline in sales of our U-Scan systems.

2002 Compared with 2001

        Total revenues decreased by $25,704,000, or 25%, from 2001 to 2002. Sales of our U-Scan systems declined by $29,701,000, or 34%, from 2001 to 2002. The decline in sales was due to a significant decrease in orders from existing customers compounded by the reluctance of supermarket retailers to spend on information technology and equipment. Service contract revenue recognized for hardware and software maintenance increased by $3,998,000, or 26%, from 2001 to 2002, in part because of the increased number of customers that entered into service contracts with us after purchasing U-Scan systems. In total, service revenue accounted for approximately 25% of our total revenues in 2002 as compared to approximately 15% in 2001.

        Cost of sales decreased by $12,897,000, or 20%, from 2001 to 2002. Overall gross margin decreased as a percentage of sales from 38% in 2001 to 34% in 2002, primarily due to the increased percentage of service contract revenue in 2002 compared to 2001, which generated a lower gross margin compared to the gross margin generated by system sales. Cost of sales for systems, parts and others increased from 63% in 2001 to 64% in 2002. Hardware and software maintenance increased from 57% in 2001 to 72% in 2002. The increase in our cost of sales for hardware and software maintenance was mainly attributable to our decision to invest in growing this business segment.

        Gross research and development expenses increased by $122,000, or 6%, from 2001 to 2002. As a percentage of total revenues, gross research and development expenses increased from 2% in 2001 to 3% in 2002. Research and development expenses during the year included the continuing development costs of the U-Scan Mobile Attendant™ device; the integration of an electronic signature capture interface and process; the integration of a biometric access interface and process; a lower profile, smaller footprint U-Scan system; and the improvement of the graphical user interface (GUI).

        During the fourth quarter of 2002, we closed our assembly facility in Phoenix, Arizona and a support hub in Covington, Kentucky, in an effort to consolidate operations. The costs incurred as a result of these closures, in the approximate amount of $1,039,000, related mainly to lease costs, severance costs, and the write down of inventories and leasehold improvements. As at December 31, 2002, a provision of $288,000 relating to future lease obligations was included in accounts payable and accrued liabilities in the consolidated balance sheet.

        Selling, general, administrative, operating lease expenses and foreign exchange increased by $11,932,000, or 56%, from 2001 to 2002. As a percentage of total revenues, these expenses increased from 21% to 44%. The increase in selling, general, administrative and other expenses in 2002 was primarily due to the hiring of additional sales and business development people; expansion of our service organization as a result of our increased number of system installations; the cost of hiring and training service technicians as a result of the termination of third party support providers; the design of our U-Scan1, U-Scan2 and U-Scan3 next generation of systems, along with the training of our technicians and customers for these systems; marketing and trade show expenses; and the establishment of Optimal Robotics Plc, our U.K. subsidiary. Other expenses incurred include the migration and upgrade of our computer systems as well as the standardization of software for a major customer in order to consolidate the number of versions required to run the self-checkout systems.

        The recovery of income taxes amounted to $2,941,000 in 2002 as compared to a tax provision of $9,600,000 in 2001. The 2002 amount included the recovery of tax from losses carried back to prior years, as well as the future benefit of the remaining non-capital losses carry forward, undeducted research and development expenditures and other temporary differences that may be used to reduce taxable income for Canadian federal and Quebec provincial income tax purposes in future years. With respect to the future income tax assets recorded as at December 31, 2002, we determined that it is more likely than not that we will earn sufficient taxable income during the allowable carry-forward period to fully realize all of our future income tax assets. Our ability to ultimately realize these future income tax assets is dependent upon our realizing certain sales levels within the allowable carry-forward period, thus creating sufficient taxable income to realize the benefit of these assets. Our ability to realize these assets is also dependent on effective control over our selling, general and administrative expenses.

        Our effective tax rate for 2002 was 35%, as compared to 51% for 2001. In 2001, we recognized Canadian income taxes on foreign exchange gains in the amount of approximately $2.2 million. Because our consolidated financial statements are presented in U.S. dollars, the foreign exchange gains, which for Canadian income tax purposes arise on the conversion into Canadian dollars of our net monetary assets denominated in U.S. dollars, create a tax liability even though foreign exchange gains do not impact our earnings before income taxes. Excluding the effect of Canadian income taxes on these foreign exchange gains, the effective tax rate in 2001 would have been 39%, instead of 51%. In 2002, we recognized a tax recovery of $178,000 on these foreign exchange items.

        The net loss in 2002 was $5,327,000 (or $0.35 per share (basic and diluted)), compared to net earnings of $9,306,000 in 2001 (or $0.60 per share (diluted)).

Liquidity and Capital Resources

        As of December 31, 2003, we had cash, cash equivalents, and investments of discounted notes of $78,514,000, compared to $85,762,000 as of December 31, 2002. Our working capital was $92,744,000, compared to $108,650,000 as of December 31, 2002.

        Operating activities used $6,489,000 of cash and cash equivalents in 2003, as compared to having used $5,929,000 in 2002. The increased use of cash in operations during 2003 was the result of the higher net loss which was offset by cash generated from working capital activities, mainly related to tax refunds received during the year. In December 2002, we sold accounts receivable and received net cash proceeds of $4,193,000. We did not sell any accounts receivable in December 2003.

        In 2003, we had expenditures relating to property, equipment and intangible assets of $2,349,000. In addition, proceeds from a bank demand loan were $10,726,000 of which $6,046,000 was used to finance the acquisition of the RBA service business and its related working capital requirements, and $3,746,000 was used to settle long-term debt obligations of RBA, which we had assumed.

        As a result of restructuring that occurred during the year we believe that our cash, cash equivalents and investments will be adequate to meet our needs for at least the next 12 months.

        We have no financial obligations of significance other than long-term lease commitments for our premises and vehicles in the United States and Canada. These are summarized in note 13(a) of the notes to our consolidated financial statements, which are included in Item 8 — "Financial Statements and Supplementary Data."

        The timing of our contractual commitments during the next five years and thereafter, related to our operating leases, is as follows:

Contractual Cash Obligations	Total	2004	2005	2006	2007	2008	Thereafter
Operating Leases	$8,391,000	$2,617,000	$2,027,000	$1,288,000	$660,000	$649,000	$1,150,000

ANNEX I

FINANCIAL STATEMENTS OF RBA

                                         Financial Statements of

                                RBA INC.

                                (Unaudited)

                                Nine-month periods ended September 30, 2003 and 2002

                                (expressed in Canadian dollars)

RBA INC.

FINANCIAL STATEMENTS

(Unaudited)

Nine-month periods ended September 30, 2003 and 2002
(expressed in Canadian dollars)

RBA INC.

BALANCE SHEETS

(Unaudited)

September 30, 2003, with comparative figures for December 31, 2002
(expressed in Canadian dollars)

	September 30, 2003	December 31, 2002
	(Unaudited)	(Audited)
Assets
Current assets:
Cash	$626,933	$—
Accounts receivable	6,113,842	7,822,690
Income taxes receivable	45,113	164,145
Inventories	3,199,882	3,751,578
Prepaid expenses	261,019	143,253

	10,246,789	11,881,666
Capital assets	2,768,359	3,854,950
Other assets:
Deferred charges	713,291	560,499
Deposits and other	36,292	36,292

	749,583	596,791

	$13,764,731	$16,333,407

Liabilities and Excess of Deficit over Share Capital
Current liabilities:
Bank indebtedness	$—	$147,736
Accounts payable and accrued liabilities	8,542,010	10,655,876
Unearned revenue	89,932	34,600
Current portion of promissory note	2,644,434	—
Current portion of long-term debt	—	827,200
Current portion of obligations under capital leases	574,212	1,005,738
Debentures	—	20,017

	11,850,588	12,691,167
Due to RBA Trust	851,633	803,031
Accrued long-term interest	82,516	—
Obligations under capital leases	516,381	1,076,367
Promissory note	1,322,217	2,600,000
Debentures	—	155,000
Excess of deficit over share capital:
Share capital (note 2)	261,855	94,255
Deficit	(1,120,459)	(1,086,413)

	(858,604)	(992,158)

	$13,764,731	$16,333,407

See accompanying notes to unaudited financial statements.

RBA INC.

STATEMENTS OF OPERATIONS AND (DEFICIT) RETAINED EARNINGS

(Unaudited)

Nine-month periods ended September 30, 2003 and 2002
(expressed in Canadian dollars)

	2003	2002
	(9 months) (Unaudited)	(9 months) (Unaudited)
Revenues	$31,491,826	$28,262,483
Operating expenses (income):
Direct costs, selling, general and administrative	29,381,313	27,081,070
Amortization of capital assets	1,010,467	1,090,811
Amortization of deferred charges	187,794	17,008
Write-off of inventories	511,150	255,071
Interest on long-term debt and obligations under capital leases	214,822	210,662
Interest and bank charges	213,126	99,338
Interest on debentures	7,200	9,323
Research and development tax credits	—	(86,692)

	31,525,872	28,676,591

Loss before income taxes	(34,046)	(414,108)
Income tax recovery	—	(62,288)

Net loss	(34,046)	(351,820)
(Deficit) retained earnings, beginning of period	(1,086,413)	1,061,468

(Deficit) retained earnings, end of period	$(1,120,459)	$709,648

See accompanying notes to unaudited financial statements.

RBA INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

Nine-month periods ended September 30, 2003 and 2002
(expressed in Canadian dollars)

	2003	2002
	(9 months) (Unaudited)	(9 months) (Unaudited)
Cash flows from operating activities:
Net loss	$(34,046)	$(351,820)
Adjustments for:
Amortization of capital assets and deferred charges	1,198,261	1,107,819
(Gain) loss on disposal of capital assets	(21,062)	4,286
Write-off of inventories	511,150	255,071
Net change in non-cash assets and liabilities:
Accounts receivable	1,708,848	(1,301,837)
Income taxes receivable	119,032	(226,763)
Inventories	40,546	(985,026)
Prepaid expenses	(117,766)	(126,488)
Deposits and others	—	(150)
Unearned revenues	55,332	(31,483)
Accrued liabilities	(2,113,866)	2,704,903
Due to RBA Trust	48,602	422,062

	1,395,031	1,470,574
Cash flows from financing activities:
Decrease in bank indebtedness	(147,736)	(124,513)
Increase in accrued long-term interest	82,516	—
Decrease in treasury shares	(7,417)	(1,712)
Increase in promissory note	1,366,651	—
Repayment of long-term debt	(827,200)	(179,585)
Repayment of obligations under capital leases	(991,512)	(787,000)

	(524,698)	(1,092,810)
Cash flows from investing activities:
Additions to capital assets	(340,586)	(195,275)
Proceeds on disposal of capital assets	252,430	71,390
Increase in deferred charges	(155,244)	(253,879)

	(243,400)	(377,764)

Net change in cash, being cash at the end of the period	$626,933	—

Supplemental disclosures to cash flow statement:
Interest paid	$435,148	$319,323
Non-cash transaction:
Conversion of debentures into shares	175,017	—

See accompanying notes to unaudited financial statements.

RBA INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Nine-month periods ended September 30, 2003 and 2002
(expressed in Canadian dollars)

1.     GENERAL:

  The balance sheet is presented on September 30, 2003, immediately prior to the sale of business discussed in note 4.

2.     INTERIM FINANCIAL INFORMATION:

  These financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles. The unaudited balance sheet as at September 30, 2003 and the unaudited statements of operations and deficit and cash flows for the periods ended September 30, 2003 and 2002 reflect all adjustments which, in the opinion of management, are necessary to a fair statement of the results of the interim periods presented. These interim financial statements follow the same accounting policies and methods of their application as described in note 3 of the annual financial statements for the year ended December 31, 2002. The interim financial statements do not include all disclosures required for annual financial statements and should be read in conjunction with the most recent annual financial statements of the Company as at and for the year ended December 31, 2002.

  The Company's revenues and income are subject to seasonal variations. Consequently, the results of operations for the nine-month periods ended September 30, 2003 and 2002 are not traditionally indicative of the results to be expected for the full year.

3.     SHARE CAPITAL:

  Changes in share capital during the nine-month period ended September 30, 2003, were as follows:

Balance, December 31, 2002	$94,255
Conversion of debentures into common shares	175,017
Repurchase of treasury shares	(7,417)

Balance, September 30, 2003	$261,855

4.     SALE OF BUSINESS:

  On September 30, 2003 the Company sold substantially all of the assets and the ongoing business to Optimal Robotics Corp. for approximately $8 million.

                                Financial Statements of

                                RBA INC.

                                Years ended December 31, 2002, 2001 and 2000
                                (expressed in Canadian dollars)

AUDITORS' REPORT TO THE DIRECTORS OF RBA INC.

        We have audited the balance sheets of RBA Inc. as at December 31, 2002, 2001 and 2000 and the statements of operations and retained earnings (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

        In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2002, 2001 and 2000 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounted principles.

Montréal, Canada	(Signed) KPMG LLP
April 25, 2003 (June 3, 2003 as to notes 13 and 20)	Chartered Accountants

AUDITORS' REPORT TO THE DIRECTORS OF RBA INC.

        In the United States, reporting standards for auditors require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the company's ability to continue as a going concern, such as those described in note 1 to the financial statements. Our report to the directors dated April 25, 2003 (June 3, 2003 as to notes 13 and 20) is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.

Montréal, Canada	(Signed) KPMG LLP
April 25, 2003 (June 3, 2003 as to notes 13 and 20)	Chartered Accountants

RBA INC.

FINANCIAL STATEMENTS

Years ended December 31, 2002, 2001 and 2000
(expressed in Canadian dollars)

RBA INC.

BALANCE SHEETS

December 31, 2002, 2001 and 2000
(expressed in Canadian dollars)

	2002	2001	2000
Assets
Current assets:
Accounts receivable (notes 4 and 8)	$7,822,690	$5,062,976	$7,312,009
Inventories (notes 5 and 8)	3,751,578	3,431,384	3,782,978
Income taxes receivable	164,145	172,816	224,599
Prepaid expenses	143,253	86,667	168,429

	11,881,666	8,753,843	11,488,015
Capital assets (note 6)	3,854,950	5,144,078	4,397,482
Other assets:
Deferred charges (note 7)	560,499	30,244	13,911
Deposits and others	36,292	35,892	48,045

	596,791	66,136	61,956

	$16,333,407	$13,964,057	$15,947,453

Liabilities and Shareholders' Deficiency
Current liabilities:
Bank indebtedness (note 8)	$147,736	$1,935,859	$2,035,355
Accounts payable and accrued liabilities (note 13)	10,655,876	5,623,743	6,396,730
Unearned revenue	34,600	97,300	136,332
Debentures (note 9)	20,017	—	—
Current portion of long-term debt (note 10)	827,200	235,985	295,596
Current portion of obligations under capital leases (note 11)	1,005,738	1,008,120	776,251

	12,691,167	8,901,007	9,640,264
Due to RBA Trust (note 12)	803,031	818,757	656,924

	13,494,198	9,719,764	10,297,188
Debentures (note 9)	155,000	175,017	100,017
Long-term debt (note 10)	—	827,200	1,006,785
Obligations under capital leases (note 11)	1,076,367	2,086,851	1,635,966
Long-term payable (note 13)	2,600,000	—	—
Future income taxes (note 17)	—	—	379,731
Shareholders' (deficiency) equity:
Share capital (note 14)	94,255	93,790	75,377
(Deficit) retained earnings	(1,086,413)	1,061,435	2,452,389

	(992,158)	1,155,225	2,527,766
Future operations (note 1)
Commitment (note 15)
Contingencies (note 16)
Subsequent events (notes 13 and 20)

	$16,333,407	$13,964,057	$15,947,453

See accompanying notes to financial statements.

RBA INC.

STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)

Years ended December 31, 2002, 2001 and 2000
(expressed in Canadian dollars)

	2002	2001	2000
Revenues	$39,394,055	$38,996,480	$43,090,158
Operating expenses (revenues):
Direct costs, selling, general and administrative	39,004,041	38,217,146	39,744,439
Amortization of capital assets	1,468,933	1,402,135	1,263,428
Amortization of deferred charges	71,139	31,830	33,347
Write-off of inventories for obsolescence	648,063	679,886	537,569
Write-off of deferred charges	—	—	93,270
Interest on bank indebtedness	135,289	135,975	223,256
Interest on long-term debt and obligations under capital leases	288,503	288,335	371,083
Interest on debentures	12,627	15,572	1,754
Research and development tax credit	(86,692)	—	—

	41,541,903	40,770,879	42,268,146

(Loss) earnings before income taxes	(2,147,848)	(1,774,399)	822,012
Income taxes:
(Recovered) current	—	(3,714)	10,154
Future	—	(379,731)	288,122

	—	(383,445)	298,276

Net (loss) earnings	(2,147,848)	(1,390,954)	523,736
Retained earnings, beginning of year	1,061,435	2,452,389	1,928,653

(Deficit) retained earnings, end of year	$(1,086,413)	$1,061,435	$2,452,389

See accompanying notes to financial statements.

RBA INC.

STATEMENTS OF CASH FLOWS

Years ended December 31, 2002, 2001 and 2000
(expressed in Canadian dollars)

	2002	2001	2000
Cash flows from operating activities:
Net (loss) earnings	$(2,147,848)	$(1,390,954)	$523,736
Adjustments for:
Amortization of capital assets and deferred charges	1,540,072	1,433,965	1,296,775
Write-off of inventories for obsolescence	648,063	679,886	537,569
Write-off of deferred charges	—	—	93,270
Loss (gain) on disposal of capital assets	2,585	(16,909)	(8,856)
Future income taxes	—	(379,731)	288,122

	42,872	326,257	2,730,616
Net change in non-cash operating assets and liabilities	1,177,421	1,416,253	(681,990)

	1,220,293	1,742,510	2,048,626
Cash flows from financing activities:
Decrease in bank indebtedness	(1,788,123)	(99,496)	(615,805)
Repayment of long-term debt	(235,985)	(239,196)	(295,596)
Repayment of obligations under capital leases	(1,078,370)	(1,008,546)	(775,699)
Increase in debentures	—	75,000	100,017
Decrease (increase) in treasury shares	465	18,413	(214)
Increase in long-term payable	2,600,000	—	—

	(502,013)	(1,253,825)	(1,587,297)
Cash flows from investing activities:
Increase in deferred charges	(601,394)	(48,163)	(30,400)
Proceeds on disposal of capital assets	43,736	42,822	9,150
Additions to capital assets	(160,622)	(483,344)	(440,079)

	(718,280)	(488,685)	(461,329)
Net change in cash, being cash at end of year	$—	$—	$—

Supplemental information on cash flows:
Interest paid	$489,627	$482,617	$632,660
Income taxes received	181,524	66,476	38,340
Non-cash financing and investing activities:
Additions to capital assets through capital leases	65,504	1,691,300	476,993

See accompanying notes to financial statements.

RBA INC.

NOTES TO FINANCIAL STATEMENTS

Years ended December 31, 2002, 2001 and 2000
(expressed in Canadian dollars)

The Company was incorporated on February 8, 1980 under the Canada Business Corporations Act and its principal activity is the repair and maintenance of computer equipment.

1.     FUTURE OPERATIONS:

  These financial statements have been prepared on a going concern basis in accordance with Canadian generally accepted accounting standards which assumes the Company will realize its assets and discharge its liabilities in the normal course of business. The validity of the going concern assumption depends on the ability of the Company to generate profits from future operations and to obtain the continued support from the bank and its shareholders. The Company must maintain an adequate line of credit as well as loans granted by its financial institutions. As explained in notes 8 and 10, the Company is in violation of certain restrictive covenants under its banking agreements. The Company is also actively seeking for new financing sources and must renegotiate the financing terms of its long-term credit facilities with one of its bankers (see notes 13 and 20).

  These financial statements do not reflect the adjustments that would be necessary if the going concern assumption was not appropriate. If the going concern basis was not appropriate for these financial statements, then adjustments would be necessary in the carrying value of its assets and liabilities, the reported revenues and expenses, as well as the presentation of the balance sheet.

2.     BASIS OF PRESENTATION:

  On January 1, 2002, the Company amalgamated RBA Technologies Inc., RBA Québec Inc., Solutions Informatiques RBA Inc. and RBA Canada Inc., its wholly-owned subsidiaries.

  The amalgamation has been accounted for using the continuity of interests method. The figures for the years ended December 31, 2001 and 2000 include the consolidated financial statements of RBA Inc., RBA Technologies Inc., RBA Québec Inc., Solutions Informatiques RBA Inc. and RBA Canada Inc.

3.     SIGNIFICANT ACCOUNTING POLICIES:

  (a)
  Foreign currency translation:

    Foreign currency transactions are translated using the temporal method. Under this method, monetary asset and liability items are translated at the exchange rate in effect at year-end. Non-monetary items are translated at historical exchange rates. Revenue and expense items are translated at the exchange rates in effect at the date of the transaction. Translation gains or losses are included in the results of the year.

  (b)
  Inventories:

    The Company maintains a significant amount of new and used spare parts and repair components, in order to fulfill their service contracts. The Company must keep a certain amount of parts, which can be used to service equipment and machinery which utilize older technologies. These parts, categorized as being either consumable or repairable, are stated at the lower of cost and replacement cost. Cost is determined using the average cost method.

    The consumable parts used to repair components are expensed to direct costs as consumed.

    The repairable parts, which can be refurbished and then reused, are capitalized to inventory as long as they are associated with service contracts. The costs to refurbish the parts are expensed as direct costs.

    Stocks held for more than 5 years are written off without taking into consideration any potential future use. Also, management reviews periodically, the value of spare parts and repair components of 5 years and less based on factors like the foreseen level of use of spare parts for actual contracts and changes in the Company's target market.

  (c)
  Capital assets and assets held under capital leases:

    Capital assets are stated at cost. Amortization of capital assets and assets held under capital leases are provided using the following methods, periods and annual rates:

Asset	Basis	Rate/period
Rolling stock	Straight-line	4 years
Software and computer equipment	Declining balance	30%
Furniture and equipment	Declining balance	20%
Telephone systems	Straight-line	10 years
Leasehold improvements	Straight-line	Term of the lease including a renewal option

  (d)
  Deferred charges:

    Deferred charges comprise capitalized expenses related to specific contracts with customers. These deferred charges are amortized over the periods of the contracts to which they relate.

  (e)
  Revenue recognition:

    The Company recognizes revenue when goods are shipped or when the service is rendered. Revenue on service contracts is recognized over the duration of the contract. Advance billings are shown as unearned revenue.

  (f)
  Stock option plan:

    The Company offers a stock option plan to certain employees, as described in note 14. No salary expense is recognized for this stock option plan when shares or stock options are issued. All consideration paid by the beneficiaries when options are exercised is credited to share capital.

  (g)
  Income taxes:

    The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

  (h)
  Use of estimates:

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses. The financial statement accounts that required the most estimates include the valuation of inventories, allowance for doubtful accounts and capitalized amounts in capital assets and deferred charges. Actual results could differ from those estimates.

4.     ACCOUNTS RECEIVABLE:

	2002	2001	2000
Trade receivables	$7,664,512	$4,953,596	$7,201,944
Advances to a shareholder company, without interest (note 16(i))	135,843	71,066	75,849
Miscellaneous advances	22,335	38,314	34,216

	$7,822,690	$5,062,976	$7,312,009

5.     INVENTORIES:

	2002	2001	2000
Spare parts	$2,828,497	$2,775,385	$3,211,387
Repair components	867,768	599,110	514,284
Supplies	55,313	56,889	57,307

	$3,751,578	$3,431,384	$3,782,978

6.     CAPITAL ASSETS:

	2002
	Cost	Accumulated amortization	Net book value
Software and computer equipment	$2,978,175	$2,188,471	$789,704
Furniture and equipment	1,796,823	1,434,129	362,694
Telephone systems	285,494	229,175	56,319
Leasehold improvements	795,695	418,243	377,452

	5,856,187	4,270,018	1,586,169
Assets under capital leases:
Rolling stock	4,220,366	2,305,963	1,914,403
Furniture and equipment	794,302	573,124	221,178
Telephone systems	226,624	199,803	26,821
Computer equipment	891,590	785,211	106,379

	6,132,882	3,864,101	2,268,781

	$11,989,069	$8,134,119	$3,854,950

	2001
	Cost	Accumulated amortization	Net book value
Software and computer equipment	$2,873,220	$1,889,366	$983,854
Furniture and equipment	1,705,575	1,356,746	348,829
Telephone systems	283,502	209,078	74,424
Leasehold improvements	780,665	359,544	421,121

	5,642,962	3,814,734	1,828,228
Assets under capital leases:
Rolling stock	4,309,404	1,456,665	2,852,739
Furniture and equipment	781,402	519,710	261,692
Telephone systems	226,624	177,141	49,483
Computer equipment	891,590	739,654	151,936

	6,209,020	2,893,170	3,315,850

	$11,851,982	$6,707,904	$5,144,078

	2000
	Cost	Accumulated amortization	Net book value
Software and computer equipment	$2,513,680	$1,540,807	$972,873
Furniture and equipment	1,654,293	1,274,107	380,186
Telephone systems	271,730	189,108	82,622
Leasehold improvements	807,189	388,130	419,059

	5,246,892	3,392,152	1,854,740
Assets under capital leases:
Rolling stock	2,688,062	731,993	1,956,069
Furniture and equipment	781,402	454,287	327,115
Telephone systems	226,624	154,478	72,146
Computer equipment	865,655	678,243	187,412

	4,561,743	2,019,001	2,542,742

	$9,808,635	$5,411,153	$4,397,482

7.     DEFERRED CHARGES:

	2002
	Cost	Accumulated amortization	Net book value
Costs related to specific contracts	$663,467	$102,968	$560,499

	2001
	Cost	Accumulated amortization	Net book value
Costs related to specific contracts	$62,073	$31,829	$30,244

	2000
	Cost	Accumulated amortization	Net book value
Costs related to specific contracts	$133,504	$119,593	$13,911

8.     BANK INDEBTEDNESS:

  Bank indebtedness of an authorized amount of $3,000,000 ($3,500,000 in 2001 and 2000), bearing interest at prime rate plus 2%, is payable upon demand. The prime rate was at 4.5% as at December 31, 2002. The debt is secured by a first rank movable hypothec on accounts receivable and inventories. The credit facility is renewable annually. Certain covenants have to be met under the credit agreements. The Company was in default of the restrictive covenants on December 31, 2002 (see note 1). Subsequent to year-end, the Company's banker cancelled the credit facility (see note 20).

9.     DEBENTURES:

  (a)
  The debentures bear interest at the Bank of Canada prime rate plus 3% and are payable on a monthly basis.

    The debentures are redeemable at the option of the Company at par value. If a holder of debentures receives a notice of redemption on or before October 31, 2003, the holder may elect to convert the debentures into shares of the Company at a conversion rate of one share for two debentures. After October 31, 2003, the holder of debentures may elect for the Company to repurchase all of their debentures at a price of $1 per debenture.

    At any time after April 30, 2001 but before November 1, 2003, the holder of debentures can convert the debentures into shares of the Company, at the conversion rate of one share for every two debentures. No debentures were converted as at December 31, 2002, 2001 and 2000.

  (b)
  Subsequent to December 31, 2002, a holder of debentures having a carrying value of $155,000 renounced his right to elect for the repurchase of his debentures; the holder's conversion rights remain in effect.

10.   LONG-TERM DEBT:

	2002	2001	2000
Loan, bearing interest at prime rate plus 1%, payable in monthly instalments of $18,800, plus interest, maturing in August 2006, secured by all present and future intangible assets and by a security on all assets of the Company, subordinated to the bank loan. Certain conditions and covenants have to be met under the credit agreement	$827,200	$1,034,000	$1,203,200
Bank loan under a revolving credit agreement, bearing interest at prime rate plus 1 1/2%, matured in May 2002	—	29,185	99,181

	827,200	1,063,185	1,302,381
Less current portion of long-term debt	827,200	235,985	295,596

	$—	$827,200	$1,006,785

  As at December 31, 2002, the Company was in default to maintain financial ratios as defined in its credit agreement (see note 20).

11.   OBLIGATIONS UNDER CAPITAL LEASES:

  The minimum lease payments related to obligations under capital leases are as follows:

	2002	2001	2000
Year ending December 31:
2001	$—	$—	$951,053
2002	—	1,218,434	840,518
2003	1,133,681	897,313	821,504
2004	657,387	821,981	124,953
2005	434,631	562,755	4,710
2006	61,096	—	—
2007	6,107	—	—

Total minimum lease payments	2,292,902	3,500,483	2,742,738
Less amount representing interest at rates ranging from 7% to 13.6%	(210,797)	(405,512)	(330,521)

Present value of net minimum capital lease payments	2,082,105	3,094,971	2,412,217
Less current portion of obligations under capital leases	(1,005,738)	(1,008,120)	(776,251)

	$1,076,367	$2,086,851	$1,635,966

12.   DUE TO RBA TRUST:

  RBA Trust received all amounts received from clients related to service contracts for which amounts received exceed a one-month period. The repayment of the due to RBA Trust is guaranteed by a second rank hypothec on accounts receivable and inventories of the Company. The amount due bears interest at a rate to be determined by the trustee and is payable on demand.

13.   LONG-TERM PAYABLE:

  After December 31, 2002, the Company entered into an agreement with two suppliers whereby a portion of supplier accounts payable was refinanced on a long-term basis as follows:

  (1)
  Long-term payable in the amount of $3,404,248, bearing interest at a rate 8% per annum, repayable by way of eighteen principal monthly instalments of $189,125 starting June 15, 2003, with the exception of the months of September 2003, March 2004 and September 2004 for which no instalments are required. Interest in the amount of $200,000 and $109,823 is payable on March 15, 2005 and April 15, 2005, respectively.

  (2)
  Long-term payable in the amount of $1,355,732, bearing interest at a rate 8% per annum, repayable by way of eighteen principal monthly instalments of $75,318 starting June 15, 2003, with the exception of the months of September 2003, March 2004 and September 2004 for which no instalments are required. Interest in the amount of $65,693 is payable on March 15, 2005 and April 15, 2005.

  The portion of the accounts payable which was outstanding as at December 31, 2002 and which was refinanced by the two promissory notes amounts to $2,530,458 and $1,355,732.

  In order to reflect these agreements on the balance sheet as at December 31, 2002, an amount of $2,600,000 has been reclassified as a long-term payable.

14.   SHARE CAPITAL:

  Authorized:

    The Company is authorized to issue an unlimited number of participating common shares without par value of the following classes:

    Class "A", voting

    Class "B", non-voting

    The Company is also authorized to issue an unlimited number of preferred shares with non-cumulative 1% monthly dividend, redeemable or retractable at an amount equal to the consideration paid without par value, of the following classes:

    Class "A" voting and redeemable

    Class "B" non-voting and redeemable

    Class "C" voting, redeemable and retractable

    Class "D" non-voting, redeemable and retractable

    Class "E" non-voting and redeemable

	2002	2001	2000
Issued and fully paid:
1,170,000 Class "A" common shares	$184,074	$184,074	$184,074
1,000,000 Class "C" preferred shares	1,000	1,000	1,000
Treasury shares	(90,819)	(91,284)	(109,697)

	$94,255	$93,790	$75,377

  In prior years, a trust was set up to hold 200,000 Class A common shares of the Company in order to allow employees of the Company to buy common shares. The following table reflects the activities of the trust from December 31, 1999 trough December 31, 2002:

	Class A shares	Cash consideration
Unallocated shares, December 31, 1999	33,220	$109,483
Sold	(1,361)	(1,891)
Repurchased	1,016	2,105

Unallocated shares, December 31, 2000	32,875	109,697
Sold	(12,529)	(28,650)
Repurchased	4,477	10,237

Unallocated shares, December 31, 2001	24,823	91,284
Sold	(3,129)	(5,073)
Repurchased	4,422	4,608

Unallocated shares, December 31, 2002	26,116	$90,819

  The unallocated shares have been shown as treasury shares and are presented as a reduction of the share capital of the Company.

  The Company has established a stock option plan for some of its employees. Under certain conditions, designated employees can purchase a number of Class "A" common shares of the Company at a purchase price of $1.45 per share. These options are exercisable until February 22, 2005.

  The following table reflects the activities of the Company's stock option plan from December 31, 1999 through December 31, 2002:

	Shares	Balanced average exercise price
Outstanding, December 31, 1999	180,348	$1.45
Options cancelled	(10,000)	1.45

Options exercisable, December 31, 2000	170,348	1.45
Options cancelled	(11,000)	1.45

Options exercisable, December 31, 2001	159,348	1.45
Options cancelled	(13,000)	1.45

Options exercisable, December 31, 2002	146,348	$1.45

15.   COMMITMENT:

  The Company is committed under operating leases for premises and computers, to the following annual payments:

	Premises	Computers	Total
2003	$1,306,278	$19,997	$1,326,275
2004	1,139,898	—	1,139,898
2005	788,116	—	788,116
2006	747,861	—	747,861
2007	646,631	—	646,631
2008 and thereafter	1,792,083	—	1,792,083

	$6,420,867	$19,997	$6,440,864

16.   CONTINGENCIES:

  (i)
  The Company has guaranteed a loan received by a shareholder from a lender incurred in August 1995 for the purchase of shares of the Company previously held by another shareholder. This loan is also guaranteed by a first rank hypothec on the shareholder's shares as well as by a life insurance policy on the shareholder's life amounting to $350,000. At the request of the Company's lender, the Company reimbursed $90,082 of the shareholder loan. As at December 31, 2002, the balance of the loan is $14,163.

  (ii)
  The Company has been named a defendant in a legal action claiming reimbursement of the unused portion of a prepaid service contract in the amount of $285,000. Management is of the opinion that there is a strong defense against the claim, however, a provision for losses in the amount of $124,000 has been reflected in the accounts of the Company for this matter.

  (iii)
  A shareholder has commenced legal proceedings to require that his shares be repurchased by the Company for an amount of $900,000. In the opinion of management, this matter is without substantial merit and no provision has been made in the accounts.

17.   INCOME TAXES:

  The tax effects of temporary differences that give rise to significant portions of the future tax assets and future tax liabilities at December 31, 2002, 2001 and 2000 are presented below:

	2002	2001	2000
Future tax liabilities:
Capital assets — differences in net book value and undepreciated capital cost	$190,641	$303,012	$376,575
Deferred charges	144,993	9,822	3,156

Total future tax liability	335,634	312,834	379,731
Future tax assets:
Non-capital loss carryforwards	1,280,490	625,600	—
Other	12,055	12,513	—

Total future tax assets	1,292,545	638,113	—
Less valuation allowance	(956,911)	(325,279)	—

	335,634	312,834	—

Net future tax liability	$—	$—	$379,731

18.   PENSION PLAN:

  The Company has a defined contribution pension plan which is offered on an optional basis to the employees. Under the terms of the plan, the employees may contribute 4% of their annual salary up to a maximum of $1,500 per year and up to $3,500 for certain executives. The Company will match the employees' contributions for the year. The expense related to the plan for the year amounted to $392,838 (2001 — $397,625; 2000 — $391,271).

19.   FINANCIAL INSTRUMENTS:

  (a)
  Credit risk:

    The Company has a credit risk exposure arising from two clients which represent 59% of the accounts receivable balance as at December 31, 2002.

    In the normal course of business, the Company evaluates the financial condition of its customers on a continuing basis and reviews the creditworthiness of all new customers. The Company determines an allowance for doubtful accounts to reflect specific customer risks.

  (b)
  Fair value of financial instruments:

    The fair value of financial assets and liabilities, except for the long-term debt and the obligations under capital leases, approximates their carrying values due to the short-term to maturity for these financial assets and liabilities.

    The carrying value of the long-term debt approximates its fair value given that the contractual rates are based on current market rates for similar financial instruments.

    The fair value of the obligations under capital leases is approximately $1,900,000 (2001 — $2,740,000; 2000 — $2,050,000) and was determined by discounting future cash flows at current market rates.

20.   SUBSEQUENT EVENTS:

  The Company entered into a new financing agreement whereby the financed amount is based on eligible receivables of the Company. Under the terms of this new agreement, the Company has guaranteed to the lender minimum annual discount revenue of $250,000 and will be charged $5,000 in monthly administration fees. The new financing bears interest at prime plus 2.5% and is secured by a hypothec of $7,000,000 on all of the assets of the Company and ranking first on receivables and inventory and a personal guarantee by Richard Besner.

  The Company must obtain release from former lenders before the agreement becomes effective and the Company has decided to reimburse the long-term debt in June 2003.

  In addition, the Company entered into an agreement with two suppliers as described in note 13.

21.   RECONCILIATION TO UNITED STATES GAAP:

  The financial statements of the Company are expressed in Canadian dollars and are prepared in accordance with Canadian generally accepted accounting principles ("GAAP"), which conform, in all material respects, with those generally accepted in the United States except as described below:

  Statement of operations:

	2002	2001
Net loss in accordance with Canadian GAAP	$(2,147,848)	$(1,390,954)
Current year adjustment:
Deferred charges(i)	(530,255)	(16,333)

Net loss in accordance with United States GAAP	$(2,678,103)	$(1,407,287)

  Statement of deficit:

	2002	2001
(Deficit) retained earnings, end of year in accordance with Canadian GAAP	$(1,086,413)	$1,061,435
Adjustment to retained earnings related to deferred charges(i)	(560,499)	(30,244)

(Deficit) retained earnings, end of year in accordance with United States GAAP	$(1,646,912)	$1,031,191

  (i)
  Deferred charges comprise capitalized expenses related to specific contracts with customers. These deferred charges are amortized over the periods of the contracts to which they relate. United States GAAP requires such costs to be expensed as incurred.

ANNEX J

TERRA'S UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AND
TERRA'S MANAGEMENT DISCUSSION AND ANALYSIS

                                         Consolidated Financial Statements of

                                TERRA PAYMENTS INC.

AUDITORS' REPORT TO THE SHAREHOLDERS OF TERRA PAYMENTS INC.

        We have audited the consolidated balance sheets of Terra Payments Inc. as at March 31, 2003 and 2002 and the consolidated statements of earnings, deficit and cash flows for each of the years in the three-year period ended March 31, 2003. These financial statements are the responsibility of Terra's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

        In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Terra as at March 31, 2003 and 2002 and the results of its operations and its cash flows for each of the years in the three-year period ended March 31, 2003 in accordance with Canadian generally accepted accounting principles.

Montreal, Canada	(Signed) RAYMOND CHABOT GRANT THORNTON
May 13, 2003	Chartered Accountants
(Except as to Note 13(c), which is as at August 7, 2003)

TERRA PAYMENTS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands of Canadian dollars)

	December 31, 2003	December 31, 2002	March 31, 2003	March 31, 2002
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and short-term investments (Note 1)	$87,588	$30,747	$41,453	$21,785
Cash and short-term investments held as reserves (Note 1)	31,308	31,364	33,645	60,468
Accounts receivable	865	1,601	1,462	3,303
Other receivable (Note 17)	—	4,932	—	5,050
Tax credits receivable	679	1,016	419	2,022
Prepaid expenses	478	731	446	1,029

	120,918	70,391	77,425	93,657
Note receivable (Note 11)	2,574	2,574	2,574	—
Other receivable (Note 17)	4,036	—	4,588	—
Equipment (Note 2)	1,952	5,192	4,042	8,239
Goodwill (Note 13)	—	—	—	18,113
Intangibles (Notes 3 and 13)	—	—	—	1,445
Deferred charges (Note 13)	—	108	400	—
Investment in ebs Electronic Billing Systems AG, at cost (Note 13)	4,074	—	—	—
Future income taxes (Note 10)	13,706	12,299	15,160	11,618

	$147,260	$90,564	$104,189	$133,072

Liabilities
Current liabilities:
Accounts payable and accrued liabilities	$10,580	$8,447	$9,252	$11,721
Advance payable (Note 4)	—	—	1,763	—
Loan payable (Note 4)	—	831	—	—
Customer reserves (Note 5)	100,479	56,964	69,077	66,878
Deferred revenue	594	605	627	459
Obligations under capital leases due within one year	601	1,915	1,583	2,144
Security deposits (Note 5)	3,187	4,691	4,039	6,393

	115,441	73,453	86,341	87,595
Obligations under capital leases (Note 6)	90	619	411	1,617

	115,531	74,072	86,752	89,212
Shareholders' Equity
Capital stock (Note 7)	145,183	133,429	133,429	133,429
Contributed surplus (Note 7)	390	—	—	—
Deficit	(113,844)	(116,937)	(115,992)	(89,569)

	31,729	16,492	17,437	43,860

	$147,260	$90,564	$104,189	$133,072

        Approved by the Board

(Signed) STEVE SHAPER Chairman	(Signed) JOEL LEONOFF Director

The accompanying notes are an integral part of the consolidated financial statements.

TERRA PAYMENTS INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands of Canadian dollars, except per share amounts)

	Nine months ended December 31		Years ended March 31
	2003	2002	2003	2002	2001
	(unaudited)	(unaudited)
Revenues
Transaction processing	$46,052	$34,179	$46,942	$78,236	$73,931
Interest	530	257	397	2,150	3,653

	46,582	34,436	47,339	80,386	77,584
Expenses
Transaction processing	21,159	21,539	27,914	40,675	39,032
Research and development (Note 8)	1,469	1,783	1,841	5,301	5,624
Sales and marketing	4,145	3,799	4,986	10,491	7,257
Support and operations	3,129	4,478	5,461	9,363	5,978
General and administrative	8,804	8,605	12,047	14,401	11,280

	$38,706	$40,204	$52,249	$80,231	$69,171

Earnings (loss) before undernoted items	$7,876	$(5,768)	$(4,910)	$155	$8,413
Amortization of equipment	2,302	3,618	4,687	4,659	2,702
Gain on disposal of equipment	(4)	(7)	(14)	—	—
Gain on abandonment of equipment	—	(232)	(232)	—	—
Interest on capital lease obligations	81	218	273	342	124
Exchange (gain) loss	255	329	681	(89)	(1,086)
Restructuring costs (Note 9)	—	600	600	3,350	—
Write-off of deferred charges (Note 13)	—	—	1,100	—	—
Amortization and write-off of goodwill and intangibles (Note 13)	—	15,784	15,784	—	88,139

	$2,634	$20,310	$22,879	$8,262	$89,879

Earnings (loss) before income taxes and discontinued operations	$5,242	$(26,078)	$(27,789)	$(8,107)	$(81,466)
Income taxes (Note 10)
Current	83	249	354	46	650
Future	1,682	(748)	(3,509)	(5,568)	5,196

	$1,765	$(499)	$(3,155)	$(5,522)	$5,846

Earnings (loss) before discontinued operations	$3,477	$(25,579)	$(24,634)	$(2,585)	$(87,312)
Discontinued operations, net of income taxes (Note 11)	—	(1,769)	(1,769)	(306)	(430)

Net earnings (loss)	$3,477	$(27,348)	$(26,403)	$(2,891)	$(87,742)

Basic earnings (loss) per share
Earnings (loss) before discontinued operations	$0.26	$(2.43)	$(2.34)	$(0.24)	$(8.68)
Discontinued operations	—	(0.17)	(0.17)	(0.03)	(0.04)

Net earnings (loss)	$0.26	$(2.60)	$(2.51)	$(0.27)	$(8.72)

j-4

Diluted earnings (loss) per share (Note 12)
Earnings (loss) before discontinued operations	$0.26	$(2.43)	$(2.34)	$(0.24)	$(8.68)
Discontinued operations	—	(0.17)	(0.17)	(0.03)	(0.04)

Net earnings (loss)	$0.26	$(2.60)	$(2.51)	$(0.27)	$(8.72)

Weighted-average number of common shares outstanding	13,399,295	10,515,479	10,515,479	10,515,479	10,058,224

The accompanying notes are an integral part of the consolidated financial statements.

j-5

TERRA PAYMENTS INC.

CONSOLIDATED STATEMENTS OF DEFICIT

(In thousands of Canadian dollars)

	Nine months ended December 31		Years ended March 31
	2003	2002	2003	2002	2001
	(unaudited)	(unaudited)
Deficit, beginning of period	$115,992	$89,569	$89,569	$86,663	$4,787
Share-related expenses	1,329	20	20	15	88
Net (earnings) loss	(3,477)	27,348	26,403	2,891	87,742
Effect of change of accounting policy for income taxes	—	—	—	—	(5,954)

Deficit, end of period	$113,844	$116,937	$115,992	$89,569	$86,663

The accompanying notes are an integral part of the consolidated financial statements.

j-6

TERRA PAYMENTS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of Canadian dollars)

	Nine months ended December 31		Years ended March 31
	2003	2002	2003	2002	2001
	(unaudited)	(unaudited)
Operating activities
Net earnings (loss)	$3,477	$(27,348)	$(26,403)	$(2,891)	$(87,742)
Non-cash items
Amortization of equipment	2,302	3,622	4,691	4,669	2,704
Gain on disposal of equipment	(4)	(7)	(14)	—	—
Gain on abandonment of equipment	—	(232)	(232)	—	—
Exchange loss on other receivable	552	—	462	—	—
Exchange loss on short-term investments	795	—	—	—	—
Write-off of deferred charges (Note 13)	—	—	1,100	—	—
Amortization and write-off of goodwill and intangibles (Note 13)	—	15,784	15,784	—	88,139
Write-off of expired tax credits receivable	—	—	—	—	81
Loss (gain) on disposal of discontinued operations	—	1,200	1,200	—	(154)
Future income taxes	1,454	(681)	(3,542)	(6,535)	4,540

	8,576	(7,662)	(6,954)	(4,757)	7,568
Changes in working capital items (Note 16)	32,150	(11,307)	1,999	(9,573)	44,405

Cash flows from operating activities	40,726	(18,969)	(4,955)	(14,330)	51,973

Investing activities
Short-term investments	8,047	1,582	(11,635)	21,142	(22,724)
Proceeds on disposal of equipment	4	7	14	—	—
Equipment	(132)	(109)	(143)	(3,181)	(4,447)
Deferred charges	—	(108)	(1,500)	—	—
Business acquisitions, net	—	—	—	—	(4,853)
Proceeds on disposal of discontinued operations	—	—	—	—	154

Cash flows from investing activities	7,919	1,372	(13,264)	17,961	(31,870)
Financing activities
Cash held in escrow	—	—	—	—	6,554
Advance payable	(1,763)	—	1,763	—	—
Loan payable	—	831	—	—	—
Repayment of obligations under capital leases	(1,383)	(1,774)	(2,314)	(1,768)	(810)
Purchase of shares for cancellation	—	—	—	(246)	(312)
Issuance of capital stock	7,680	—	—	123	1,217
Share-related expenses	(539)	(20)	(20)	(15)	(88)

Cash flows from financing activities	3,995	(963)	(571)	(1,906)	6,561

Net increase (decrease) in cash and cash equivalents during the period	52,640	(18,560)	(18,790)	1,725	26,664
Cash and cash equivalents, beginning of period	61,881	80,671	80,671	78,946	52,282

Cash and cash equivalents, end of period (Note 1)	$114,521	$62,111	$61,881	$80,671	$78,946

j-7

Cash and cash equivalents (Note 1)
Cash and short-term investments	$86,426	$30,747	$35,388	$21,785	$49,606
Cash and short-term investments held as reserves	28,095	31,364	26,493	58,886	29,340

	$114,521	$62,111	$61,881	$80,671	$78,946

Supplementary information
Interest paid	$81	$218	$273	$342	$138

Income taxes paid	$—	$—	$68	$731	$—

Equipment financed under capital leases	$80	$547	$548	$2,013	$4,303

The accompanying notes are an integral part of the consolidated financial statements.

j-8

TERRA PAYMENTS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tables in thousands of Canadian dollars, except share capital and share option plans)
(Information as at December 31, 2003 and 2002 and for the nine months ended
December 31, 2003 and 2002 is unaudited)

Nature of operations

  Terra Payments Inc. is an international leader in the payment processing industry. Terra provides technology and services that businesses require to accept credit card, electronic cheque and direct debit payments. Terra processes credit card payments for retail point-of-sale, Internet and mail order/telephone order merchants, as well as processing electronic cheques or direct debits online and by telephone.

Accounting policies

New accounting standards

  Income taxes

  Effective April 1, 2000, Terra adopted the recommendations of the Canadian Institute of Chartered Accountants with respect to accounting for income taxes. Under the new recommendations, the liability method of tax allocation is used to account for income taxes. Future income tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities, and measured using the substantially enacted tax rates and laws expected to be in effect when the differences reverse. Terra has adopted the new recommendations retroactively by adjusting the fiscal 2001 opening deficit in the amount of $5,954,000 without restating prior years.

  Revenue recognition

  As at April 1, 2001, Terra changed its method of accounting, on a prospective basis, for set-up fee revenues by deferring the fees over the expected term of the customer relationship instead of recognizing revenue upon receipt of payment. This change has had no material effect on the financial statements.

  Earnings (loss) per share

  As at April 1, 2001, Terra adopted, on a retroactive basis, the new recommendations of the Canadian Institute of Chartered Accountants with respect to Section 3500, Earnings per Share. Under the new recommendations, the treasury stock method is to be used, instead of the current imputed earnings approach, for determining the dilutive effect of stock options and warrants. All prior diluted loss per share amounts have been recalculated in accordance with the new requirements. Since Terra had incurred losses, such recalculations did not result in any change to Terra's previously reported diluted loss per share for all periods presented.

  Goodwill and intangibles

  As at April 1, 2001, Terra adopted the new recommendations of the Canadian Institute of Chartered Accountants with respect to Section 3062, Accounting for Goodwill and Intangibles. Under the new recommendations, goodwill and certain intangibles are no longer amortized but rather reviewed for permanent impairment. If it is determined that there is an impairment, then the value of goodwill and intangibles is written down against earnings in the year such impairment occurs.

  The following provides a reconciliation of the adoption of the new pronouncements regarding goodwill and intangibles:

	Nine months ended December 31		Years ended March 31
	2003	2002	2003	2002	2001
	(unaudited)	(unaudited)
Net earnings (loss)
Reported net earnings (loss)	$3,477	$(27,348)	$(26,403)	$(2,891)	$(87,742)
Add back amortization of goodwill and intangibles	—	—	—	—	24,376

Adjusted net earnings (loss)	$3,477	$(27,348)	$(26,403)	$(2,891)	$(63,366)

Basic and diluted earnings (loss) per share
Reported net earnings (loss)	$0.26	$(2.60)	$(2.51)	$(0.27)	$(8.72)
Add back amortization of goodwill and intangibles	—	—	—	—	2.42

Adjusted net earnings (loss)	$0.26	$(2.60)	$(2.51)	$(0.27)	$(6.30)

  Foreign currency translation

  As at April 1, 2002, Terra adopted, on a retroactive basis, the new recommendations of the Canadian Institute of Chartered Accountants with respect to Section 1650, Foreign Currency Translation. Under the new requirements, Terra is required to disclose its foreign exchange gains or losses for the period.

  Stock-based compensation

  As at April 1, 2002, Terra adopted prospectively the recommendations of the Canadian Institute of Chartered Accountants with respect to Section 3870, Stock-based Compensation and Other Stock-based Payments. The new requirements define recognition, measurement and disclosure standards for stock-based compensation to non-employees and employees. Under these new standards, all stock-based payments made to non-employees must be systematically accounted for in Terra's financial statements. These standards define a fair value-based method of accounting for Terra's stock-based employee compensation plans. Under this method, compensation cost should be measured at the grant date based on the fair value of the award and should be recognized over the related service period. The new recommendations permit the presentation of pro forma net earnings (loss) and earnings (loss) per share as if the fair value method of accounting had been applied for its stock-based awards granted to employees. Terra has chosen to present pro forma information, which is included in Note 7.

  Impairment of long-lived assets

  On April 1, 2003, Terra adopted the recommendations of the Canadian Institute of Chartered Accountants with respect to Section 3063, Impairment of Long-lived Assets. This section provides guidance on recognizing, measuring and disclosing the impairment of long-lived assets. This section also replaces the write-down provisions in Section 3061, Property, Plant and Equipment. The standards require the recognition of an impairment loss for a long-lived asset to be held and used when events or changes in circumstances cause its carrying value to exceed the total undiscounted cash flows expected from its use and eventual disposition. The impairment loss is calculated by deducting the fair value of the asset from its carrying value. The adoption of the new standards had no impact on Terra's financial statements.

  Disposal of long-lived assets and discontinued operations

  On May 1, 2003, Terra adopted the recommendations of the Canadian Institute of Chartered Accountants with respect to Section 3475, Disposal of Long-lived Assets and Discontinued Operations. This section provides guidance on recognizing, measuring, presenting and disclosing long-lived assets to be disposed of. This section also replaces the disposal provisions in Section 3061, Property, Plant and Equipment, and Section 3475, Discontinued Operations. This new section provides criteria for classifying assets as held for sale. It requires an asset classified as held for sale to be measured at its fair value less disposal costs. This section also provides criteria for classifying a disposal as a discontinued operation and specifies the presentation of and disclosures for discontinued operations and other disposals of long-lived assets. This section comes into effect for disposal activities started on or after May 1, 2003. The adoption of the new standards had no impact on Terra's financial statements.

  Disclosure of guarantees

  On April 1, 2003, Terra adopted the recommendations of the Canadian Institute of Chartered Accountants with respect to Accounting Guideline AcG-14, Disclosure of Guarantees. The new accounting guideline requires a guarantor to disclose significant information about guarantees it has provided, without regard to whether it will have to make any payments under the guarantees and in addition to the accounting required by Section 3290, Contingencies. The guideline is applicable to interim and annual periods beginning on or after January 1, 2003. The adoption of the new standards had no impact on Terra's financial statements.

Basis of consolidation

  The consolidated financial statements of Terra Payments Inc. include the accounts of Terra and its subsidiaries.

Management estimates

  The preparation of the financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses. Actual results could differ from those estimates.

Cash and cash equivalents

  Cash and cash equivalents include cash on hand as well as highly liquid investments which have maturities of less than three months at the date of acquisition.

Equipment

  Equipment is recorded at acquisition cost. Amortization is provided for over the expected useful lives of the assets and is computed under the straight–line method over the following periods:

Computer hardware	3 years
Software	2 years
Furniture and fixtures	5 years
Leasehold improvements	Lease term

Goodwill

  Goodwill is the excess of the cost of acquired enterprises over the net amounts assigned to assets acquired and liabilities assumed. Goodwill has not been amortized since April 1, 2001 and, prior to this date, was amortized on a straight-line basis over a period of three years. Goodwill is tested for impairment annually, or more frequently if events or changes in circumstances indicate that it is impaired. Goodwill is allocated to reporting units and any potential goodwill impairment is identified, then it is quantified by comparing the carrying amount of goodwill to its fair value. The fair value of a reporting unit is calculated using discounted cash flows.

Intangibles

  Intangibles have not been amortized since April 1, 2001 and, prior to this date, were amortized on a straight-line basis over a period of three years. Intangibles are tested for impairment annually or more frequently if events or changes in circumstances indicate that their value might be impaired. The impairment test consists of a comparison of the fair value of the reporting unit with its carrying value. If the carrying value of a reporting unit exceeds its fair value, an impairment loss is recognized and written off against earnings in the year such impairment occurs.

Deferred charges

  Deferred charges represent the costs incurred for the transaction with ebs Electronic Billing Systems AG referred to in Note 13, which were charged to the deficit upon issuance of Terra's common shares.

Stock option plans

  Terra has stock option plans that are described in Note 7. No compensation expense is recognized for these plans when stock options are issued to directors, officers or employees of Terra or any of its subsidiaries. Any consideration paid on the exercise of stock options is credited to capital stock.

Share-related expenses

  Share-related expenses are recorded as an increase of the deficit in the year they are incurred.

Revenue recognition

  Terra is engaged in transaction processing services. Revenues from transaction processing services are recognized at the time services are rendered. Revenues for set-up fees are deferred and recognized over the expected term of the customer relationship. Revenues for Web enablement fees are deferred and recognized over the term of the contract.

Research and development costs

  All expenses related to research and development activities, which do not meet Canadian generally accepted criteria for deferral are expensed as incurred. Development expenses which meet Canadian generally accepted criteria for deferral are capitalized and amortized against earnings over the estimated period of benefit. Investment tax credits earned relative to research and development are recorded as a reduction of the expense.

  As at December 31, 2003, December 31, 2002, March 31, 2003 and March 31, 2002, Terra had not deferred any development costs.

Income taxes

  Terra provides for income taxes using the liability method of tax allocation. Under this method, future income tax assets and liabilities are determined based on deductible or taxable temporary differences between financial statement values and tax values of assets and liabilities using the substantially enacted income tax rates expected to be in effect for the year in which the differences are expected to reverse. Terra establishes a valuation allowance against future income tax assets if, based on available information, it is more likely than not that some or all of the future income tax assets will not be realized.

Foreign currencies

  Accounts in foreign currencies including integrated foreign subsidiaries are translated using the temporal method. Under this method, monetary assets and liabilities in foreign currencies are translated into Canadian dollars at the year–end rate of exchange. Other assets and liabilities are translated at historical rates. Revenue and expenses are translated at average rates for the year. Foreign exchange gains or losses resulting upon translation are included in earnings.

Earnings (loss) per share

  Basic earnings (loss) per share is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the year. Diluted earnings (loss) per share is calculated, using the treasury stock method, giving effect to the potential dilution that would occur if securities or other contracts to issue common shares were exercised at the later of the beginning of the year or the issuance date.

Interim financial information

  The financial information as at December 31, 2003 and 2002, and for the nine month periods ended December 31, 2003 and 2002 is unaudited; however, in the opinion of management, all adjustments necessary to present fairly the financial position, results of operations and cash flows of the periods have been included. Interim results may not necessarily be indicative of results for any future period.

Future accounting changes

  Asset retirement obligations

  Section 3110, Asset Retirement Obligations, provides for an initial recognition of the fair value of a liability for an asset retirement obligation in the period in which it is incurred when a reasonable estimate of fair value can be made. The asset retirement obligation is recorded as a liability with a corresponding increase to the carrying amount of the related long-lived asset. Subsequently, the asset retirement cost is allocated to expenses using a systematic and rational allocation method and is adjusted to reflect period-to-period changes in the liability resulting from passage of time and revisions to either timing or the amount of the original estimate of the undiscounted cash flow. The section is effective for fiscal years beginning on or after January 1, 2004. Management does not expect the adoption of the new standard to have an impact on its financial statements.

  Stock-based compensation

  In September and November 2003, Section 3870, Stock-based Compensation and Other Stock-based Payments, was amended to require that the fair value based method be applied to awards granted to employees, which previously had not been accounted for at fair value. Thus, Terra will be required to account for the effect of such awards in the financial statements for fiscal years beginning on or after January 1, 2004. Transitional methods permitted under this section include retroactive application of the fair value based method of accounting with restatement of prior periods to include the expense for awards that were included in the pro forma note disclosure of those prior periods, or no restatement of prior periods.

1.     CASH AND SHORT-TERM INVESTMENTS

  Cash and short-term investments are comprised of the following:

	December 31, 2003
	Unrestricted	Held as reserves	Total
	(unaudited)
Cash	$82,940	$28,095	$111,035
Short-term investments
Maturities less than 3 months, bearing interest between 1.00% and 2.95%	3,486	—	3,486

	86,426	28,095	114,521
Maturities between 3 and 6 months bearing interest between 1.10% and 3.48%	1,162	3,213	4,375

	$87,588	$31,308	$118,896

	December 31, 2002
	Unrestricted	Held as reserves	Total
	(unaudited)
Cash	$30,596	$27,634	$58,230
Short-term investments
Maturities less than 3 months, bearing interest between 1.15% and 1.21%	151	3,730	3,881

	30,747	31,364	62,111
Maturities between 3 and 6 months	—	—	—

	$30,747	$31,364	$62,111

	March 31, 2003
	Unrestricted	Held as reserves	Total
Cash	$35,249	$25,011	$60,260
Short-term investments
Maturities less than 3 months, bearing interest at 1.05%	139	1,482	1,621

	35,388	26,493	61,881
Maturities between 3 and 6 months, bearing interest between 0.79% and 1.75%	6,065	7,152	13,217

	$41,453	$33,645	$75,098

	March 31, 2002
	Unrestricted	Held as reserves	Total
Cash	$21,627	$58,404	$80,031
Short-term investments
Maturities less than 3 months, bearing interest at 1.47%	158	482	640

	21,785	58,886	80,671
Maturities between 3 and 6 months, bearing interest at 2.00%	—	1,582	1,582

	$21,785	$60,468	$82,253

	March 31, 2001
	Unrestricted	Held as reserves	Total
Cash	$42,161	$29,340	$71,501
Short-term investments
Maturities less than 3 months, bearing interest at 4.40%	7,445	—	7,445

	49,606	29,340	78,946
Maturities between 3 and 6 months bearing interest between 4.65% to 6.55%	5,367	17,357	22,724

	$54,973	$46,697	$101,670

  Terra has agreements with various financial institutions for the settlement of payment transactions. Under the terms of these agreements, Terra is required to maintain certain amounts as reserves, which may be applied against any amounts for which the financial institutions would be entitled to reimbursement. Any amounts charged by the financial institutions are charged to Terra's customers (refer to Note 5).

2.     EQUIPMENT

	December 31, 2003
	Cost	Accumulated amortization	Net
	(unaudited)
Computer hardware and software	$14,285	$13,179	$1,106
Furniture and fixtures	891	799	92
Leasehold improvements	2,208	1,454	754

	$17,384	$15,432	$1,952

	December 31, 2002
	Cost	Accumulated amortization	Net
	(unaudited)
Computer hardware and software	$14,040	$10,274	$3,766
Furniture and fixtures	890	694	196
Leasehold improvements	2,208	978	1,230

	$17,138	$11,946	$5,192

	March 31, 2003
	Cost	Accumulated amortization	Net
Computer hardware and software	$14,073	$11,310	$2,763
Furniture and fixtures	891	723	168
Leasehold improvements	2,208	1,097	1,111

	$17,172	$13,130	$4,042

	March 31, 2002
	Cost	Accumulated amortization	Net
Computer hardware and software	$13,874	$7,575	$6,299
Furniture and fixtures	991	623	368
Leasehold improvements	2,395	823	1,572

	$17,260	$9,021	$8,239

  As at December 31, 2003, equipment included assets under capital leases with a cost of $6,890,000 (December 31, 2002 — $6,811,000; March 31, 2003 — $6,811,000; March 31, 2002 — $6,316,000) and accumulated amortization of $6,124,000 (December 31, 2002 — $4,225,000; March 31, 2003 — $4,877,000; March 31, 2002 — $2,546,000).

3.     INTANGIBLES

  Intangibles are comprised of the following:

	December 31		March 31
	2003	2002	2003	2002
	(unaudited)	(unaudited)
Acquired technologies	$—	$—	$—	$445
Strategic alliance (Note 13)	—	—	—	1,000

	$—	$—	$—	$1,445

4.     ADVANCE AND LOAN PAYABLE

  The advance is payable to ebs Electronic Billing Systems AG and bears no interest.

  The loan payable to EBS Holding AG bears interest at 5% and matures on January 19, 2003.

5.     CUSTOMER RESERVES AND SECURITY DEPOSITS

  Customer reserves and security deposits are required from the customers to allow Terra to recover any amounts charged by the financial institutions under the arrangements described in Note 1. Customer reserves relate to the short-term portion of collateral and outstanding payments due to customers. Security deposits are held by Terra over the term of the customer relationship, which has generally been of a long-term nature.

6.     OBLIGATIONS UNDER CAPITAL LEASES

	December 31		March 31
	2003	2002	2003	2002
	(unaudited)	(unaudited)
Obligations under capital leases, interest ranging between 3.8% and 11.9%, maturing on dates varying from June 2002 to May 2007	$691	$2,534	$1,994	$3,761
Less: current portion	601	1,915	1,583	2,144

	$90	$619	$411	$1,617

Minimum lease payments for obligations under capital leases as at March 31, 2003:
2004	$1,675
2005	409
2006	11
2007	5

$2,100
Less: amount representing interest	106

$1,994

7.     CAPITAL STOCK

  Consolidation of common shares

  On March 26, 2003, at a special meeting of shareholders, Terra's shareholders approved an amendment to the articles of incorporation to consolidate all of the issued and outstanding common shares of Terra on the basis of one post-consolidation common share for every 10 pre-consolidation common shares.

  Terra's common shares began trading on a consolidated basis on the Toronto Stock Exchange on April 8, 2003. As a result, all numbers and amounts below are presented on a post-consolidation basis.

  Authorized

  Terra's authorized capital stock consists of an unlimited number of common and preferred shares without par value.

  The preferred shares are issuable in one or more series, each of which shall comprise the number of shares and carry the designation, rights, privileges, restrictions and conditions established by Terra's Board of Directors by way of amendment of its articles of incorporation.

  Issued and fully paid

	December 31				March 31
	2003		2002		2003		2002
	Number	Amount	Number	Amount	Number	Amount	Number	Amount
	(unaudited)		(unaudited)
Common shares	15,178,216	$145,183	10,515,479	$133,429	10,515,479	$133,429	10,515,479	$133,429
Warrants	1,064,001	—	—	—	—	—	—	—

		$145,183		$133,429		$133,429		$133,429

  The common shares issued and outstanding as at December 31, 2003 is detailed as follows:

	Common shares
	Number	Amount
Balance as at March 31, 2000	8,629,878	$40,352
Conversion of special warrants	350,000	21,000
Common shares issued for acquisitions	1,332,670	70,424
Share buy-back	(12,200)	(312)
Exercise of employee stock options	198,297	1,218

Balance as at March 31, 2001	10,498,645	132,682
Conversion of special warrants	20,000	870
Share buy-back	(22,660)	(246)
Exercise of employee stock options	19,494	123

Balance as at March 31, 2002 and 2003 and December 31, 2002	10,515,479	133,429
Issuance of common shares for the acquisition of an investment (Note 13)	2,396,425	4,074
Issuance of common shares for cash consideration (Note 13)	398,824	678
Issuance of common shares through private placement	1,866,667	7,000
Exercise of employee stock options	821	2

Balance as at December 31, 2003	15,178,216	$145,183

  The following table summarizes the changes in the issued and outstanding warrants as at December 31, 2003:

	December 31				March 31
	2003		2002		2003		2002
	Number of warrants	Weighted average exercise price	Number of warrants	Weighted average exercise price	Number of warrants	Weighted average exercise price	Number of warrants	Weighted average exercise price
	(unaudited)		(unaudited)
Outstanding at the beginning of the period	—	$—	—	$—	—	$—	20,000	$43.50
Conversion of special warrants	—	—	—	—	—	—	(20,000)	43.50
Common share purchase warrants granted	933,334	4.50	—	—	—	—	—	—
Broker warrants granted	130,667	3.90	—	—	—	—	—	—

Outstanding at the end of the period	1,064,001	$4.43	—	$—	—	$—	—	$—

  On May 7, 2000, 350,000 common shares were issued for no additional consideration upon exercise of 350,000 special warrants issued on February 16, 2000.

  The 1,267,129 and 65,541 common shares, related to the acquisitions of Terra Payments Corporation and Sitesell.com discussed in Note 13, were issued on June 14, 2000 and December 1, 2000 respectively.

  During fiscal year 2001, 12,200 common shares were repurchased by Terra for a cash consideration of $312,000.

  During fiscal year 2001, 198,297 stock options were exercised to purchase 198,297 common shares for a cash consideration of $1,218,000.

  On April 13, 2001, 20,000 common shares were issued for no additional consideration upon exercise of 20,000 special warrants issued on October 13, 2000.

  During fiscal 2002, 22,660 common shares were repurchased by Terra for a cash consideration of $246,000.

  During fiscal 2002, 19,494 stock options were exercised to purchase 19,494 common shares for a cash consideration of $123,000.

  On April 1, 2003, Terra issued 2,396,425 and 398,824 common shares related to the transaction with ebs Electronic Billing Systems AG discussed in Note 13.

  On December 19, 2003, Terra signed an agency agreement for a private placement for the issuance of 2,666,667 units at a price of $3.75 per unit, for cash consideration of $10 million. Each unit consists of one common share in the capital stock of Terra and one-half of a common share purchase warrant. Each full common share purchase warrant entitles its holder to purchase one common share at a price of $4.50 at any time up to December 19, 2005. In addition, Terra granted 186,667 broker warrants to purchase 186,667 units at a price of $3.90 per unit.

  The closing of the private placement occurred in two phases. The first closing occurred on December 19, 2003, resulting in the issuance of 1,866,667 units, for a cash consideration of $7 million, and the issuance of 130,667 broker warrants. As a result of the first closing, $0.9 million of share-related expenses were recorded, of which $0.4 million has been credited to contributed surplus as it represents the estimated fair value of the broker warrants granted. The second closing occurred subsequently on January 5, 2004, resulting in the issuance of the remaining 800,000 units, for cash consideration of $3 million, and the issuance of 56,000 broker warrants.

  During the nine months ended December 31, 2003, 821 stock options were exercised to purchase 821 common shares for a cash consideration of $2,000.

  Common share purchase options

  Under the December 3, 1999 Stock Option Plan, Terra may grant options to the directors, officers, employees and service providers of Terra or any of its subsidiaries. The plan was amended on September 26, 2001, providing for the issuance of up to 1,557,500 shares of common stock, and subsequently on September 18, 2002, providing for the issuance of up to 1,825,000 shares of common stock. The exercise price of each option equals the market price of Terra's stock on the date preceding the grant of the option and an option's maximum term is 10 years. The options vest over periods of two to four years from the grant date.

  On November 6, 2001, Terra adopted a voluntary stock option replacement program for the benefit of all employees. Under the program, Terra's employees had the opportunity to surrender previously granted outstanding stock options having exercise prices ranging from $10.00 to $111.00 in exchange for a lesser number of new stock options at a lower exercise price based on a prescribed formula. These new stock options have an exercise price of $9.00, being the market value of Terra's common shares on November 5, 2001, and vest over a period of three years. This offer expired on December 21, 2001 and a total of 171,783 old options were cancelled and 120,959 new options were granted.

  Members of the Board of Directors, executive officers and senior vice-presidents were not eligible to participate in this program. The exchange program was in compliance with applicable accounting standards and, accordingly, no compensation charges resulted from the exchange program.

  On March 26, 2003, at a special meeting of shareholders, Terra's disinterested shareholders approved the cancellation of a portion of certain stock options and the amendment of the exercise price of the remaining stock options granted to active employees, officers and consultants of Terra. One third of the stock options will become exercisable at an exercise price of $2.50, one third will become exercisable at an exercise price of $4.50 and the remaining third will be forfeited and cancelled. The implementation of the cancellation and re-pricing of stock options was completed in the nine months ended December 31, 2003.

  The following table summarizes the changes in this stock option plan:

	December 31				March 31
	2003		2002		2003		2002
	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price
	(unaudited)		(unaudited)
Outstanding at the beginning of the period	941,789	$18.75	1,005,867	$23.61	1,005,867	$23.61	708,324	$36.35
Granted	438,458	2.80	230,906	2.48	248,156	2.43	452,737	15.77
Granted under stock option replacement program	—	—	—	—	—	—	120,959	9.00
Exercised	(821)	2.32	—	—	—	—	(7,584)	7.49
Expired	(40,000)	38.83	(21,371)	8.20	(21,371)	8.20	—	—
Cancelled under stock option re-pricing program	(134,469)	13.29	—	—	—	—	—	—
Forfeited	(159,912)	28.05	(247,400)	24.60	(290,863)	22.42	(96,786)	34.75
Forfeited under stock option replacement program	—	—	—	—	—	—	(171,783)	39.63

Outstanding at the end of the period	1,045,045	$8.61	968,002	$18.66	941,789	$18.75	1,005,867	$23.61

Options exercisable at period-end	388,753		407,188		416,277		325,742

  The common share purchase options outstanding as at December 31, 2003 are as follows:

	Options outstanding			Options exercisable
Range of exercise prices	Number	Weighted average remaining contractual life	Weighted average exercise price	Number	Weighted average exercise price
$		Years	$		$
1.70 to 2.40	94,323	3.68	2.12	25,321	2.18
2.41 to 3.41	612,881	3.78	2.62	162,002	2.56
3.60 to 4.50	186,804	2.94	4.34	111,156	4.50
8.50 to 11.00	11,537	1.85	9.33	9,774	9.13
15.40 to 24.00	24,500	1.49	19.27	15,500	17.97
29.50 to 40.40	60,000	0.87	31.06	60,000	31.06
56.50 to 61.50	55,000	1.71	61.05	5,000	56.50

	1,045,045	3.27	8.61	388,753	8.96

  These options expire on various dates to December 19, 2008.

  Between April 1, 2003 and December 31, 2003, Terra granted 438,458 stock options with a weighted average exercise price of $2.80 (between April 1, 2002 and December 31, 2002 — 230,906 options at $2.48; fiscal 2003 — 248,156 options at $2.43). Terra does not record any compensation expense. Had compensation cost for Terra's stock option plans been determined using the fair value-based method at the grant date of the stock options awarded to employees, the net earnings (loss) in the nine months ended December 31,

  2003 and 2002 and the fiscal year ended March 31, 2003 would have been equal to the pro forma amounts indicated in the following table (which includes the significant assumptions used in the Black-Scholes option pricing model):

	Nine months ended December 31
			Year ended March 31, 2003
	2003	2002
	(unaudited)	(unaudited)
Net earnings (loss)
Reported	3,477	(27,348)	(26,403)
Pro forma	3,139	(27,472)	(26,429)
Basic earnings (loss) per share
Reported	0.26	(2.60)	(2.51)
Pro forma	0.23	(2.61)	(2.51)
Diluted earnings (loss) per share
Reported	0.26	(2.60)	(2.51)
Pro forma	0.23	(2.61)	(2.51)
Weighted average fair value of stock options granted	2.25	2.06	2.03
Black-Scholes assumptions:
Expected dividend yield	0%	0%	0%
Expected volatility	110.90%	108.26%	108.60%
Risk-free interest rate	4.10%	4.73%	4.70%
Expected life	5 years	5 years	5 years

  To determine the compensation cost, the fair value of stock options is recognized on a straight-line basis over the vesting period of the stock options.

  The pro forma effect on the net earnings (loss) of the period is not representative of the pro forma effect on the net earnings (loss) of future periods because it does not take into consideration the pro forma compensation cost related to options awarded prior to April 1, 2002.

  The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option-pricing models require the use of highly subjective assumptions including the expected stock price volatility. As Terra's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can have a material effect on the fair value estimate, in management's opinion, the existing option-pricing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

  Subsidiary common share purchase options

  Under the terms of the acquisition agreement of Terra Payments Corporation (formerly SureFire Commerce Corporation and Stumpworld Systems, Inc.), its Stock Option Plan dated August 1, 1998 has been converted to stock options of Terra. This plan allows for options to be granted to its directors, officers and employees for up to 85,865 shares of common stock. The maximum term of the plan is 10 years and the options vest generally over one to four years.

  The following table summarizes the changes in this stock option plan:

	December 31				March 31
	2003		2002		2003		2002
	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price
	(unaudited)		(unaudited)
Outstanding at the beginning of the period	—	$—	8,351	$17.60	8,351	$17.60	39,759	$12.08
Exercised	—	—	—	—	—	—	(11,911)	5.63
Forfeited	—	—	(8,351)	17.60	(8,351)	17.60	(19,497)	13.66

Outstanding at the end of the period	—	$—	—	$—	—	$—	8,351	$17.60

Options exercisable at period-end	—		—		—		7,274

8.     RESEARCH AND DEVELOPMENT

  The research and development costs incurred by Terra during the period were accounted for as follows:

	Nine months ended December 31		Years ended March 31
	2003	2002	2003	2002	2001
	(unaudited)	(unaudited)
Gross research and development costs	$2,093	$2,818	$3,382	$6,935	$6,576
Refundable tax credits	(246)	(528)	(934)	(667)	(502)
Non-refundable tax credits realizable against future income taxes related to current period's expenditures	(378)	(507)	(607)	(967)	(450)

	$1,469	$1,783	$1,841	$5,301	$5,624

9.     RESTRUCTURING COSTS

  During the nine-month period ended December 31, 2002 and the years ended March 31, 2002 and 2003, in connection with the slowdown in the online gaming industry, Terra undertook internal restructurings. These restructurings resulted in workforce reductions of 120 and 65 employees by August and December 2002, respectively.

  Total costs of restructurings were as follows:

	December 31, 2002 and March 31, 2003	March 31, 2002
Workforce reduction	$355	$1,333
Lease costs	80	547
Start-up costs	—	870
Other	165	600

	$600	$3,350

  The following restructuring accruals are included in Terra's accounts payable and accrued liabilities:

	December 31		March 31
	2003	2002	2003	2002
	(unaudited)	(unaudited)
Restructuring — fiscal 2003	$9	$311	$74	$—
Restructuring — fiscal 2002	806	1,249	1,073	2,536
Restructuring — fiscal 2000	151	321	286	437

	$966	$1,881	$1,433	$2,973

  As at December 31, 2003, all restructurings were substantially complete. The provisions represent primarily future lease costs.

10.   INCOME TAXES

  The overall income tax provision differs from the provision computed at the statutory rate as follows:

	Nine months ended December 31		Years ended March 31
	2003	2002	2003	2002	2001
	(unaudited)	(unaudited)
Income tax expense (recovery) based on the statutory rate	$1,705	$(9,453)	$(9,630)	$(2,970)	$(30,886)
Increase (decrease) resulting from:
Minimum tax	82	—	66	8	736
Non-recognition of tax benefits related to a U.S. subsidiary's losses and temporary differences	—	561	359	288	2,063
Recognition of unrecorded tax benefits	(56)	—	(82)	(3,502)	—
Non-deductible amortization and write-off of goodwill and intangibles	—	5,887	5,125	—	33,414
Increase in valuation allowance	143	2,265	68	—	—
Other	(109)	241	939	662	519

	$1,765	$(499)	$(3,155)	$(5,522)	$5,846

  The following table shows the significant components included in the future income tax asset:

	December 31		March 31
	2003	2002	2003	2002
	(unaudited)	(unaudited)
Losses carried forward	$3,451	$4,445	$5,095	$3,655
Research and development	9,342	8,644	8,734	8,522
Equipment and intangibles	2,128	1,787	1,943	1,384
Other	2,376	2,950	2,650	1,319

	17,297	17,826	18,422	14,880
Valuation allowance	3,591	5,527	3,262	3,262

Future income tax asset	$13,706	$12,299	$15,160	$11,618

  Losses carried forward and other deductions of approximately $19 million with expiry dates between 2018 and 2022 are available to reduce future taxable income of a certain U.S. subsidiary. No income tax asset related to these losses is recorded in the accounts of Terra.

11.   DISCONTINUED OPERATIONS

  TCS and TempusLink

  Effective November 1, 2000, Terra disposed of its software product line, TCS and Tempus-Link. For the year ended March 31, 2001, Terra had incurred an operating loss amounting to $425,000, net of a gain on disposal of this business segment of $154,000 and net of related income taxes recovered in the amount of $206,000.

  Sitesell.com

  On October 1, 2002, Terra sold substantially all of the assets of a division (Sitesell.com) to a third party in exchange for an interest-free note receivable of $3.8 million. The repayment terms require monthly payments commencing in December 2002, equal to 10% of the purchaser's sales. Terra recorded a write-down of $1.2 million to reflect the discounted fair value of the note that was received as consideration for the sale of these assets. The note has been discounted at an effective interest rate of 8%.

  For the nine months ended December 31, 2002 and the year ended March 31, 2003, Terra had incurred an operating loss, related to this division, of $1,769,000 ($306,000 in fiscal 2002 and $5,000 in fiscal 2001), including a loss on disposal of $1,200,000 (nil in fiscal 2002 and 2001) and related income taxes of $574,000 (nil in fiscal 2002 and 2001). The loss on disposal in the nine months ended December 31, 2002 and fiscal 2003 resulted in an income tax expense of $574,000 as the main asset disposed of was goodwill which had a zero cost basis for income tax purposes, resulting in a taxable gain of $1,657,000. Revenue derived from this division's operations in the nine months ended December 31, 2002 and fiscal 2003 amounted to $398,000 ($583,000 in fiscal 2002 and $305,000 in fiscal 2001).

12.   DILUTED EARNINGS (LOSS) PER SHARE

  The reconciliation of diluted earnings per share in the nine months ended December 31, 2003 is presented as follows:

	Net earnings (numerator)	Number of shares (denominator)	Per share amount
Net earnings	$3,477	13,399,295	$0.26
Dilutive options	—	129,294	—

Net earnings available to common shareholders	$3,477	13,528,589	$0.26

  Stock options and warrants to purchase 327,382 and 1,129,333 common shares, respectively, were outstanding as at December 31, 2003, but were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares.

  For the nine months ended December 31, 2002 and the fiscal years ended March 31, 2003, 2002 and 2001, common stock options to purchase common shares were not included in the computations of diluted loss per share because Terra reported losses in those periods and the inclusion of the options would be anti-dilutive.

13.   BUSINESS COMBINATIONS

  (a)
  Terra Payments Corporation

    Following the letter of intent signed on December 8, 1999, Terra acquired, effective June 14, 2000, all of the outstanding shares of Terra Payments Corporation (formerly SureFire Commerce Corporation and Stumpworld Systems, Inc.), an e-commerce company that provides Internet solutions in the United States, in exchange for 1,267,129 common shares valued at $68.4 million and cash of $5.7 million, for a total consideration of $74.1 million.

    The transaction was accounted for using the purchase method as follows:

$
Purchase price	73,046
Transaction costs	1,060

Total purchase price	74,106

Net deficiency assumed, equal to fair value
Total assets	3,325
Total liabilities	7,031

Net deficiency assumed	3,706

Excess of purchase price over net deficiency assumed	77,812

Allocation of excess of purchase price over net deficiency assumed
Goodwill and acquired technologies	77,812

  (b)
  Sitesell.com

    Effective December 1, 2000, Terra acquired all of the outstanding shares of Sitesell.com Inc., in exchange for 65,541 common shares valued at $2 million and $2.2 million in cash consideration, for a total consideration of $4.2 million. The transaction was accounted for using the purchase method as follows:

$
Purchase price	4,000
Transaction costs	200

Total purchase price	4,200

Net deficiency assumed, equal to fair value
Total assets	175
Total liabilities	221

Net deficiency assumed	46

Excess of purchase price over net deficiency assumed	4,246

Allocation of excess of purchase price over net deficiency assumed
Goodwill and acquired technologies	4,246

    The results of operations of each of the acquired businesses noted above have been included in the statements of earnings of Terra from the respective dates of acquisition.

    During fiscal year 2001, Terra wrote off $63.8 million of unamortized goodwill and acquired technologies relating to the Terra Payments Corporation (formerly SureFire Commerce Corporation and Stumpworld Systems, Inc.) acquisition. In the opinion of management, the acquired technologies and any related goodwill have been permanently impaired as the legacy technology had been significantly reengineered and new technologies have recently been introduced.

  (c)
  ebs Electronic Billing Systems AG

    On October 1, 2002, Terra announced that it had signed merger and option agreements with privately-held ebs Electronic Billing Systems AG ("EBS Billing"), a European payment processor, and the parent company of EBS Billing, EBS Holding AG ("EBS Holding"). The transaction had been structured in two phases. On April 1, 2003, Terra acquired 51% of EBS Billing in exchange for approximately 2.8 million or 21% of Terra's common shares. Pursuant to an option agreement in favor of EBS Holding, EBS Holding could have, prior to December 31, 2003, exchanged the remaining 49% of EBS Billing for approximately 15.1 million or

    42% of Terra's common shares. Upon the closing of the merger and exercise of the option agreement, Terra would have held 100% of EBS Billing in exchange for approximately 63% of Terra's common shares on a fully-diluted basis.

    As a result of the proposed merger, the net book value of Terra exceeded the consideration given resulting in a write-off of goodwill of $14.8 million and intangible of $1 million in the nine months ended December 31, 2002 and the fiscal year ended March 31, 2003.

    As at September 30, 2002, Terra set up a valuation allowance of $1.9 million relating to future tax benefits that would have no longer been available due to the change of control that would have resulted from the merger.

    On August 7, 2003, Terra and EBS Holding agreed to certain adjustments pursuant to a merger adjustment agreement with an effective date of April 1, 2003. The adjustments result in (1) EBS Holding reducing its interest in Terra from 63% to 21%, such that EBS Holding retains its 21% interest in Terra and is no longer entitled to exercise its option for the remaining 42% of Terra's common shares; (2) Terra reducing its investment in EBS Billing to 10.5%; and (3) a cash consideration of US$0.5 million from EBS Holding to Terra in exchange for the issuance of 398,824 common shares of Terra.

    As a result of the merger adjustment agreement, the following adjustments were made in the fiscal year ended March 31, 2003:

    •
    An additional accrual for transaction-related costs of $0.6 million were recorded as deferred charges;

    •
    Deferred charges in the amount of $1.1 million were written off, representing an estimate of costs that would not have been incurred; and

    •
    The valuation allowance of $1.9 million recorded as at September 30, 2002 was reversed, as a change in control of Terra will no longer occur.

    As a result of the acquisition on April 1, 2003, Terra issued 2,396,425 common shares at a fair market value of $1.70 per share resulting in an investment of $4.1 million.

    In addition, during the nine months ended December 31, 2003, the deferred charges of $0.4 million were treated as share issuance expenses and applied against the deficit.

14.   RELATED PARTY TRANSACTIONS

  The following transactions occurred in the normal course of business with EBS Holding and EBS Billing (collectively "EBS") and were measured at the exchange value, which is the amount established and agreed to by the related parties:

	Nine months ended December 31		Years ended March 31
	2003	2002	2003	2002	2001
	(unaudited)	(unaudited)
Transaction processing revenues	$2,187	$—	$—	$—	$—
Transaction processing expenses	1,737	—	—	—	—

  The balance sheets include the following EBS-related balances:

	December 31		March 31
	2003	2002	2003	2002
	(unaudited)	(unaudited)
Cash and short-term investments held as reserves	$4,280	$—	$—	$—
Accounts receivable	108	—	—	—
Customer reserves	5,222	—	—	—

  Consulting fees paid to corporations controlled by Terra's directors aggregated $317,000 for the nine months ended December 31, 2003 ($477,000 for the nine months ended December 31, 2002; $588,000 for fiscal 2003; $292,000 for fiscal 2002; nil for fiscal 2001). These fees were incurred in the normal course of business and were measured at the exchange amount.

15.   ECONOMIC DEPENDENCE

  For the nine months ended December 31, 2003, no individual customers represented greater than 10% of Terra's consolidated revenues (no individual customers represented greater than 10% of Terra's consolidated revenues in the nine months ended December 31, 2002 and fiscal year 2003; two major customers in fiscal year 2002 represented approximately 23%, 11% and 12% respectively; one major customer in fiscal year 2001 represented 18%).

16.     CHANGES IN WORKING CAPITAL ITEMS

	Nine months ended December 31		Years ended March 31
	2003	2002	2003	2002	2001
	(unaudited)	(unaudited)
Accounts receivable	$597	$1,702	$1,841	$(2,283)	$422
Other receivable	—	118	—	(4,444)	—
Tax credits receivable	(260)	1,006	1,603	(667)	(502)
Prepaid expenses	(32)	298	583	907	106
Accounts payable and accrued liabilities	1,328	(2,961)	(2,041)	(5,408)	5,834
Customer reserves	31,402	(9,914)	2,199	2,380	35,941
Deferred revenue	(33)	146	168	(794)	(896)
Security deposits	(852)	(1,702)	(2,354)	736	3,500

	$32,150	$(11,307)	$1,999	$(9,573)	$44,405

17.   COMMITMENTS AND CONTINGENCIES

  Commitments

  Terra is committed under long-term operating leases for the rental of premises. Minimum annual payments under these leases are as follows:

As at March 31, 2003
2004	$471
2005	471
2006	214
2007	27

$1,183

  Contingency

  During fiscal year 2002, Terra was assessed a charge of $8.8 million (US$6.8 million) by one of its credit card suppliers of services. This amount was withdrawn by the supplier from Terra's bank account. Terra believes this charge is largely unsubstantiated and is pursuing the claim through legal recourse. A provision of $4.8 million has been made against the amount receivable. In the opinion of management, this provision is adequate.

18.   FINANCIAL INSTRUMENTS

  Fair value

  The fair value of cash and short-term investments and cash and short-term investments held as reserves, accounts receivable, other receivable, tax credits receivable, accounts payable and accrued liabilities, customer reserves and security deposits approximates their carrying amount due to their short-term maturity. The fair value of the note receivable and the obligations under capital leases approximates their carrying value. Fair values are based on estimates using present value and other valuation techniques which are significantly affected by assumptions concerning future cash flows and discount rates and should not be interpreted as being realizable in an immediate settlement of the instruments.

19.   COMPARATIVE FIGURES

  Certain comparative figures have been restated to conform with the financial statement presentation adopted in the current period.

20.   SUBSEQUENT EVENTS

  On January 20, 2004, Terra announced a combination agreement with Optimal Robotics Corp. ("Optimal"), a leading North American provider of self-checkout systems to retailers and a broad scope of depot and field services to retail, financial services and other third parties. The agreement, which has been approved by the Boards of Directors of both companies, provides for a stock-for-stock exchange in which 0.4532 shares of Optimal will be exchanged for each share of Terra's common stock and will result in Terra's shareholders owning approximately one third of Optimal's common shares.

  The completion of the transaction is subject to certain conditions, including approval by the shareholders of both companies and regulatory approvals. The transaction is expected to be completed by mid-April 2004.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For the Nine Months Ended December 31, 2003 and 2002
and the Years Ended March 31, 2003, 2002 and 2001

        MD&A's of financial condition and results of operations as well as comments elsewhere in this Joint Proxy Statement provide a review of the performance of Terra and its subsidiaries. MD&A compares performance for the nine months ended December 31, 2003 with the nine months ended December 31, 2002 as well as the year ended March 31, 2003 with March 31, 2002 and March 31, 2002 with March 31, 2001. Terra's financial statements are prepared in accordance with Canadian GAAP. All dollar figures are in Canadian dollars unless otherwise indicated.

        Included in this MD&A are forward-looking statements with respect to Terra. These forward-looking statements by their nature necessarily involve risks and uncertainties that could cause actual results to differ materially from those contemplated by such statements. Terra considers the assumptions on which these forward-looking statements are based to be reasonable at the time they were prepared, but cautions the reader that these assumptions regarding future events, many of which are beyond the control of Terra, may ultimately prove to be incorrect.

        A discussion of certain risk factors that should be considered by investors in Terra's securities is contained herein and in Terra's Annual Report and Annual Information Form filed with the Canadian securities commissions. Security holders are urged to read Terra's Annual Report and Annual Information Form, copies of which may be obtained free of charge by contacting the Chief Financial Officer of Terra.

Terra

        Terra, formerly SureFire Commerce Inc., is a publicly traded company listed on the TSX that offers proprietary technology and services that businesses require to accept credit card, electronic cheque and direct debit payments. Terra processes credit card payments for retail point-of-sale, Internet and MOTO merchants as well as processing electronic cheque or direct debits online and by phone. A significant amount of its revenues are derived from merchants in the online licensed gaming industry.

        Terra's strategic plan involves leveraging Terra's existing payment technology into niches including non-face-to-face check processing and payments geared towards the MOTO market. These new initiatives were to complement existing offerings including Terra's FPA, a stored value account that sources funds from electronic cheques to pay for products and services online without having to divulge sensitive bank account information to merchants. Internet merchants rely on Terra to process their online credit card and cheque transactions. Brick and mortar and MOTO merchants use Terra's payment solutions to accept payments and perform electronic bill presentment and payment.

Financing

        On December 19, 2003, Terra signed an agency agreement for a private placement for the issuance of 2,666,667 units at a price of $3.75 per unit, for cash consideration of $10.0 million. Each unit consists of one common share in the capital stock of Terra and one-half of a common share purchase warrant. Each full common share purchase warrant entitles its holder to purchase one common share at a price of $4.50 at any time up to December 19, 2005. In addition, Terra granted 186,667 broker warrants to purchase 186,667 units at a price of $3.90 per unit.

        The closing of the private placement occurred in two phases. The first closing occurred on December 19, 2003, resulting in the issuance of 1,866,667 units, for a cash consideration of $7.0 million, and the issuance of 130,667 broker warrants. As a result of the first closing, $0.9 million of share-related expenses were recorded, of which $0.4 million has been credited to contributed surplus as it represents the estimated fair value of the broker warrants granted. The second closing occurred subsequently on January 5, 2004, resulting in the issuance of the remaining 800,000 units, for cash consideration of $3.0 million, and the issuance of 56,000 broker warrants.

Business Combinations

Optimal

        On January 20, 2004, Terra announced a Combination Agreement with Optimal, a leading North American provider of self-checkout systems to retailers and a broad scope of depot and field services to retail, financial services and other third parties. The Combination Agreement, which has been approved by the Terra Board and the Optimal Board, provides for a stock-for-stock exchange in which 0.4532 shares of Optimal will be exchanged for one Terra Share and will result in Terra's Shareholders owning approximately one third of Optimal Shares.

        The completion of this transaction is subject to certain conditions, including approval by the shareholders of both companies and regulatory approvals. The transaction is expected to be completed by mid-April 2004.

EBS Billing

        On October 1, 2002, Terra announced that it had signed merger and option agreements with privately-held EBS Billing, a European payment processor, and the parent company of EBS Billing, EBS Holding. The transaction had been structured in two phases. On April 1, 2003, Terra acquired 51% of EBS Billing in exchange for approximately 2.8 million or 21% of Terra Shares. Pursuant to an option agreement in favor of EBS Holding, EBS Holding could have, prior to December 31, 2003, exchanged the remaining 49% of EBS Billing for approximately 15.1 million or 42% of Terra Shares. Upon the closing of the merger and exercise of the option agreement, Terra would have held 100% of EBS Billing in exchange for approximately 63% of Terra Shares on a fully-diluted basis.

        As a result of the proposed merger, the net book value of Terra exceeded the consideration given resulting in a write-off of goodwill of $14.8 million and intangible of $1 million in the nine months ended December 31, 2002 and the fiscal year ended March 31, 2003.

        As at September 30, 2002, Terra set up a valuation allowance of $1.9 million relating to future tax benefits that would have no longer been available due to the change of control that would have resulted from the merger.

        On August 7, 2003, Terra and EBS Holding agreed to certain adjustments pursuant to a merger adjustment agreement with an effective date of April 1, 2003. The adjustments result in (1) EBS Holding reducing its interest in Terra from 63% to 21%, such that EBS Holding retains its 21% interest in Terra and is no longer entitled to exercise its option for the remaining 42% of Terra Shares; (2) Terra reducing its investment in EBS Billing to 10.5%; and (3) a cash consideration of US$0.5 million from EBS Holding to Terra in exchange for the issuance of 398,824 Terra Shares.

        As a result of the merger adjustment agreement, the following adjustments were made in the fiscal year ended March 31, 2003:

  •
  An additional accrual for transaction-related costs of $0.6 million were recorded as deferred charges;

  •
  Deferred charges in the amount of $1.1 million were written off, representing an estimate of costs that would not have been incurred; and

  •
  The valuation allowance of $1.9 million recorded as at September 30, 2002 was reversed, as a change in control of Terra will no longer occur.

        As a result of the acquisition on April 1, 2003, Terra issued 2,396,425 common shares at a fair market value of $1.70 per share resulting in an investment of $4.1 million.

        In addition, during the nine months ended December 31, 2003, the deferred charges of $0.4 million were treated as share issuance expenses and applied against the deficit.

Revenues

        As a global business-to-business provider of proprietary payment processing solutions, Terra derives its revenue primarily by charging merchants an amount based on a percentage of the value of each transaction processed as well as fixed fees per transaction.

Nine-month period ended December 31, 2003 compared to the nine-month period ended December 31, 2002

        Revenues increased by $12.2 million or 35% from $34.4 million in the nine months ended December 31, 2002 to $46.6 million in the nine months ended December 31, 2003 due to the increase in transaction processing volume as well as the introduction of new transaction and monthly fees offset by a change in the mix of merchant processing volumes and a lower average U.S. exchange rate. Transaction processing volume increased by $304.3 million or 43% in the nine months ended December 31, 2003 to over $1.0 billion from $703.3 million in the same period last year. The increase in volume was due to increased processing volumes related to MOTO and electronic cheque processing.

Year ended March 31, 2003 compared to the year ended March 31, 2002

        Revenues decreased by $33.1 million or 41% from $80.4 million in fiscal 2002 to $47.3 million in fiscal 2003. This decrease can be attributed to the following factors:

  •
  A decline in transaction processing volume for licensed online gaming due to increased blocking by U.S. credit card issuing banks of online gaming transactions, competitive pressures, and overall weakness in the general economy. Transaction processing volume decreased by $580.5 million or 38% in fiscal 2003 to $966.0 million from $1.5 billion in fiscal 2002;

  •
  A decrease in the weighted average discount rate charged to merchants; and

  •
  A decrease in interest revenue primarily due to a decrease in cash and short-term investments, a decline in overall interest rates and a decline in interest earned on reserves held with financial institutions pursuant to transaction processing agreements.

Year ended March 31, 2002 compared to the year ended March 31, 2001

        Revenues for the fiscal year ended March 31, 2002 increased by $2.8 million or 4% to $80.4 million from $77.6 million for the fiscal year ended March 31, 2001. The increase in revenues was primarily due to organic growth of transaction volume related to Terra's merchant base. For the fiscal year ended March 31, 2002, transaction processing revenue represented 97% of total revenues, with the remaining revenue being interest income.

        Terra's revenue recognition policy is disclosed in the notes to the consolidated financial statements.

Expenses

Transaction processing

        Transaction processing expenses consist of charges by Terra's processing suppliers primarily based on a percentage of the value of each transaction processed as well as fixed fees per transaction and monthly fees.

Nine-month period ended December 31, 2003 compared to the nine-month period ended December 31, 2002

        Transaction processing expenses decreased by $0.3 million or 1% from $21.5 million in the nine months ended December 31, 2002 to $21.2 million in the nine months ended December 31, 2003. Transaction processing expenses as a percentage of transaction processing revenue decreased from 63% in the nine months ended December 31, 2002 to 46% in the nine months ended December 31, 2003 primarily due to a change in the mix of transaction processing volume. In the nine months ended December 31, 2003, a large portion of Terra's volume was derived from MOTO and electronic cheque processing. In the nine months ended December 31, 2002, processing volumes for MOTO and electronic cheques were significantly lower. The transaction processing expenses related to MOTO and electronic cheque transactions are significantly lower than the expenses relating to the processing of credit card transactions for licensed online gaming.

Year ended March 31, 2003 compared to the year ended March 31, 2002

        Transaction processing expenses decreased by $12.8 million or 31% from $40.7 million in fiscal 2002 to $27.9 million in fiscal 2003. Transaction processing expenses as a percentage of transaction processing revenue increased from 52% in fiscal 2002 to 59% in fiscal 2003 due to higher–cost suppliers relating to online credit card transaction processing and a decrease in the weighted average discount rate charged to merchants.

Year ended March 31, 2002 compared to the year ended March 31, 2001

        Transaction processing costs increased by $1.7 million or 4% from $39.0 million in fiscal 2001 to $40.7 million in fiscal 2002. Transaction processing costs as a percentage of transaction processing revenues for the fiscal year ended March 31, 2002 remained consistent at 52% compared to 53% for the prior fiscal year.

Research and Development

        Research and development expenses consist primarily of personnel-related expenditures associated with the development of new solutions and the enhancement of existing solutions.

Nine-month period ended December 31, 2003 compared to the nine-month period ended December 31, 2002

        Research and development expenses decreased by $0.3 million or 17% from $1.8 million in the nine months ended December 31, 2002 to $1.5 million in the nine months ended December 31, 2003. This reduction is a result of reduced personnel-related costs, which is primarily due to Terra's restructuring plans announced in March 2002 and September 2002. Personnel-related costs represented 89% of research and development expenses, excluding tax credits, for both nine-month periods ended December 31, 2003 and December 31, 2002. Research and development headcount was 20 as at December 31, 2003.

Year ended March 31, 2003 compared to the year ended March 31, 2002

        Research and development expenses decreased by $3.5 million or 66% from $5.3 million in fiscal 2002 to $1.8 million in fiscal 2003. This decrease can be attributed to the reduction in personnel-related costs, which is primarily due to Terra's restructuring plans announced in March 2002 and September 2002. Personnel- related costs represented 89% and 81% of research and development expenses, excluding tax credits, for fiscal 2003 and fiscal 2002, respectively. Research and development headcount was 18 as at March 31, 2003.

Year ended March 31, 2002 compared to the year ended March 31, 2001

        Research and development expenses remained comparable in fiscal 2002 at $5.3 million compared to fiscal 2001 of $5.6 million.

        See note 8 of the consolidated financial statements for more details on research and development expenses.

Sales and Marketing

        Sales and marketing expenses consist of costs incurred to maintain and grow Terra's merchant base, as well as to market new Terra products and services.

Nine-month period ended December 31, 2003 compared to the nine-month period ended December 31, 2002

        Sales and marketing expenses increased by $0.3 million or 8% from $3.8 million in the nine months ended December 31, 2002 to $4.1 million in the nine months ended December 31, 2003. This increase in expenses is primarily due to higher revenue levels, offset by reduced personnel-related costs, which is primarily due to Terra's restructuring plans announced in March 2002 and September 2002. Sales and marketing headcount was 14 as at December 31, 2003.

Year ended March 31, 2003 compared to the year ended March 31, 2002

        Sales and marketing expenses decreased by $5.5 million or 52% from $10.5 million in fiscal 2002 to $5.0 million in fiscal 2003. This decrease can be attributed to the following factors:

  •
  Decreased costs pertaining to resellers of Terra's services; and

  •
  A reduction in workforce primarily due to the reduction in headcount as a result of the restructuring plans announced in March 2002 and September 2002.

        Sales and marketing headcount was 15 as at March 31, 2003.

Year ended March 31, 2002 compared to the year ended March 31, 2001

        Sales and marketing expenses increased by $3.2 million or 44% from $7.3 million in fiscal 2001 to $10.5 million in fiscal 2002. The increase in costs is attributed to additional efforts to promote Terra's products and services, including the addition of certain telemarketing (related to its merchant enablement activities) and strategic partnership initiatives.

Support and Operations

        Support and operations expenses consist primarily of personnel-related costs pertaining to Terra's data and customer care centers, risk management and back-office merchant support.

Nine-month period ended December 31, 2003 compared to the nine-month period ended December 31, 2002

        Support and operations expense decreased by $1.4 million or 31% from $4.5 million in the nine months ended December 31, 2002 to $3.1 million in the nine months ended December 31, 2003. This decrease is primarily a result of a reduction in personnel-related costs, which is due to Terra's restructuring plans announced in March 2002 and September 2002, as well as a reduction in software maintenance costs. Personnel-related costs represented 88% and 85% of support and operations expenses for the nine-month periods ended December 31, 2003 and December 31, 2002, respectively. Support and operations headcount was 47 as at December 31, 2003.

Year ended March 31, 2003 compared to the year ended March 31, 2002

        Support and operations expenses decreased by $3.9 million or 41% from $9.4 million in fiscal 2002 to $5.5 million in fiscal 2003. This decrease is a result of a reduction in personnel-related costs, which is due to Terra's restructuring plans announced in March 2002 and September 2002 and automation of certain back-office functions. Personnel-related costs represented 83% and 79% of support and operations expenses for fiscal 2003 and fiscal 2002, respectively. Support and operations headcount was 54 as at March 31, 2003.

Year ended March 31, 2002 compared to the year ended March 31, 2001

        Support and operations expenses increased by $3.4 million or 57% from $6.0 million in fiscal 2001 to $9.4 million in fiscal 2002. Fiscal 2002 represents the first full year the data center operations, while fiscal 2001 represented a partial year. The resulting increases in infrastructure explain the increase in costs over the previous fiscal year.

General and Administrative

        General and administrative expenses consist primarily of personnel-related costs, rent and professional fees.

Nine-month period ended December 31, 2003 compared to the nine-month period ended December 31, 2002

        General and administrative expenses remained comparable at $8.8 million in the nine months ended December 31, 2003 compared to $8.6 million in the nine months ended December 31, 2002. General and administrative headcount was 19 as at December 31, 2003.

Year ended March 31, 2003 compared to the year ended March 31, 2002

        General and administrative expenses decreased by $2.4 million or 17% from $14.4 million in fiscal 2002 to $12.0 million in fiscal 2003 due primarily to the following factors:

  •
  A significant decrease in professional fees;

  •
  A decrease in rent expense due to the restructuring initiatives; offset by

  •
  An increase in provisions for certain doubtful accounts.

        General and administrative headcount was 15 as at March 31, 2003.

Year ended March 31, 2002 compared to the year ended March 31, 2001

        General and administrative expenses increased by $3.1 million or 27% from $11.3 million in fiscal 2001 to $14.4 million in fiscal 2002. These costs have increased as Terra added personnel and facilities during the year to support new initiatives and increased processing volume.

Amortization of Equipment

        Amortization of equipment reflects the periodic charges taken on computer hardware and software, furniture and fixtures, and leasehold improvements.

Nine-month period ended December 31, 2003 compared to the nine-month period ended December 31, 2002

        Amortization of equipment decreased by $1.3 million or 36% from $3.6 million in the nine months ended December 31, 2002 to $2.3 million in the nine months ended December 31, 2003. This decrease is due to equipment that has become fully amortized since December 31, 2002.

Year ended March 31, 2003 compared to the year ended March 31, 2002

        Amortization of equipment remained consistent at $4.7 million in fiscal 2003 compared with fiscal 2002 due to the amortization of equipment acquisitions made since March 31, 2002 offset by equipment that has become fully amortized since March 31, 2002.

Year ended March 31, 2002 compared to the year ended March 31, 2001

        Amortization of equipment has increased by $2.0 million or 74% from $2.7 million in fiscal 2001 to $4.7 million in fiscal 2002. The increase is primarily due to the fact that a full year of amortization was recorded on the data center equipment in fiscal 2002, while only a partial year of amortization was recorded in fiscal 2001.

Restructuring Costs

Fiscal 2003

        In September 2002, Terra undertook a restructuring, which resulted in a workforce reduction of approximately 65 employees by December 2002. As a result of this announcement, a restructuring charge of $0.6 million was recorded in the nine months ended December 31, 2002. The charge consisted primarily of workforce reduction costs of $0.4 million and lease costs of $0.1 million. As at December 31, 2003, this restructuring is complete.

Fiscal 2002

        In March 2002, Terra undertook an internal restructuring in light of the slowdown in the licensed online gaming industry. The restructuring plan called for a reduction of approximately 120 employees by the end of August 2002. The costs of $3.4 million associated with this restructuring included primarily workforce reduction and lease costs. As at December 31, 2003, the workforce reduction is complete. The remaining provision represents future lease costs.

        Refer to note 9 of the consolidated financial statements for more details on restructuring costs.

Amortization and Write-off of Goodwill and Intangibles

Nine-month period ended December 31, 2003 compared to the nine-month period ended December 31, 2002 and the year ended March 31, 2003 compared to the year ended March 31, 2002

        In the nine months ended December 31, 2002 and fiscal 2003, as a result of the previously mentioned proposed merger with EBS Billing, Terra determined that the net book value of Terra exceeded the consideration provided under the merger agreement resulting in a write-off of goodwill and intangible of $15.8 million.

Year ended March 31, 2002 compared to the year ended March 31, 2001

        During fiscal 2001, Terra wrote off $64 million of unamortized goodwill and acquired technologies relating to the Terra Payments Corporation (formerly SureFire Commerce Corporation and Stumpworld Systems, Inc.) acquisition. At the time of the acquisition, the technologies acquired were appropriate for the strategy prevalent in the market at that time. However, several occurrences led to the reengineering of the technologies thereafter, such as: (i) market conditions in e-commerce changed significantly from an environment favoring generic shopping portal and e-tailing applications to one requiring partnerships with large market leading companies and the customization that comes with those types of deals; (ii) the conclusion of significant deals and partnerships that were more comprehensive and carried out in a shorter time period than initially anticipated. These partnerships have required a high level of customization and as such Terra chose to reengineer the entire suite of products in order to continue to pursue these types of deals; (iii) the acquisition of Sitesell.com Inc. in December 2000 and its leading Internet affiliate programs allowed for Terra to further reengineer the Terra Payments Corporation (formerly SureFire Commerce Corporation and Stumpworld Systems, Inc.) technologies to adapt to a more comprehensive solution.

        As well, during fiscal 2001, amortization of goodwill was recorded in the amount of $24 million. This reflects the acquisitions completed by Terra during the fiscal 2001 and previous fiscal years.

Income Taxes

Nine-month period ended December 31, 2003 compared to the nine-month period ended December 31, 2002

        Terra recorded an income tax expense of $1.8 million in the nine months ended December 31, 2003 compared to an income tax recovery of $0.5 million in the same period of the prior fiscal year. The current nine-month period's expense results from the taxable income generated in the nine-month period. The income tax recovery in the first nine months of the prior fiscal year related primarily to the recognition of tax benefits related to the taxable loss in that nine-month period offset by an accrual for a US income tax assessment.

Year ended March 31, 2003 compared to the year ended March 31, 2002

        Terra recorded an income tax recovery of $3.2 million in fiscal 2003 compared to an income tax recovery of $5.5 million in fiscal 2002. The current income tax expense in fiscal 2003 consists primarily of Canadian large corporation tax and an income tax assessment on a U.S. subsidiary related to a prior year. The future income tax recovery in fiscal 2003 results from recording the tax benefits related to taxable losses generated in the current year. The future income tax recovery of $5.6 million in fiscal 2002 was primarily the result of the utilization of previously unrecorded tax benefits related to a U.S. subsidiary's losses.

Year ended March 31, 2002 compared to the year ended March 31, 2001

        In fiscal 2002, Terra recorded a recovery of income taxes due to the current year's loss as well as the recognition of tax benefits related to a U.S. subsidiary's losses not previously recognized for accounting purposes.

        In fiscal 2001, Terra adopted the new recommendations of the Canadian Institute of Chartered Accountants. This resulted in a reduction to Terra's opening deficit of $6 million. Current income taxes relate to minimum tax triggered by taxable income within a U.S. subsidiary.

        Refer to note 10 of the consolidated financial statements for further details.

Discontinued Operations

Sitesell.com

        On October 1, 2002, Terra sold substantially all of the assets of a division (Sitesell.com) to a third party in exchange for an interest-free note receivable of $3.8 million. The repayment terms require monthly payments commencing in December 2002, equal to 10% of the purchaser's sales. Terra recorded a write-down of $1.2 million to reflect the discounted fair value of the note that was received as consideration for the sale of these assets. The note has been discounted at an effective interest rate of 8%. The discontinuation of this business unit resulted in the reclassification of the corresponding revenues and expenses to a separate line on the consolidated statement of earnings.

TCS™ and TempusLink™

        In fiscal 2001, Terra disposed, for cash, Terra's TCS™ and TempusLink™ secure file transfer software product lines. In addition, Terra entered into a consulting services agreement with the purchaser to provide e-commerce strategy consulting.

        Terra divested the file transfer software business unit as it was considered to be non-core and in order to focus resources on proliferating its proprietary technology and services. The discontinuation of the software business unit resulted in the reclassification of the corresponding revenues and expenses to a separate line on the consolidated statement of earnings.

        Refer to note 11 of the consolidated financial statements for details.

Net Earnings (Loss)

Nine-month period ended December 31, 2003 compared to the nine-month period ended December 31, 2002

        Net earnings increased by $30.8 million in the current nine-month period as compared to the same period of the previous year. The net earnings for the nine months ended December 31, 2003 was $3.5 million compared to a net loss of $27.3 million for the same period in the prior year. The variation is explained as follows:

(in millions of dollars)	$
Increase in earnings before undernoted items	13.7
Decrease in amortization of equipment	1.3
Decrease in gain on abandonment of equipment	(0.2)
Decrease in interest on capital lease obligations	0.1
Decrease in restructuring costs	0.6
Decrease in write-off of goodwill and intangible	15.8
Increase in income taxes	(2.3)
Decrease in discontinued operations	1.8

Increase in net earnings	30.8

Year ended March 31, 2003 compared to the year ended March 31, 2002

        The net loss increased by $23.5 million in fiscal 2003 as compared to fiscal 2002. The net loss for fiscal 2003 was $26.4 million compared to a net loss of $2.9 million for fiscal 2002. The variation is explained as follows:

(in millions of dollars)	$
Increase in loss before undernoted items	(5.1)
Gain on abandonment of equipment	0.2
Decrease in interest on capital lease obligations	0.1
Increase in exchange loss	(0.8)
Decrease in restructuring costs	2.8
Write-off of deferred charges	(1.1)
Write-off of goodwill and intangible	(15.8)
Decrease in income tax recovery	(2.3)
Increase in discontinued operations	(1.5)

Increase in net loss	(23.5)

Year ended March 31, 2002 compared to the year ended March 31, 2001

        The net loss decreased by $84.8 million in fiscal 2002 as compared to fiscal 2001. The net loss for the year ended March 31, 2002 was $2.9 million compared to a net loss of $87.7 million in the prior year. The variation is explained as follows:

(in millions of dollars)	$
Decrease in earnings before undernoted items	(8.3)
Increase in amortization of equipment	(2.0)
Decrease in exchange gain	(1.0)
Increase in restructuring costs	(3.4)
Write-off and amortization of goodwill and intangibles	88.1
Increase in income tax recovery	11.3
Decrease in discontinued operations	0.1

Decrease in net loss	84.8

Financial Position

        As at December 31, 2003, Terra had $118.9 million of cash and short-term investments ($31.3 million of which was held as reserves by suppliers of processing services), including $4.4 million of short-term investments with maturities between three and six months, compared to $75.1 million of cash and short-term investments ($33.6 million of which was held as reserves by suppliers of processing services), including $13.2 million of short-term investments with maturities between three and six months as at March 31, 2003 (refer to Note 1 of the consolidated financial statements for further details).

Nine-month period ended December 31, 2003 compared to the nine-month period ended December 31, 2002

        The change in cash and short-term investments for the following periods can be summarized as:

	Nine-month periods ended December 31
(in millions of dollars)
	2003	2002
Cash flows from (used for) operating activities	40.7	(19.0)
Cash flows from investing activities	7.9	1.4
Cash flows from (used for) financing activities	4.0	(1.0)

Increase (decrease) in cash and cash equivalents	52.6	(18.6)

        Compared to the corresponding nine-month period last year, cash flows from operating activities increased by $59.7 million. The variance between the periods can be explained as follows:

  •
  For the nine months ended December 31, 2003, $8.6 million was generated from operating activities before changes in working capital items. Terra used $7.7 million from operating activities before changes in working capital items for the nine months ended December 31, 2002.

  •
  The changes in working capital items can be summarized as follows:

	Nine-month periods ended December 31
(in millions of dollars)
	2003	2002
Decrease in accounts receivable	0.6	1.9
Decrease (increase) in tax credits receivable	(0.3)	1.0
Decrease in prepaid expenses	—	0.3
Increase (decrease) in accounts payable and accrued liabilities	1.3	(3.0)
Increase (decrease) in customer reserves	31.4	(9.9)
Increase in deferred revenue	—	0.1
Decrease in security deposits	(0.9)	(1.7)

Changes in working capital items	32.1	(11.3)

        Cash flows generated by investing activities were $7.9 million for the nine months ended December 31, 2003 due to the maturity of short-term investments with maturities between three and six months of $8.0 million offset by $0.1 million of equipment acquisitions. During the corresponding nine months last year, cash flows from investing activities were $1.4 million due to the maturity of short-term investments with maturities between three and six months of $1.6 million offset by acquisitions of equipment of $0.1 million and an increase in deferred charges of $0.1 million.

        Cash flows generated by financing activities were $4.0 million in the nine months ended December 31, 2003 due the issuance of common shares of $7.7 million offset by the repayment of an advance payable of $1.8 million, the repayment of obligations under capital leases of $1.4 million and share-related costs of $0.5 million. During the corresponding nine months last year, cash flows used in financing activities were $1.0 million due primarily to the repayment of obligations under capital leases.

        On December 19, 2003, Terra signed an agency agreement for a private placement for the issuance of 2,666,667 units at a price of $3.75 per unit, for cash consideration of $10 million. Each unit consists of one common share in the capital stock of Terra and one-half of a common share purchase warrant. Each full common share purchase warrant entitles its holder to purchase one common share at a price of $4.50 at any time up to December 19, 2005. In addition, Terra granted 186,667 broker warrants to purchase 186,667 units at a price of $3.90 per unit.

        The closing of the private placement occurred in two phases. The first closing occurred on December 19, 2003, resulting in the issuance of 1,866,667 units, for a cash consideration of $7 million, and the issuance of 130,667 broker warrants. As a result of the first closing, $0.9 million of share-related expenses were recorded, of which $0.4 million has been credited to contributed surplus as it represents the estimated fair value of the broker warrants granted. The second closing occurred subsequently on January 5, 2004, resulting in the issuance of the remaining 800,000 units, for cash consideration of $3 million, and the issuance of 56,000 broker warrants.

Year ended March 31, 2003 compared to the year ended March 31, 2002

        As at March 31, 2003, Terra had $75.1 million of cash and short-term investments ($33.6 million of which was held as reserves by financial institutions), including $13.2 million of short-term investments with maturities between three and six months, compared to $82.3 million of cash and short-term investments ($60.5 million of which was held as reserves by financial institutions), including $1.6 million of short-term investments with maturities between three and six months as at March 31, 2002 (refer to Note 1 of the consolidated financial statements for further details).

        The change in cash and short-term investments can be summarized as follows:

	Years ended March 31
(in millions of dollars)
	2003	2002
Cash flows used for operating activities	(4.9)	(14.3)
Cash flows from (used for) investing activities	(13.3)	17.9
Cash flows used for financing activities	(0.6)	(1.9)

Net change in cash and cash equivalents	(18.8)	1.7

        Compared to fiscal 2002, cash flows from operating activities increased by $9.4 million. This increase can be explained as follows:

  •
  In fiscal 2003, $6.9 million was used for operating activities before changes in working capital items compared to $4.7 million used in fiscal 2002.

  •
  The changes in working capital items can be summarized as follows:

	Years ended March 31
(in millions of dollars)
	2003	2002
Decrease (increase) in accounts and other receivables	1.8	(6.7)
Decrease (increase) in tax credits receivable	1.6	(0.7)
Decrease in prepaids	0.6	0.9
Decrease in accounts payable and accrued liabilities	(2.0)	(5.4)
Increase in customer reserves	2.0	2.4
Increase (decrease) in deferred revenue	0.2	(0.8)
Increase (decrease) security deposits	(2.2)	0.7

Changes in working capital items	2.0	(9.6)

        Cash flows used in investing activities were $13.3 million for fiscal 2003 due to the increase in short-term investments of $11.6 million, acquisitions of equipment of $0.2 million and an increase in deferred charges of $1.5 million. In fiscal 2002, cash flows from investing activities were $17.9 million due to the maturity of certain short-term investments of $21.1 million offset by the acquisition of equipment of $3.2 million.

        Cash flows used for financing activities were $0.6 million for fiscal 2003 due to the repayment of obligations under capital leases of $2.3 million offset by an advance from EBS Billing of $1.7 million. In fiscal 2002, cash flows used for financing activities were $1.9 million due to the repayment of obligations under capital leases of

$1.8 million and the purchase of shares for cancellation of $0.2 million offset by the issuance of capital stock of $0.1 million.

Year ended March 31, 2002 compared to the year ended March 31, 2001

        As at March 31, 2002, Terra had $82.3 million of cash and short-term investments ($60.5 million of which was held as reserves by suppliers of processing services), including $1.6 million of short-term investments with maturities between three and six months, compared to $101.7 million of cash and short-term investments ($46.7 million of which was held as reserves by suppliers of processing services), including $22.7 million of short-term investments with maturities between three and six months as at March 31, 2001 (refer to Note 1 of the consolidated financial statements for further details).

        The change in cash and short-term investments can be summarized as follows:

	Years ended March 31
(in millions of dollars)
	2003	2002
Cash flows from (used for) operating activities	(14.3)	52.0
Cash flows from (used for) investing activities	17.9	(31.9)
Cash flows from (used for) financing activities	(1.9)	6.6

Net change in cash and cash equivalents	1.7	26.7

        Compared to the prior year, cash flows from operating activities decreased by $66.3 million. The variance is explained as follows:

  •
  For fiscal 2002, $4.7 million was used for operating activities before changes in working capital items. Terra generated $7.6 million from operating activities before changes in working capital items in fiscal 2001.

  •
  The changes in working capital items can be summarized as follows:

	Years ended March 31
(in millions of dollars)
	2003	2002
Decrease (increase) in accounts receivable	(6.7)	0.4
Increase in tax credits receivable	(0.7)	(0.5)
Decrease in prepaid expenses	0.9	0.1
Increase (decrease) in accounts payable and accrued liabilities	(5.4)	5.8
Increase in customer reserves	2.4	36.0
Decrease in deferred revenue	(0.8)	(0.9)
Increase in security deposits	0.7	3.5

Changes in working capital items	(9.6)	44.4

        Cash flows from investing activities were $17.9 million for fiscal 2002 due to the maturity of certain short-term investments of $21.1 million offset by acquisitions of equipment of $3.2 million. In fiscal 2001, cash flows used in investing activities were $31.9 million due to the investment in certain short-term investments of $22.7 million, the acquisition of equipment of $4.4 million and $4.9 million related to the acquisitions of Terra Payments Corporation (formerly SureFire Commerce Corporation and Stumpworld Systems, Inc.) and Sitesell.com offset by $0.1 million of proceeds on disposal of discontinued operations.

        Cash flows used for financing activities were $1.9 million for fiscal 2002 due primarily to the repayment of obligations under capital leases of $1.8 million. In fiscal 2001, cash flows from financing activities were $6.6 million due to the receipt of cash held in escrow of $6.6 million and the issuance of capital stock of $1.2 million offset by the repayment of obligations under capital leases of $0.8 million, the repurchase of share capital of $0.3 million and share-related expenses of $0.1 million.

Significant Balance Sheet Variations

Accounts receivable

        Accounts receivable include primarily trade receivables, sales taxes receivable and chargebacks receivable from suppliers of processing services.

December 31, 2003 compared to March 31, 2003

        Accounts receivable decreased by $0.6 million or 40% from $1.5 million at March 31, 2003 to $0.9 million at December 31, 2003 due to the following factors:

(in millions of dollars)	$
Decrease in trade receivables	(0.3)
Decrease in chargebacks receivable	(0.3)
Receivable from EBS Holding as a result of the merger adjustment agreement (refer to Business Combinations section)	0.1
Decrease in sales taxes receivable	(0.1)

(0.6)

March 31, 2003 compared to March 31, 2002

        Accounts receivable decreased by $1.8 million or 55% from $3.3 million at March 31, 2002 to $1.5 million at March 31, 2003 due to the following factors:

(in millions of dollars)	$
Decrease in chargebacks receivable primarily due to provisions recorded	(0.1)
Decrease in trade receivables primarily due to provisions recorded	(0.4)
Decrease in transaction processing fees receivable due to amounts received	(0.4)
Decrease in sales taxes receivable due to amounts received	(0.5)
Decrease in certain non-recurring receivables due to amounts received	(0.4)

(1.8)

Other receivable

        This receivable relates to a charge of $8.8 million (US $6.8 million) assessed by one of Terra's credit card suppliers of services. This amount was withdrawn from Terra's bank account in the fiscal year ended March 31, 2002. Terra believes this charge is largely unsubstantiated and is pursuing the claim through legal recourse. The receivable at December 31, 2003 is offset by a provision of $4.8 million. The decrease in the receivable as compared to March 31, 2003 and compared to March 31, 2002 is due solely to currency exchange fluctuations.

        As at March 31, 2003, the receivable had been reclassified as a long-term asset based on anticipated delays in bringing the matter to trial.

Tax credits receivable

        Tax credits receivable relates to the refundable provincial income tax credits for research and development activities.

December 31, 2003 compared to March 31, 2003

        Tax credits receivable increased by $0.3 million or 75% from $0.4 million at March 31, 2003 to $0.7 million at December 31, 2003 due to amounts earned for fiscal 2004 tax credits.

March 31, 2003 compared to March 31, 2002

        Tax credits receivable decreased by $1.6 million or 80% from $2.0 million at March 31, 2002 to $0.4 million at March 31, 2003 due to the receipt of the fiscal 2001 and fiscal 2002 tax credits.

Prepaid expenses

        Prepaid expenses consist primarily of prepaid insurance and software maintenance contracts.

December 31, 2003 compared to March 31, 2003

        Prepaid expenses remained consistent at approximately $0.5 million.

March 31, 2003 compared to March 31, 2002

        Prepaid expenses decreased by $0.6 million or 60% from $1.0 million at March 31, 2002 to $0.4 million at March 31, 2003 as a result of the timing of certain payments at year-end and a reduction in prepayments of software maintenance costs.

Accounts payable and accrued liabilities

        Accounts payable and accrued liabilities consist primarily of transaction processing fees payable to suppliers of processing services, restructuring accruals, employee-related accruals and accrued professional fees.

December 31, 2003 compared to March 31, 2003

        Accounts payable increased by $1.3 million or 14% from $9.3 million at March 31, 2003 to $10.6 million at December 31, 2003 due primarily to the timing of the payment of payables.

March 31, 2003 compared to March 31, 2002

        Accounts payable decreased by $2.5 million or 21% from $11.7 million at March 31, 2002 to $9.2 million at March 31, 2003 due to the following factors:

  •
  A reduction in payables of $1.4 million as a result of the general reduction in operating expenses due to the restructuring plans announced in March 2002 and September 2002; and

  •
  A decrease of $1.7 million in accrued transaction processing costs due to lower transaction processing volumes in fiscal 2003 as well as the timing of supplier payments; offset by

  •
  An increase in accrued transaction costs of $0.6 million associated with the merger adjustment agreement with EBS Holding.

Advance payable

        The advance payable as at March 31, 2003 was received from EBS Billing. This amount was advanced to Terra in order to fund transaction-related costs. The advance was repaid in April 2003.

Customer reserves

        Customer reserves consist of the short-term portion of collateral and outstanding payments due to customers.

December 31, 2003 compared to March 31, 2003

        Customer reserves increased by $31.4 million or 45% from $69.1 million at March 31, 2003 to $100.5 million at December 31, 2003 due to the increase in processing volume and the timing of payments to customers.

March 31, 2003 compared to March 31, 2002

        Customer reserves increased by $2.2 million or 3% from $66.9 million at March 31, 2002 to $69.1 million at March 31, 2003 due to the timing of payments to customers.

Related Party Transactions

        Included in Terra's unaudited consolidated earnings in the nine months ended December 31, 2003 are transaction processing revenues derived from EBS Billing of $2.2 million and transaction processing expenses paid to EBS Billing of $1.7 million. There were no such related party transactions in the nine months ended December 31, 2002 or the years ended March 31, 2003, 2002 and 2001.

        Included in Terra's unaudited consolidated balance sheet as at December 31, 2003 are the following balances related to transactions with EBS Billing and EBS Holding:

  •
  $4.3 million of cash and short-term investments held as reserves;

  •
  $0.1 million of accounts receivable;

  •
  $5.2 million of customer reserves.

Outlook

        Based on the fiscal 2004 year-to-date results, Terra is on track to exceed the guidance previously provided of $50 million to $55 million in revenue and operating margin (defined as earnings before interest, taxes, amortization and exchange gains and losses) of $7 million or approximately 13% for fiscal 2004. These figures represent a continued improvement of Terra's financial position.

Risks and Uncertainties

        For a description of the risks and uncertainties, please see "Risk Factors — Risks Related to Terra".

ANNEX K

OPTIMAL UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS GIVING
EFFECT TO THE U-SCAN SALE AND THE ACQUISITION OF TERRA

                                         Pro Forma Consolidated Financial Statements
                                (Giving effect to the U-Scan Sale and the Acquisition of Terra)

                                OPTIMAL ROBOTICS CORP.

                                (Unaudited)
                                Year ended December 31, 2003
                                (expressed in US dollars)

COMPILATION REPORT ON PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Giving effect to the U-Scan Sale and the Acquisition of Terra)

To the Board of Directors of Optimal Robotics Corp.

        We have read the accompanying unaudited pro forma consolidated balance sheet of Optimal Robotics Corp. (the "Company") as at December 31, 2003 and the unaudited pro forma consolidated statement of operations for the year then ended and have performed the following procedures:

1.
Compared the figures in the columns captioned "Optimal Robotics Corp." to the audited financial statements of the Company as at December 31, 2003 and for the year then ended, and found them to be in agreement.

2.
Compared the figures in the columns captioned "RBA Inc." to the unaudited statement of operations of RBA Inc., converted into US dollars, for the nine months ended September 30, 2003, and found them to be in agreement.

3.
Compared the figures in the columns captioned "Terra Payments Inc." as at December 31, 2003 and for the twelve months then ended to the unaudited financial statements of Terra Payments Inc., converted into US dollars, and found them to be in agreement.

4.
Made enquiries of certain officials of the Company who have responsibility for financial and accounting matters about:

(a)
the basis for determination of the pro forma adjustments; and

(b)
whether the pro forma financial statements comply as to form in all material respects with the published requirements of Canadian securities legislation.

  The officials:

  (c)
  described to us the basis for determination of the pro forma adjustments; and

  (d)
  stated that the pro forma consolidated statements comply as to form in all material respects with the published requirements of Canadian securities legislation.

5.
Read the notes to the pro forma consolidated financial statements, and found them to be consistent with the basis described to us for determination of the pro forma adjustments.

6.
Recalculated the application of the pro forma adjustments to the aggregate of the amounts in the columns captioned "Optimal Robotics Corp.", "RBA Inc." and "Terra Payments Inc." as at December 31, 2003 and for the year then ended and found the amounts in the column captioned "Pro Forma consolidated" to be arithmetically correct.

        A pro forma financial statement is based on management assumptions and adjustments which are inherently subjective. The foregoing procedures are substantially less than either an audit or a review, the objective of which is the expression of assurance with respect to management's assumptions, the pro forma adjustments, and the application of the adjustments to the historical financial information. Accordingly, we express no such assurance. The foregoing procedures would not necessarily reveal matters of significance to the pro forma consolidated financial statements, and we therefore make no representation about the sufficiency of the procedures for the purposes of a reader of such statements.

Montréal, Canada (Signed) KPMG LLP
February 20, 2004 Chartered Accountants

OPTIMAL ROBOTICS CORP.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Giving effect to the U-Scan Sale and the Acquisition of Terra)

(Unaudited)

Year ended December 31, 2003
(expressed in US dollars)

Financial Statements
Pro Forma Consolidated Balance Sheet	K-4
Pro Forma Consolidated Statement of Operations	K-5
Notes to Pro Forma Consolidated Financial Statements	K-6

OPTIMAL ROBOTICS CORP.

PRO FORMA CONSOLIDATED BALANCE SHEET
(Giving effect to the U-Scan Sale and the Acquisition of Terra)

(Unaudited)

December 31, 2003
(expressed in US dollars)

	Optimal Robotics Corp.	Terra Payments Inc.	Pro Forma adjustments	Pro Forma adjustments		Pro Forma adjustments	Pro Forma consolidated
			(Note 2(b))	(Note 3)		(Note 2(c))
Assets
Current assets:
Cash and cash equivalents	$4,211,964	$67,771,588	$—	$—		$30,000,000	$101,983,552
Cash and cash equivalents — restricted	—	24,224,698	—	—		—	24,224,698
Short-term investments	74,301,582	—	—	—		—	74,301,582
Accounts receivable	11,082,962	669,297	—	—		(6,311,671)	5,440,588
Income taxes receivable	546,130	—	—	—		—	546,130
Tax credits receivable	376,000	525,380	—	—		—	901,380
Inventories	22,938,125	—	—	—		(18,722,431)	4,215,694
Future income taxes	331,829	—	—	—		—	331,829
Prepaid expenses and deposits	1,075,691	369,855	—	—		(290,651)	1,154,895

	114,864,283	93,560,818	—	—		4,675,247	213,100,348
Property and equipment	6,290,188	1,510,368	—	—		(4,358,857)	3,441,699
Investment in Terra Payments Inc.	—	—	64,605,113	(64,605,113	)(h)	—	—
Goodwill and other intangible assets	12,109,838	—	—	45,046,264	(h)	(1,592,422)	55,563,680
Future income taxes	2,278,016	10,605,076	—	(3,491,600	)(h)	—	9,391,492
Investment in EBS	—	3,152,275	—	—		—	3,152,275
Other assets	—	5,114,515	—	—		—	5,114,515
Deferred compensation	—	—	3,141,298	—		—	3,141,298

	$135,542,325	$113,943,052	$67,746,411	$(23,050,449)		$(1,276,032)	$292,905,307

Liabilities and Shareholders' Equity
Current liabilities:
Bank indebtedness	$10,726,076	$—	$—	$—		$—	$10,726,076
Accounts payable and accrued liabilities	8,400,100	8,186,320	747,980	1,500,000	(h)	(3,159,001)	15,675,399
Deferred revenue	2,860,122	459,610	—	—		(1,557,976)	1,761,756
Future income taxes	133,806	—	—	—		1,200,000 (j)	1,333,806
Customer reserves	—	77,746,054	—	—		—	77,746,054
Security deposits	—	2,465,955	—	—		—	2,465,955
Obligation under capital leases	—	534,664	—	—		—	534,664

	22,120,104	89,392,603	747,980	1,500,000		(3,516,977)	110,243,710
Future income taxes	129,583	—	—	—			129,583
Shareholders' equity:
Share capital	122,102,244	112,335,964	61,406,452	(112,335,964	)(h)	—	183,508,696
Options and warrants	—	—	5,591,979	—		—	5,591,979
Additional paid-in capital	5,282	301,764	—	(301,764	)(h)	—	5,282
Deficit	(7,330,417)	(88,087,279)	—	88,087,279	(h)	2,240,945	(5,089,472)
Cumulative translation adjustment	(1,484,471)	—	—	—		—	(1,484,471)

	113,292,638	24,550,449	66,998,431	(24,550,449)		2,240,945	182,532,014

	$135,542,325	$113,943,052	$67,746,411	$(23,050,449)		$(1,276,032)	$292,905,307

See accompanying notes to unaudited pro forma consolidated financial statements.

OPTIMAL ROBOTICS CORP.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Giving effect to the U-Scan Sale and the Acquisition of Terra)

(Unaudited)

Year ended December 31, 2003
(expressed in US dollars)

	Optimal Robotics Corp.	RBA Inc.	Terra Payments Inc.	Pro Forma adjustments		Pro Forma adjustments	Pro Forma consolidated
	(12 months)	(9 months)	(12 months)	(Note 3)		(Note 3(v)(i))
Revenues	$67,187,900	$22,135,685	$41,966,465	$—		$(55,459,418)	$75,830,632
Cost of sales	45,421,729	18,494,155	19,646,093	40,703	(a)	(37,494,209)	46,108,471

Gross margin	21,766,171	3,641,530	22,320,372	(40,703)		(17,965,209)	29,722,161
Expenses (income):
Selling, general and administrative	25,905,607	1,822,658	15,510,733	238,388	(b)	(16,862,682)	26,864,436
				249,732	(d)
Amortization	3,065,411	838,707	2,405,994	566,620	(c)	(2,160,064)	7,758,967
				1,995,200	(e)
				1,047,099	(f)
Operating lease	1,970,834	798,013	748,988	—		(1,137,392)	2,380,443
Research and development	795,390	—	1,088,833	—		(795,390)	1,088,833
Restructuring	747,919	—	—	—		(415,414)	332,505
Investment (income) expenses	(980,103)	424,668	(388,156)	—		(1,753)	(945,344)
Foreign exchange	332,505	—	431,680	—		(76,590)	687,595

	31,837,563	3,884,046	19,798,072	4,097,039		(21,449,285)	38,167,435

(Loss) earnings before income taxes	(10,071,392)	(242,516)	2,522,300	(4,137,742)		(3,484,076)	(8,445,274)
Income tax recovery	(3,903,000)	—	(635,747)	(937,500	)(g)	(1,350,000)	(4,126,247)

Net (loss) earnings	$(6,168,392)	$(242,516)	$3,158,047	$(3,200,242)		$(2,134,076)	$(4,319,027)

Loss per share:
Basic	$(0.41)						$(0.19)
Diluted	(0.41)						(0.19)

Weighted average number of shares:
Basic	14,936,235	—	—	7,241,327		—	22,177,562
Effect of dilutive stock options	576	—	—	164,084		—	164,660

Diluted	14,936,811	—	—	7,405,411		—	22,342,222

See accompanying notes to unaudited pro forma consolidated financial statements.

OPTIMAL ROBOTICS CORP.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Giving effect to the U-Scan Sale and the Acquisition of Terra)

(Unaudited)

Year ended December 31, 2003
(expressed in US dollars)

1.     BASIS OF PRESENTATION:

  The pro forma consolidated statement of operations (the "Statement") gives effect to (a) the business acquisition of RBA Inc. ("RBA") completed September 30, 2003, (b) the proposed business acquisition of Terra Payments Inc. ("Terra") by Optimal Robotics Corp. (the "Company" or "Optimal") and (c) the agreement in principle with NCR Corporation ("NCR") to sell the Company's U-Scan self-checkout business. The pro forma consolidated balance sheet gives effect to the proposed acquisition of Terra by Optimal and the agreement in principle with NCR to sell the Company's U-Scan business. As at December 31, the balance sheet of Optimal already consolidates the financial position of RBA. The Statement has been prepared by management in accordance with Canadian generally accepted accounting principles.

  The pro forma consolidated financial statements as at and for the year ended December 31, 2003 are based on the audited consolidated financial statements of Optimal for the year ended December 31, 2003 (which already include the results of operations of RBA since its acquisition on September 30, 2003), as well as the unaudited statement of operations of RBA for the nine-month period ended September 30, 2003 and the unaudited financial statements of Terra as at and for the twelve-month period ended December 31, 2003. The pro forma consolidated balance sheet gives effect to the acquisition of Terra and the agreement in principle with NCR to sell the Company's U-Scan self-checkout business as if both transactions had occurred on December 31, 2003. The pro forma consolidated statement of operations for the year ended December 31, 2003 gives effect to the business acquisitions of RBA and Terra and the disposal of the U-Scan business as if these transactions had taken place on January 1, 2003.

  The functional currency of RBA and Terra is the Canadian dollar. The statement of operations of RBA and Terra for the periods ended September 30, 2003 and December 31, 2003, have been converted into US dollars at the average exchange rates for the periods which were — CA$1 = US$0.6999 and CA$1 = US$0.7135, respectively. The balance sheet of Terra has been converted into US dollars at the closing exchange rate at December 31, 2003 which was CA$1 = US$0.7738.

  The pro forma consolidated statement of operations is not necessarily indicative of the results of operations that would have been realized for the period presented, nor does it purport to project the Company's results of operations for any future periods. The statement of operations does not include the expected benefits and cost savings that may arise from the business acquisitions.

  The pro forma consolidated financial statements should be read in conjunction with the consolidated financial statements of Optimal as at and for the year ended December 31, 2003.

2.     BUSINESS ACQUISITIONS AND DISPOSAL OF U-SCAN BUSINESS:

  (a)
  RBA Inc.:

    On September 30, 2003, the Company acquired substantially all of the assets and the ongoing business of RBA, a company that provides hardware maintenance outsourcing services, including debit/credit card system maintenance and computer maintenance services, across Canada.

    The net assets acquired for cash are approximately $6.0 million (CA$8.1 million), subject to the determination of certain post closing adjustments, if any. The acquisition was accounted for by the Company using the purchase method and, accordingly, the results of operations of RBA have been consolidated with those of the Company from the date of acquisition.

    The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at date of acquisition. The Company is in the process of finalizing the valuation of the net assets acquired, including the determination of post-closing adjustments and allocation to goodwill and other intangible assets; thus, the allocation of the purchase price is subject to final modifications.

Assets acquired:
Accounts receivable	$3,185,127
Inventories	2,222,135
Property and equipment	1,766,800
Prepaid expenses and deposits	289,004
Customer contracts and customer relationships	3,399,720
Tax-deductible goodwill	3,783,350

14,646,136
Liabilities assumed:
Accounts payable and accrued liabilities	4,156,473
Deferred revenue	697,454
Current portion of long-term debt	2,384,182
Long-term debt	1,362,190

8,600,299

Net assets acquired for cash	$6,045,837

  (b)
  Terra Payments Inc.:

    On January 20, 2004, the Company entered into a Combination Agreement with Terra Payments Inc., a Canadian publicly-traded company that offers proprietary technology and services to businesses to accept credit card, electronic cheque and direct debit payments. Terra processes credit card payments primarily for non-face-to-face transactions, including mail-order/telephone order, licensed online gaming and other online merchants, as well as for retail point-of-sale merchants. Terra also processes cheques and direct debits online and by telephone.

    The agreement provides for a stock-for-stock merger in which 0.4532 of the Company's common shares will be exchanged for each share of Terra. The total purchase price will be approximately $64.6 million and, based on the assumption that there are no dissenting shareholders of Terra who would require payment in cash of the fair value of their shares, will be paid through the issuance of 7,241,327 common shares by the Company, the issuance of options and warrants in exchange for the outstanding options and warrants issued by Terra and estimated transaction costs of the Company.

    The completion of the transaction is subject to certain conditions, including approval by the shareholders of both companies and regulatory approvals. The agreement provides for the payment of a termination fee either by Terra or the Company in certain circumstances. The transaction is expected to close by mid-April 2004.

    The acquisition will be accounted for by the Company using the purchase method. The following table presents the estimated fair value of the assets and liabilities of Terra as if the transaction had occurred on December 31, 2003. Once the Company has completed the transaction, it will finalize the valuation of the assets to be acquired and the liabilities to be assumed, including the allocation to identifiable intangible assets and goodwill based on the balance sheet at the date of consummation.

Assets acquired:
Cash and short-term investments	$67,771,588
Cash and short-term investments — restricted	24,224,698
Accounts receivable	669,297
Tax credits receivable	525,380
Prepaid expenses and deposits	369,855
Property and equipment	1,510,368
Investment in EBS	3,152,275
Other assets	5,114,515
Future income taxes	7,113,476
Customer contracts and customer relationships	5,456,000
Acquired technology	4,520,000
Non-deductible goodwill	35,070,264

155,497,716
Liabilities assumed:
Accounts payable and accrued liabilities	9,686,320
Deferred revenue	459,610
Customer reserves	77,746,054
Security deposits	2,465,955
Obligations under capital leases	534,664

90,892,603

Net assets acquired	$64,605,113

Consideration:
7,241,327 common shares	$61,406,452
Estimated transaction costs	747,980
Options and warrants	5,591,979
Less: options and warrants considered deferred compensation	(3,141,298)

Total purchase price	$64,605,113

    The per share value of the shares issued as consideration for the business acquisition was $8.48, which was determined using the Company's average closing share price on NASDAQ over a reasonable period before and after the date the terms of the business combination were agreed to and announced.

    The Company will also issue 1,815,997 stock options and warrants having a fair value of $5,591,979, or a weighted average of $3.08 per share, to assume the Terra outstanding options and warrants. This also represents 0.4532 stock option or warrant of the Company for each option or warrant of Terra. The fair value of the vested stock options and warrants of $2,450,681 is included in the purchase consideration. The remaining $3,141,298 representing the fair value of the unvested stock options, is recorded as deferred compensation and will be amortized over the vesting period of three years. The fair values were determined using the Black-Scholes option pricing model using current assumptions at the date of preparing the pro forma. The assumptions used to calculate fair value will be updated at date of closing. Accordingly, the fair value of the assumed options and warrants will change.

  (c)
  Sale of U-Scan business:

    On February 16, 2004, the Company entered into an agreement in principle with NCR to sell its U-Scan self-checkout business, including all related tangible assets, intellectual property rights, and obligations, for $30 million in cash. The purchase price is subject to adjustments at the date of closing based on the net assets at that date. Completion of the transaction is subject to the execution of definite documentation, approval by shareholders, receipt of certain third-party consents and approvals, and other conditions. The Company has agreed to pay NCR a termination fee under certain circumstances. The transaction is expected in April 2004.

    The following table summarizes the book value of the assets and liabilities at December 31, 2003 relating to the business sold by the Company:

Accounts receivable	$6,311,671
Inventories	18,722,431
Prepaid expenses	290,651
Property and equipment	4,358,857
Intangible assets	1,592,422
Accounts payable accrued liabilities	(3,159,001)
Deferred revenue	(1,557,976)

Net assets sold by the Company	26,559,055
Proceeds from sale	30,000,000

Gain on sale of business, before estimated taxes of $1,200,000	$3,440,945

3.     PRO FORMA ADJUSTMENTS:

  The pro forma consolidated statement of operations does not include any benefits from anticipated synergies and incorporates the following adjustments:

  (i)
  To conform the accounting policies of RBA with those of the Company:

  (a)
  Represents costs capitalized by RBA that would be expensed by the Company.

  (b)
  Represents deferred charges in the accounts of RBA related to specific contracts with customers that would be expensed by the Company.

  (ii)
  As a result of the acquisition of RBA:

  (c)
  Represents nine months of amortization of the customer contracts and customer relationships acquired as part of the RBA acquisition using the straight-line method over the estimated life of 72 months.

  (iii)
  To conform the accounting policies of Terra with those of the Company:

  (d)
  Represents the amortization of stock-based compensation cost for employee options by Terra in the period, calculated using the fair value-based method.

  (iv)
  As a result of the acquisition of Terra:

  (e)
  Represents the amortization of customer contracts and customer relationships and acquired technology using the straight-line method over their estimated lives of 60 months.

  (f)
  Represents the amortization of deferred compensation using the straight-line method over the assumed vesting period of three years.

  (g)
  Represents future income taxes at a rate of 33% related to items recorded in (a) through (c) and (e) above.

    (h)
    Represents consolidation elimination entries to eliminate the investment in Terra and to record the allocation of purchase price to assets and liabilities as fair value adjustments at date of acquisition.

  (v)
  As a result of the sale of the U-Scan business:

  (i)
  Represents the estimated results of operations of the U-Scan business for the year ended December 31, 2003, excluding the net gain to be realized on the sale of the assets of this business.

  (j)
  Represents the tax effect on the gain on sale of the assets of the business.

ANNEX L

OPTIMAL UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS GIVING
EFFECT TO THE ACQUISITION OF TERRA WITHOUT THE U-SCAN SALE

                                         Pro Forma Consolidated Financial Statements
                                (Giving effect to the Acquisition of Terra without the U-Scan Sale)

                                OPTIMAL ROBOTICS CORP.

                                (Unaudited)
                                Year ended December 31, 2003
                                (expressed in US dollars)

COMPILATION REPORT ON PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Giving effect to the Acquisition of Terra without the U-Scan Sale)

To the Board of Directors of Optimal Robotics Corp.

        We have read the accompanying unaudited pro forma consolidated balance sheet of Optimal Robotics Corp. (the "Company") as at December 31, 2003 and the unaudited pro forma consolidated statement of operations for the year then ended and have performed the following procedures:

1.
Compared the figures in the columns captioned "Optimal Robotics Corp." to the audited financial statements of the Company as at December 31, 2003 and for the year then ended, and found them to be in agreement.

2.
Compared the figures in the columns captioned "RBA Inc." to the unaudited statement of operations of RBA Inc., converted into US dollars, for the nine months ended September 30, 2003, and found them to be in agreement.

3.
Compared the figures in the columns captioned "Terra Payments Inc." as at December 31, 2003 and for the twelve months then ended to the unaudited financial statements of Terra Payments Inc., converted into US dollars, and found them to be in agreement.

4.
Made enquiries of certain officials of the Company who have responsibility for financial and accounting matters about:

(a)
the basis for determination of the pro forma adjustments; and

(b)
whether the pro forma financial statements comply as to form in all material respects with the published requirements of Canadian securities legislation.

        The officials:

  (a)
  described to us the basis for determination of the pro forma adjustments; and

  (b)
  stated that the pro forma consolidated statements comply as to form in all material respects with the published requirements of Canadian securities legislation.

5.
Read the notes to the pro forma consolidated financial statements, and found them to be consistent with the basis described to us for determination of the pro forma adjustments.

6.
Recalculated the application of the pro forma adjustments to the aggregate of the amounts in the columns captioned "Optimal Robotics Corp.", "RBA Inc." and "Terra Payments Inc." as at December 31, 2003 and for the year then ended and found the amounts in the column captioned "Pro Forma consolidated" to be arithmetically correct.

        A pro forma financial statement is based on management assumptions and adjustments which are inherently subjective. The foregoing procedures are substantially less than either an audit or a review, the objective of which is the expression of assurance with respect to management's assumptions, the pro forma adjustments, and the application of the adjustments to the historical financial information. Accordingly, we express no such assurance. The foregoing procedures would not necessarily reveal matters of significance to the pro forma consolidated financial statements, and we therefore make no representation about the sufficiency of the procedures for the purposes of a reader of such statements.

Montréal, Canada (Signed) KPMG LLP
February 20, 2004 Chartered Accountants

OPTIMAL ROBOTICS CORP.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Giving effect to the Acquisition of Terra without the U-Scan Sale)

(Unaudited)

Year ended December 31, 2003
(expressed in US dollars)

Financial Statements
Pro Forma Consolidated Balance Sheet	L-4
Pro Forma Consolidated Statement of Operations	L-5
Notes to Pro Forma Consolidated Financial Statements	L-6

OPTIMAL ROBOTICS CORP.

PRO FORMA CONSOLIDATED BALANCE SHEET
(Giving effect to the Acquisition of Terra without the U-Scan Sale)

(Unaudited)

December 31, 2003
(expressed in US dollars)

	Optimal Robotics Corp.	Terra Payments Inc.	Pro Forma adjustments	Pro Forma adjustments		Pro Forma consolidated
			(Note 2(b))	(Note 3)
Assets
Current assets:
Cash and cash equivalents	$4,211,964	$67,771,588	$—	$—		$71,983,552
Cash and cash equivalents — restricted	—	24,224,698	—	—		24,224,698
Short-term investments	74,301,582	—	—	—		74,301,582
Accounts receivable	11,082,962	669,297	—	—		11,752,259
Income taxes receivable	546,130	—	—	—		546,130
Tax credits receivable	376,000	525,380	—	—		901,380
Inventories	22,938,125	—	—	—		22,938,125
Future income taxes	331,829	—	—	—		331,829
Prepaid expenses and deposits	1,075,691	369,855	—	—		1,445,546

	114,864,283	93,560,818	—	—		208,425,101
Property and equipment	6,290,188	1,510,368	—	—		7,800,556
Investment in Terra Payments Inc.	—	—	64,605,113	(64,605,113	)(h)	—
Goodwill and other intangible assets	12,109,838	—	—	45,046,264	(h)	57,156,102
Future income taxes	2,278,016	10,605,076	—	(3,491,600	)(h)	9,391,492
Investment in EBS	—	3,152,275	—	—		3,152,275
Other assets	—	5,114,515	—	—		5,114,515
Deferred compensation	—	—	3,141,298	—		3,141,298

	$135,542,325	$113,943,052	$67,746,411	$(23,050,449)		$294,181,339

Liabilities and Shareholders' Equity
Current liabilities:
Bank indebtedness	$10,726,076	$—	$—	$—		$10,726,076
Accounts payable and accrued liabilities	8,400,100	8,186,320	747,980	1,500,000	(h)	18,834,400
Deferred revenue	2,860,122	459,610	—	—		3,319,732
Future income taxes	133,806	—	—	—		133,806
Customer reserves	—	77,746,054	—	—		77,746,054
Security deposits	—	2,465,955	—	—		2,465,955
Obligation under capital leases	—	534,664	—	—		534,664

	22,120,104	89,392,603	747,980	1,500,000		113,760,687
Future income taxes	129,583	—	—	—		129,583
Shareholders' equity:
Share capital	122,102,244	112,335,964	61,406,452	(112,335,964	)(h)	183,508,696
Options and warrants	—	—	5,591,979	—		5,591,979
Additional paid-in capital	5,282	301,764	—	(301,764	)(h)	5,282
Deficit	(7,330,417)	(88,087,279)	—	88,087,279	(h)	(7,330,417)
Cumulative translation adjustment	(1,484,471)	—	—	—		(1,484,471)

	113,292,638	24,550,449	66,998,431	(24,550,449)		180,291,069

	$135,542,325	$113,943,052	$67,746,411	$(23,050,449)		$294,181,339

See accompanying notes to unaudited pro forma consolidated financial statements.

OPTIMAL ROBOTICS CORP.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Giving effect to the Acquisition of Terra without the U-Scan Sale)

(Unaudited)

Year ended December 31, 2003
(expressed in US dollars)

	Optimal Robotics Corp.	RBA Inc.	Terra Payments Inc.	Pro Forma adjustments		Pro Forma consolidated
	(12 months)	(9 months)	(12 months)	(note 3)
Revenues	$67,187,900	$22,135,685	$41,966,465	$—		$131,290,050
Cost of sales	45,421,729	18,494,155	19,646,093	40,703	(a)	83,602,680

Gross margin	21,766,171	3,641,530	22,320,372	(40,703)		47,687,370
Expenses (income):
Selling, general and administrative	25,905,607	1,822,658	15,510,733	238,388	(b)	43,727,118
				249,732	(d)
Amortization	3,065,411	838,707	2,405,994	566,620	(c)	9,919,031
				1,995,200	(e)
				1,047,099	(f)
Operating lease	1,970,834	798,013	748,988	—		3,517,835
Research and development	795,390	—	1,088,833	—		1,884,223
Restructuring	747,919	—	—	—		747,919
Investment (income) expense	(980,103)	424,668	(388,156)	—		(943,591)
Foreign exchange	332,505	—	431,680	—		764,185

	31,837,563	3,884,046	19,798,072	4,097,039		59,616,720

(Loss) earnings before income taxes	(10,071,392)	(242,516)	2,522,300	(4,137,742)		(11,929,350)
Income tax recovery	(3,903,000)	—	(635,747)	(937,500	)(g)	(5,476,247)

Net (loss) earnings	$(6,168,392)	$(242,516)	$3,158,047	$(3,200,242)		$(6,453,103)

Loss per share:
Basic	$(0.41)					$(0.29)
Diluted	(0.41)					(0.29)

Weighted average number of shares:
Basic	14,936,235	—	—	7,241,327		22,177,562
Effect of dilutive stock options	576	—	—	164,084		164,660

Diluted	14,936,811	—	—	7,405,411		22,342,222

See accompanying notes to unaudited pro forma consolidated financial statements.

OPTIMAL ROBOTICS CORP.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Giving effect to the Acquisition of Terra without the U-Scan Sale)

(Unaudited)

Year ended December 31, 2003
(expressed in US dollars)

1.     BASIS OF PRESENTATION:

  The pro forma consolidated statement of operations (the "Statement") gives effect to the business acquisition of RBA Inc. ("RBA") completed September 30, 2003 and the proposed business acquisition of Terra Payments Inc. ("Terra") by Optimal Robotics Corp. (the "Company" or "Optimal"). The pro forma consolidated balance sheet gives effect to the proposed acquisition of Terra by Optimal. At December 31, 2003, the balance sheet of Optimal already consolidates the financial position of RBA. The Statement has been prepared by management in accordance with Canadian generally accepted accounting principles.

  The pro forma consolidated financial statements as at and for the year ended December 31, 2003 are based on the audited consolidated financial statements of Optimal for the year ended December 31, 2003 (which already include the results of operations of RBA since its acquisition on September 30, 2003) as well as the unaudited statement of operations of RBA for the nine-month period ended September 30, 2003 and the unaudited financial statements of Terra as at and for the twelve-month period ended December 31, 2003. The pro forma consolidated balance sheet gives effect to the acquisition of Terra as if it had occurred on December 31, 2003. The pro forma consolidated statement of operations for the year ended December 31, 2003 gives effect to the business acquisitions of RBA and Terra as if both transactions had taken place on January 1, 2003.

  The functional currency of RBA and Terra is the Canadian dollar. The statements of operations of RBA and Terra for the periods ended September 30, 2003 and December 31, 2003 have been converted into US dollars at the average exchange rates for the periods which were — CA$1 = US$0.6999 and CA$1 = US$0.7135, respectively. The balance sheet of Terra has been converted into US dollars at the closing exchange rate at December 31, 2003 which was CA$1 = US$0.7738.

  The pro forma consolidated statement of operations is not necessarily indicative of the results of operations that would have been realized for the period presented, nor does it purport to project the Company's results of operations for any future periods. The statement of operations does not include the expected benefits and cost savings that may arise from the business acquisitions.

  The pro forma consolidated financial statements should be read in conjunction with the consolidated financial statements of Optimal as at and for the year ended December 31, 2003.

2.     BUSINESS ACQUISITIONS:

  (a)
  RBA Inc.:

    On September 30, 2003, the Company acquired substantially all of the assets and the ongoing business of RBA, a company that provides hardware maintenance outsourcing services, including debit/credit card system maintenance and computer maintenance services, across Canada.

    The net assets acquired for cash are approximately $6.0 million (CA$8.1 million), subject to the determination of certain post-closing adjustments, if any. The acquisition was accounted for by the Company using the purchase method and, accordingly, the results of operations of RBA have been consolidated with those of the Company from the date of acquisition.

    The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at date of acquisition. The Company is in the process of finalizing the valuation of the net assets acquired, including the determination of post-closing adjustments and allocation to goodwill and other intangible assets; thus, the allocation of the purchase price is subject to final modifications.

Assets acquired:
Accounts receivable	$3,185,127
Inventories	2,222,135
Property and equipment	1,766,800
Prepaid expenses and deposits	289,004
Customer contracts and customer relationships	3,399,720
Tax-deductible goodwill	3,783,350

14,646,136
Liabilities assumed:
Accounts payable and accrued liabilities	4,156,473
Deferred revenue	697,454
Current portion of long-term debt	2,384,182
Long-term debt	1,362,190

8,600,299

Net assets acquired for cash	$6,045,837

  (b)
  Terra Payments Inc.:

    On January 20, 2004, the Company entered into a Combination Agreement with Terra Payments Inc., a Canadian publicly-traded company that offers proprietary technology and services to businesses to accept credit card, electronic cheque and direct debit payments. Terra processes credit card payments primarily for non-face-to-face transactions, including mail-order/telephone order, licensed online gaming and other online merchants, as well as for retail point-of-sale merchants. Terra also processes cheques and direct debits online and by telephone.

    The agreement provides for a stock-for-stock merger in which 0.4532 of the Company's common shares will be exchanged for each share of Terra. The total purchase price will be approximately $64.6 million and, based on the assumption that there are no dissenting shareholders of Terra who would require payment in cash of the fair value of their shares, will be paid through the issuance of 7,241,327 common shares by the Company, the issuance of options and warrants in exchange for the outstanding options and warrants issued by Terra, and estimated transaction costs of the Company.

    The completion of the transaction is subject to certain conditions, including approval by the shareholders of both companies and regulatory approvals. The agreement provides for the payment of a termination fee by either Terra or the Company in certain circumstances. The transaction is expected to close by mid-April 2004.

    The acquisition will be accounted for by the Company using the purchase method. The following table presents the estimated fair value of the assets and liabilities of Terra as if the transaction had occurred on December 31, 2003. Once the Company has completed the transaction, it will finalize the valuation of the assets to be acquired and the liabilities to be assumed, including the allocation to identifiable intangible assets and goodwill based on the balance sheet at the date of consummation.

Assets acquired:
Cash and short-term investments	$67,771,588
Cash and short-term investments — restricted	24,224,698
Accounts receivable	669,297
Tax credits receivable	525,380
Prepaid expenses and deposits	369,855
Property and equipment	1,510,368
Investment in EBS	3,152,275
Other assets	5,114,515
Future income taxes	7,113,476
Customer contracts and customer relationships	5,456,000
Acquired technology	4,520,000
Non-deductible goodwill	35,070,264

155,497,716
Liabilities assumed:
Accounts payable and accrued liabilities	9,686,320
Deferred revenue	459,610
Customer reserves	77,746,054
Security deposits	2,465,955
Obligations under capital leases	534,664

90,892,603

Net assets acquired	$64,605,113

Consideration:
7,241,327 common shares	$61,406,452
Estimated transaction costs	747,980
Options and warrants	5,591,979
Less: options and warrants considered deferred compensation	(3,141,298)

Total purchase price	$64,605,113

  The per share value of the shares issued as consideration for the business acquisition was $8.48, which was determined using the Company's average closing share price on NASDAQ over a reasonable period before and after the date the terms of the business combination were agreed to and announced.

  The Company will also issue 1,815,997 stock options and warrants having a fair value of $5,591,979, or a weighted-average of $3.08 per share, to assume the Terra outstanding options and warrants. This also represents 0.4532 stock options or warrants of the Company for each option or warrant of Terra. The fair value of the vested stock options and warrants of $2,450,681 is included in the purchase consideration. The remaining $3,141,298, representing the fair value of the unvested stock options, is recorded as deferred compensation and will be amortized over the vesting period of three years. The fair values were determined using the Black-Scholes option pricing model using current assumptions at the date of preparing the pro forma. The assumptions used to calculate fair value will be updated at date of closing. Accordingly, the fair values of the assumed options and warrants will change.

3.     PRO FORMA ADJUSTMENTS:

  The pro forma consolidated statement of operations does not include any benefits from anticipated synergies and incorporates the following adjustments:

  (i)
  To conform the accounting policies of RBA with those of the Company:

  (a)
  Represents costs capitalized by RBA that would be expensed by the Company.

  (b)
  Represents deferred charges in the accounts of RBA related to specific contracts with customers that would be expensed by the Company.

  (ii)
  As a result of the acquisition of RBA:

  (c)
  Represents nine months of amortization of the customer contracts and customer relationships acquired as part of the RBA acquisition using the straight-line method over the estimated life of 72 months.

  (iii)
  To conform the accounting policies of Terra with those of the Company:

  (d)
  Represents the amortization of stock-based compensation cost for employee options granted by Terra in the year, calculated using the fair value-based method.

  (iv)
  As a result of the acquisition of Terra:

  (e)
  Represents the amortization of customer contracts and customer relationships and acquired technology using the straight-line method over their estimated lives of 60 months.

  (f)
  Represents the amortization of deferred compensation using the straight-line method over the assumed vesting period of three years.

  (g)
  Represents future income taxes at a rate of 33% related to items recorded in (a) through (c) and (e) above.

  (h)
  Represents consolidation elimination entries to eliminate the investment in Terra and to record the allocation of purchase price to assets and liabilities as fair value adjustments at date of acquisition.

ANNEX M

OPTIMAL UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS GIVING
EFFECT TO THE U-SCAN SALE WITHOUT THE ACQUISITION OF TERRA

                                         Pro Forma Consolidated Financial Statements
                                (Giving effect to the U-Scan Sale without the Acquisition of Terra)

                                OPTIMAL ROBOTICS CORP.

                                (Unaudited)
                                Year ended December 31, 2003
                                (expressed in US dollars)

COMPILATION REPORT ON PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Giving effect to the U-Scan Sale without the Acquisition of Terra)

To the Board of Directors of Optimal Robotics Corp.

        We have read the accompanying unaudited pro forma consolidated balance sheet of Optimal Robotics Corp. (the "Company") as at December 31, 2003 and the unaudited pro forma consolidated statement of operations for the year then ended and have performed the following procedures:

1.
Compared the figures in the columns captioned "Optimal Robotics Corp." to the audited financial statements of the Company as at December 31, 2003 and for the year then ended, and found them to be in agreement.

2.
Compared the figures in the columns captioned "RBA Inc." to the unaudited statement of operations of RBA Inc., converted into US dollars, for the nine months ended September 30, 2003, and found them to be in agreement.

3.
Made enquiries of certain officials of the Company who have responsibility for financial and accounting matters about:

(a)
the basis for determination of the pro forma adjustments; and

(b)
whether the pro forma financial statements comply as to form in all material respects with the published requirements of Canadian securities legislation.

        The officials:

  (a)
  described to us the basis for determination of the pro forma adjustments; and

  (b)
  stated that the pro forma consolidated statements comply as to form in all material respects with the published requirements of Canadian securities legislation.

4.
Read the notes to the pro forma consolidated financial statements, and found them to be consistent with the basis described to us for determination of the pro forma adjustments.

5.
Recalculated the application of the pro forma adjustments to the aggregate of the amounts in the columns captioned "Optimal Robotics Corp." and "RBA Inc." as at December 31, 2003 and for the year then ended and found the amounts in the column captioned "Pro Forma consolidated" to be arithmetically correct.

        A pro forma financial statement is based on management assumptions and adjustments which are inherently subjective. The foregoing procedures are substantially less than either an audit or a review, the objective of which is the expression of assurance with respect to management's assumptions, the pro forma adjustments, and the application of the adjustments to the historical financial information. Accordingly, we express no such assurance. The foregoing procedures would not necessarily reveal matters of significance to the pro forma consolidated financial statements, and we therefore make no representation about the sufficiency of the procedures for the purposes of a reader of such statements.

Montréal, Canada February 20, 2004	(Signed) KPMG LLP Chartered Accountants

OPTIMAL ROBOTICS CORP.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Giving effect to the U-Scan Sale without the Acquisition of Terra)

(Unaudited)

Year ended December 31, 2003
(expressed in US dollars)

Financial Statements
Pro Forma Consolidated Balance Sheet	M-4
Pro Forma Consolidated Statement of Operations	M-5
Notes to Pro Forma Consolidated Financial Statements	M-6

OPTIMAL ROBOTICS CORP.

PRO FORMA CONSOLIDATED BALANCE SHEET
(Giving effect to the U-Scan Sale without the Acquisition of Terra)

(Unaudited)

December 31, 2003
(expressed in US dollars)

	Optimal Robotics Corp.	Pro Forma adjustments	Pro Forma consolidated
	(notes 2 (b) and 3)
Assets
Current assets:
Cash and cash equivalents	$4,211,964	$30,000,000	$34,211,964
Short-term investments	74,301,582	—	74,301,582
Accounts receivable	11,082,962	(6,311,671)	4,771,291
Income taxes receivable	546,130	—	546,130
Tax credits receivable	376,000	—	376,000
Inventories	22,938,125	(18,722,431)	4,215,694
Future income taxes	331,829	—	331,829
Prepaid expenses and deposits	1,075,691	(290,651)	785,040

	114,864,283	4,675,247	119,539,530
Property and equipment	6,290,188	(4,358,857)	1,931,331
Goodwill and other intangible assets	12,109,838	(1,592,422)	10,517,416
Future income taxes	2,278,016	—	2,278,016

	$135,542,325	$(1,276,032)	$134,266,293

Liabilities and Shareholders' Equity
Current liabilities:
Bank indebtedness	$10,726,076	$—	$10,726,076
Accounts payable and accrued liabilities	8,400,100	(3,159,001)	5,241,099
Deferred revenue	2,860,122	(1,557,976)	1,302,146
Future income taxes	133,806	1,200,000 (f)	1,333,806

	22,120,104	(3,516,977)	18,603,127
Future income taxes	129,583	—	129,583
Shareholders' equity:
Share capital	122,102,244	—	122,102,244
Additional paid-in capital	5,282	—	5,282
Deficit	(7,330,417)	2,240,945	(5,089,472)
Cumulative translation adjustment	(1,484,471)	—	(1,484,471)

	113,292,638	2,240,945	115,533,583

	$135,542,325	$(1,276,032)	$134,266,293

See accompanying notes to unaudited pro forma consolidated financial statements.

OPTIMAL ROBOTICS CORP.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Giving effect to the U-Scan Sale without the Acquisition of Terra)

(Unaudited)

Year ended December 31, 2003
(expressed in US dollars)

	Optimal Robotics Corp.	RBA Inc.	Pro Forma adjustments		Pro Forma adjustments	Pro Forma Consolidated
	(12 months)	(9 months)	(note 3)		(note 3(e))
Revenues	$67,187,900	$22,135,685	$—		$(55,459,418)	$33,864,167
Cost of sales	45,421,729	18,494,155	40,703	(a)	(37,494,209)	26,462,378

Gross margin	21,766,171	3,641,530	(40,703)		(17,965,209)	7,401,789
Expenses (income):
Selling, general and administrative	25,905,607	1,822,658	238,388	(b)	(16,862,682)	11,103,971
Amortization	3,065,411	838,707	566,620	(c)	(2,160,064)	2,310,674
Operating lease	1,970,834	798,013	—		(1,137,392)	1,631,455
Research and development	795,390	—	—		(795,390)	—
Restructuring	747,919	—	—		(415,414)	332,505
Interest (income) expense	(980,103)	424,668	—		(1,753)	(557,188)
Foreign exchange	332,505	—	—		(76,590)	255,915

	31,837,563	3,884,046	805,008		(21,449,285)	15,077,332

Loss before income taxes	(10,071,392)	(242,516)	(845,711)		(3,484,076)	(7,675,543)
Income tax recovery	(3,903,000)	—	(279,000)	(d)	(1,350,000)	(2,832,000)

Net loss	$(6,168,392)	$(242,516)	$(566,711)		$(2,134,076)	$(4,843,543)

Loss per share:
Basic	$(0.41)					$(0.32)
Diluted	(0.41)					(0.32)

Weighted average number of shares:
Basic	14,936,235					14,936,235
Effect of dilutive stock options	576					576

Diluted	14,936,811					14,936,811

See accompanying notes to unaudited pro forma consolidated financial statements.

OPTIMAL ROBOTICS CORP.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Giving effect to the U-Scan Sale without the Acquisition of Terra)

(Unaudited)

Year ended December 31, 2003
(expressed in US dollars)

1.     BASIS OF PRESENTATION:

  The pro forma consolidated statement of operations (the "Statement") gives effect to (a) the agreement in principle with NCR Corporation ("NCR") to sell the Company's U-Scan self-checkout business and (b) the business acquisition of RBA Inc. ("RBA") completed on September 30, 2003 by Optimal Robotics Corp. (the "Company" or "Optimal"). The pro forma consolidated balance sheet gives effect to the agreement in principle with NCR to sell the Company's U-Scan self-checkout business. As at December 31, 2003, the balance sheet of Optimal already consolidates the financial position of RBA. The Statement has been prepared by management in accordance with Canadian generally accepted accounting principles.

  The pro forma consolidated financial statements as at and for the year ended December 31, 2003 are based on the audited consolidated financial statements of Optimal for the year ended December 31, 2003 (which already include the results of operations of RBA since its acquisition on September 30, 2003), as well as the unaudited financial statements of RBA as at and for the nine-month period ended September 30, 2003. The pro forma consolidated financial statements of operations as at and for the year ended December 31, 2003 gives effect to the business acquisition of RBA and the disposal of the U-Scan self-checkout business as if both transactions had taken place on January 1, 2003. The pro forma consolidated balance sheet gives effect to the disposal of the U-Scan self-checkout business as if the transaction had taken place as at December 31, 2003.

  The functional currency of RBA is the Canadian dollar. The statement of operations of RBA for the nine-month period ended September 30, 2003 has been converted into US dollars at the average exchange rate for the period which was — CA$1 = US$0.6999.

  The pro forma consolidated statement of operations is not necessarily indicative of the results of operations that would have been realized for the period presented, nor do they purport to project the Company's results of operations for any future periods. The statement of operations does not include the expected benefits and cost savings that may arise from the business acquisition.

  The pro forma consolidated financial statements should be read in conjunction with the consolidated financial statements of Optimal as at and for the year ended December 31, 2003.

2.     BUSINESS ACQUISITION AND DISPOSAL OF U-SCAN BUSINESS:

  (a)
  RBA Inc.

    On September 30, 2003, the Company acquired substantially all of the assets and the ongoing business of RBA, a company that provides hardware maintenance outsourcing services, including debit/credit card system maintenance and computer maintenance services, across Canada.

    The net assets acquired for cash are approximately $6.0 million (CA$8.1 million), subject to the determination of certain post-closing adjustments, if any. The acquisition was accounted for by the Company using the purchase method and, accordingly, the results of operations of RBA have been consolidated with those of the Company from the date of acquisition.

    The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at date of acquisition. The Company is in the process of finalizing the valuation of the net assets acquired, including the determination of post-closing adjustments and the allocation to goodwill and other intangible assets; thus, the allocation of the purchase price is subject to final modifications.

Assets acquired:
Accounts receivable	$3,185,127
Inventories	2,222,135
Property and equipment	1,766,800
Prepaid expenses and deposits	289,004
Customer contracts and customer relationships	3,399,720
Tax-deductible goodwill	3,783,350

14,646,136
Liabilities assumed:
Accounts payable and accrued liabilities	4,156,473
Deferred revenue	697,454
Current portion of long-term debt	2,384,182
Long-term debt	1,362,190

8,600,299

Net assets acquired for cash	$6,045,837

  (b)
  Sale of U-Scan business

    On February 16, 2004, the Company entered into an agreement in principle with NCR to sell its U-Scan self-checkout business, including all related tangible assets, intellectual property rights, and obligations, for $30 million in cash. The purchase price is subject to adjustments at the date of closing based on the net assets at that date. Completion of the transaction is subject to the execution of definite documentation, approval by shareholders, receipt of certain third-party consents and approvals, and other conditions. The Company has agreed to pay NCR a termination fee under certain circumstances. The transaction is expected to close in April 2004.

    The following table summarizes the book value of the assets and liabilities at December 31, 2003 relating to the business sold by the Company:

Accounts receivable	$6,311,671
Inventories	18,722,431
Prepaid expenses	290,651
Property and equipment	4,358,857
Intangible assets	1,592,422
Accounts payable accrued liabilities	(3,159,001)
Deferred revenue	(1,557,976)

Net assets sold by the Company	26,559,055
Proceeds from sale	30,000,000

Gain on sale of business, before estimated taxes of $1,200,000	$3,440,945

3.     PRO FORMA ADJUSTMENTS:

  The pro forma consolidated statement of operations does not include any benefits from anticipated synergies from the RBA acquisition and incorporates the following adjustments:

  (i)
  To conform the accounting policies of RBA with those of the Company:

  (a)
  Represents costs capitalized by RBA that would be expensed by the Company.

  (b)
  Represents deferred charges in the accounts of RBA related to specific contracts with customers that would be expensed by the Company.

  (ii)
  As a result of the acquisition of RBA:

  (c)
  Represents nine months of amortization of the customer contracts and customer relationships acquired as part of the RBA acquisition using the straight-line method over the estimated life of 72 months.

  (d)
  Represents future income taxes at a rate of 33% related to items recorded in (a) through (c) above.

  (iii)
  As a result of the agreement in principle to sell the U-Scan business:

  (e)
  Represents the estimated results of operations of the U-Scan business for the year ended December 31, 2003, excluding the net gain to be realized on the sale of the assets of this business.

  (f)
  Represents the tax effect on the gain on sale of the assets of the business.

ANNEX N

OPTIMAL UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENT GIVING EFFECT
TO THE ACQUISITION OF RBA WITHOUT THE U-SCAN SALE OR THE ACQUISITON OF TERRA

                                         Pro Forma Consolidated Financial Statement
                                (Giving effect to the Acquisition of RBA and without the Acquisition of Terra and the U-Scan Sale)

                                OPTIMAL ROBOTICS CORP.

                                (Unaudited)
                                Year ended December 31, 2003
                                (expressed in US dollars)

COMPILATION REPORT ON PRO FORMA CONSOLIDATED FINANCIAL STATEMENT
(Giving effect to the Acquisition of RBA and without the Acquisition of Terra and the U-Scan Sale)

To the Board of Directors of Optimal Robotics Corp.

        We have read the accompanying unaudited pro forma consolidated statement of operations of Optimal Robotics Corp. (the "Company") for the year then ended and have performed the following procedures:

1.
Compared the figures in the column captioned "Optimal Robotics Corp." to the audited statement of operations of the Company for the year ended December 31, 2003, and found them to be in agreement.

2.
Compared the figures in the column captioned "RBA Inc." to the unaudited statement of operations of RBA Inc., converted into US dollars, for the nine months ended September 30, 2003, and found them to be in agreement.

3.
Made enquiries of certain officials of the Company who have responsibility for financial and accounting matters about:

(a)
the basis for determination of the pro forma adjustments; and

(b)
whether the pro forma financial statement complies as to form in all material respects with the published requirements of Canadian securities legislation.

  The officials:

  (a)
  described to us the basis for determination of the pro forma adjustments; and

  (b)
  stated that the pro forma consolidated statement complies as to form in all material respects with the published requirements of Canadian securities legislation.

4.
Read the notes to the pro forma consolidated statement of operations, and found them to be consistent with the basis described to us for determination of the pro forma adjustments.

5.
Recalculated the application of the pro forma adjustments to the aggregate of the amounts in the columns captioned "Optimal Robotics Corp." and "RBA Inc." for the year ended December 31, 2003 and found the amounts in the column captioned "Pro Forma consolidated" to be arithmetically correct.

        A pro forma financial statement is based on management assumptions and adjustments which are inherently subjective. The foregoing procedures are substantially less than either an audit or a review, the objective of which is the expression of assurance with respect to management's assumptions, the pro forma adjustments, and the application of the adjustments to the historical financial information. Accordingly, we express no such assurance. The foregoing procedures would not necessarily reveal matters of significance to the pro forma consolidated financial statement, and we therefore make no representation about the sufficiency of the procedures for the purposes of a reader of such statements.

Montréal, Canada	(Signed) KPMG LLP
February 20, 2004	Chartered Accountants

OPTIMAL ROBOTICS CORP.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENT
(Giving effect to the Acquisition of RBA and without the Acquisition of Terra and U-Scan Sale)

(Unaudited)

Year ended December 31, 2003
(expressed in US dollars)

Financial Statements
Pro Forma Consolidated Statement of Operations	N-4
Notes to Pro Forma Consolidated Financial Statement	N-5

OPTIMAL ROBOTICS CORP.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Giving effect to the Acquisition of RBA and without the Acquisition of Terra and U-Scan Sale)

(Unaudited)

Year ended December 31, 2003
(expressed in U.S. dollars)

	Optimal Robotics Corp.	RBA Inc.	Pro Forma adjustments		Pro Forma consolidated
	(12 months)	(9 months)	(note 3)
Revenues	$67,187,900	$22,135,685	$—		$89,323,585
Cost of sales	45,421,729	18,494,155	40,703	(a)	63,956,587

Gross margin	21,766,171	3,641,530	(40,703)		25,366,998
Expenses (income):
Selling, general and administrative	25,905,607	1,822,658	238,388	(b)	27,966,653
Amortization	3,065,411	838,707	566,620	(c)	4,470,738
Operating lease	1,970,834	798,013	—		2,768,847
Research and development	795,390	—	—		795,390
Restructuring	747,919	—	—		747,919
Investment (income) expense	(980,103)	424,668	—		(555,435)
Foreign exchange	332,505	—	—		332,505

	31,837,563	3,884,046	805,008		36,526,617

(Loss) earnings before income taxes	(10,071,392)	(242,516)	(845,711)		(11,159,619)
Income tax recovery	(3,903,000)	—	(279,000	)(d)	(4,182,000)

Net loss	$(6,168,392)	$(242,516)	$(566,711)		$(6,977,619)

Loss per share:
Basic	$(0.41)				$(0.47)
Diluted	(0.41)				(0.47)

Weighted average number of shares:
Basic	14,936,235	—	—		14,936,235
Effect of dilutive stock options	576	—	—		576

Diluted	14,936,811	—	—		14,936,811

See accompanying notes to unaudited pro forma consolidated financial statement.

OPTIMAL ROBOTICS CORP.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENT

(Giving effect to the Acquisition of RBA and without the Acquisition of Terra and the U-Scan Sale)

(Unaudited)

Year ended December 31, 2003
(expressed in U.S. dollars)

1.     BASIS OF PRESENTATION:

  The pro forma consolidated statement of operations (the "Statement") gives effect to the business acquisition of RBA Inc. ("RBA") completed September 30, 2003 by Optimal Robotics Corp. (the "Company" or "Optimal"). The Statement has been prepared by management in accordance with Canadian generally accepted accounting principles.

  The pro forma consolidated statement of operations for the year ended December 31, 2003 is based on the audited consolidated statement of operations of Optimal for the year ended December 31, 2003 (which already include the results of operations of RBA since its acquisition on September 30, 2003) as well as the unaudited statement of operations of RBA for the nine-month period ended September 30, 2003. The pro forma consolidated statement of operations for the year ended December 31, 2003 gives effect to the business acquisitions of RBA as if the transaction had taken place on January 1, 2003.

  The functional currency of RBA is the Canadian dollar. The statement of operations of RBA for the period ended September 30, 2003 has been converted into US dollars at the average exchange rate for the period which was — CA$1 = US$0.6999.

  The pro forma consolidated statement of operations is not necessarily indicative of the results of operations that would have been realized for the period presented, nor does it purport to project the Company's results of operations for any future periods. The statement of operations does not include the expected benefits and cost savings that may arise from the business acquisitions.

  The pro forma consolidated statement of operations should be read in conjunction with the consolidated financial statements of Optimal as at and for the year ended December 31, 2003.

2.     BUSINESS ACQUISITIONS:

  (a)
  RBA Inc.:

    On September 30, 2003, the Company acquired substantially all of the assets and the ongoing business of RBA, a company that provides hardware maintenance outsourcing services, including debit/credit card system maintenance and computer maintenance services, across Canada.

    The net assets acquired for cash are approximately $6.0 million (CA$8.1 million), subject to the determination of certain post-closing adjustments, if any. The acquisition was accounted for by the Company using the purchase method and, accordingly, the results of operations of RBA have been consolidated with those of the Company from the date of acquisition.

    The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at date of acquisition. The Company is in the process of finalizing the valuation of the net assets acquired, including the determination of post-closing adjustments and allocation to goodwill and other intangible assets; thus, the allocation of the purchase price is subject to final modifications.

Assets acquired:
Accounts receivable	$3,185,127
Inventories	2,222,135
Property and equipment	1,766,800
Prepaid expenses and deposits	289,004
Customer contracts and customer relationships	3,399,720
Tax-deductible goodwill	3,783,350

14,646,136
Liabilities assumed:
Accounts payable and accrued liabilities	4,156,473
Deferred revenue	697,454
Current portion of long-term debt	2,384,182
Long-term debt	1,362,190

8,600,299

Net assets acquired for cash	$6,045,837

3.     PRO FORMA ADJUSTMENTS:

  The pro forma consolidated statement of operations does not include any benefits from anticipated synergies and incorporates the following adjustments:

  (i)
  To conform the accounting policies of RBA with those of the Company:

  (a)
  Represents costs capitalized by RBA that would be expensed by the Company.

  (b)
  Represents deferred charges in the accounts of RBA related to specific contracts with customers that would be expensed by the Company.

  (ii)
  As a result of the acquisition of RBA:

  (c)
  Represents nine months of amortization of the customer contracts and customer relationships acquired as part of the RBA acquisition using the straight-line method over the estimated life of 72 months.

  (d)
  Represents future income taxes at a rate of 33% related to items recorded in (a) through (c) above.

QuickLinks

NOTICE OF ANNUAL AND SPECIAL MEETING OF OPTIMAL SHAREHOLDERS
NOTICE OF SPECIAL MEETING OF TERRA SHAREHOLDERS
JOINT MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT
NOTICE TO CANADIAN SHAREHOLDERS OF TERRA AND OF OPTIMAL
NOTICE TO UNITED STATES SHAREHOLDERS OF TERRA
TABLE OF CONTENTS
GLOSSARY OF TERMS
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
SUMMARY
THE OPTIMAL ANNUAL AND SPECIAL MEETING — INFORMATION FOR OPTIMAL SHAREHOLDERS
THE TERRA SPECIAL MEETING — INFORMATION FOR TERRA SHAREHOLDERS
THE COMBINATION
CERTAIN INFORMATION CONCERNING THE PARTIES TO THE COMBINATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR
AGGREGATED OPTION EXERCISED DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR AND FINANCIAL YEAR-END OPTION VALUES
DESCRIPTION OF THE U-SCAN SALE
INFORMATION CONCERNING OPTIMAL POST-COMBINATION AND U-SCAN SALE
COMPARATIVE MARKET PRICE DATA
INFORMATION ABOUT TAX CONSIDERATIONS
RISK FACTORS
AUDITORS, TRANSFER AGENT AND REGISTRAR
LEGAL MATTERS
AVAILABLE INFORMATION
APPROVAL OF OPTIMAL
APPROVAL OF TERRA
AUDITORS' CONSENT
AUDITORS' CONSENT
AUDITORS' CONSENT
ANNEX A FORM OF OPTIMAL U-SCAN SALE RESOLUTION SPECIAL RESOLUTION OF THE SHAREHOLDERS OF OPTIMAL ROBOTICS CORP. (the "Corporation")
ANNEX B FORM OF NAME RESOLUTION SPECIAL RESOLUTION OF THE SHAREHOLDERS OF OPTIMAL ROBOTICS CORP. (the "Corporation")
ANNEX C FORM OF DIRECTORS RESOLUTION SPECIAL RESOLUTION OF THE SHAREHOLDERS OF OPTIMAL ROBOTICS CORP. (the "Corporation")
ANNEX D FORM OF TERRA AMALGAMATION RESOLUTION SPECIAL RESOLUTION OF THE SHAREHOLDERS OF TERRA PAYMENTS INC. (the "Corporation")
ANNEX E AMALGAMATION AGREEMENT
Schedule 1 to the Amalgamation Agreement dated as of March 1, 2004 between Terra Payments Inc., Optimal Robotics Corp. and Optimal Payments Inc.
OPTIMAL PAYMENTS INC. / PAIEMENTS OPTIMAL INC. (the "Corporation")
ANNEX F OPINION OF THE FINANCIAL ADVISOR TO TERRA
ANNEX G SECTION 190 OF THE CANADA BUSINESS CORPORATIONS ACT
ANNEX H OPTIMAL AUDITED CONSOLIDATED FINANCIAL STATEMENTS AND OPTIMAL'S MANAGEMENT DISCUSSION AND ANALYSIS
AUDITORS' REPORT TO THE SHAREHOLDERS
INDEX TO OPTIMAL ROBOTICS CORP. – CONSOLIDATED FINANCIAL STATEMENTS
OPTIMAL ROBOTICS CORP. – CONSOLIDATED BALANCE SHEETS
OPTIMAL ROBOTICS CORP. – CONSOLIDATED STATEMENTS OF OPERATIONS
OPTIMAL ROBOTICS CORP. – CONSOLIDATED STATEMENTS OF DEFICIT
OPTIMAL ROBOTICS CORP. – CONSOLIDATED STATEMENTS OF CASH FLOWS
OPTIMAL ROBOTICS CORP. – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
ANNEX I FINANCIAL STATEMENTS OF RBA
INDEX TO RBA INC. – FINANCIAL STATEMENTS (UNAUDITED)
RBA INC. – BALANCE SHEETS (UNAUDITED)
RBA INC. – STATEMENTS OF OPERATIONS AND (DEFICIT) RETAINED EARNINGS (UNAUDITED)
RBA INC. – STATEMENTS OF CASH FLOWS (UNAUDITED)
RBA INC. – NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
AUDITORS' REPORT TO THE DIRECTORS OF RBA INC.
AUDITORS' REPORT TO THE DIRECTORS OF RBA INC.
INDEX TO RBA INC. – FINANCIAL STATEMENTS
RBA INC. – BALANCE SHEETS
RBA INC. – STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)
RBA INC. – STATEMENTS OF CASH FLOWS
RBA INC. – NOTES TO FINANCIAL STATEMENTS
ANNEX J TERRA'S UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS AND TERRA'S MANAGEMENT DISCUSSION AND ANALYSIS
AUDITORS' REPORT TO THE SHAREHOLDERS OF TERRA PAYMENTS INC.
TERRA PAYMENTS INC. – CONSOLIDATED BALANCE SHEETS
TERRA PAYMENTS INC. - CONSOLIDATED STATEMENTS OF EARNINGS
TERRA PAYMENTS INC. - CONSOLIDATED STATEMENTS OF DEFICIT
TERRA PAYMENTS INC. - CONSOLIDATED STATEMENTS OF CASH FLOWS
TERRA PAYMENTS INC. – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
ANNEX K OPTIMAL UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS GIVING EFFECT TO THE U-SCAN SALE AND THE ACQUISITION OF TERRA
COMPILATION REPORT ON PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Giving effect to the U-Scan Sale and the Acquisition of Terra)
INDEX TO OPTIMAL ROBOTICS CORP. – PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
OPTIMAL ROBOTICS CORP. – PRO FORMA CONSOLIDATED BALANCE SHEET
OPTIMAL ROBOTICS CORP. – PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
OPTIMAL ROBOTICS CORP. – NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
ANNEX L OPTIMAL UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS GIVING EFFECT TO THE ACQUISITION OF TERRA WITHOUT THE U-SCAN SALE
COMPILATION REPORT ON PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Giving effect to the Acquisition of Terra without the U-Scan Sale)
INDEX TO OPTIMAL ROBOTICS CORP. – PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
OPTIMAL ROBOTICS CORP. – PRO FORMA CONSOLIDATED BALANCE SHEET
OPTIMAL ROBOTICS CORP. PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (Giving effect to the Acquisition of Terra without the U-Scan Sale) (Unaudited) Year ended December 31, 2003 (expressed in US dollars)
OPTIMAL ROBOTICS CORP. – NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
ANNEX M OPTIMAL UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS GIVING EFFECT TO THE U-SCAN SALE WITHOUT THE ACQUISITION OF TERRA
COMPILATION REPORT ON PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Giving effect to the U-Scan Sale without the Acquisition of Terra)
INDEX TO OPTIMAL ROBOTICS CORP. – PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
OPTIMAL ROBOTICS CORP. PRO FORMA CONSOLIDATED BALANCE SHEET (Giving effect to the U-Scan Sale without the Acquisition of Terra) (Unaudited) December 31, 2003 (expressed in US dollars)
OPTIMAL ROBOTICS CORP. PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (Giving effect to the U-Scan Sale without the Acquisition of Terra) (Unaudited) Year ended December 31, 2003 (expressed in US dollars)
OPTIMAL ROBOTICS CORP. NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Giving effect to the U-Scan Sale without the Acquisition of Terra) (Unaudited) Year ended December 31, 2003 (expressed in US dollars)
ANNEX N OPTIMAL UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENT GIVING EFFECT TO THE ACQUISITION OF RBA WITHOUT THE U-SCAN SALE OR THE ACQUISITON OF TERRA
COMPILATION REPORT ON PRO FORMA CONSOLIDATED FINANCIAL STATEMENT (Giving effect to the Acquisition of RBA and without the Acquisition of Terra and the U-Scan Sale)
INDEX TO OPTIMAL ROBOTICS CORP. – PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
OPTIMAL ROBOTICS CORP. PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (Giving effect to the Acquisition of RBA and without the Acquisition of Terra and U-Scan Sale) (Unaudited) Year ended December 31, 2003 (expressed in U.S. dollars)